As filed with the Securities and Exchange Commission on _____________, 1997
                                            Registration No. 333-__________
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-4
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
             (TO BECOME DAKOTA TELECOMMUNICATIONS GROUP, INC.)
     (Exact Name of Small Business Issuer as Specified in its Charter)

        SOUTH DAKOTA                    4813                   46-0234208
   (State or Other Juris-        (Primary Standard         (I.R.S. Employer
    diction of Incorpora-    Industrial Classification    Identification No.)
    tion or Organization)            Code Number)

                                    AND

             DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.
     (Exact Name of Small Business Issuer as Specified in its Charter)

          DELAWARE                      4813                  APPLIED FOR
   (State or Other Juris-        (Primary Standard          (I.R.S. Employer
    diction of Incorpora-    Industrial Classification     Identification No.)
    tion or Organization)            Code Number)

                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301
  (Address, Including Zip Code and Telephone Number, Including Area Code,
               of Registrants' Principal Executive Offices)

             THOMAS W. HERTZ                       PLEASE SEND COPIES OF
            CRAIG A. ANDERSON                        COMMUNICATIONS TO:
           29705 453RD AVENUE                        TRACY T. LARSEN
     IRENE, SOUTH DAKOTA 57037-0066                    JEFFREY A. OTT
             (605) 263-3301                      WARNER NORCROSS & JUDD LLP
   (Name, Address, Including Zip Code,             900 OLD KENT BUILDING
     and Telephone Number, Including               111 LYON STREET, N.W.
    Area Code, of Agents for Service)       GRAND RAPIDS, MICHIGAN 49503-2487
                                                       (616) 752-2000

    Approximate date of commencement of proposed sale of the securities to the public:
         AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                            BECOMES EFFECTIVE.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
  TITLE OF EACH CLASS OF        AMOUNT TO      PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED   BE REGISTERED   OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION FEE<F1>
                                                   SHARE<F1>            PRICE<F1>
Common Stock, no par            1,250,000           $5.13              $6,412,216            $1,943.10
value                            Shares

<F1> The registration fee has been computed pursuant to Rule 457(f)(2)
     based on the book value of the securities of Dakota Cooperative Telecommunications, Inc. to be received in the transaction, less the estimated amount of cash to be paid for fractional shares. The proposed maximum offering price per share is determined by dividing the proposed maximum aggregate offering price by the number of shares to be registered.

<F2> This Registration Statement also registers 162,936 shares subject to stock options and warrants to be issued in exchange for stock options and warrants issued by Dakota Cooperative Telecommunications, Inc.

                             ________________

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================

PROSPECTUS AND BALLOT/PROXY STATEMENT

      SPECIAL MEETING OF MEMBERS OF        SPECIAL MEETING OF SHAREHOLDERS OF
           DAKOTA COOPERATIVE                 DAKOTA TELECOMMUNICATIONS
        TELECOMMUNICATIONS, INC.                      GROUP, INC.
    IN CONNECTION WITH AN OFFERING OF      IN CONNECTION WITH AN OFFERING OF
          UP TO 1,250,000 SHARES                UP TO 1,250,000 SHARES
        DAKOTA TELECOMMUNICATIONS             DAKOTA TELECOMMUNICATIONS
               GROUP, INC.                      GROUP (DELAWARE), INC.
     COMMON STOCK, WITHOUT PAR VALUE        COMMON STOCK, WITHOUT PAR VALUE

     The Board of Directors of Dakota Cooperative Telecommunications, Inc., a South Dakota cooperative association (the "Cooperative"), is furnishing this Prospectus and Ballot/Proxy Statement and the accompanying form of Ballot/Proxy on or about __________, 1997, to solicit votes at the special meeting of members of the Cooperative ("Members") to be held on ___________, 1997, and at any adjournment of that meeting. The Board of Directors of the Cooperative, as the board of what will become Dakota Telecommunications Group, Inc., a South Dakota business corporation ("DTG"), if the proposed Conversion (described below) is adopted and consummated, is also furnishing this Prospectus and Ballot/Proxy Statement and the accompanying form of Ballot/Proxy on or about ___________, 1997, to solicit proxies to vote at the special meeting of shareholders of DTG which will also be held on ____________, 1997, and at any adjournment of that meeting. At the special meetings, Members of the Cooperative will consider and vote upon a proposal to adopt an amendment to the Cooperative's articles of incorporation to convert the Cooperative into a South Dakota business corporation, which would be DTG (the "Conversion"). If the Conversion is adopted, shareholders of DTG will then consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Plan of Merger") pursuant to which DTG would be merged with and into Dakota Telecommunications Group (Delaware), Inc. ("DTG Delaware"), a newly formed Delaware business corporation which is currently a wholly owned subsidiary of the Cooperative (the "Merger"). A vote by a Member of the Cooperative to adopt the Conversion and a vote by a shareholder to approve the Plan of Merger also constitute a vote for approval of the 1997 Stock Incentive Plan and a vote for approval of the form of Indemnity Agreement, both of which are described in this Prospectus and Ballot/Proxy Statement and attached as Appendices I and J, respectively.

     This Prospectus and Ballot/Proxy Statement is a prospectus of DTG relating to an offering of DTG common stock in connection with the proposed Conversion and a prospectus of DTG Delaware relating to an offering of DTG Delaware common stock in connection with the proposed Merger. This offering is made only to Members of the Cooperative and, if the Conversion is adopted and consummated, shareholders of DTG. (See "THE CONVERSION" and "THE MERGER.") SHARES OF EITHER DTG COMMON STOCK OR DTG DELAWARE COMMON STOCK, BUT NOT BOTH, WOULD BE ISSUED AS A RESULT OF THE PROPOSED CONVERSION AND PROPOSED MERGER DESCRIBED IN THIS PROSPECTUS AND BALLOT/PROXY

STATEMENT. The company whose shares of common stock are issued pursuant to the proposed Conversion or the proposed Merger is referred to as the "Resulting Company" in this Prospectus and Ballot/Proxy Statement.

     If the Conversion is adopted and consummated, (i) each share of common stock, $5.00 par value, of the Cooperative ("Cooperative Common Stock") issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG common stock, without par value ("DTG Common Stock"); (ii) each share of preferred stock, $100.00 par value, of the Cooperative ("Preferred Stock") issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive 80.8216445 validly issued, fully paid and nonassessable shares of DTG Common Stock and (iii) each dollar credited on the books of the Cooperative to the capital account of each current and former Member (a "Capital Credit") immediately prior to the effective time of the Conversion would be retired in full and automatically become and be converted into the right to receive 0.2 of a validly issued, fully paid and nonassessable share of DTG Common Stock, all subject to payment in cash for fractional shares. (See "THE CONVERSION.") If the Merger is approved and consummated, each right to receive a whole share of DTG Common Stock issuable in the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Delaware common stock, without par value ("DTG Delaware Common Stock"). (See "THE MERGER.")

     MEMBERS OF THE COOPERATIVE AND FORMER MEMBERS WHO WILL BECOME SHAREHOLDERS OF DTG IF THE CONVERSION IS ADOPTED SHOULD SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF VARIOUS FACTORS THEY SHOULD CONSIDER WITH RESPECT TO THE DTG COMMON STOCK AND DTG DELAWARE COMMON STOCK OFFERED BY THIS PROSPECTUS AND BALLOT/PROXY STATEMENT.

     Consummation of the Conversion is subject to adoption by the Members of the Cooperative and certain other conditions. Consummation of the Merger is subject to consummation of the Conversion, approval by the shareholders of DTG and certain other conditions. (See "THE CONVERSION-- Conditions to the Conversion and Abandonment" and "THE MERGER--Conditions to the Merger and Abandonment.")

     YOUR VOTE IS IMPORTANT. THE CONVERSION CANNOT OCCUR UNLESS A MAJORITY OF THE MEMBERS OF THE COOPERATIVE VOTING AT THE SPECIAL MEETING VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COOPERATIVE'S ARTICLES OF INCORPORATION. THE MERGER CANNOT OCCUR UNLESS THE CONVERSION IS ADOPTED AND THE HOLDERS OF A MAJORITY OF THE SHARES OF DTG COMMON STOCK ISSUABLE IN THE CONVERSION VOTE FOR THE APPROVAL OF THE PLAN OF MERGER. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETINGS IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED BALLOT/PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND BALLOT/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Prospectus and Ballot/Proxy Statement is dated ___________, 1997.

                           AVAILABLE INFORMATION

     Neither DTG nor DTG Delaware is currently subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTG and DTG Delaware have filed a Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the DTG Common Stock and DTG Delaware Common Stock offered in connection with the proposed Conversion and proposed Merger, respectively, described in this Prospectus and Ballot/Proxy Statement.
This Prospectus and Ballot/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain portions of which and exhibits are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and exhibits for further information about the Cooperative, DTG, DTG Delaware and their respective securities. Any person may inspect the Registration Statement without charge at the public reference facilities maintained by the Commission (Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549) and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of all or any part of the Registration Statement can also be obtained from the Commission at prescribed rates by writing to the Commission's public reference facilities. The Registration Statement was filed with the Commission electronically through the EDGAR system. The Commission maintains a Web site that contains registration statements, reports and other information regarding companies that file materials electronically with the Commission at http://www.sec.gov.


                          REPORTS TO STOCKHOLDERS

     Neither DTG nor DTG Delaware is currently required and, if the proposed Conversion and/or proposed Merger is consummated and shares of DTG Common Stock or DTG Delaware Common Stock, as applicable, are issued, the Resulting Company may not be required to deliver an annual report to stockholders pursuant to Section 14 of the Exchange Act or the regulations issued by the Commission. Even if the Resulting Company is not required to deliver an annual report, it nonetheless expects to prepare and deliver an annual report to stockholders, although the voluntary annual report might not contain all information that would otherwise be required under Commission Rule 14a-3. The Resulting Company expects that any such annual report would contain financial information that has been audited by independent public or certified public accountants.

     The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a "safe harbor" for forward-looking statements. Certain information included under "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC," particularly the subheadings "Business," "Competition," "Regulation" and "Management's Discussion and Analysis or Plan of Operation," may constitute or include forward-looking statements under the Reform Act, such as information relating to the Company's 1997 development plans and the effects on the Cooperative of future regulation and competition. Such forward-looking information involves important known and unknown risks and uncertainties and other factors that may cause the actual results, performance or achievements of the Cooperative to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, technological developments and changes in the competitive environment in which the Company operates. Members and holders of Preferred Stock and Capital Credits are cautioned not to place undue reliance on the forward-looking statements made in this Prospectus and Ballot/Proxy Statement, which speak only as of the date hereof. See "RISK FACTORS" for a description of specific risks applicable to the Company."
As used in this Prospectus and Ballot/Proxy Statement, the term "Company" means the Cooperative and its subsidiaries before the Conversion and the Resulting Company and its subsidiares after the Conversion or Merger.

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.

                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066

                   NOTICE OF SPECIAL MEETING OF MEMBERS

To the Members of Dakota Cooperative Telecommunications, Inc.:

     A special meeting of the Members of Dakota Cooperative
Telecommunications, Inc. (the "Cooperative") will be held at [LOCATION], [STREET ADDRESS], [CITY], South Dakota, on ___________, 1997, at 11:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to adopt an amendment to the Cooperative's articles of incorporation to convert the Cooperative into a South Dakota business corporation which would be named Dakota Telecommunications Group, Inc. (the
          "Conversion").

     2. To transact such other business as may properly come before the meeting.

     A vote for adoption of the Conversion also constitutes a vote for approval of the 1997 Stock Incentive Plan and a vote for approval of the form of Indemnity Agreement, both of which are described in the Prospectus and Ballot/Proxy Statement distributed with this Notice.

     The Board of Directors has fixed the close of business on ___________, 1997, as the record date for the determination of Members entitled to notice of and to vote at the meeting and any adjournment of the meeting.

                              By Order of the Board of Directors,



                              John A. Schaefer, Secretary

Irene, South Dakota
___________, 1997


                YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO
                 ATTEND THE MEETING, PLEASE SIGN, DATE AND
                RETURN THE ENCLOSED BALLOT/PROXY PROMPTLY.

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.

                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Dakota Telecommunications Group, Inc.:

     A special meeting of the shareholders of Dakota Telecommunications Group, Inc. will be held at [LOCATION], [STREET ADDRESS], [CITY], South Dakota, on ___________, 1997, at 11:00 a.m., local time, immediately following a special meeting of Members of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") if the Members of the Cooperative adopt a proposed amendment to the Cooperative's articles of incorporation to convert the Cooperative into a South Dakota business corporation (the "Conversion") at the special meeting of Members. The special meeting of shareholders will be held for the following purposes:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Plan of Merger") pursuant to which Dakota Telecommunications Group, Inc. ("DTG") would be merged with and into Dakota Telecommunications Group (Delaware), Inc., a newly formed Delaware business corporation which is currently a wholly owned subsidiary of the Cooperative and will be a wholly owned subsidiary of DTG if the Conversion is adopted (the "Merger").

     2. To transact such other business as may properly come before the meeting.

     A vote for approval of the Plan of Merger also constitutes a vote for approval of the 1997 Stock Incentive Plan and a vote for approval of the form of Indemnity Agreement, both of which are described in the Prospectus and Ballot/Proxy Statement distributed with this Notice.

     The special meeting of shareholders of DTG will not be held if Members of the Cooperative do not adopt an amendment to the Cooperative's articles of incorporation to effect the Conversion.

     The Board of Directors of Dakota Cooperative Telecommunications, Inc., the predecessor to DTG if the Conversion is adopted, has fixed the close of business on ___________, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. Shareholders who comply with certain provisions of the South Dakota Business Corporation Act (the "SDBCA") may dissent from the Merger and demand payment of the fair value of their shares. A copy of the applicable provisions of the SDBCA is attached as Appendix G to the accompanying Prospectus and Ballot/Proxy Statement.

                                   By Order of the Board of Directors,



                                   John A. Schaefer, Secretary

Irene, South Dakota
___________, 1997


                YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO
                 ATTEND THE MEETING, PLEASE SIGN, DATE AND
                RETURN THE ENCLOSED BALLOT/PROXY PROMPTLY.

                   PROSPECTUS AND BALLOT/PROXY STATEMENT

                       SPECIAL MEETING OF MEMBERS OF

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301

      TO VOTE TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION
       INVOLVING AN OFFERING OF COMMON STOCK, WITHOUT PAR VALUE, OF

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301

                                    AND

                    SPECIAL MEETING OF SHAREHOLDERS OF

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301

           TO VOTE TO APPROVE AN AGREEMENT AND PLAN OF MERGER
       INVOLVING AN OFFERING OF COMMON STOCK, WITHOUT PAR VALUE, OF

             DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.
                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301


                         INTRODUCTION AND SUMMARY

INTRODUCTION

     The Board of Directors of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") is furnishing this Prospectus and Ballot/Proxy Statement and the accompanying form of Ballot/Proxy on or about ______________, 1997, to solicit votes at a special meeting of Members of the Cooperative to be held on _______________, 1997, and at any adjournment of that meeting. The Board of Directors of the Cooperative, as the board of what will become Dakota Telecommunications Group, Inc., a South Dakota business corporation ("DTG"), if the Conversion is adopted and consummated, is also furnishing this Prospectus and Ballot/Proxy Statement and the accompanying form of Ballot/Proxy on or about ______________, 1997, to solicit proxies to vote at a special meeting of shareholders of DTG which also will be held on _______________, 1997, if the Conversion is adopted, and at any adjournment of that meeting. The special meetings will be held at [LOCATION], [STREET ADDRESS], [CITY], South Dakota, beginning at 10:00 a.m. local time. This Prospectus and Ballot/Proxy Statement and the accompanying form of Ballot/Proxy are being furnished to holders of shares ("Members") of common stock, $5.00 par value, of the Cooperative ("Cooperative Common Stock") of record at the close of business on ___________, 1997, and the individuals and entities who would be record holders of shares of common stock, without par value, of DTG ("DTG Common Stock") if the Conversion is adopted and consummated.

     The purpose of the special meeting of Members of the Cooperative is to consider and vote upon a proposal to adopt an amendment to the Cooperative's articles of incorporation attached as Appendix A to this Prospectus and Ballot/Proxy Statement to convert the Cooperative into a South Dakota business corporation, which would be DTG (the "Conversion"). If the Conversion is adopted, the purpose of the special meeting of DTG shareholders is to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Plan of Merger") attached as Appendix D to this Prospectus and Ballot/Proxy Statement pursuant to which DTG would be merged with and into Dakota Telecommunications Group (Delaware), Inc. ("DTG Delaware"), a newly formed Delaware business corporation which is currently a wholly owned subsidiary of the Cooperative and which would be a wholly owned subsidiary of DTG if the Conversion is consummated (the "Merger"). The special meeting of DTG shareholders will not be held if the Conversion is not adopted by the Members of the Cooperative. A vote by a Member of the Cooperative to adopt the Conversion and a vote by a shareholder of DTG to approve the Plan of Merger also constitute a vote for approval of the 1997 Stock Incentive Plan and a vote for approval of the form of Indemnity Agreement, both of which are described in this Prospectus and Ballot/Proxy Statement.

     In the proposed Conversion, (i) each share of Cooperative Common Stock issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Common Stock, (ii) each share of preferred stock, $100.00 par value, of the Cooperative ("Preferred Stock") issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive 80.8216445 validly issued, fully paid and nonassessable shares of DTG Common Stock and (iii) each dollar credited on the books of the Cooperative to the capital account of each current and former Member (a "Capital Credit") immediately prior to the effective time of the Conversion would be retired in full and automatically become and be converted into the right to receive 0.2 of a validly issued, fully paid and nonassessable share of DTG Common Stock, all subject to payment in cash for fractional shares. (See "THE CONVERSION.") Under the Plan of Merger, each whole share of DTG Common Stock issuable in the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Delaware common stock, without par value ("DTG Delaware Common Stock"). (See "THE MERGER.") Each share of DTG Delaware Common Stock outstanding immediately prior to the effective time of the Merger would be canceled. SHARES OF EITHER DTG COMMON STOCK OR DTG DELAWARE COMMON STOCK, BUT NOT BOTH, WOULD BE ISSUED
AS A RESULT OF THE PROPOSED CONVERSION AND THE PROPOSED MERGER DESCRIBED IN THIS PROSPECTUS AND BALLOT/PROXY STATEMENT. The company whose shares of common stock are issued pursuant to the proposed Conversion and the proposed Merger is referred to as the "Resulting Company" in this Prospectus and Ballot/Proxy Statement.

     The adoption of the proposed amendment to the Cooperative's articles of incorporation to effect the Conversion requires the affirmative vote of a majority of the Members of the Cooperative voting at the special meeting. The presence in person or by ballot of 50 Members constitutes a quorum for purposes of the vote required at the special meeting of Members. The Cooperative does not anticipate that any matter other than as specified in the Notice accompanying this Prospectus and Ballot/Proxy Statement will come before the special meeting. (See "GENERAL VOTING INFORMATION--Voting Rights and Record Date for the Conversion.")

     Approval of the Plan of Merger requires that the Conversion be adopted and the affirmative vote of the holders of a majority of the shares of DTG Common Stock issuable in the Conversion. The presence in person or by proxy of a majority of the shares of DTG Common Stock issuable in the Conversion constitutes a quorum for purposes of the vote required at the special meeting of DTG shareholders. DTG does not anticipate that any other matter other than as specified in the Notice accompanying this Prospectus and Ballot/Proxy Statement will come before the special meeting. (See "GENERAL VOTING INFORMATION--Voting Rights and Record Date for the Merger.")

     The Cooperative's Board of Directors, on behalf of the Cooperative, unanimously recommended that the proposed amendment to the Cooperative's articles of incorporation be submitted for adoption by the Members and, on behalf of DTG, unanimously voted to approve the Plan of Merger at a special meeting held on February 11, 1997. (See "THE CONVERSION" and "THE MERGER.")

                 THE BOARD OF DIRECTORS OF THE COOPERATIVE
        UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED
            AMENDMENT TO THE ARTICLES OF INCORPORATION AND THE
             BOARD OF DIRECTORS OF THE COOPERATIVE, ON BEHALF
                OF DTG, UNANIMOUSLY RECOMMENDS A VOTE FOR
                    APPROVAL OF THE PLAN OF MERGER.

DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND DAKOTA TELECOMMUNICATIONS GROUP, INC.

     The Cooperative is a stock-based South Dakota cooperative association that was formed on April 3, 1952. The Cooperative is a diversified telecommunications services company, which, directly or through wholly owned subsidiaries, currently provides wireline local and network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services and Internet access and related services. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Business.") The Cooperative is owned by its Members, each of whom has one vote on matters submitted for Member action. The mailing address of the Cooperative's principal executive offices is Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066, and its telephone number is (605) 263-3301.

     If the proposed amendment to the Cooperative's articles of incorporation is adopted and the Conversion is consummated, the Cooperative would be converted into DTG, a South Dakota business corporation. Under the laws of South Dakota, the Cooperative would be required to change its name after the Conversion because the name of a business corporation cannot contain the word "cooperative." DTG would be the successor to the Cooperative, would assume all of the operations, assets and liabilities of the Cooperative and would have a consolidated financial position substantially identical to that of the Cooperative immediately before the Conversion. After the Conversion, the directors, officers, employees, businesses, properties and operations of DTG would be substantially similar to those of the Cooperative, except as otherwise indicated in this Prospectus and Ballot/Proxy Statement. The mailing address of DTG's principal executive offices would remain Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066, and its telephone number will be
(605) 263-3301.

DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.

     DTG Delaware is a business corporation formed under Delaware law with general business purposes and is currently a wholly owned subsidiary of the Cooperative. Before the proposed Merger, DTG Delaware would have nominal assets and liabilities and no income. If the Conversion is adopted and the Merger is approved and consummated, DTG Delaware would assume all of the operations, assets and liabilities of DTG and would have a consolidated financial position substantially identical to that of DTG immediately before the Merger. After the Merger, the directors, officers, employees, businesses, properties and operations of DTG Delaware would be substantially similar to those of DTG, except as otherwise indicated in this Prospectus and Ballot/Proxy Statement. The mailing address of DTG Delaware's principal executive offices is Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066, and its telephone number is (605) 263-3301.

SUMMARY OF CERTAIN ASPECTS OF THE CONVERSION

     Members of the Cooperative should consider the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus and Ballot/Proxy Statement concerning the proposed Conversion. (See "THE CONVERSION.")

     BACKGROUND OF AND REASONS FOR THE CONVERSION. The Cooperative's Board of Directors, together with management and with the advice of the Cooperative's financial and legal advisers, has been studying the possibility of converting the Cooperative from a cooperative association into a general business corporation in an effort to enhance the value of the investments in the Cooperative of its Members and holders of Preferred Stock and Capital Credits and to increase the Cooperative's competitive position in its markets. The Board of Directors has considered industry trends of rapid changes in technology and increasing competition in the provision of many services offered by the Cooperative. The Board also has considered recent changes in the regulatory environment affecting the telecommunications services industry that the Board believes may significantly increase competition in the markets that the Cooperative currently serves. The Board believes that the Cooperative must retain existing customers and increase the markets served and services offered in order to remain competitive in light of such technological changes, increased competition and changes in the regulatory environment. After considering various alternatives, the Board unanimously approved the proposed amendment to the Cooperative's articles of incorporation to effect the Conversion and recommended that the proposed amendment be submitted for adoption by the Members at a special meeting.

     The Board of Directors of the Cooperative believes that the proposed Conversion would be in the best interests of the Cooperative and its Members and holders of Preferred Stock and Capital Credits. The Board believes that to realize the full potential of its operations and to finance its growth strategy, the Cooperative would benefit by having access to potential additional capital resources. The Board believes that the Conversion may help to provide the Cooperative greater access to capital markets and increased options in connection with potential acquisitions, partnerships and alliances. The Board also believes that the Conversion would assist the Cooperative in becoming a more effective competitor in its markets.

     Further, the Board of Directors believes that the Conversion would provide Members and holders of Preferred Stock and Capital Credits with an opportunity to have an interest in a more flexible business organization and could provide them an opportunity to realize in the future the value of their investments in the Cooperative, although there can be no assurance that a market for DTG Common Stock would develop following the Conversion or, if it did, that it would provide DTG shareholders a meaningful opportunity to liquidate their equity interests in DTG at a fair value.
The Board considered these potential advantages and limitations in light of the restrictions currently contained in the South Dakota Cooperative Association Act (the "Cooperative Act") and the Cooperative's articles of incorporation and bylaws concerning the sale or transfer of the stock of and Capital Credits in the Cooperative. (See "THE CONVERSION--Background of the Conversion" and --"Board Recommendation and Reasons for the Conversion.")

     NATURE OF DTG SHAREHOLDERS' INTERESTS. The Cooperative is organized and operated on a cooperative basis. If the Conversion is adopted and consummated, DTG would operate as a business corporation rather than a cooperative. As a business corporation, the nature of the shareholders' interests in the business enterprise would differ significantly from the interests of Members and holders of Preferred Stock and Capital Credits in the Cooperative. (See "THE CONVERSION--Comparison of Rights of Members of the Cooperative to Rights of Shareholders of DTG.")

     The Cooperative has accounted for the equity of its Members through Capital Credits for all of its 45-year history. No dividends have been or are currently paid on Capital Credits. Capital Credits are accumulated on the books of the Cooperative rather than paid in cash. The bylaws of the Cooperative permit retirement of Capital Credits in any method, basis, priority and order of retirement as may be determined by the Board, although the bylaws currently place certain restrictions upon the ability of the Board to retire Capital Credits for cash. In the proposed Conversion, each Capital Credit on the books of the Cooperative immediately prior to the effective time of the Conversion would be retired in full and automatically become and be converted into the right to receive 0.2 of a validly issued, fully paid and nonassessable share of DTG Common Stock, subject to payment in cash for fractional shares.

     The Cooperative has not retired Capital Credits accumulated for any year after December 31, 1985. Capital Credits for the years prior to January 1, 1986, have been retired in full. The last actual cash payment to Members for the purpose of retiring Capital Credits for the 1985 fiscal year occurred in 1992. The Board pays accumulated Capital Credits to the estates of deceased Members, who were natural persons, on a discounted current value basis. The current discount is 58 percent, calculated on a 12-year, 7.5 percent basis. These retirements of Capital Credits are current on a month-to-month basis. If the Conversion is consummated, Capital Credits would cease to exist and, accordingly, would not accumulate. No Capital Credits would be allocated for the 1997 fiscal year. (See "THE CONVERSION--Conversion of Current and Former Members' Capital Credits.")

     After the Conversion, DTG would be permitted by law to pay dividends to its shareholders, although certain covenants in existing loan agreements between the Cooperative and the Rural Utilities Service of the United States Department of Agriculture ("RUS"), as well as federal statutes and regulations which apply to RUS borrowers, could limit the circumstances under which DTG would be permitted to pay dividends or make other distributions to its shareholders. The RUS must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The amount and timing of future dividend payments, if any, would be based on a number of factors, including the capital requirements of DTG's business and the financial condition of DTG. There can be no assurance that DTG would pay any dividends at any time, and DTG has no intention of paying cash dividends in the foreseeable future. In the future, it is possible that agreements with lenders would continue to limit or restrict, or could place additional limitations or restrictions upon, DTG's ability to pay dividends or the amount of dividends that DTG may pay to its shareholders.

     CONSIDERATION TO BE RECEIVED IN THE CONVERSION. If the proposed amendment to the Cooperative's articles of incorporation is adopted and the Conversion is consummated, the Cooperative would be converted into DTG. Following the Conversion, DTG would own all of the assets and assume all of the liabilities of the Cooperative.

     In the Conversion, (i) each share of Cooperative Common Stock issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Common Stock,
(ii) each share of Preferred Stock issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive 80.8216445 validly issued, fully paid and nonassessable shares of DTG Common Stock and (iii) each Capital Credit recorded on the books of the Cooperative immediately prior to the effective time of the Conversion would be retired in full and automatically become and be converted into the right to receive 0.2 of a validly issued, fully paid and nonassessable share of DTG Common Stock, all subject to payment in cash for fractional shares. The Board of Directors carefully considered various methods of determining the conversion ratios for shares of Cooperative Common Stock and Preferred Stock and Capital Credits and believes that using the stated dollar value per share or Capital Credit is a reasonable and appropriate method of allocating the value of the Cooperative among the Members and holders of Preferred Stock and Capital Credits. (See "THE CONVERSION.")

     For purposes of determining the number of shares of DTG Common Stock that would be issuable in the Conversion as a result of the retirement of Capital Credits, the number of Capital Credits held by each person would be determined by allocating Capital Credits for 1996 (Capital Credits would not be allocated for 1997), and then offsetting any unpaid, overdue amounts owed to the Cooperative by the person for past services (with interest).

Capital Credit holders would have the option to pay overdue amounts (with interest) in cash to avoid a reduction in their Capital Credits. The balance, if positive, would be divided by $5.00 to determine the number of shares of DTG Common Stock that would be issuable in the Conversion to retire the holder's Capital Credits. If the Cooperative does not have current addresses for holders of Capital Credits, such Capital Credits would be allocated into a Cooperative Equity Suspense Account immediately prior to the Conversion. DTG would attempt to locate such holders following applicable laws and regulations, and if it is unsuccessful, amounts in the Cooperative Equity Suspense Account would be forfeited and reallocated as additional paid-in capital.

     DTG would not issue fractional shares of DTG Common Stock in the Conversion. A Member or holder of Preferred Stock or Capital Credits who would otherwise be entitled to receive a fraction of a share of DTG Common Stock in the Conversion would receive instead an amount of cash determined by multiplying that fraction by $5.00.

     CONSUMMATION OF THE CONVERSION. Consummation of the Conversion is subject to certain conditions, including that the required number of Members of the Cooperative adopt the proposed amendment to the Cooperative's articles of incorporation, that all required regulatory approvals are obtained and that no proceeding seeking to prevent the Conversion is pending or threatened. At any time prior to the effective time of the Conversion, the Board of Directors of the Cooperative may abandon the Conversion. (See "THE CONVERSION--Conditions to the Conversion and Abandonment.") It is currently expected that the Conversion, if adopted by the Members of the Cooperative, would become effective during the second quarter of 1997.

     VOTE REQUIRED. Pursuant to the South Dakota Business Corporation Act (the "SDBCA") and the Cooperative Act, adoption of the proposed amendment to the Cooperative's articles of incorporation requires the affirmative vote of a majority of the Members of the Cooperative voting at the special meeting. (See "GENERAL VOTING INFORMATION--Voting Rights and Record Date for the Conversion.") The presence in person or by ballot of 50 Members constitutes a quorum for purposes of the vote required by Members at the special meeting. The Board of Directors of the Cooperative has fixed ___________, 1997, as the record date (the "Record Date") for purposes of determining those Members who will be entitled to notice of and vote at the special meeting. Each Member of the Cooperative on the Record Date will be entitled to one vote on each matter submitted for Member action at the special meeting. As of December 31, 1996, the Cooperative had 5,237 Members. As of that date, the Cooperative's directors and executive officers and their respective affiliates and associates represented eight Members, or less than one percent of the total number of Members. (See "VOTING AND MANAGEMENT INFORMATION--Interests of Certain Persons.")

     DISSENTERS' RIGHTS. Under the provisions of the Cooperative Act and the SDBCA, Members and holders of Preferred Stock and Capital Credits are not entitled to dissenters' rights in connection with the proposed Conversion.

     FEDERAL INCOME TAX CONSEQUENCES. The Cooperative has not requested a private letter ruling from the Internal Revenue Service as to the federal tax consequences of the Conversion, and thus there can be no assurance that the Conversion would constitute a tax-free exchange for federal income tax purposes. However, Olsen Thielen & Co., Ltd., independent auditors, has issued an opinion to the Cooperative regarding the federal income tax consequences of the Conversion. The opinion of Olsen Thielen & Co., Ltd. provides substantially to the effect that, among other matters, Members would not recognize taxable gain or loss by reason of the conversion of Cooperative Common Stock, Preferred Stock or Capital Credits into the right to receive shares of DTG Common Stock in the Conversion and that shares of DTG Common Stock issuable in the Conversion would have the same basis and holding period as the shares of Cooperative Common Stock and Preferred Stock and Capital Credits surrendered in exchange for them. Cash received in lieu of fractional shares of DTG Common Stock would be taxable. (See "THE CONVERSION--Federal Income Tax Consequences.")

     Due to the complexities of federal, state and local income tax laws, it is strongly recommended that Members and holders of Preferred Stock and Capital Credits consult their own tax advisers concerning the particular federal, state and local tax consequences of the Conversion to them.

     ACCOUNTING TREATMENT. The Conversion would be accounted for as a capital restructuring. Therefore, the Conversion would not affect the valuation of the assets or liabilities of the Cooperative in the hands of DTG, nor would DTG record any income or expense as a result of the Conversion.

     REGULATORY APPROVAL. Consummation of the Conversion is subject to the approval of the RUS pursuant to certain loan agreements between the Cooperative and the RUS. The Cooperative requested approval of the Conversion from the RUS on January 24, 1997.

SUMMARY OF CERTAIN ASPECTS OF THE MERGER

     If the Members adopt the proposed amendment to the Cooperative's articles of incorporation and the Conversion is consummated, Members and holders of Preferred Stock and Capital Credits of the Cooperative would become shareholders of DTG. Shareholders of DTG should consider the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus and Ballot/Proxy Statement concerning the proposed Merger of DTG with and into DTG Delaware.
(See "THE MERGER.")

     BACKGROUND OF AND REASONS FOR THE MERGER. The Cooperative's Board of Directors, in connection with studying the possibility of converting the Cooperative into a general business corporation, also has considered possible methods of trying to promote the development of a market in the stock of a business corporation. The Board believes that encouraging and promoting the development of a market in the capital stock of DTG (into which the Cooperative would be converted) would promote the interests of DTG and its shareholders by helping to provide an opportunity for a potential new source of capital. The Board believes that encouraging the development of a market for the stock of DTG also would promote the interests of its shareholders by helping to enhance the liquidity of their investment in DTG, helping to promote valuations of their stock for gift, estate planning and other purposes and helping to provide a means by which DTG shareholders may be able to evaluate the value of their investment in DTG.

     The Board of Directors believes that brokers, other potential market makers and investors are more familiar with and therefore may be more comfortable making a market and investing in the stock of a Delaware corporation as compared to a South Dakota corporation. The Board believes that, due to the substantial number of corporations incorporated in Delaware, brokers, other potential market makers and investors are familiar with Delaware corporations generally. The Board believes that because there are relatively few publicly traded South Dakota corporations, brokers, other potential market makers and investors may be unfamiliar with South Dakota corporate law and therefore may be hesitant to invest in, or perhaps even reject an investment in, a South Dakota corporation. In addition, the Board believes that Delaware corporate law is relatively well developed, which would lend predictability to both DTG and its shareholders in matters related to corporate governance and management.

     The Board also believes that certain provisions of the SDBCA could limit DTG's flexibility or even hinder its ability to react to changing business needs and opportunities and could create increased expense for DTG in conducting fairly routine business matters. The SDBCA's requirements for a shareholder vote before a corporation may increase its indebtedness or in connection with small mergers in which the corporation is the acquiring and surviving entity are examples of provisions that are not contained in the corporate laws of Delaware. (See "THE MERGER--Comparison of Rights of Shareholders of DTG to Rights of Stockholders of DTG Delaware.")

     For the reasons set forth in the preceding paragraphs, the Board believes it would be in the best interests of DTG and its shareholders for DTG to be incorporated in Delaware. The proposed Merger is designed to reincorporate DTG under Delaware law. If the Merger is consummated, the primary place of business and the corporate headquarters of DTG Delaware would remain in South Dakota. The Cooperative, on behalf of DTG, and DTG

Delaware have entered into the Plan of Merger on February 14, 1997, following approval of the Plan of Merger by their respective Boards of Directors. (See "THE MERGER--Background of the Merger" and "--Board Recommendation and Reasons for the Merger.")

     CONSIDERATION TO BE RECEIVED IN THE MERGER. If the proposed Merger is approved and consummated, DTG would be merged with and into DTG Delaware and the name of DTG Delaware would be changed to "Dakota Telecommunications Group, Inc." DTG Delaware would own all of the assets and assume all of the liabilities of DTG.

     In the Merger, each whole share of DTG Common Stock issuable in the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Delaware Common Stock. Each share of DTG Delaware Common Stock which is outstanding immediately prior to the effective time of the Merger would be canceled. (See "THE MERGER.") No fractional shares would result from or be issued in the Merger.

     CONSUMMATION OF THE MERGER. Consummation of the Merger is subject to certain conditions, including that the Conversion be adopted and consummated, that the shareholders of DTG approve the Merger, that all required regulatory approvals are obtained, that holders of not more than five percent of the shares of DTG issuable in the Conversion shall have asserted dissenters' rights with respect to the Merger under Section 47-6-23 of the SDBCA and that no proceeding seeking to prevent the Merger is pending or threatened. At any time prior to the effective time of the Merger, the Boards of Directors of DTG (or the Cooperative on behalf of DTG) and DTG Delaware may by mutual consent abandon the Merger or, except as required by law, waive any condition, including the condition concerning the exercise of dissenters' rights. (See "THE MERGER--Conditions to the Merger and Abandonment.") It is currently expected that the Merger, if approved by DTG's shareholders, would become effective during the second quarter of 1997.

     VOTE REQUIRED. Pursuant to the SDBCA, approval of the Merger requires the affirmative vote of the holders of a majority of the shares of DTG issuable in the Conversion. (See "GENERAL VOTING INFORMATION--Voting Rights and Record Date for the Merger.") The presence in person or by proxy of a majority of the shares of DTG Common Stock issuable in the Conversion constitutes a quorum for purposes of the vote required by DTG's shareholders at the special meeting. The Board of Directors has fixed ___________, 1997, as the record date (the "Record Date") for purposes of determining the individuals and entities who would be holders of shares of DTG Common Stock (if the Conversion is adopted and consummated) entitled to notice of and vote at the special meeting. Each share of DTG Common Stock issuable in the Conversion entitles the holder to one vote on each matter submitted for shareholder action at the special meeting. As of

December 31, 1996, the Cooperative's directors and executive officers and their affiliates (who will be the directors, executive officers and affiliates of DTG after the Conversion) would have beneficially owned less than one percent of the total number of shares of DTG Common Stock issuable in the Conversion if the Conversion had been adopted and consummated as of that date. (See "VOTING AND MANAGEMENT INFORMATION-- Interests of Certain Persons.")

     DISSENTERS' RIGHTS. Under the provisions of Section 47-6-23 of the SDBCA, any shareholder of DTG may dissent from the proposed Merger and be paid the "fair value" of the shareholder's shares if the Plan of Merger is approved by the shareholders and the proposed Merger is consummated by complying with the procedures set forth in Sections 47-6-23 through 47-6-50 of the SDBCA. To be entitled to payment of the fair value of the shareholder's shares, a shareholder of DTG must not vote for approval of the Plan of Merger at the special meeting and must deliver written notice of dissent to DTG before the vote on the Merger at the special meeting. A shareholder may not dissent as to less than all of the shares beneficially owned by that shareholder. A dissenting shareholder also must submit a written demand for payment, accompanied by certain representations (and the person's stock certificates that represented shares of Cooperative Common Stock and Preferred Stock, if any), to DTG within 30 days (or such longer period as may be permitted by DTG in the notice) after notice is given to the shareholder of approval of the Plan of Merger. (See "DISSENTERS' RIGHTS.") If dissenters' rights are asserted with respect to more than five percent of the number of shares of DTG Common Stock issuable in the Conversion, either DTG or DTG Delaware may terminate the Plan of Merger and abandon the Merger. The Boards of Directors of DTG and DTG Delaware may, in their sole discretion, waive the foregoing condition concerning the exercise of dissenters' rights.

     FEDERAL INCOME TAX CONSEQUENCES. The Cooperative has not requested a private letter ruling from the Internal Revenue Service as to the federal tax consequences of the Merger, and thus there can be no assurance that the Merger would constitute a tax-free exchange for federal income tax purposes. However, Olsen Thielen & Co., Ltd., independent auditors, has issued an opinion to the Cooperative regarding the federal income tax consequences of the Merger. The opinion of Olsen Thielen & Co., Ltd. provides substantially to the effect that, among other matters, DTG shareholders would not recognize taxable gain or loss by reason of receiving shares of DTG Delaware Common Stock in the Merger and that shares of DTG Delaware Common Stock received by DTG shareholders in the Merger would have the same basis and holding period as the respective shares of DTG Common Stock surrendered in exchange for them. (See "THE MERGER-- Federal Income Tax Consequences.")

     Due to the complexities of federal, state and local income tax laws, it is strongly recommended that shareholders of DTG consult their own tax advisers concerning the particular federal, state and local tax consequences of the Merger to them.

     ACCOUNTING TREATMENT. The Merger will be accounted for as a capital restructuring. Therefore, the Merger would not affect the valuation of the assets or liabilities of DTG in the hands of DTG Delaware, nor would DTG Delaware record any income or expense as a result of the Merger.

     REGULATORY APPROVAL. Consummation of the Merger is subject to the approval of the RUS pursuant to certain loan agreements between the Cooperative and the RUS, which would apply to DTG as a successor in interest. The Cooperative, on behalf of DTG, requested approval of the Merger from the RUS on January 24, 1997.

MARKET INFORMATION

     No public trading market currently exists for shares of Cooperative Common Stock or Preferred Stock or Capital Credits, and shares of Cooperative Common Stock and Preferred Stock and Capital Credits are currently subject to substantial restrictions on transferability. If the Conversion or Merger is consummated, the Resulting Company intends to enter into negotiations with one or more regional brokerage firms to act as a market maker for shares of the Resulting Company's common stock. In addition, if the Conversion or Merger is consummated, the Resulting Company intends to apply to have shares of the Resulting Company's common stock quoted for trading on The Nasdaq Stock Market. There can be no assurance that the Resulting Company would be successful in finding a brokerage firm to act as a market maker for its common stock or that shares of the Resulting Company's common stock would ever be quoted for trading on The Nasdaq Stock Market. Similarly, there can be no assurance that a trading market would develop or be maintained for shares of the Resulting Company's common stock or, if it did, that it would provide the stockholders of the Resulting Company a meaningful opportunity to liquidate their equity interest in the Resulting Company at a fair value.

     The Cooperative has historically operated as a Member-owned cooperative rather than as a for-profit enterprise and its articles of incorporation have prohibited the declaration of dividends on shares of Cooperative Common Stock. The Cooperative has not previously paid dividends on any of the currently issued and outstanding shares of Preferred Stock or on Capital Credits.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected historical financial information has been derived from the consolidated financial statements of the Cooperative for each of the years in the five-year period ended December 31, 1996, which were examined by Olsen Thielen & Co., Ltd. The selected historical financial information should be read in conjunction with "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Management's Discussion and Analysis or Plan of Operation" and the Consolidated Financial Statements and related notes thereto with respect to the Cooperative included as Appendix G to this Prospectus and Ballot/Proxy Statement. No historical financial statements of DTG are included in this Prospectus and Ballot/Proxy Statement since DTG merely would be the successor to the Cooperative if the Conversion is adopted and does not exist as an entity separate from the Cooperative. No historical financial statements of DTG Delaware are included in this Prospectus and Ballot/Proxy Statement since DTG Delaware has no significant assets or liabilities and has had no operating history.

     The following selected PRO FORMA financial information includes Cooperative operations as if the acquisition of TCIC Communications, Inc. and I-Way Partners, Inc. had occurred on January 1, 1996.

     The following selected PRO FORMA financial information for the Resulting Company also gives effect to the Conversion and/or the Merger. The PRO FORMA financial information for the Resulting Company will be identical if only the Conversion is adopted or if both the Conversion is adopted and the Merger is approved. This information should be read in conjunction with the PRO FORMA financial statements and notes thereto included elsewhere in this Prospectus and Ballot/Proxy Statement. The PRO FORMA financial information gives effect to the Conversion or the Conversion and the Merger as if the Conversion or the Conversion and the Merger, as applicable, occurred on January 1 of the year presented. The PRO FORMA financial information may not be indicative of the results that actually would have occurred if the Conversion or the Conversion and the Merger had been in effect on that date or which may be attained in the future. (See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.")

                                                                 YEAR ENDED DECEMBER 31,
                                  -------------------------------------------------------------------------------------------
                                                                  HISTORICAL                                       PRO FORMA
                                  ---------------------------------------------------------------------------     -----------
                                     1992            1993            1994            1995            1996            1996
                                  -----------     -----------     -----------     -----------     -----------     -----------
STATEMENT OF OPERATIONS DATA:

   Revenues                       $ 4,817,571     $ 4,822,235     $ 5,335,351     $ 6,115,529     $ 7,808,842     $ 9,474,178

   Costs and Expenses               3,508,881       3,797,835       3,807,320       5,273,657       7,730,992       9,665,506

   Operating Income (Loss)          1,308,690       1,024,400       1,528,031         841,872          77,850        (191,328)

   Other Income
     (Expenses), Net<F1><F2>         (308,276)       (479,404)        (85,654)        593,449        (413,796)       (601,110)

   Income (Loss) Before
     Income Taxes                   1,000,414         544,996       1,442,377       1,435,321        (335,946)       (792,438)

   Income Taxes                            --           4,909          11,666         301,859        (175,712)       (277,000)

   Net Income (Loss)                1,000,414         540,087       1,430,711       1,133,462        (160,234)       (515,438)

   Proforma Net Income (Loss)
     Per Share                                             --              --              --              --           (4.39)<F3>


BALANCE SHEET DATA:

   Working Capital                $ 2,764,772     $ 3,146,402     $ 5,641,071     $ 7,242,678     $ 4,946,121     $ 4,946,121

   Property, Plant and
     Equipment                     11,365,290      11,760,785      11,241,422      11,041,284      14,441,104      14,441,104

   Total Assets                    15,828,294      16,871,076      18,494,208      20,121,675      23,504,875      23,504,875

   Long-Term Debt                  12,584,682      12,918,003      13,028,945      13,054,725      15,338,395      15,338,395

   Stockholders' Equity             2,272,614       2,827,100       4,257,396       5,415,305       6,412,216       6,412,216

    <F1>  Gains on sale of cellular investments were $240,811 in 1994 and $686,336 in 1995.




                                      15

    <F2>  Income (loss) from cellular partnership were:

               1992          $ 77,881
               1993           (33,404)
               1994           125,377
               1995           168,788

    <F3>  PRO FORMA per share loss was computed by dividing the PRO FORMA net loss by the PRO FORMA number of shares of common stock outstanding (1,046,505) shares.

GLOSSARY

   The following list of definitions includes terms which are defined herein and used principally in the "RISK FACTORS" and "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Business," and "--Competition" and "--Regulation" sections of this Prospectus and Ballot/Proxy Statement. This Glossary is intended merely to aid in the readability of this Prospectus and Ballot/Proxy Statement:

TERM                                     DEFINITION
----                                     ----------
1984 Cable Act                Cable Communications Policy Act of 1984

1992 Cable Act                Cable Television Consumer Protection and
                              Competition Act of 1992

1996 Act                      Telecommunications Act of 1996

America Online                America Online, Inc.

AT&T                          AT&T Corp.

AT&T Divestiture Decree       AT&T divestiture decree, which required the
                              divestiture by AT&T of its 22 Bell operating
                              companies and divided the country into 201
                              LATAs

ATM                           Asynchronous Transfer Mode

BBN                           BBN Corporation

BST                           basic tier of cable service

CATV                          Community Antenna Television (Cable)

                                      16

TERM                                     DEFINITION
----                                     ----------

CCL                           Carrier Common Line

CommNet                       SommNet Cellular, Inc.

CompuServe                    CompuServe Corporation

Copyright Act                 Copyright Revision Act of 1976

CPST                          cable programming service tier

DBS                           direct broadcast satellites

DSI                           Dakota Systems, Inc.

DWS                           Dakota Wireless Systems, Inc.

EPA                           The Environmental Protection Agency

FCC Interconnection Order     First Report and Order in the Matter of
                              Implementation of the Local Competition
                              Provisions

FCC                           United States Federal Communications
                              Commission

GTOCs                         GTE Corporation Operating Companies

HSDs                          home satellite dishes

Iway                          Iway, Inc.

IXCs                          national and regional interexchange carriers

LATA                          Local Access and Transport Area

LECs                          local exchange companies

LFAs                          local franchising authorities

MATV                          Master Antenna Television

MCI                           MCI Communications Corporation

MMDS                          multi-channel, multi-point distribution
                              systems


                                      17

TERM                                     DEFINITION
----                                     ----------

MTA                           Major Trade Areas

NAPs                          Internet National Access Points

NECA                          National Exchange Carrier Association

NETCOM                        NETCOM On-Line Communication Services, Inc.

OVS                           open video system

PCS                           Broadband Personal Communications Services

PEG                           public access, educational and government

PSI                           PSINet Inc.

RBOCs                         Regional Bell Operating Companies

ROR                           rate-of-return

RUS                           Rural Utilities Service of the United States
                              Department of Agriculture

SFLP                          Sioux Falls Cellular Limited Partnership

SMATV                         Satellite MATV

SONET                         Synchronous Optical Network

Sprint                        Sprint Corporation

SS7                           Signaling System 7 Common Channel Signaling

TCIC                          TCIC Communications, Inc.

TCP/IP                        Transmission Control Protocol/Internet
                              Protocol

USF                           Universal Service Fund

US WEST                       US West Communications, Inc.

UUNET                         UUNET Technologies, Inc.

Web                           World Wide Web

                               RISK FACTORS

     In addition to the other information contained in this Prospectus and Ballot/Proxy Statement, the following factors should be considered carefully in evaluating the Cooperative and its business which will be assumed by DTG if the Conversion is consummated or by DTG Delaware if the Merger is consummated. In this Prospectus and Ballot/Proxy Statement, the term "Company" means the Cooperative and its subsidiaries before the Conversion, DTG and its subsidiaries after the Conversion and DTG Delaware and its subsidiaries after the Conversion and the Merger.

COMPETITION

     GENERAL. The Company faces intense competition in providing telecommunications and cable television services both within and outside of its local exchanges. The Company competes with AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint") and other national and regional interexchange carriers ("IXCs"), where permissible. Other potential competitors include cable television companies, wireless telephone companies, electric utilities, microwave carriers and private networks of large end-users. Most of these companies have substantially greater market share and financial, technical, marketing and other resources than the Company and some of them are the source of the telecommunications network capacity used by the Company to provide a portion of its own long distance services. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Competition.")

     LOCAL TELEPHONE SERVICE. Historically, the Company's local telephone operations have not experienced significant competition. As a result of the enactment of the federal Telecommunications Act of 1996 (the "1996 Act"), the Company anticipates that its local telephone operations will experience increased competition from various sources, including resellers of the Company's local exchange services, large end-users installing their own networks, IXCs, satellite transmission services, cellular communications providers, cable television companies, radio-based personal communications companies, competitive access providers and other systems capable of completely or partially bypassing the local telephone facilities. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.-- Regulation.") In 1996, the South Dakota Public Utilities Commission approved numerous applications to provide and resell local exchange services, including applications made by the Company to enter other local exchanges. Many such applications are pending and the Company anticipates that additional filings will be made by other companies. The Company has received two formal interconnection requests under the 1996 Act from two cellular service companies operating in the Cooperative's service area.
The Company cannot predict the specific effects of competition on its local telephone business at this time. An increase in such competition could have a material adverse effect on the Company's business, financial condition and results of operations.

     LONG DISTANCE TELECOMMUNICATIONS SERVICES. The United States long distance telecommunications industry is highly competitive and is significantly influenced by the marketing and pricing decisions of larger industry participants. The industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and high attrition rates (customer turnover) since customers frequently change long distance providers in response to offers by competitors of lower rates or promotional incentives. Most of the Company's competitors are significantly larger, have substantially greater financial, technical, marketing and other resources and have larger networks than the Company.

     In October 1995, the United States Federal Communications Commission (the "FCC") reclassified AT&T as a "non-dominant" carrier for domestic interstate services, which substantially reduced the regulatory constraints on AT&T. This reclassification may make it easier for AT&T to compete directly with the Company for long distance subscribers. AT&T was reclassified as a "non-dominant" carrier for international services on May 14, 1996. The Company also currently competes with US West, a Regional Bell Operating Company, and other local exchange companies ("LECs") in the provision of "short haul" toll calls completed within a local access and transport area ("LATA") (or intra-LATA calls). In addition, as a result of the 1996 Act, the Regional Bell Operating Companies ("RBOCs") and the GTE Corporation Operating Companies ("GTOCs") will be allowed to compete for the provision of "long haul" inter-LATA toll calls upon receipt of all necessary regulatory approvals and the satisfaction of applicable conditions. The FCC has not yet finalized all of the rules necessary to implement the 1996 Act and therefore it is unclear at this time what impact the 1996 Act and the rules under the 1996 Act will have on the Company. Depending on the exact nature and timing of GTOC and RBOC entry into the long distance market and the impact on access rates, such entry could have a material adverse effect on the Company's business, results of operations and financial condition. Certain of the RBOCs have already taken steps to provide in-region inter-LATA long distance services and, on January 2, 1997, the first RBOC (Ameritech) filed an application with the FCC seeking authority to provide such services in Michigan. On February 12, 1997, the FCC dismissed Ameritech's application without prejudice.
The Company expects that most or all of the RBOCs will file applications for inter-LATA long distance service authority. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

     The ability of the Company to compete effectively in long distance telecommunications services will depend upon, among other factors, its continued ability to provide high quality services at competitive prices, and there can be no assurance that the Company will be able to compete successfully in the future in its markets. The Company's competitors may reduce rates or offer incentives to existing and potential customers of the Company, whether as a result of general competitive pressures or the entry of the RBOCs, GTOCs and other LECs into the long distance market. Since the Company believes that to maintain its competitive position it must be able to reduce its prices to meet reductions in rates by others, a decrease in the rates for long distance services charged by others could have a material adverse effect on the Company's business, results of operations and financial condition. The Company expects price competition to continue to increase, which could have a material adverse effect on the Company's business, financial condition and results of operations, including a reduction in the Company's response rates and higher customer attrition.

     The Company also expects to encounter increasing competition from the development of new technologies and the increased availability of domestic and international transmission capacity. For example, even though fiber optic networks, such as the Company's new system, are now widely used for long distance transmission, it is possible that the desirability of such networks could be adversely affected by changes in technology. The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing satellite and fiber optic transmission capacity for services similar to those provided by the Company. The Company cannot predict which of many possible future product and service offerings will be important to maintain its competitive position or what expenditures will be required to develop and provide such products and services.

     INTERNET-RELATED SERVICES. The market for data communications services, including Internet access and on-line services, is extremely competitive. There are no substantial barriers to entry, and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends on a number of factors, including: (i) market presence in smaller regional markets;
(ii) the ability to execute a rapid expansion strategy; (iii) the capacity, reliability and security of its network infrastructure; (iv) ease of access to and navigation of the Internet; (v) the pricing policies of its competitors and suppliers; (vi) the timing of the introduction of new products and services by the Company and its competitors; (vii) the Company's ability to meet industry standards for technology and service; and (viii) industry and general economic trends. The success of the Company in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

     The Company's current and potential competitors generally may be divided into three groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, the RBOCs, @Home (a joint venture between Tele-Communications, Inc. and a venture capital firm) and various other cable companies; (ii) other Internet access providers, such as UUNET Technologies, Inc. ("UUNET"), BBN Corporation ("BBN"), NETCOM On-Line Communication Services, Inc. ("NETCOM"), PSINet Inc. ("PSI") and other national and regional providers; and (iii) on-line services providers, such as America Online, Inc. ("America Online"), CompuServe Corporation ("CompuServe"), Intuit Inc., Microsoft Corp. and Prodigy Services Company. Most of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological, personnel and other resources, than those available to the Company and some provide services relied upon by the Company in its Internet business. As a result, these companies may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their services than can the Company.

     The Company expects that all of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. The Company also anticipates that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Internet access market, resulting in even greater competition. Certain companies, including America Online, AT&T, UUNET, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions and investments may permit the Company's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. The Company expects these acquisitions and strategic investments to increase, thus creating significant new competitors. In addition, the ability of some of the Company's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently announced by AT&T and MCI, could place the Company at a competitive disadvantage.

     As a result of increased competition in the Internet services industry, the Company expects that it will continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of its Internet services. The Company previously has reduced prices on certain of its Internet access options and may do so in the future. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's Internet business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise, marketing and support capabilities or expansion and acquisition possibilities to continue to compete successfully.

     CABLE TELEVISION SERVICES. Cable television providers compete for customers in local markets with other providers of entertainment, news and information. The competitors in these local markets include broadcast television and radio, newspapers, magazines and other printed material, motion picture theaters, video cassettes and other sources of information and entertainment, including directly-competitive cable television operations. The extent to which the Company's cable television service is competitive depends upon its ability to provide, on a cost-effective basis, an even greater variety of programming than that available off-air or through other alternative delivery sources.

     Regulatory changes also impact competition in the cable industry.
(See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.") Both the Cable Television Consumer Protection and Competition Act of 1992 ("1992 Cable Act") and the 1996 Act are designed to increase competition in the cable television industry. These regulatory changes have encouraged the development and deployment of alternative methods of distributing the same or similar video programming offered by cable television systems. These technologies include: (i) medium power and higher power direct broadcast satellites ("DBS") using high frequencies to transmit signals that can be received by dish antennas much smaller in size than traditional home satellite dishes ("HSDs"); (ii) multi-channel, multi-point distribution systems ("MMDS") that deliver programming services over microwave channels received by subscribers with special antennas; and (iii) Master Antenna Television ("MATV") systems and Satellite MATV ("SMATV") systems that provide multi-channel program services directly to hotel, motel, apartment, condominium and similar multi-unit complexes. The Company already has experienced competition in its cable system territories from MMDS and DBS companies.

     Within the cable television industry, cable operators may compete with other cable operators or others seeking franchises for competing cable television systems at any time during the terms of existing franchises or upon expiration of such franchises in the expectation that an existing franchise will not be renewed. The 1992 Cable Act promotes the grant of competitive franchises. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. --Regulation.") In addition, an increasing number of cities are exploring the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

     The 1996 Act eliminated the statutory and regulatory restrictions that prevented telephone companies from competing with cable operators for the provision of video services through any means. The 1996 Act also allows local telephone companies, including RBOCs, to compete with cable television operators both inside and outside of their telephone service areas. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.") The Company expects that it will face substantial competition from telephone companies in the provision of video services, whether through the acquisition of cable systems, the provision of wireless cable or the provision of upgraded telephone networks. The Company assumes that all major telephone companies have already entered or soon will enter the business of providing video services. Most major telephone companies have greater financial resources than the Company and the 1992 Cable Act ensures that telephone companies and other providers of video services will not be precluded from providing significant cable television programming services. Additionally, the 1996 Act eliminates certain federal restrictions on utility holding companies and thus permits utility companies to provide cable television services. The Company expects that utility companies could become another source of competition in the delivery of video services. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

REGULATORY AND LEGISLATIVE

     GENERAL. Regulations, regulatory actions and court decisions have had, and in the future may have, both positive and negative effects on the Company and its ability to compete. The recent trend in federal and state regulation of telecommunications service providers has been toward lessened regulation. However, the general recent trend toward lessened regulation also has given AT&T, the largest long distance carrier in the United States, increased pricing flexibility that has permitted it to compete more effectively with smaller companies, such as the Company. In addition, the 1996 Act has opened the Company's local service and cable markets to increased competition. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on the Company.

     TELECOMMUNICATIONS SERVICES. The Company's local and long distance businesses are subject to varying degrees of federal, state, local and international regulation. This regulatory environment varies substantially by jurisdiction and is in rapid change due to legislative and technological changes. In the United States, the Company is most heavily regulated by the various states, in particular the South Dakota Public Utilities Commission, especially in the provision of local exchange services. The Company must be separately certified in each state to offer local exchange and intrastate long distance services in that state.

     The 1996 Act substantially changed the regulatory environment for telecommunications services. The 1996 Act (i) permits RBOCs to provide domestic and international long distance services to customers located outside of the RBOCs' home regions; (ii) permits a petitioning RBOC to provide domestic and international long distance service to customers within its home region upon a finding by the FCC that the RBOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest; and (iii) removes existing barriers to entry into local service markets, including the Company's local exchanges. Additionally, there have been significant changes in the manner in which carrier-to-carrier arrangements are regulated at the federal and state level, the procedures to revise universal service standards and the penalties for unauthorized switching of customers. The 1996 Act also substantially changes the regulation of cable television systems. The FCC and the South Dakota Public Utilities Commission, as well as many other state public utilities commissions, have instituted proceedings to investigate the changes needed in state regulation necessary to comply with the 1996 Act.

     On March 8, 1996, the FCC initiated a rule-making proceeding and established a Federal-State Joint Board to recommend changes to the existing mechanisms for universal service support. On November 8, 1996, the Joint Board released its recommended decision, which the FCC currently has under review. Modifications to the existing universal service support mechanism could adversely affect the amounts the Company receives under the current Universal Service Fund ("USF") rules. The Company cannot predict the outcome of this proceeding or whether the FCC's actions will have a material adverse effect on its operations, although the Company has historically not received a significant portion of its revenue from the current universal support funds (less than two percent of gross revenue in 1996).

     On August 8, 1996, the FCC released its First Report and Order in the Matter of Implementation of the Local Competition Provisions in the 1996 Act (the "FCC Interconnection Order"). In the FCC Interconnection Order, the FCC established nationwide rules designed to encourage new entrants to participate in the local service markets through interconnection with the incumbent local exchange carriers, including the Company, and resale of the local exchange carriers' retail services and unbundled network elements. The Company cannot predict the effect such legislation or the implementing regulations will have on its operations or the industry. Motions to stay implementation of the FCC Interconnection Order were filed with the FCC and federal courts of appeal. Appeals challenging, among other things, the validity of the FCC Interconnection Order were filed in several federal courts of appeal and consolidated before the United States Circuit Court of Appeals for the Eighth Circuit for disposition. The Eighth Circuit has stayed the pricing provisions of the FCC Interconnection Order, and the United States Supreme Court denied an application to vacate the stay. On

January 17, 1997, the Eighth Circuit heard oral argument in the case. The Company cannot predict either the outcome of these challenges and appeals or the eventual effect on its business or the industry in general.

     On December 24, 1996, the FCC initiated a rule-making proceeding to address the reform of access charges. Access charges are a principal component of the Company's local telephone exchange operating revenues as well as its long distance business line cost expense. The FCC has indicated its intention to undertake additional, related proceedings as well. The rulemaking contemplates final action and implementation by May 8, 1997. The Company cannot predict whether the result of these proceedings will have a material impact upon its operations.

     FCC approval is required for the operation of the Company's international long distance services. The Company believes that it has all the necessary FCC authorizations for its current operations. There can be no assurance, however, that the Company will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect the Company's business.

     INTERNET SERVICES. The Company's Internet-related services are not currently subject to direct regulation by the FCC or any other United States agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by the America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmissions over the Internet as telecommunications services. In its access charge reform proceeding, the FCC also has requested comment on the implications of usage of the public switched network by information service and Internet access providers. Changes in the regulatory environment relating to the telecommunications or Internet-related services industry could have an adverse effect on the Company's Internet-related services business. The 1996 Act may permit telecommunications companies, RBOCs or others to increase the scope or reduce the cost of their Internet access services. The Company cannot predict the effect that the 1996 Act or any future legislation, regulation or regulatory changes may have on its Internet business.

     CABLE SERVICES. The operation of cable television systems is extensively regulated through a combination of federal legislation and FCC regulations, by a number of state governments and by most local government franchising authorities such as municipalities and counties. The 1996 Act, which alters federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, can be expected to have a profound effect on the regulation of cable television operations. The Cable Communications Policy Act of 1984 (the "1984 Cable Act") and the 1992 Cable Act also extensively regulated the cable television industry and much of that regulation remains unchanged by the 1996 Act. In addition, because cable television systems use local streets and rights-of-way, cable systems are generally licensed or franchised by local municipal or county governments and, in some cases, by centralized state authorities. These franchises are granted for fixed periods of time subject to extension or renewal and, while the Company believes that its relationships with its franchising authorities are good, there can be no assurance that its franchise agreements will be extended or renewed, or extended or renewed on substantially similar terms and conditions.

     The regulation of cable television systems at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Company's business will not be affected adversely by future legislation, new regulation or deregulation. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

RAPID TECHNOLOGICAL CHANGES; DEPENDENCE UPON PRODUCT DEVELOPMENT

     The telecommunications industry is subject to rapid and significant changes in technology. While the Company does not believe that, for the foreseeable future, these changes will either materially and adversely affect the continued use of fiber optic cable or materially hinder its ability to acquire necessary technologies, the effect of technological changes, including changes relating to emerging wireline and wireless transmission and switching technologies, on the Company's businesses cannot be predicted.

     The market for the Company's Internet-related products and services is particularly characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. There can be no assurance that the Company will successfully identify new product and service opportunities and develop and introduce new products and services to the market in a timely manner. The Company is also at risk resulting from fundamental changes in the way Internet access services are marketed and delivered. The Company's Internet service strategy assumes that the Transmission Control Protocol/Internet Protocol ("TCP/IP"), utilizing fiber optic or copper-based telecommunications infrastructures, will continue to be the primary protocol and transport infrastructure for Internet-related services. Emerging transport alternatives include cable modems and satellite delivery of Internet information; alternative open protocol and proprietary protocol standards have been or are being developed. The Company's pursuit of technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its Internet services business to alternate access devices, conduits and protocols.

DEPENDENCE UPON TECHNOLOGY

     The Company's business is dependent upon its ability to procure technology that will permit it to offer existing and new services that are competitive with other entities in its various markets. The Company currently does not engage in any independent research and development and may not have the resources necessary to acquire the best available or necessary technology in the future. The Company's competitors also could have proprietary rights in technology that the Company could require in the future, which could cause such technology to be unavailable to the Company or available only at a high cost. The inability of the Company to procure or develop required technology in the future could have a material adverse effect on the Company's business, financial condition and results of operations.

SIGNIFICANT CAPITAL REQUIREMENTS

     The development of the Company's businesses and the expansion and integration of its telephone and cable networks require significant capital expenditures. During 1996, the Company's capital expenditures, which were primarily for the acquisition of Community Antenna Television (Cable) ("CATV") systems and for construction of networks and the purchase of related equipment, were approximately $5,700,000. In 1997, the Company currently intends to undertake initiatives designed to take advantage of opportunities created by changes in telecommunications laws and the rapid development of fiber optic technology-based communications networks.
These initiatives involve expanding the Company's fiber optic network, accelerating central office interconnection and integration with its cable television systems, deploying additional switches, providing high-speed local Internet access and acquiring complementary businesses, technologies or products. Expenditures for these initiatives would be subject to the Company's assessment of a number of factors, including cost of any additional capital required, technological developments and market conditions. In addition, each initiative may be implemented in whole or in part, and independently of any other initiative, ensuring that the Company retains maximum financial and operating flexibility. There can be no assurance that increased capital expenditures will result in enhanced profitability.

     The Company anticipates that implementation of these initiatives will, together with currently anticipated expenditures, result in total capital expenditures of approximately $15,000,000 in 1997. Depending on a number of factors, significant additional capital expenditures could be required in the future. Since a significant portion of the Company's capital expenditures are success-based (that is, related directly to revenue growth), actual capital expenditures may vary significantly depending on the level of incremental sales and the results of 1997 capital improvements. These expenditures also would be subject to a number of additional factors, including the pace and extent of network development, as well as regulatory actions by state, federal and international authorities, which, individually or in the aggregate, could cause material changes in capital expenditure requirements.

     The Company historically has utilized low interest government loans to finance its capital expenditure programs. There is no assurance, however, that such loans or other normal commercial loans will be available to cover the Company's anticipated plans. Failure to have access to sufficient funds for capital expenditures may require the Company to delay or abandon some of its future expansion or expenditures, which could have a material adverse effect on the Company's growth and future business, financial condition and results of operations.

FINANCIAL LEVERAGE; DEBT SERVICE, INTEREST RATE FLUCTUATIONS, POSSIBLE REDUCTION IN LIQUIDITY, DIVIDEND RESTRICTIONS AND OTHER RESTRICTIVE COVENANTS

     At December 31, 1996, the Company reported $15,300,000 of long-term debt (including capital leases and excluding current maturities) and a long-term debt-to-equity ratio of 2.4 to 1. Borrowings under existing long-term credit facilities are primarily at fixed interest rates, although a small portion of such borrowings are at variable rates. The Company anticipates that any borrowings that may be required for future capital expenditures would likely bear interest at variable rates. Increases in interest rates, economic downturns and other adverse developments, which include many factors beyond the Company's control, could impair the Company's ability to service its indebtedness. In addition, the cash flow required to service the Company's debt may reduce its ability to fund internal growth, additional acquisitions and capital improvements. Certain covenants in existing loan agreements between the Company and the RUS, as well as federal statutes and regulations which apply to RUS borrowers, limit the circumstances under which the Company is or will be permitted to pay dividends or make other distributions with respect to its equity. The RUS must authorize distributions other than in shares of stock unless certain financial ratios are met. Existing loan agreements restrict the payment of cash dividends and otherwise limit the Company's financial flexibility. Additional debt required to fund the Company's capital expenditure plans would likely extend these restrictions indefinitely.

OPERATING LOSSES

     A substantial portion of the expenditures related to the development of the Company's business, the installation and expansion of its telephone and cable networks and the recently proposed linking of these networks through the acquisition or construction of facilities, will be incurred before the Company realizes revenues. These expenditures, together with the associated up-front operating expenses, will result in negative cash flows until an adequate customer base is established. The Company reported a net loss of approximately $160,234 for the year ended December 31, 1996. Although its gross revenues increased in 1996, the Company has incurred significant increases in expenses associated with the acquisition of new cable systems and the development and expansion of its cable and fiber optic networks, services and customer base.

VARIABILITY OF QUARTERLY OPERATING RESULTS

     As a result of the significant expenses associated with the expansion and development of its networks and services, the Company's operating results could vary significantly from period to period. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by the Company, customer terminations of service, the timing and costs of the expansion of the Company's network infrastructure, the timing and costs of marketing and advertising efforts and the timing and costs of any acquisitions of businesses, products or technologies. Accordingly, these revenues and expenses are likely to fluctuate from period to period.

ACQUISITION STRATEGY

     In furtherance of its current business strategy, the Company has entered and may continue to enter into strategic alliances with, acquire assets or businesses from or make investments in, companies that are complementary to its current operations. The Company has no present commitments or agreements with respect to any such strategic alliance, investment or acquisition. Any future strategic alliances, investments or acquisitions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the companies, the potential disruption of the Company's ongoing business, costs associated with the development and integration of such operations, the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of licensed or acquired technology into the Company's service offerings, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management. In addition, the Company may experience higher customer attrition with respect to customers obtained through acquisitions. There can be no assurance that products, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the combined company. In addition, the Company may incur significant expense to complete acquisitions and to support the acquired products and businesses. There can be no assurance that any acquired products, technologies or businesses will contribute to the Company's revenues or earnings to any material extent or, due to the factors noted above, that they will not adversely affect the Company's business, financial condition and results of operations.

NETWORK EXPANSION AND IMPLEMENTATION

     The Company is continually engaged in the expansion and development of its networks and services. In 1997, the Company currently intends to extensively rebuild both its telecommunications and cable system networks. This expansion will depend, among other things, on the Company's ability to access markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. In addition, this expansion will depend on the Company's ability to expand, train and manage its growing employee base. Such expansion has placed, and is expected to continue to place, significant demands on the Company's management and operational and financial resources. As a result, there can be no assurance that the Company will be able to expand its existing networks or install new networks. If the Company is not able to expand its networks or install or acquire new networks, there likely would be a material adverse effect on the Company's growth and there may be a materially adverse effect on the Company's business, financial condition and results of operation.

DEPENDENCE ON AVAILABILITY OF TRANSMISSION FACILITIES

     Most telephone calls made by the Company's long distance customers are connected via transmission lines leased by the Company from transmission facilities-based long distance carriers. These carriers, such as AT&T and WorldCom, Inc., compete with the Company. The Company's profitability will continue to depend, in part, on its ability to obtain and utilize leased capacity on a cost-effective basis. The Company leases its capacity pursuant to agreements with terms ranging from one to 24 months. Accordingly, the Company is vulnerable to changes in its lease arrangements, such as price increases and service cancellations. Although the Company believes that it has and will continue to enjoy favorable relationships with the transmission facilities-based long distance carriers from which the Company leases transmission lines, there can be no assurance that leased capacity will continue to be available at cost-effective rates. Due to the possibility of unforeseen changes in industry conditions, the continued availability of leased transmission facilities at historical rates cannot be assured. The Company has, from time to time, experienced delays in receiving leased telecommunications services, and there can be no assurance that the Company will be able to obtain such services on the scale and within the time frames required by the Company at an affordable cost, or at all. Any failure to obtain such services or additional capacity on a timely basis and at an affordable cost, or at all, could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON NETWORK INFRASTRUCTURE; RISK OF SYSTEM FAILURE; SECURITY
RISKS

     The success of the Company in marketing its services to business and government users requires that the Company provide superior reliability, capacity and security via its network infrastructure. The Company's telephone and cable networks are subject to physical damage, power loss, capacity limitations, software defects, breaches of security (by computer virus, break-ins or otherwise) and other factors, certain of which have caused, and will continue to cause, interruptions in service or reduced capacity for the Company's customers. Similarly, the Company's Internet business relies on the availability of its network infrastructure for the provision of Internet access services. Interruptions in service, capacity limitations or security breaches could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY FOR INTERNET OPERATIONS

     The Company relies on other companies to supply certain key components of its Internet network infrastructure, including telecommunications services and networking equipment, which, in the quantities and quality demanded by the Company, are available only from sole or limited sources. The Company has, from time to time, experienced delays in receiving these products and services, and there can be no assurance that the Company will be able to obtain such services on the scale and within the time frames required by the Company at an affordable cost, or at all. Any failure to obtain such services or additional capacity on a timely basis and at an affordable cost, or at all, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's Internet business also is dependent on its suppliers' abilities to provide necessary products and components that comply with various Internet and telecommunications standards, interoperate with products and components from other vendors and function as intended when installed as part of the network infrastructure. Any failure of the Company's sole or limited source suppliers to provide products or components that comply with Internet standards, interoperate with other products or components used by the Company in its network infrastructure or by its customers or fulfill their intended function as a part of the network infrastructure could have a material adverse effect on the Company's business, financial condition and results of operations.

EXPANSION OF SALES AND MARKETING ACTIVITIES

     As part of its growth strategy, the Company intends to seek to further develop and expand its sales and marketing activities, primarily by expanding its direct sales force. The Company has historically focused primarily on providing local telephone and cable services to residential and business customers in its local exchanges and its marketing efforts have primarily relied upon direct mail marketing and advertising. The Company's future success will depend upon, among other things, the Company's ability to build an effective direct sales force, including its ability to attract, retain and train effective direct sales marketing personnel, and to offer competitively-priced services that are attractive to its customers. The Company expects to incur significant expenses and possibly negative cash flows as it expands its direct sales force and builds its customer base. Although certain members of management have experience in direct sales marketing, the Company itself does not have experience in this distribution channel or market segment. There can be no assurance that expansion costs will not exceed the Company's budgeted amounts, that the Company will be able to successfully expand its sales and marketing efforts or that any such expansion will prove profitable.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant degree upon the continued contributions of its management team, as well as its technical, marketing and sales personnel. The Company's businesses are managed by a number of key executive officers, the loss of certain of whom, particularly Thomas W. Hertz, the Company's Chief Executive Officer and General Manager and Craig A. Anderson, the Company's Executive Vice President - Marketing and Chief Financial Officer, could have a material adverse effect on the Company. While certain of the Company's employees including Messrs. Hertz and Anderson have entered into employment agreements with the Company, the Company's employees may voluntarily terminate their employment with the Company at any time. The Company's success also will depend on its ability to continue to attract and retain qualified management, marketing, technical and sales personnel. The process of locating such personnel with the combination of skills and attributes required to effectuate the Company's strategies can be lengthy. Competition for qualified employees and personnel in the telecommunications industry is intense and, from time to time, there are a limited number of persons with knowledge of and experience in particular sectors of the telecommunications industry. There can be no assurance that the Company will be successful in attracting and retaining such executives and personnel. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's results of operations, development efforts and ability to expand.

POTENTIAL LIABILITY OF ON-LINE SERVICE PROVIDERS

     The law in the United States relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose liability on such providers are currently pending. In one case brought against an Internet access provider, RELIGIOUS TECHNOLOGY CENTER V. NETCOM ON-LINE COMMUNICATION SERVICES, INC., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has been settled by the parties.

     The 1996 Act prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as indecent or obscene communications. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the 1996 Act, to the extent that enforcement is based upon allegations other than obscenity or child pornography as an impermissible restriction on the First Amendment's right of free speech. The case currently is pending before the United States Supreme Court. In addition, Congress, in consultation with the United States Patent and Trademark Office and the Clinton Administration's National Information Infrastructure Task Force, is currently considering legislation to address the liability of on-line service providers and Internet access providers, and numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. The Company believes that it is currently unsettled whether the 1996 Act prohibits and imposes liability for any services provided by the Company should the content or information transmitted be subject to the statute.

     The law relating to the liability of on-line service providers and Internet access providers in relation to information carried, disseminated or hosted also is being discussed by the World Intellectual Property Organization in the context of ongoing consideration of updating existing, and adopting new, international copyright treaties. Similar developments are ongoing in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is at present uncertain. The Office of Telecommunications in the United Kingdom recently has published a consultative document setting forth a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board in the United Kingdom is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make an access provider liable for any violation of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

     The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could affect the growth of Internet use. Any costs incurred as a result of liability or asserted liability for information carried on or disseminated through its systems could have a material adverse effect on the Company's business, financial condition and results of operations.

ANTI-TAKEOVER CONSIDERATIONS

     The Resulting Company's articles of incorporation and bylaws would include certain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control of the Resulting Company without the approval of the Resulting Company's Board of Directors. (See "THE CONVERSION--Other Provisions Affecting Control of DTG" and "THE MERGER--Other Provisions Affecting Control of DTG Delaware.") Such provisions also may render the removal of directors and management more difficult. Among other things, the Resulting Company's articles or certificate of incorporation and/or bylaws: (i) provide for a classified Board of Directors serving staggered three-year terms; (ii) impose restrictions on who may call a special meeting of stockholders; (iii) include a requirement that stockholder action be taken only by unanimous written consent or at stockholder meetings; (iv) specify certain advance notice requirements for stockholder nominations of candidates for election to the Board of Directors and certain other stockholder proposals; and (v) impose certain restrictions and supermajority voting requirements in connection with specified business combinations not approved in advance by the Resulting Company's Board of Directors. In addition, the Resulting Company's Board of Directors, without further action by the stockholders, may cause the Resulting Company to issue up to 250,000 shares of preferred stock on such terms and with such rights, preferences and designations as the Board of Directors may determine. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the
Resulting Company.   (See "ADDITIONAL SECURITIES OF THE RESULTING
COMPANY--Preferred Stock Purchase Rights Plan.") Further, certain provisions of the SDBCA or the Delaware General Corporation Law (the "Delaware Law") impose restrictions on the ability of a third party to effect a change in control of the Resulting Company and may be considered disadvantageous by a stockholder. (See "THE CONVERSION--Statutory Provisions Affecting Control of DTG" and "THE MERGER--Statutory Provisions Affecting Control of DTG Delaware.")

Finally, the Board of Directors intends to cause the Resulting Company to enact a stockholder rights plan to protect stockholders of the Resulting Company against unsolicited attempts to acquire control of the Resulting Company in a manner that does not offer a fair price to all stockholders. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Preferred Stock Purchase Rights Plan.") Certain federal and state regulations requiring prior approval of transfers of control may also have the effect of delaying, deterring or preventing a change in control of the Company. (See "RISK FACTORS--Regulatory and Legislative Risks" and "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

ABSENCE OF PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

     There has never been a public market for Cooperative Common Stock, Preferred Stock or Capital Credits, and there currently is no public market for the Resulting Company's stock. Although the Resulting Company intends to apply to have shares of the Resulting Company's common stock quoted for trading on The Nasdaq Stock Market, there can be no assurance that a trading market would develop or be maintained or, if it did, that it would provide the Resulting Company's stockholders a meaningful opportunity to liquidate their equity interest in the Resulting Company at a fair value. The public trading price of shares of the Resulting Company's common stock would be determined by trading among the Resulting Company's stockholders and the Resulting Company would not have control over these trades. The market price of the Resulting Company's stock may be highly volatile. Factors such as fluctuations in the Resulting Company's operating results, announcements of technological innovations or new products or services by the Resulting Company or its competitors, changes in the regulatory framework or in the cost of long distance service or other operating costs and changes in general market conditions may have a significant effect on the market price of the stock, should a market for the Resulting Company's common stock ever develop.

SHARES ELIGIBLE FOR FUTURE SALE

     The proposed articles or certificate of incorporation of the Resulting Company provide for a substantial number of authorized shares of common stock and preferred stock which could be issued upon resolution of the Board of Directors without any additional stockholder action or approval. Future sales of substantial numbers of shares of the Resulting Company's stock in the public market or otherwise (including in connection with acquisitions), or the perception that such sales could occur, could adversely affect the market price of the stock and make it more difficult for the Resulting Company to raise funds through equity offerings in the future and, if such sales are made, could dilute the relative equity interests of the stockholders of the Resulting Company. If the Conversion or the Merger is consummated, several principal stockholders would hold a significant portion of the outstanding shares of the Resulting Company's common stock, or a right to acquire a significant portion of such shares, and a decision by one or more of these stockholders to sell their shares, under Rule 144 issued under the Securities Act or otherwise, could materially adversely affect the market price of the stock. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options" and "--Warrants.") If the Conversion or the Merger is consummated, there would be up to 1,050,000 shares of the Resulting Company's common stock outstand-ing and an additional 200,000 shares subject to stock options and warrants. All of these shares would be freely tradeable without restriction or further registration under the Securities Act, except for any shares held by "affiliates" of the Company or persons who have been "affiliates" within the three months preceding consummation of the Conversion or the Merger and shares subject to certain existing standstill agreements. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Standstill Agreements.") The Commission has recently proposed amendments to Rule 144 that would shorten by one year the applicable holding periods and could result in resales of restricted securities sooner than would be the case under Rule 144 as currently in effect.

     If the Conversion or the Merger is consummated, it is currently intended that the Resulting Company would file a Registration Statement on Form S-8 under the Securities Act to register approximately 175,000 shares of the Resulting Company's common stock issuable under the 1997 Stock Incentive Plan described in this Prospectus and Ballot/Proxy Statement. (See "1997 STOCK INCENTIVE PLAN.")

CERTAIN STANDSTILL AGREEMENTS

     In connection with the Cooperative's acquisition of TCIC Communications, Inc. ("TCIC") and I-Way Partners (renamed "Iway, Inc.") ("Iway"), the Cooperative entered into standstill agreements (the "Standstill Agreements") with the former shareholders of TCIC and of Iway (collectively, the "Sellers"). Pursuant to the Standstill Agreements, the Sellers are restricted in their ability to dispose of shares of Resulting Company common stock and have agreed to refrain from certain other actions related to Resulting Company common stock. For a description of these restrictions, see "ADDITIONAL SECURITIES OF THE RESULTING COMPANY-- Standstill Agreements." The Standstill Agreements could affect the development of a market for Resulting Company common stock and may have the effect of delaying, deterring or preventing a change in control of the Resulting Company.

COVENANTS IN RURAL UTILITIES SERVICES LOAN AGREEMENTS

     Current loan agreements between the Cooperative and the RUS, as well as federal statutes and regulations which apply to RUS borrowers, each of which would be applicable to the Resulting Company, have the potential to adversely impact the Resulting Company's operations. Contractual provisions requiring RUS approvals of a wide range of business decisions, including contracts, personnel and materials, and permitting the RUS to require procedures which are not customary in non-governmental commercial loan contracts, if enforced, could adversely impact the Resulting Company's ability to timely adapt or respond to changes in the business or regulatory environment in the future.

CERTAIN CREDIT RISKS

     In the ordinary course of its business, the Company maintains substantial cash balances at various depository institutions. At times such deposits may exceed federally insured limits. While the Company has not experienced any losses as a result of such deposits, the insolvency or failure of such a financial institution could result in a substantial loss for the Company, depending on the size of the uninsured portion of the deposit.


                        GENERAL VOTING INFORMATION

PURPOSE

     The special meeting of the Cooperative's Members will be held for the purpose of considering and voting upon a proposal to adopt an amendment to the articles of incorporation of the Cooperative to convert the Cooperative into a South Dakota business corporation, which would be DTG, and to transact such other business that may properly come before the meeting or any adjournment of the meeting. The special meeting of shareholders of DTG will be held for the purpose of considering and voting upon a proposal to approve the Plan of Merger and to transact such other business that may properly come before the meeting or any adjournment of the meeting. The special meeting of DTG shareholders will only be held if the Conversion is adopted.

VOTING BY BALLOT

     If a Member of record as of the Record Date properly executes and returns a ballot in the form distributed by the Cooperative, the ballot will be voted at the special meeting and at any adjournment of that meeting as specified in the ballot. A vote for adoption of the Conversion also will constitute a vote for approval of the 1997 Incentive Stock Plan and a vote for approval of the form of Indemnity Agreement. (See "1997 INCENTIVE STOCK PLAN" and "INDEMNITY AGREEMENTS.") The Cooperative's management presently does not know of any other matter to be presented at the special meeting. If other matters are presented, only the Members present in person at the meeting may vote on such other matters. A Member may revoke a ballot at any time prior to the special meeting by written notice delivered to the Secretary of the Cooperative or by attending and voting in person at the special meeting.

VOTING BY PROXY

     If a holder of shares of DTG Common Stock issuable in the Conversion properly executes and returns a proxy in the form distributed, the shares represented by that proxy will be voted at the special meeting of DTG shareholders and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted in accordance with the shareholder's specifications. If no specification is made, the shares represented by the proxy will be voted for approval of the Plan of Merger. A vote for approval of the Merger also will constitute a vote for approval of the 1997 Incentive Stock Plan and a vote for approval of the form of Indemnity Agreement (See "1997 INCENTIVE STOCK PLAN" and "INDEMNITY AGREEMENTS.") Proxies that indicate a vote against approval of the Plan of Merger will not be used by management of DTG to vote for any proposed adjournment of the special meeting.

     Management currently is not aware of any other matter to be presented at the special meeting. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the judgment of the persons named as proxies. A shareholder may revoke a proxy at any time prior to its exercise by written notice delivered to the Secretary of the Cooperative or by attending and voting in person at the special meeting.

BALLOT AND PROXY SOLICITATION

     The directors, officers and employees of the Cooperative will initially solicit ballots by mail. If they deem it advisable, directors, officers and employees of the Cooperative also may solicit ballots in person or by telephone or facsimile without additional compensation. All expenses of solicitation of ballots will be paid by the Cooperative.

     The individuals who will constitute the directors, officers and employees of DTG if the Conversion is adopted initially will solicit proxies by mail. If they deem it advisable, such individuals also may solicit proxies in person or by telephone or facsimile without additional compensation. The individuals who will constitute the directors, officers and employees of DTG are the same individuals who constitute the directors, officers and employees of the Cooperative and DTG Delaware, except as otherwise noted in this Prospectus and Ballot/Proxy Statement. All expenses of solicitation of proxies will be paid by the Cooperative or DTG (as applicable).

VOTING RIGHTS AND RECORD DATE FOR THE CONVERSION

     Only Members of the Cooperative at the close of business on ___________, 1997 (the "Record Date"), are entitled to notice of and to vote at the special meeting of the Cooperative's Members and at any adjournment of that meeting. At the close of business on the Record Date, there were _________ Members of the Cooperative. As of December 31, 1996, directors and executive officers of the Cooperative and their respective affiliates and associates accounted for less than one percent of the total number of Members. Each Member on the Record Date will be entitled to one vote on each matter presented for a vote of the Members at the special meeting. The Conversion must be adopted by the affirmative vote of a majority of the Members present in person or by ballot and voting on the proposal at the special meeting. The presence in person or by ballot of 50 Members constitutes a quorum for purposes of the special meeting. For the purpose of counting votes on this proposal, failure of a Member to attend the meeting in person or submit a ballot will not be counted for purposes of determining the presence of a quorum and will not be counted as a vote on this proposal, and the number of Members who fail to attend the meeting or submit a ballot will not be included in the number of Members of which a majority is required to adopt the proposal. If a Member attends the meeting or submits a ballot, an abstention will not be counted as a vote on this proposal, and the number of Members who fail to vote will not be included in the number of Members of which a majority is required.

VOTING RIGHTS AND RECORD DATE FOR THE MERGER

     Only persons who would have been shareholders of record of DTG Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the special meeting of DTG's shareholders and at any adjournment of that meeting. At the close of business on the Record Date, not more than 1,050,000 shares of DTG Common Stock and warrants and options to purchase no more than 200,000 shares of DTG Common Stock would have been issuable in the Conversion. As of December 31, 1996, less than one percent of the number of shares of DTG Common Stock issuable if the Conversion was then adopted and consummated, would have been beneficially owned by the individuals who would constitute the directors and executive officers of DTG and their respective affiliates and associates. Each person who would have been a holder of record of DTG Common Stock had the Conversion been consummated on the Record Date would be entitled to one vote for each share of DTG Common Stock registrable in the person's name on each matter presented for a vote of the shareholders at the special meeting. The Merger must be approved by the affirmative vote of the holders of a majority of the number of shares of DTG Common Stock issuable in the Conversion. For the purpose of counting votes on the proposed Merger, failure of a shareholder to vote in person or by proxy at the special meeting will not be counted for purposes of determining the presence of a quorum at the special meeting, but will have the same effect as a vote against the Merger. If a shareholder attends the meeting in person or by proxy, an abstention will have the same effect as a vote against the Merger.

EXPENSES

     The Cooperative will pay all printing expenses and filing fees pertaining to the Registration Statement and the Prospectus and Ballot/Proxy Statement, including all expenses for postage, labor and materials.


                              THE CONVERSION

     The Board of Directors of the Cooperative has unanimously approved and recommended that the Cooperative's Members consider and vote upon a proposal to adopt an amendment to the Cooperative's articles of incorporation to convert the Cooperative into a South Dakota business corporation, which would be DTG (the "Conversion"). The Board unanimously voted to approve the proposed amendment at its February 11, 1997 meeting.

     The following discussion summarizes certain provisions of the proposed amendment and other aspects of the Conversion. This summary discussion is not intended to be a complete description of the proposed amendment or the Conversion and is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Appendix A and incorporated by reference in this Prospectus and Ballot/Proxy Statement.

BACKGROUND OF THE CONVERSION

     The Cooperative's Board of Directors, together with management and with the advice of the Cooperative's financial and legal advisers, has been studying the possibility of converting the Cooperative from a cooperative association into a general business corporation in an effort to enhance the value of the investments in the Cooperative of its Members and holders of Preferred Stock and Capital Credits and to increase the Cooperative's competitive position in its markets. The Board of Directors has considered industry trends of rapid changes in technology and increasing competition in the provision of many services offered by the Cooperative. The Board also has considered recent changes in the regulatory environment affecting the telecommunications services industry that the Board believes may significantly increase competition in the markets that the Cooperative currently serves. The Board believes that the Cooperative must retain existing customers and increase the markets served and services offered in order to remain competitive in light of such technology changes, increased competition and changes in the regulatory environment. After considering various alternatives, the Board unanimously approved the proposed amendment to the Cooperative's articles of incorporation to effect the Conversion and recommended that the proposed amendment be submitted for adoption by the Members at a special meeting.

BOARD RECOMMENDATION AND REASONS FOR THE CONVERSION

     The Board of Directors of the Cooperative believes that the proposed Conversion is in the best interests of the Cooperative and its Members and holders of Preferred Stock and Capital Credits. The Board believes that to realize the full potential of its operations and to finance its current growth strategy, the Cooperative would benefit by having access to additional capital resources. As a cooperative, few options for raising capital have been available to the Cooperative. For many years, the Cooperative's main source of equity capital has been the capital provided by current and former Members. The Board believes that this lack of access to financial markets could place the Cooperative at a significant competitive disadvantage in the future. If the Conversion is adopted and consummated, the Board believes that the Cooperative would have access to public capital markets that may provide additional resources to promote growth and to fund currently anticipated financing projects. In addition, as an issuer of transferable securities, the Board believes that the Cooperative would have greater flexibility and increased options in connection with potential acquisitions, partnerships and alliances. The Board also believes that the Conversion would assist the Cooperative in becoming a more effective competitor in its markets.

     The Board of Directors also believes that the Conversion would provide Members and holders of Preferred Stock and Capital Credits with an opportunity to have an interest in a more flexible business organization and could provide them an opportunity to realize the value of their investments in the Cooperative. While there can be no assurance that a market for DTG Common Stock would develop if the Conversion is adopted and consummated or, if it did, that it would provide DTG shareholders a meaningful opportunity to liquidate their equity interests in DTG at a fair value, management intends at a future date to enter into negotiations with brokers and other potential market makers and apply to have DTG Common Stock quoted for trading on The Nasdaq Stock Market.

     In the course of reaching its decision to approve the proposed amendment to effect the Conversion, the Board consulted with legal counsel and financial advisers to the Cooperative, as well as with management of the Cooperative. Without assigning any relative or specific weights, the Board considered numerous factors, including but not limited to the following: (i) the changing nature of the telecommunications industry generally; (ii) the need for the Cooperative to finance growth; (iii) the desirability of the Cooperative having access to public capital markets to potentially provide additional resources to promote growth and support operating needs; (iv) the changing regulatory environment surrounding the telecommunications services industry; (v) the desirability of providing Members and holders of Preferred Stock and Capital Credits an opportunity for liquidity and the ability to recognize the value of their investments in the Cooperative in the future; (vi) historical and current financial and economic conditions; (vii) historical market prices, reported trading volumes and dividend histories of publicly traded companies in the Cooperative's industry; and (viii) the limitations currently placed on Members with respect to their equity interests in the Cooperative by the Cooperative Act and the Cooperative's articles of incorporation and bylaws.

     As of the date of this Prospectus and Ballot/Proxy Statement, the directors and executive officers of the Cooperative, together with their respective affiliates and associates, as a group, constituted less than one percent of the total number of Members of the Cooperative. These persons would be entitled to receive the same consideration for their shares and Capital Credits as any other Member and holder of Preferred Stock and Capital Credits at the effective time of the Conversion. Upon consummation of the Conversion, the Cooperative's directors, executive officers and their respective affiliates and associates as a group would beneficially own less than one percent of the shares of DTG Common Stock issuable in the Conversion.

        THE COOPERATIVE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT THE MEMBERS VOTE FOR ADOPTION OF THE
       PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT
                              THE CONVERSION.

CONVERSION OF SHARES OF COOPERATIVE COMMON STOCK AND PREFERRED STOCK

     The Cooperative's Board of Directors is soliciting ballots from Members for the purpose of adopting the proposed amendment to the articles of incorporation to effect the Conversion. The amendment to the articles of incorporation must be adopted by the affirmative vote of a majority of the Members of the Cooperative voting on the proposal at the special meeting or any adjournment of that meeting.

     If the amendment to the articles of incorporation of the Cooperative is adopted and the Conversion is consummated, the Cooperative would be converted into DTG. DTG would own all of the assets and assume all of the liabilities of the Cooperative. The articles of incorporation of DTG would be the Amended Articles of Incorporation of DTG that are included as Appendix B to this Prospectus and Ballot/Proxy Statement. The bylaws of DTG would be the Amended Bylaws of DTG attached as Appendix C to this Prospectus and Ballot/Proxy Statement.

     At the time the Conversion becomes effective, (i) each share of Cooperative Common Stock issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Common Stock and (ii) each share of Preferred Stock issued and outstanding immediately prior to the effective time of the Conversion would automatically become and be converted into the right to receive 80.8216445 validly issued, fully paid and nonassessable shares of DTG Common Stock, all subject to payment in cash for fractional shares.

CONVERSION OF CURRENT AND FORMER MEMBERS' CAPITAL CREDITS

     If the proposed amendment to the articles of incorporation of the Cooperative is adopted and the Conversion is consummated, current and former Members who have positive balances credited to their accounts on the books of the Cooperative representing Capital Credits would be entitled to receive shares of DTG Common Stock and the Capital Credits would be retired in full. In the Conversion, each Capital Credit recorded on the books of the Cooperative immediately prior the effective time of the Conversion would be retired in full and automatically become and be converted into the right to receive 0.2 of a validly issued, fully paid and nonassessable share of DTG Common Stock, all subject to payment in cash for fractional shares. Capital Credits of the Cooperative currently have no stated term, earn no interest or dividends, are only assignable on the books of the Cooperative pursuant to written instructions of the assignor and only to successors in interest or successors in occupancy of all or part of such Member's premises served by the Cooperative, unless the Board of Directors acting under policies of general application may determine otherwise, and, for capital furnished after December 31, 1983, may be retired by the Board of Directors pursuant to such method, basis, priority and order as the Board of Directors may determine in its sole discretion. The Board of Directors has determined that, if the Conversion is adopted and consummated, all outstanding Capital Credits shall be retired in full in exchange for shares of DTG Common Stock. Capital Credits for periods prior to January 1, 1986, have already been retired in full.

     In calculating the number of shares of DTG Common Stock that would be issuable upon retirement of outstanding Capital Credits, each person's Capital Credits balance would be determined by allocating the person's portion of total unallocated Capital Credits for 1996 based on the person's total patronage in 1996. Capital Credits will not be allocated for 1997. Next, any unpaid overdue amounts owed to the Cooperative for past services, plus interest on such amounts calculated in accordance with Section 9.02 of the Cooperative's bylaws, would be offset against the person's Capital Credit account. Alternatively, such persons would have the option of paying any overdue amounts plus interest, thereby preventing a reduction in
their Capital Credit balance.   The resulting Capital Credit balances, if
positive, would be divided by $5.00 to determine the number of shares of DTG Common Stock issuable in the Conversion to retire Capital Credits. Fractional shares would not be issued. Any remaining amounts would be paid in cash.

     In the event that the Cooperative is unable to locate the holders of Capital Credits, such Capital Credits will be allocated into a special Cooperative Equity Suspense Account immediately prior to the Conversion. Following the forfeiture provisions of Section 46-16-54 of the Cooperative Act, the Resulting Company would attempt to locate the holders. If it is unable to do so, amounts in the Cooperative Equity Suspense Account would be forfeited and reallocated as additional paid-in capital.

NO FRACTIONAL SHARES

     DTG will not issue fractional shares of DTG Common Stock in the Conversion. A Member or holder of Preferred Stock or Capital Credits who would otherwise be entitled to receive a fraction of a share of DTG Common Stock in the Conversion will receive instead an amount of cash determined by multiplying that fraction by $5.00.

DISTRIBUTION OF DTG COMMON STOCK

     At the effective time of the Conversion, the Cooperative would be converted into DTG and the Cooperative would cease to exist. As of the effective time of the Conversion, holders of Cooperative Common Stock outstanding immediately prior to the effective time of the Conversion would cease to be Members of the Cooperative and consequently would have no rights as Members. Instead, former Members of the Cooperative would have rights as shareholders of DTG. It is anticipated that the Conversion itself would have no adverse impact on the services provided and rates charged by the Cooperative. Certificates that represented shares of Cooperative Common Stock and Preferred Stock and accounts on the books of the Cooperative that represented Capital Credits outstanding immediately prior to the effective time of the Conversion would then represent the right to receive shares of DTG Common Stock having all of the voting and other rights of shares of DTG Common Stock and the right to receive cash in lieu of fractional shares as provided in the resolution adopting the amendment to the articles of incorporation.

     If the Conversion is consummated but the Plan of Merger is not approved, as soon as practicable after the Conversion becomes effective or after a Capital Credit holder is located DTG would send or cause to be sent to record holders of Cooperative Common Stock and Preferred Stock, and each holder of a Capital Credit as reflected on the books of the Cooperative, transmittal materials to be used to exchange certificates that represented shares of Cooperative Common Stock and Preferred Stock outstanding immediately prior to the effective time of the Conversion ("Cooperative Certificates") for stock certificates representing shares of DTG Common Stock and to have certificates issued in connection with the retirement of accounts representing Capital Credits. The transmittal materials would contain instructions with respect to the surrender of Cooperative Certificates. DTG would issue and deliver new stock certificates together with checks for the amount of cash payable for fractional shares of DTG Common Stock to Members or holder of Preferred Stock and Capital Credits. DTG would issue and deliver certificates and checks in the name and to the address appearing on the Cooperative's stock records as of the effective time of the Conversion, or in such other name or to such other address as may be specified in the transmittal materials received by DTG. DTG would not be required to, and would not, issue and deliver certificates and checks until it has received properly executed transmittal materials and, with respect to a Member or holder of Preferred Stock, until it has received all of the Cooperative Certificates held of record by that Member or holder of Preferred Stock, or an affidavit of loss and indemnity bond for such certificate or certificates. Such Cooperative Certificates, transmittal materials and affidavits must be in a form and condition reasonably acceptable to DTG.

     DTG would have discretion to determine reasonable rules and procedures relating to the issuance and delivery of certificates of DTG Common Stock into which shares of Cooperative Common Stock and Preferred Stock and Capital Credits would be converted in the Conversion and governing the payment for fractional shares.

     If the proposed Plan of Merger described in "THE MERGER" is approved and consummated, no shares of DTG Common Stock would physically be issued in the Conversion. Instead, holders of rights to receive shares of DTG Common Stock would instead receive shares of DTG Delaware Common Stock as provided in the Plan of Merger, together with checks for the amount of cash payable for fractional shares of DTG Common Stock. (See "THE MERGER-- Cessation of Shareholder Status and Distribution of DTG Delaware Common Stock.")

EFFECTIVE TIME OF THE CONVERSION

     The Conversion would be consummated on the date and time specified in a Certificate of Amendment to the articles of incorporation issued by the Secretary of the State of South Dakota in accordance with the SDBCA and the Cooperative Act. If the Members of the Cooperative adopt the Conversion at the special meeting and the other conditions to the Conversion are satisfied, the effective time of the Conversion would occur as soon after the special meeting as is possible (which may be the same date as the special meeting), provided that the Conversion has not been abandoned prior to such time. It is anticipated that the Conversion, if adopted, would become effective during the second quarter of 1997.

COOPERATIVE STOCK OPTIONS AND WARRANTS

     Before the effective time of the Conversion, each outstanding stock option and warrant entitling the holder to purchase shares of Preferred Stock would be amended, if necessary, so that it would become, if and when the Conversion becomes effective, an option or warrant to purchase, for an equivalent price, that number of shares of DTG Common Stock that the holder would have acquired pursuant to the Conversion had the holder exercised the option or warrant immediately prior to the effective time of the Conversion. The options and warrants would in all other respects contain the same terms and conditions as they do presently.

     As of the date of this Prospectus and Ballot/Proxy Statement, there were stock options and warrants outstanding to purchase an aggregate of 2,016 shares of Preferred Stock, which, if exercised prior to the Conversion, would be convertible into 162,936 shares of common stock of the Resulting Company in connection the Conversion. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options" and "--Warrants.")

MANAGEMENT AFTER THE CONVERSION

     Upon the consummation of the Conversion, the directors, officers and employees of the Cooperative who were engaged immediately prior to the effective time of the Conversion would continue immediately after the effective time of the Conversion as the directors, officers and employees of DTG, except as otherwise indicated in this Prospectus and Ballot/Proxy Statement.

CONDITIONS TO THE CONVERSION AND ABANDONMENT

     The obligations of the Cooperative to consummate the Conversion are subject to the fulfillment of the following conditions:

      (i) an affirmative vote of a majority of the Members of the Cooperative voting at the special meeting is required to adopt the proposed amendment to the articles of incorporation;

     (ii) the Cooperative must not be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Conversion;

    (iii) the Cooperative must have obtained any required regulatory approvals with respect to the Conversion; and

     (iv) there must not be any suit or proceeding pending or threatened that challenges the Conversion.

The Cooperative and DTG may waive the condition set forth in clause (iv).

DESCRIPTION OF DTG CAPITAL STOCK

     Under the proposed Amended Articles of Incorporation of DTG, DTG's authorized capital stock would consist of 5,000,000 shares of common stock, without par value ("DTG Common Stock"), and 250,000 shares of preferred stock, without par value ("DTG Preferred Stock"). As of the date of this Prospectus and Ballot/Proxy Statement, DTG did not exist as a separate entity and therefore there were no outstanding shares of DTG Common Stock and no outstanding shares of DTG Preferred Stock. DTG expects that no more than 1,050,000 shares of DTG Common Stock and warrants and options to purchase no more than 200,000 shares of DTG Common Stock would be issuable in the Conversion.

     DTG COMMON STOCK. Holders of DTG Common Stock would be entitled to dividends out of funds legally available for that purpose if, as and when declared by the Board of Directors of DTG. Certain covenants in existing loan agreements between the Cooperative and the RUS to which DTG would be subject following the Conversion, as well as federal statutes and regulations which apply to RUS borrowers, would limit the circumstances under which DTG would be permitted to pay dividends or make other distributions to DTG shareholders. Under these agreements, the RUS must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The dividend rights of DTG Common Stock also would be subject to the rights of any DTG Preferred Stock which may be issued. Each holder of DTG Common Stock would be entitled to one vote for each share held on each matter presented for shareholder action. DTG Common Stock would have no preemptive rights, conversion rights or redemption provisions. DTG Common Stock would entitle the holder to cumulate votes with respect to the election of directors as provided in the South Dakota Constitution and the SDBCA.

     In the case of any liquidation, dissolution or winding up of the affairs of DTG, holders of DTG Common Stock would be entitled to receive, pro rata, any assets distributable to common shareholders in respect of the number of shares held by them. The liquidation rights of DTG Common Stock would be subject to the rights of holders of any DTG Preferred Stock which may be issued in the future.

     All shares of DTG Common Stock issuable in the Conversion, if and when issued, would be fully paid and nonassessable.

     DTG PREFERRED STOCK. DTG would be authorized to issue, without further shareholder approval, up to 250,000 shares of DTG Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by DTG's Board of Directors. Such DTG Preferred Stock could have priority over DTG Common Stock as to dividends and as to distribution of DTG's assets upon any liquidation, dissolution or winding up of DTG.

STATUTORY PROVISIONS AFFECTING CONTROL OF DTG

     The following discussion concerns the provisions of the SDBCA which would affect control of DTG if the Conversion is adopted and consummated but the Merger is not consummated. If the Merger is consummated, the statutory provisions of the Delaware Law would apply. (See "THE MERGER-- Statutory Provisions Affecting Control of DTG Delaware.")

     The matters discussed below may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate.

     CONTROL SHARE ACT. Under Sections 47-33-8 through 47-33-16 of the SDBCA (the "Control Share Act"), the shares of stock acquired by an acquiring person in a "control share acquisition" that exceed certain thresholds of voting power do not have voting rights unless the holders of the other voting shares vote to grant voting rights to the acquiring person's shares. The Control Share Act also contains other provisions applicable to a control share acquisition. A South Dakota "public corporation" (such as DTG) may opt out of the Control Share Act and elect not be subject to its provision. The proposed Amended Articles of Incorporation of DTG would opt out of the Control Share Act, and therefore the Control Share Act would not be applicable to DTG unless DTG's Amended Articles of Incorporation were subsequently amended to "opt in" to the Control Share Act as provided in the SDBCA.

     FAIR PRICE ACT. Under Sections 47-33-17 through 47-33-19 of the SDBCA (the "Fair Price Act"), a South Dakota "public corporation" (such as DTG) may not engage in a "business combination" with an "interested shareholder" unless certain conditions are met. An "interested shareholder" is one that
(i) directly or indirectly beneficially owns 10 percent or more of the outstanding voting shares of the corporation or (ii) is an affiliate or associate of the corporation and at any time within the last four years was the beneficial owner, directly or indirectly, of 10 percent or more of the corporation's voting stock. A "business combination" means any of the following:

          (i) any merger or consolidation of the domestic corporation or any subsidiary with (A) the interested shareholder or (B) any other corporation (whether or not itself an interested shareholder) that is, or after the merger or consolidation would be, an affiliate or associate of the interested shareholder, but excluding (1) the merger of a wholly owned subsidiary of the domestic corporation into the corporation, (2) the merger of two or more wholly owned subsidiaries of the domestic corporation or (3) the merger of another corporation, other than an interested shareholder or an affiliate or associate of an interested shareholder, with a wholly owned subsidiary of the domestic corporation pursuant to which the surviving corporation, immediately after the merger, becomes a wholly owned subsidiary of the domestic corporation;

         (ii) any exchange, pursuant to a plan of exchange, of shares of the domestic corporation or any subsidiary for equity securities of either (A) the interested shareholder or (B) any other corporation, whether or not itself an interested shareholder of the domestic corporation, that is, or after the exchange would be, an affiliate or associate of the interested shareholder;

        (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested shareholder or any affiliate or associate of the interested shareholder, of assets of the domestic corporation or any subsidiary: (A) having an aggregate market value equal to 10 percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of the domestic corporation; (B) having an aggregate market value equal to 10 percent or more of the aggregate market value of all of the outstanding shares of the domestic corporation or (C) representing 10 percent or more of the earning power or net income, determined on a consolidated basis, of the domestic corporation;

         (iv) the issuance or transfer by the domestic corporation or any subsidiary, in one or more transactions, of any shares of the domestic corporation or any subsidiary that have an aggregate market value equal to five percent or more of the aggregate market value of all the outstanding shares of the domestic corporation to the interested shareholder (or any affiliate or associate of the interested shareholder), except pursuant to the exercise of rights or options to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the domestic corporation other than for the purpose of facilitating or effecting a subsequent transaction that would have been a business combination if the dividend or distribution had not been made;

          (v) the adoption of any plan or proposal for the liquidation or dissolution of the domestic corporation, or any reincorporation of the domestic corporation in another state or jurisdiction, proposed by or on behalf of, or pursuant to any written or unwritten agreement, arrangement, relationship, understanding or otherwise with, the interested shareholder or any affiliate or associate of the interested shareholder;

         (vi) any reclassification of securities, including any share dividend or split, reverse share split or other distribution of shares in respect of shares, any recapitalization of the domestic corporation, any merger or consolidation of the domestic corporation with any subsidiary, or any other transaction, whether or not with or into or otherwise involving the public corporation or any subsidiary that is, directly or indirectly, owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments; or

        (vii) any receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of the domestic corporation, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through the domestic corporation. However, the term "business combination" does not include the receipt of any of the foregoing benefits by the domestic corporation or any of that corporation's subsidiaries arising from transactions, such as intercompany loans or tax sharing arrangements, between the domestic corporation and its subsidiaries in the ordinary course of business.

     Certain business combinations are excluded from the Fair Price Act, including (i) a business combination approved by the board of directors of the domestic corporation prior to the interested shareholder's share acquisition date, or where the purchase of shares made by the interested shareholder on the interested shareholder's share acquisition date has been approved by the board of directors prior to the interested shareholder's share acquisition date; (ii) a business combination approved: (A) by the affirmative vote of the holders of a majority of the outstanding voting shares, not including any voting shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder, at a meeting called for such purpose no earlier than three months after the interested shareholder became, and if at the time of the meeting the interested shareholder is, the beneficial owner, directly or indirectly, of at least 80 percent of the voting shares, if the business combination also satisfies all of the conditions of Section 47-33-18 (discussed below) or (B) by the affirmative vote of all of the holders of all of the outstanding voting shares; (iii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting shares, not including any voting shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder, at a meeting called for such purpose no earlier than four years after the interested shareholder's share acquisition date and (iv) a business combination approved by a majority of the outstanding voting shares at a shareholders' meeting called for such purpose no earlier than four years after the interested shareholder's share acquisition date, if the business combination also satisfies all of the conditions of Section 47-33-18 of the Fair Price Act.

     With respect to business combinations specified in clauses (ii)(A) and
(iv) above, each of the following additional requirements must be met under
Section 47-33-18:

          (i) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding common shares in the business combination is at least equal to the higher of the following: (A) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealer's fees, paid by the interested shareholder for any common shares of the same class or series acquired by it: (1) within the three-year period immediately prior to the announcement date with respect to such business combination or (2) within the three-year period immediately prior to, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since such earliest date, up to the amount of the interest or (B) the market value per common share on the announcement date with respect to the business combination or on the interested shareholder's share acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since such date, up to the amount of the interest.

         (ii) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of shares, other than common shares, of the corporation is at least equal to the highest of the following: (A) the higher per-share price, including any brokerage commission, transfer taxes and soliciting dealer's fees, paid by the interested shareholder for any shares of such class or series of shares acquired by it: (1) within the three-year period immediately prior to the announcement date with respect to the business combination or (2) within the three-year period immediately prior to, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of shares since such earliest date, up to the amount of the interest; (B) the highest preferential amount per share to which the holders of shares of such class or series of shares are entitled in the event of any voluntary liquidation, dissolution or winding up of the corporation, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of shares, unless the aggregate amount of the dividends is included in such preferential amount or (C) the market value per share of such class or series of shares on the announcement date with respect to the business combination or on the interested shareholder's share acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of shares since such date, up to the amount of the interest.

        (iii) The consideration to be received by holders of a particular class or series of outstanding shares, including common shares, of the corporation in the business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of such class or series of shares previously acquired by it, and the consideration shall be distributed promptly.

         (iv) The holders of all outstanding shares of the corporation not beneficially owned by the interested shareholder immediately prior to the consummation of the business combination are entitled to receive in the business combination cash or other consideration for such shares in compliance with subsections (i), (ii) and (iii) above.

          (v) After the interested shareholder's share acquisition date and prior to the consummation date with respect to the business combination, the interested shareholder has not become the beneficial owner of any additional voting shares of such corporation except: (A) as part of the transaction which resulted in such interested shareholder becoming an interested shareholder; (B) by virtue of proportionate splits of shares, share dividends or other distributions of shares in respect of shares not constituting a business combination; (C) through a business combination meeting all of the conditions to be excluded from the Fair Price Act; (D) through purchase by the interested shareholder at any price which, if the price had been paid in an otherwise permissible business combination the announcement date and consummation date of which were the date of such purchase, would have satisfied the requirements of subsections
     (i), (ii) and (iii) above or (E) through purchase required by and pursuant to the provisions of, and at no less than the fair value including interest to the date of payment as determined by the court in accordance with the SDBCA or, if such fair value was not then so determined, then at a price that would satisfy the conditions in subparagraph (D) of this subsection.

     There are additional exclusions from the Fair Price Act. One of these provisions provides that the Fair Price Act does not apply to corporations that have opted out of its provisions, either in their original articles of incorporation or in a later-adopted amendment to the articles that was approved by two-thirds of the voting shares (excluding the shares held by an interested shareholder and the person's respective affiliates and associates). However, with respect to later-adopted amendments the opt-out is not effective until 18 months after it is adopted and is also not effective as to persons who were interested shareholders at the time of the opt-out. The Board of Directors has no present intention to opt out of the provisions of the Fair Price Act should it become applicable to DTG. There would be no 10 percent shareholder immediately upon consummation of the Conversion.

OTHER PROVISIONS AFFECTING CONTROL OF DTG

     If the Conversion is adopted and consummated, certain provisions of DTG's proposed Amended Articles of Incorporation, Bylaws and other plans may also affect control of DTG. Many of the following provisions will be similar as applied to DTG Delaware if the Merger is approved and consummated. (See "THE MERGER--Other Provisions Affecting Control of DTG Delaware.") The following provisions may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate.

     PROVISIONS REGARDING THE BOARD OF DIRECTORS

          CLASSIFIED BOARD. The proposed Amended Articles of Incorporation of DTG classify DTG's Board of Directors into three classes serving staggered, three-year terms. Classification of the Board could have the effect of extending the time during which the existing Board of Directors could control the operating policies of DTG even though opposed by the holders of a majority of the outstanding shares of DTG Common Stock. (See "THE MERGER--Comparison of Rights of Shareholders of DTG to Rights of Stockholders of DTG Delaware.") The Cooperative currently has a classified Board of Directors.

          NOMINATION OF DIRECTORS. Under the proposed Amended Articles of Incorporation of DTG, all nominations for directors by shareholders would be required to be delivered to DTG in writing at least 120 days prior to the notice of an annual meeting of shareholders or, in the case of a special meeting of shareholders at which a director or directors would be elected, at least seven days after the notice of the special meeting. A nomination that is not received prior to these deadlines would not be placed on the ballot. The Board believes that advance notice of nominations by shareholders would afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, would provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure would not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors, the nomination procedure could have the effect of precluding a nomination for the election of directors at a particular meeting if the proper procedures were not followed.

          REMOVAL OF DIRECTORS. The SDBCA does not specifically provide for the removal of directors. However, under the proposed Amended Articles of Incorporation of DTG, subject to the rights of any class of stock then outstanding, any director could be removed from office, but only for cause, and only by shareholder action. Generally, the vote for removal would require the affirmative vote of a majority of shares entitled to vote at an election of directors. However, if less than the entire board was to be removed, no single director could be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. "Cause" for removal could only be present in the circumstances specified in the proposed Amended Articles of Incorporation of DTG. "Cause" is present when: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of such person's duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal; (iii) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects such person's ability as a director of the corporation; or
     (iv) the director's actions or failure to act have been in derogation of the director's duties, as provided in the bylaws of DTG or otherwise provided by law. Any proposal for removal pursuant to (iii) or (iv) that is initiated by the Board of Directors for submission to the shareholders would require the affirmative vote of at least two-thirds of the total number of directors then in office, excluding the director who is the subject of the removal action and who shall not be entitled to vote thereon.

          QUALIFICATION OF DIRECTORS. Under Article XI of the proposed Amended Articles of Incorporation of DTG, no person who has asserted or asserts any "Claim" (defined below) against the corporation or any subsidiary (a "Plaintiff"), and no person who was or became associated or affiliated with any Plaintiff (a "Related Person"), would be eligible to be elected or to serve as a director until the Claim was "Finally Resolved" (defined below). A director who was validly nominated and elected as a director and who thereafter became a

     Plaintiff or Related Person would continue as a director for the remainder of the term for which the director was elected or until the director's resignation or removal. A director who was or became a Plaintiff or a Related Person would be required to either (i) promptly take all steps necessary to cause the director to be neither a Plaintiff nor Related Person or (ii) if the director cannot do so and the Claim has not been Finally Resolved within the "Resolution Period" (defined below), resign as a director, effective immediately, at or before the end of such Resolution Period.

          A "Claim" means any claim, cross-claim, counterclaim or third-party claim pled in any action, suit or proceeding before any court, governmental agency or instrumentality, arbitrator or similar body or authority. However, certain claims are excluded, including: (i) one which, when aggregated with all other claims asserted by the Plaintiff or any Related Person of such Plaintiff against the corporation or any subsidiary that have not been Finally Resolved, could not, if decided adversely to the corporation or a subsidiary, along with all other aggregated claims, cross-claims, counterclaims and third-party claims, result in liability in excess of 10 percent of the consolidated current assets of the corporation as of the most recent quarter or render the corporation insolvent; (ii) one arising pursuant to a contract between the corporation and the pertinent Plaintiff or Related Person that was approved by a majority of the Continuing Directors (as defined below), including without limitation, claims arising under any indemnity or employment contract; and (iii) claims asserted in the right of the corporation (i.e., derivative actions).

          The term "Finally Resolved" means that a final order has been rendered with respect to the Claim and all available appeals from such order have been exhausted or the time for seeking such review has expired. The term "Resolution Period" means the 30-day period beginning on the earlier of (i) the date on which a director of the corporation notifies the Board that the director has become a Plaintiff or Related Person or (ii) the date on which the Board determines that a director has become a Plaintiff or Related Person. However, the Board could (but would not be required to) extend a Resolution Period by up to 15 days if the director establishes to the Board's satisfaction a reasonable likelihood that the Claim would be Finally Resolved or such director would cease to be both a Plaintiff and a Related Person during that extra 15-day period.

          The Board of Directors would not nominate any person for election as a director unless (i) the prospective nominee has provided the Board with (A) all information necessary or appropriate to enable the Board to determine whether the nominee is a Plaintiff or a Related Person and (B) a signed statement the prospective nominee is not aware of any reason not disclosed to the Board why the prospective nominee would or might be considered a Plaintiff or Related Person and (ii) after receipt of the items the Board determines that the prospective nominee is not a Plaintiff or Related Person.

          Any shareholder who was uncertain whether any person the shareholder desires to nominate for election as a director is a Plaintiff or Related Person could request a determination from the Board concerning that matter, upon delivering to the Board certain information and other items and complying with certain deadlines. Within 10 days after receiving a properly submitted request (or, if it is impossible or impracticable to do so during such period, as soon as practicable thereafter), the Board would be required to consider the request and determine whether or not the candidate is a Plaintiff or Related Person who could not be nominated for election to the Board.

          If a candidate who was the subject of a proper and timely submitted request was determined not to be a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting shareholder otherwise would have been entitled to give notice of intent to nominate the candidate, then the Board's determination would operate as a waiver of the time limits otherwise applicable to the giving of such notice of intent to the extent, if any, necessary to afford the shareholder a period of five days after receipt of the Board's notice within which to give notice of intent to nominate the candidate.

          If the Board determined that the candidate was a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting shareholder otherwise would have been entitled to give notice of intent to nominate, then the Board's determination would operate as a waiver of the time limits otherwise applicable to the giving of notice of intent to nominate to the extent, if any, necessary to afford the requesting shareholder a period of 15 days after receipt of the Board's notice within which to give notice of intent to nominate another person in lieu of the ineligible candidate.

          Whenever any shareholder was afforded an additional time period within which to give notice of intention to nominate, the Board may afford the other shareholders of the corporation a comparable additional period of time within which to give such notice.

          While the Board of Directors believes that Article XI ensures that directors and nominees for election as directors will not have significant conflicts of interest with the corporation, Article XI may have the effect of making shareholder nominations of director candidates more difficult.

     BOARD EVALUATION OF CERTAIN OFFERS. Article XIII of the proposed Amended Articles of Incorporation of DTG provides that the Board of Directors would not initiate, approve, adopt or recommend any offer of any person or entity (other than DTG) to make a tender or exchange offer for any DTG Common Stock or DTG Preferred Stock, to merge or consolidate DTG with any other entity, or to purchase or acquire all or substantially all of DTG's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of DTG and its shareholders. In doing so, the Board could rely on an opinion of legal counsel who is independent from the offeror, and/or may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

     In making its determination as to whether the transaction would be in the best interests of the corporation and its shareholders, the Board would be required to consider all factors it deemed relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by DTG and/or its shareholders, considering historical trading prices of DTG Common Stock, the price that could be achieved in a negotiated sale of DTG as a whole, past offers to other corporations and the future prospects of DTG; (ii) the possible social and economic impact of the proposed transaction on DTG, its employees, customers and suppliers;
(iii) the potential social and economic impact of the proposed transaction on the communities in which DTG and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the offering party; (v) the competence, experience and integrity of the offering party and its management and (vi) the intentions of the offering party regarding the use of the assets of DTG to finance the transaction.

     "BLANK CHECK" PREFERRED STOCK AND PREFERRED STOCK RIGHTS PLAN. DTG would be authorized to issue, without further shareholder approval, up to 250,000 shares of DTG Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by DTG's Board of Directors. Such DTG Preferred Stock could have priority over DTG Common Stock as to dividends and as to distribution of DTG's assets upon any liquidation, dissolution or winding up of DTG.

     While no DTG Preferred Stock would be outstanding at the effective time of the Conversion, the proposed Amended Articles of Incorporation designate 15,000 shares of DTG Preferred Stock as Series A Junior Participating Preferred Stock for possible future issuance in connection with a preferred stock purchase rights plan which the Board of Directors of DTG presently intends to implement as soon as is practicable following the consummation of the Conversion. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Preferred Stock Purchase Rights Plan.")

     SUPERMAJORITY VOTE PROVISIONS. The proposed Amended Articles of Incorporation of DTG contain "supermajority" vote requirements for certain business combinations. Article XII provides that, in addition to any vote required by law or other provisions of the proposed Amended Articles of Incorporation, the affirmative vote of not less than 80 percent of the outstanding shares of "voting stock" (which is defined as all shares of DTG stock that are entitled to vote generally in the election of directors, voting as a single class) would be required for the approval of certain "business combinations" between the corporation or a subsidiary and any "interested shareholder."

     A "business combination" is generally defined for purposes of Article XII as including mergers, sales of all or substantially all of the assets of the corporation and certain other transactions. An "interested shareholder" is defined as a person (other than DTG, its majority-owned subsidiaries or their employee benefit plans), who, alone or together with affiliated persons, beneficially owns 10 percent or more of the voting stock of the corporation, as well as certain other persons that are affiliated with an interested shareholder.

     These requirements would not apply when the transaction was approved by a majority of the "continuing directors," which are directors who are not affiliated with an interested shareholder and who were either (i) elected to the Board prior to the time that the interested shareholder became an interested shareholder or (ii) designated, before their initial election as directors, as continuing directors by a majority of the then-continuing directors. The term excludes, however, certain persons that became directors as a result of election contests within the meaning of Rule 14a-11 under the Exchange Act or other types of proxy solicitations.

     In addition, Article XIV provides that, in addition to any vote required by law or other provisions of the proposed Amended Articles of Incorporation, the affirmative vote of at least 80 percent of the shares held by persons who are not interested shareholders (as defined in Article
XII) would be required to approve business combinations (as defined in
Article XII) of the corporation or a majority owned subsidiary with any interested shareholder. This requirement would not apply if (i) the business combination was approved by a majority of the continuing directors (as defined in Article XII) or (ii) certain other detailed conditions are satisfied.

     RESTRICTIONS ON AMENDMENTS TO AMENDED ARTICLES OF INCORPORATION AND BYLAWS OF DTG. Several provisions of DTG's proposed Amended Articles of Incorporation require a greater-than-majority vote to be amended. Specifically, Article XVIII(A) provides that no amendment to the Articles of Incorporation could alter, modify or repeal any or all of the provisions of Article XIV (supermajority vote/fair price requirement for certain business combinations) or Article XVIII(A), unless the amendment is adopted by the affirmative vote of not less than 80 percent of the outstanding shares of voting stock held by shareholders who are not interested shareholders.

     Also, Article XVIII(B) of DTG's proposed Amended Articles of Incorporation provides that no amendment shall alter, modify or repeal any or all of the provisions of Articles VIII (powers of the Board of Directors), IX (indemnification), XI (Board of Directors classification, nomination, qualification, etc.), XII (supermajority vote required for certain business combinations), XIII (non-shareholder constituency provision) or XV (limitation of certain director liability), and the shareholders would not have the right to alter, modify or repeal any or all provisions of the Bylaws of the corporation, unless such amendment, alteration, modification or repeal is adopted by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of voting stock. However, the provisions of Article XVIII(B) would not apply to, and such 80 percent vote would not be required for, any amendment, alteration, modification or repeal which has first been approved by (i) the affirmative vote of 80 percent of the entire Board of Directors, including the affirmative vote of at least one director of each class of the Board of Directors and (ii) the affirmative vote of two-thirds of the continuing directors.

     STANDSTILL AGREEMENTS. In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative entered into standstill agreements (the "Standstill Agreements") with the former shareholders of TCIC and of Iway (collectively, the "Sellers"). These Standstill Agreements would be applicable to shares of DTG Common Stock issuable to the Sellers in connection with the Conversion, and would restrict their ability to dispose of shares of DTG Common Stock and would require them to refrain from certain other actions related to DTG Common Stock. For a description of these restrictions, see "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Standstill Agreements." The Standstill Agreements could have the effect of delaying, deterring or preventing a change in control of DTG.

COMPARISON OF RIGHTS OF MEMBERS OF THE COOPERATIVE TO RIGHTS OF
SHAREHOLDERS OF DTG

     At the special meeting, Members of the Cooperative will vote on a proposal to amend the articles of incorporation to convert the Cooperative into a South Dakota business corporation, which would be DTG. The Cooperative is organized as a cooperative association under South Dakota law. DTG would be regulated as a business corporation under South Dakota law. The following discussion describes certain significant differences between the rights of cooperative association members under provisions of South Dakota law relating to cooperatives and the rights of shareholders under provisions of South Dakota law relating to business corporations.

     MEMBERS VERSUS SHAREHOLDERS. A South Dakota cooperative association has members whereas a business corporation has shareholders. Under the provisions of South Dakota law applicable to cooperatives, a cooperative may have one or more classes of members. A South Dakota cooperative may, as does the Cooperative, require that each member owns a share of membership stock. A member of a South Dakota cooperative is entitled to only one vote on matters on which members must vote, regardless of the number of shares of membership stock that the member owns. A member who owns numerous shares of membership stock is not thereby entitled to any additional voting power. A South Dakota cooperative is not required to issue capital stock (as opposed to membership stock). However, if the cooperative does issue capital stock, that capital stock has no voting power. The Preferred Stock previously issued by the Cooperative is capital stock without voting power.

     The Cooperative's articles of incorporation provide that each Member of the Cooperative is entitled to one vote on all matters submitted for Member action. The Cooperative's articles of incorporation and bylaws require its Members to purchase telecommunications services from the Cooperative and permit Members to own only one share of Cooperative Common Stock. The articles of incorporation of the Cooperative further provide that any Member who desires to dispose of the Member's share of Cooperative Common Stock must first offer such share to the Cooperative, which has the exclusive option to buy the share for 30 days. Thereafter, the Member is permitted to sell the share to an individual that is eligible for membership in the Cooperative.

     A South Dakota business corporation must have at least one class of voting capital stock. However, it may issue shares of capital stock divided into different classes or series. In general, a holder of shares of voting stock is entitled to one vote for each share of voting stock that the person owns. This is significantly different from the law applicable to South Dakota cooperatives, which, as discussed above, provides that each member may only have one vote and that shares of capital stock do not confer voting rights. The general rule for South Dakota cooperatives is one vote per member, whereas the general rule for a business corporation is one vote per share.

     TRANSFERABILITY OF SHARES. The owner of shares of membership stock in a South Dakota cooperative is generally not able to transfer that stock, except to other persons or entities that are eligible to become members in the cooperative, and only when such transferees satisfy the cooperative's membership requirements (if any). Capital stock of a South Dakota cooperative may be transferred unless the terms of the stock otherwise prohibit transfer, although capital stock does not have voting power. This arrangement is significantly different from the laws applicable to South Dakota business corporations, which generally provide that shares of stock in a business corporation may be freely transferred, unless the transferor has agreed in some way or is required by applicable securities laws not to transfer the stock or to transfer it only in certain circumstances.

     CUMULATIVE VOTING FOR DIRECTORS. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may allocate the votes among as many nominees as the shareholder may choose. Without cumulative voting, the holders of a majority of shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all of the directors to be elected at that meeting and no nominee could be elected without the support of a majority of the shares voting at the meeting. Under the South Dakota Constitution and the SDBCA, cumulative voting is mandatory for all South Dakota business corporations. DTG shareholders would have cumulative voting rights if the Conversion is adopted. Cumulative voting is not mandatory for South Dakota cooperatives and neither the Cooperative's articles of incorporation nor its bylaws provide for cumulative voting.

     QUORUM REQUIREMENTS. A quorum for a meeting of the members of a South Dakota cooperative is 10 percent of the first 100 members, plus five percent of additional members. However, a quorum may never be more than 50 members, or a majority of members, whichever is smaller. Thus, in a South Dakota cooperative that has numerous members, such as the Cooperative, 50 members would constitute a quorum at a meeting of members and the majority of a quorum may take action at the meeting (unless the articles of incorporation or other provisions of law require a higher percentage for member actions).

     The quorum requirements applicable to South Dakota business corporations are much different. In general, under the SDBCA a quorum of shareholders in a business corporation is present when the holders of a majority of the shares entitled to vote at the meeting are present in person or by proxy, although the corporation's articles of incorporation or bylaws may specify a different percentage (so long as it is greater than one-third of the shares entitled to vote). The SDBCA does not specify a maximum percentage of shares or number of shareholders that may constitute a quorum.

     ABILITY TO CALL SPECIAL MEETINGS.   Special meetings of the members of
a cooperative may be called by the president, the board of directors or members having 20 percent of the votes entitled to be cast at the meeting. Special meetings of the shareholders of a South Dakota business corporation may be called by the president, the board of directors, the holders of not less than 10 percent of the shares entitled to vote at the meeting or any additional persons that are authorized in the articles of incorporation to call special meetings.

     MEMBER OR SHAREHOLDER ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of the members of a South Dakota cooperative may be taken without a meeting if a majority of the members entitled to vote thereon sign a written consent setting forth the action taken. Shareholders of a South Dakota business corporation may only take action without a meeting upon unanimous written consent.

     DIVIDENDS AND DISTRIBUTIONS. A business corporation is not required to pay dividends on shares of its capital stock. Instead, except to the extent restricted in the corporation's articles of incorporation or by covenants in agreements with lenders or others, dividends and distributions are within the discretion of the corporation's board of directors, provided that the corporation is solvent at the time of paying the dividend and that paying the dividend would not render the corporation insolvent. In general, dividends and distributions may be paid only out of the corporation's unreserved and unrestricted earned surplus.

     South Dakota law regarding cooperatives is much different. At least once annually, the directors of a cooperative must determine and distribute net proceeds. In determining net proceeds, certain items, such as operating expenses and costs, taxes and other expenses and reserves for depreciation and depletion of property and other assets, are first deducted from total proceeds. Afterward, the net proceeds may be distributed, after certain additional deductions, with respect to the capital stock (if any) as authorized in its articles of incorporation, unless the capital is impaired or the payment would result in the impairment of capital. Thereafter, unless the cooperative's articles of incorporation or bylaws expressly provide otherwise, the remaining amount is distributed to members. A member is a person who purchases goods or services from the cooperative in the ordinary course of business. In distributing the remaining amount to members, the cooperative may reserve an amount for necessary purposes, although this reserve is still credited to members in accordance with the level of their capital. The remaining proceeds are paid back to members based on the ratio that their capital bears to total capital. A cooperative is not required, however, to distribute this amount in cash. Rather, it may distribute the amount in cash, credits, stock, in other property or any combination thereof. The Cooperative has accounted for the equity of its Members through Capital Credits for all of its 45-year history. No dividends have been or are currently paid on Capital Credits. Such credits are accumulated on the books of the Cooperative rather than paid in cash. The Cooperative's bylaws permit retirement of Capital Credits in any method, basis, priority and order of retirement as may be determined by the Board. The Cooperative's bylaws currently restrict in certain respects the ability of the Board to retire Capital Credits by payment in cash. The Cooperative has not retired Capital Credits accumulated for any year after December 31, 1985. Capital Credits for the years prior to January 1, 1986 have been retired in full. The last actual cash payment to Members for the purpose of retiring Capital Credits for the 1985 fiscal year occurred in 1992. The Board pays accumulated Capital Credits to the estates of deceased Members, who were natural persons, on a discounted current value basis. The current discount is 58 percent, calculated on a 12 year, 7.5 percent basis. These estate retirements are current on a month-to-month basis. If the Conversion is adopted and consummated, Capital Credits would cease to exist and, accordingly, would not accumulate.

     AMENDMENT OF GOVERNING INSTRUMENTS. A South Dakota cooperative may amend its articles of incorporation or its bylaws by a majority vote of the members voting at a meeting at which a quorum is present (provided that the number of members actually voting on the amendment is sufficient to constitute a quorum).

     With certain exceptions, an amendment to the articles of incorporation of a South Dakota business corporation must first be adopted by a resolution of its board of directors. The amendment must then be adopted by the corporation's shareholders. The amendment is adopted upon receiving the affirmative vote of a majority of the shares entitled to vote thereon, unless the articles of incorporation specify a higher percentage, or unless any class of shares is entitled to vote as a class on the amendment, in which case the amendment is adopted upon receiving the affirmative vote of the holders of a majority of shares of each class entitled to vote as a class and of the total number of shares entitled to vote. As described above, the proposed Amended Articles of Incorporation of DTG would require a supermajority vote to amend certain designated Articles and for shareholders to amend the Bylaws. The SDBCA also contains provisions which require a supermajority vote on certain actions. (See "THE CONVERSION-- Statutory Provisions Affecting Control of DTG" and "Other Provisions Affecting Control of DTG--Restrictions on Amendments to Articles of Incorporation and Bylaws of DTG.")

     A South Dakota business corporation's bylaws may be amended or repealed by the board of directors, unless the corporation's articles of incorporation reserve that power to the shareholders of the corporation. DTG's Bylaws provide that they may be adopted, amended or repealed at any regular or special meeting of the shareholders or at any regular or special meeting of the board of directors.

     QUALIFICATIONS AND NUMBER OF DIRECTORS. A director of a South Dakota business corporation is not required to be a shareholder, unless the corporation's articles of incorporation require otherwise. A director of a cooperative, however, must be a member or a representative of a person that is a member. A cooperative's board of directors may not consist of less than five directors (unless the cooperative has less than 50 members, in which case there must be at least three directors). There generally are no minimum limits on the number of directors of a South Dakota business corporation, except as the corporation may provide in its articles of incorporation or unless the corporation has a classified board of directors (in which case there must be at least nine directors). As described above, the proposed Amended Articles of Incorporation of DTG would include various provisions concerning the qualifications of a director of DTG. (See "THE CONVERSION--Other Provisions Affecting Control of DTG--Qualification of Directors.")

     ISSUANCE OF STOCK IN SERIES. A South Dakota cooperative is not required to issue capital stock. If it does, however, it may issue two or more classes of stock, with such designations, preferences, limitations and relative rights as stated in the cooperative's articles of incorporation.
A South Dakota business corporation may also issue different classes of stock. However, a business corporation has the additional ability to divide any preferred or special class of stock into different series, with different designations, preferences, limitations and relative rights among the various series. (See "THE CONVERSION--Other Provisions Affecting Control of DTG--Blank Check Preferred Stock and Preferred Stock Rights Plan.")

     MERGERS AND OTHER MAJOR TRANSACTIONS.   Like South Dakota business
corporations, cooperatives may merge with other cooperatives. To do so, the board of directors of each cooperative involved in the merger must approve a written plan of merger. Before the merger may take place, the plan of merger must be approved by the members of the cooperatives involved in the merger. Member approval is obtained in the same manner as an amendment to the articles of incorporation: a majority of a quorum of the members must vote for approval of the plan of merger. A quorum may be no more than 50 members.

     The provisions of the SDBCA applicable to mergers involving business corporations are much more complex. In general, the principal terms of a merger must first be approved by the board of directors of each corporation that is a party to the merger. Then the shareholders of each corporation must approve the merger by the affirmative vote of a majority of the shares entitled to vote thereon, unless the articles of incorporation or the SDBCA require a higher percentage. Where any class of shares is entitled to vote as a class on the merger, then the merger is approved by that corporation only upon receiving the affirmative vote of the holders of a majority of the shares of each class entitled to vote as a class and of the total number of shares entitled to vote on the merger. For a discussion of the circumstances in which a class of shares will be entitled to vote as a class, see "THE MERGER--Comparison of Rights of Shareholders of DTG to Rights of Stockholders of DTG Delaware." As described above, the proposed Amended Articles of Incorporation of DTG would, in certain instances, require a supermajority vote of DTG's shareholders to oppose certain business combinations. (See "THE CONVERSION--Other Provisions Affecting Control of DTG--Supermajority Vote Provisions.")

     DISSENTERS' RIGHTS. Shareholders of a South Dakota business corporation have the right to dissent from, and to receive payment for their shares in the event of, certain transactions to which the corporation is a party, including mergers, sales of all or substantially all of the corporation's assets outside the ordinary course of business and certain amendments to the corporation's articles of incorporation that adversely affect the rights of the shareholders' shares. The right to dissent does not apply to the shareholders of a corporation surviving a merger if the vote of the shareholders of the surviving corporation was not required to approve the merger. Members of cooperatives do not have rights to dissent from any action under South Dakota law.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     INDEMNIFICATION. A South Dakota cooperative has the power to indemnify a present or former director, officer or agent against actual expenses incurred in the defense of an action brought against the person because of that status, except where the person is adjudged liable for negligence or misconduct in the performance of the person's duties, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the cooperative and, with respect to a criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful. No indemnification may be made with respect to actions brought by or in the name of the cooperative (i.e., derivative actions). The Cooperative's bylaws contain provisions requiring the indemnification of all directors and the General Manager (Thomas W. Hertz) to the fullest extent permitted by the SDBCA. The Cooperative's articles of incorporation do not contain provisions with respect to indemnification.

     These rules are generally the same with respect to South Dakota business corporations. However, with respect to derivative actions involving business corporations, no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines that the person is entitled to indemnification for expenses in view of all the circumstances, and then indemnification may be made only to the extent that the court determines.

     As is the case with South Dakota cooperatives, indemnification is permitted only for acts that the person seeking indemnification in good faith believed to be in the best interests of the corporation and its shareholders, and with respect to a criminal proceeding, that the person had no reasonable cause to believe the person's conduct was unlawful. This determination is made by a majority vote of a quorum of disinterested directors, independent legal counsel in a written opinion (whether or not a quorum of disinterested directors is obtainable) or by the shareholders. Furthermore, indemnification of expenses is required when the individual has successfully defended the action on the merits. Both the proposed Amended Articles of Incorporation and Bylaws of DTG contain provisions relating to indemnification and, in general, require indemnification of directors and executive officers to the full extent permitted by law and permit indemnification of other persons serving the corporation to the extent permissible by law and the Amended Articles of Incorporation and authorized by the Board of Directors.

     It is intended that DTG would enter into an Indemnity Agreement with each of its directors and executive officers effective upon consummation of the Conversion, which may provide rights additional to those that would be provided by the SDBCA or DTG's proposed Amended Articles of Incorporation or Bylaws. (See "INDEMNITY AGREEMENTS.")

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Cooperative and DTG pursuant to the foregoing provisions, or otherwise, the Cooperative and DTG have been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     LIMITATION OF LIABILITY. The Cooperative's articles of incorporation provide that directors of the Cooperative shall not be liable to the Cooperative or its Members for monetary damages for breaches of fiduciary duty as a director, except for certain breaches involving actions or omissions not in good faith, intentional misconduct or violations of law, certain unauthorized dividends or distributions of assets or transactions from which the director derived an improper personal benefit. This provision eliminates the personal liability of directors of the Cooperative in their capacity as directors (but not in their capacity as officers) to the Cooperative and its Members to the full extent provided by South Dakota law.

     The SDBCA permits corporations to adopt a provision in their articles of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director.
However, a corporation may not eliminate or limit director monetary liability where such liability is based on: (i) breach of the director's duty of loyalty to the corporation or its shareholders for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) improper dividends or distributions, unauthorized purchases of shares, improper loans or commencing business be-fore the corporation obtains its minimum capital; or (iii) any transaction from which the director derived an improper personal benefit. The proposed Amended Articles of Incorporation of DTG eliminate the liability of directors to DTG to the full extent permissible under South Dakota law.

FEDERAL INCOME TAX CONSEQUENCES

     Following is a summary of the federal income tax consequences resulting from the Conversion. The Cooperative has not requested a private letter ruling from the Internal Revenue Service as to the federal income tax consequences of the Conversion, and thus there can be no assurance that the transaction would constitute a tax-free exchange for federal income tax purposes. However, the Cooperative has requested and received the opinion of Olsen Thielen & Co., Ltd. as to the federal income tax consequences of the Conversion.

     Olsen Thielen & Co., Ltd. has advised the Cooperative that the conversion of the Cooperative from a South Dakota cooperative association into DTG, a South Dakota business corporation, through an amendment to the Cooperative's articles of incorporation, would constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. In addition, Olsen Thielen & Co. has advised the Cooperative as to the matters listed below.

          (i) No gain or loss would be recognized by the Cooperative upon the Conversion and the Cooperative's basis in its assets, holding period for its assets, annual accounting period and accounting methods would not be affected by the Conversion;

         (ii) The exchange of Cooperative Common Stock for DTG Common Stock issuable in the Conversion would constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. No gain or loss would be recognized by DTG upon the exchange, no gain or loss would be recognized by the Members upon the exchange (except to the extent of cash received in lieu of fractional shares), the basis of the DTG Common Stock issuable to the Members would be the same as the basis of Cooperative Common Stock surrendered in the Conversion and the holding period of the DTG Common Stock issuable to the Members would include the holding period of the shares of Cooperative Common Stock surrendered in the Conversion;

        (iii) The exchange of Preferred Stock for DTG Common Stock issuable in the Conversion would constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. No gain or loss would be recognized to DTG upon the Conversion, no gain or loss would be recognized by the holders of Preferred Stock upon the Conversion (except to the extent of cash received in lieu of fractional shares), the basis of the DTG Common Stock issuable to the holders of Preferred Stock would be the same as the basis of the Preferred Stock surrendered in the Conversion and the holding period of the DTG Common Stock issuable to the holders of Preferred Stock would include the holding period of the shares of Preferred Stock surrendered in the Conversion; and

         (iv) The exchange of Capital Credits for DTG Common Stock issuable in the Conversion would constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. No gain or loss would be recognized to DTG upon the Conversion, no gain or loss would be recognized by the holders of Capital Credits upon the Conversion (except to the extent of cash received in lieu of fractional shares), the basis of the DTG Common Stock issuable to the holders of Capital Credits would be the same as the basis of their Capital Credits surrendered in the Conversion and the holding period of the DTG Common Stock issuable to the holders of Capital Credits would include the holding period of their Capital Credits surrendered in the Conversion.

     EACH MEMBER OF THE COOPERATIVE AND HOLDERS OF PREFERRED STOCK AND CAPITAL CREDITS SHOULD CONSULT A PROFESSIONAL TAX ADVISER ON THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE CONVERSION TO SUCH PERSON OR ENTITY. THE TAX AND OTHER MATTERS DESCRIBED IN THIS PROSPECTUS AND BALLOT/PROXY STATEMENT DO NOT CONSTITUTE LEGAL OR TAX ADVICE.

ACCOUNTING TREATMENT

     The Conversion would be accounted for as a capital restructuring. Therefore, the Conversion would not affect the valuation of the assets or liabilities of the Cooperative in the hands of DTG, nor would DTG record any income or expense as a result of the Conversion.

DISSENTERS' RIGHTS

     Neither Members of the Cooperative nor holders of Preferred Stock or Capital Credits would be entitled to dissenters' rights under the Cooperative Act in connection with the Conversion. (See "DISSENTERS' RIGHTS.")


                                THE MERGER

     The Cooperative's Board of Directors has approved and recommended that the Cooperative's Members consider and vote upon a proposal to approve the Plan of Merger. The Board unanimously voted to approve the Plan of Merger at its February 11, 1997 meeting. The Cooperative (which if the Conversion is adopted and consummated would become DTG) and DTG Delaware entered into the Plan of Merger effective as of February 14, 1997, following approval of the Plan of Merger by their respective Boards of Directors.

     The following discussion summarizes certain provisions of the Plan of Merger and aspects of the Merger. This summary discussion is not intended to be a complete description of the Merger and is qualified in its entirety by reference to the Plan of Merger, which is attached as Appendix D and incorporated by reference in this Prospectus and Ballot/Proxy Statement.

BACKGROUND OF THE MERGER

     The Cooperative's Board of Directors, in connection with studying the possibility of converting the Cooperative into a general business corporation, also has considered possible methods of trying to promote the development of a market in the stock of a business corporation. The Board believes that encouraging and promoting the development of a market in the capital stock of DTG (into which the Cooperative would be converted) would promote the interests of DTG and its shareholders by helping to provide an opportunity for a potential new source of capital. The Board believes that encouraging the development of a market for the stock of DTG also would promote the interests of its shareholders by helping to enhance the liquidity of their investment in DTG, helping to promote valuations of their stock for gift, estate planning and other purposes and helping to provide a means by which DTG shareholders may be able to evaluate the value of their investment in DTG.

BOARD RECOMMENDATION AND REASONS FOR THE MERGER

     The Boards of Directors of the Cooperative, on behalf of DTG, and DTG Delaware have each unanimously determined that the proposed Merger is desirable and in the best interests of DTG and DTG Delaware and their respective stockholders. The Board of the Cooperative, as the Board of DTG if the Conversion is consummated, believes that brokers, other potential market makers and investors are more familiar with Delaware corporations generally and therefore may be more comfortable making a market and investing in the stock of a Delaware corporation as compared to a South Dakota corporation. The Board believes that, due to the substantial number of corporations incorporated in Delaware, brokers, other potential market makers and investors are familiar with Delaware corporations generally.
The Board believes that because there are relatively few publicly traded South Dakota corporations, brokers, other potential market makers and investors may be unfamiliar with South Dakota corporate laws and therefore may be hesitant to invest in, or perhaps even reject an investment in, a South Dakota corporation. In addition, the Board believes that Delaware corporate law is relatively well developed, which would lend predictability to both DTG and its shareholders in matters related to corporate governance and management.

     The Board also believes that certain provisions of the SDBCA could limit DTG's flexibility or even hinder its ability to react to changing business needs and opportunities and could create increased expense for DTG in conducting fairly routine matters. The SDBCA's requirements for a shareholder vote before a corporation may increase its indebtedness or in connection with small mergers in which the corporation is the acquiring and surviving entity are examples of provisions that are not contained in the Delaware Law. (See "THE MERGER--Comparison of Rights of Shareholders of DTG to Rights of Stockholders of DTG Delaware.")

     For the reasons set forth in the preceding paragraphs, the Board believes it would be in the best interests of DTG and its shareholders for DTG to be incorporated in Delaware. The proposed Merger is designed to reincorporate DTG under Delaware law. If the Merger is consummated, the primary place of business and the corporate headquarters of DTG Delaware would remain in South Dakota. The Boards of Directors of the Cooperative and DTG Delaware did not assign any particular weight to any one of the foregoing factors.

     If the Conversion were consummated as of the date of this Prospectus and Ballot/Proxy Statement, the directors and executive officers of the Cooperative, together with their respective affiliates and associates, as a group, would have beneficially owned less than one percent of the total number of shares of DTG Common Stock issuable in the Conversion. (See "VOTING AND MANAGEMENT INFORMATION--Interests of Certain Persons.") These persons would be entitled to receive the same consideration for their shares as any other DTG shareholder in connection with the Merger. If the Merger would have been consummated as of the date of this Prospectus and Ballot/Proxy Statement, these persons would have beneficially owned less than one percent of the total number of outstanding shares of DTG Delaware to be issued in connection with the Merger. All of the directors and officers of the Cooperative are also directors and officers of DTG Delaware. These persons currently do not own any shares of DTG Delaware Common Stock. DTG Delaware is a wholly owned subsidiary of the Cooperative.

      THE BOARD OF DIRECTORS OF THE COOPERATIVE, WHO WILL BECOME THE
        BOARD OF DIRECTORS OF DTG IF THE CONVERSION IS ADOPTED AND
                 CONSUMMATED, UNANIMOUSLY RECOMMENDS THAT
           SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN OF MERGER.

CONVERSION OF RIGHTS TO RECEIVE SHARES OF DTG COMMON STOCK

     The Cooperative's Board of Directors, on behalf of DTG, is soliciting proxies from the individuals and entities who would be DTG's shareholders if the Conversion is consummated for the purpose of approving the Plan of Merger. The affirmative vote of the holders of a majority of the shares of DTG Common Stock issuable in the Conversion is required to approve the Plan of Merger.

     At the time that the Merger becomes effective, DTG would be merged with and into DTG Delaware. The surviving corporation would be DTG Delaware, which would own all of the assets and assume all of the liabilities of DTG. In the Merger, DTG Delaware's Certificate of Incorporation would be amended to change the name of DTG Delaware to "Dakota Telecommunications Group, Inc.," and to increase DTG's authorized capital to 5,000,000 shares of common stock, without par value ("DTG Delaware Common Stock"), of which approximately 1,050,000 shares would be issued and outstanding at the effective time of the Merger and an additional approximately 200,000 shares would be subject to stock options and warrants, and up to 250,000 shares of preferred stock, without par value ("DTG Delaware Preferred Stock"), of which no shares would be outstanding at the effective time of the Merger. Except for the amendment to change its name and increase its authorized capital, the surviving corporation's certificate of incorporation after the Merger would be identical to DTG Delaware's Certificate of Incorporation attached as Appendix E to this Prospectus and Ballot/Proxy Statement. The bylaws of the surviving corporation would be the Bylaws of DTG Delaware as in effect immediately prior to the effective time of the Merger, which are attached as Appendix F to this Prospectus and Ballot/Proxy Statement.

     Each whole share of DTG Common Stock issuable in the Conversion, at the time that the Merger becomes effective, would be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Delaware Common Stock. Each share of DTG Delaware Common Stock which is outstanding immediately prior to the effective time of the Merger would be canceled. DTG Delaware would not issue fractional shares of DTG Delaware Common Stock in the Merger.

CESSATION OF SHAREHOLDER STATUS AND DISTRIBUTION OF DTG DELAWARE COMMON
STOCK

     As of the effective time of the Merger, holders of rights to receive shares of DTG Common Stock issuable in the Conversion would cease to be shareholders of DTG and consequently would have no rights as DTG shareholders. Certificates representing shares of DTG Common Stock would not be issued. Certificates that represented shares of Cooperative Common Stock and Preferred Stock and accounts on the books of the Cooperative that represented Capital Credits outstanding immediately prior to the effective time of the Conversion would then represent the right to receive shares of DTG Delaware Common Stock having all of the voting and other rights of shares of DTG Delaware Common Stock, subject to the rights of a dissenting shareholder under the SDBCA. (See "DISSENTERS' RIGHTS.")

     As soon as practicable after the Merger becomes effective, DTG Delaware would send or cause to be sent to individuals and entities entitled to receive DTG Common Stock in connection with the Conversion transmittal materials to be used to exchange certificates that represented shares of Cooperative Common Stock and Preferred Stock outstanding immediately prior to the effective time of the Conversion for stock certificates representing shares of DTG Delaware Common Stock and to have certificates issued as appropriate to evidence the retirement of Capital Credits. The transmittal materials would contain instructions with respect to the surrender of Cooperative Certificates. DTG Delaware would issue and deliver new stock certificates and checks for the amount of cash payable for fractional shares of DTG Common Stock to Members or holders of Preferred Stock. DTG Delaware would issue and deliver certificates and checks in the name and to the address appearing on the Cooperative's stock records as of the effective time of the Conversion, or in such other name or to such other address as may be specified in the transmittal materials received by DTG Delaware. DTG Delaware would not be required to, and would not, issue and deliver certificates and checks until it has received properly executed transmittal materials and, with respect to a Member or holder of Preferred Stock, until it has received all of the Cooperative Certificates held of record by that Member or holder of Preferred Stock, or an affidavit of loss and indemnity bond for such certificate or certificates. Such Cooperative Certificates, transmittal materials and affidavits must be in a form and condition reasonably acceptable to DTG Delaware.

     DTG Delaware would have discretion to determine reasonable rules and procedures relating to the issuance and delivery of certificates of DTG Delaware Common Stock into which rights to receive shares of DTG Common Stock would be converted in the Merger and governing the payment for fractional shares.

EFFECTIVE TIME OF THE MERGER

     The Merger would be consummated on the date and time specified in a Certificate of Merger issued by the Secretary of the State of South Dakota in accordance with the SDBCA and at the date and time specified in a Certificate of Merger filed in accordance with the Delaware Law. If the shareholders of DTG approve the Plan of Merger at the special meeting and the other conditions to the Merger set forth in the Plan of Merger and summarized under "THE MERGER--Conditions to the Merger and Abandonment" in this Prospectus and Ballot/Proxy Statement are satisfied, the effective time of the Merger would occur as soon after the special meeting as is possible (which could be the same date as the special meeting), provided that the Plan of Merger has not been terminated prior to such time. It is anticipated that the Merger, if approved, would become effective during the second quarter of 1997.

DTG STOCK OPTIONS AND WARRANTS

     Before the effective time of the Merger, each outstanding stock option and warrant entitling the holder to purchase shares of DTG Common Stock would be amended, if necessary, so that it would become, if and when the Merger becomes effective, an option or warrant to purchase, for an equivalent price, that number of shares of DTG Delaware Common Stock that the holder would have acquired pursuant to the Merger had the holder exercised the option or warrant immediately prior to the effective time of the Merger. The options and warrants would in all other respects contain the same terms and conditions as they do presently.

     As of the date of this Prospectus and Ballot/Proxy Statement, there were stock options and warrants outstanding to purchase an aggregate of 2,016 shares of Preferred Stock, which if exercised prior to the Merger, would be convertible into 162,936 shares of common stock of the Resulting Company in connection with the Merger. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options" and "--Warrants.")

MANAGEMENT AFTER THE MERGER

     Upon the consummation of the Merger, the directors and officers of DTG Delaware would be the persons who were the directors and officers of DTG Delaware immediately prior to the effective time of the Merger, except as otherwise indicated in this Prospectus and Ballot/Proxy Statement. Upon consummation of the Merger, the employees of DTG Delaware would be the persons who were the employees of DTG immediately prior to the effective time of the Merger, except as otherwise indicated in this Prospectus and Ballot/Proxy Statement.

CONDITIONS TO THE MERGER AND ABANDONMENT

     The obligations of DTG Delaware and DTG to consummate the Merger are subject to the fulfillment of the following conditions:

          (i) the amendment to the Cooperative's articles of incorporation must be adopted by its Members as required by law and the Conversion must be consummated according to its terms;

         (ii) the holders of a majority of the shares of DTG Common Stock issuable in the Conversion and the holders of a majority of the outstanding shares of DTG Delaware Common Stock must have voted for approval of the Plan of Merger;

        (iii) neither DTG Delaware nor DTG shall be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Merger;

         (iv) DTG and DTG Delaware must have obtained any required regulatory approvals with respect to the Merger; and

          (v) demands for payment for shares under Section 47-6-23 of the SDBCA shall have been made, perfected and not withdrawn by the holders of not more than five percent of the number of shares of DTG Common Stock issuable in the Conversion.

     Either DTG Delaware or DTG, whichever is entitled to the benefit of the foregoing conditions, may waive one or more of those conditions except where satisfaction of the condition is required by law. In particular, DTG Delaware and DTG may, in their sole discretion, waive the condition that holders of not more than five percent of the number of shares of DTG Common Stock issuable in the Conversion shall have asserted dissenters' rights under the SDBCA. The Boards of Directors of DTG Delaware and DTG may by mutual consent terminate the Plan of Merger and abandon the Merger at any time before the effective time of the Merger.

DESCRIPTION OF DTG DELAWARE CAPITAL STOCK

     If the Plan of Merger is approved and the Merger is consummated, DTG Delaware's authorized capital stock would consist of 5,000,000 shares of "DTG Delaware Common Stock," and 250,000 shares of DTG Delaware Preferred Stock. As of the date of this Prospectus and Ballot/Proxy Statement, DTG Delaware had 100 shares of DTG Delaware Common Stock outstanding and no shares of DTG Delaware Preferred Stock outstanding. DTG Delaware expects to issue no more than 1,050,000 shares of DTG Delaware Common Stock and warrants and options to purchase no more than 200,000 shares of DTG Delaware Common Stock in the Merger.

     DTG DELAWARE COMMON STOCK. Holders of DTG Delaware Common Stock are entitled to dividends out of funds legally available for that purpose if, as and when declared by the Board of Directors of DTG Delaware. Certain covenants in existing loan agreements between the Cooperative and the RUS to which DTG Delaware would be subject following the Merger, as well as federal statutes and regulations which apply to RUS borrowers, would limit the circumstances under which DTG Delaware would be permitted to pay dividends or make other distributions to DTG Delaware stockholders. Under these agreements, the RUS must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The dividend rights of DTG Delaware Common Stock also are subject to the rights of any DTG Delaware Preferred Stock which has been or may be issued. Each holder of DTG Delaware Common Stock is entitled to one vote for each share held on each matter presented for stockholder action. DTG Delaware Common Stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

     In the case of any liquidation, dissolution or winding up of the affairs of DTG Delaware, holders of DTG Delaware Common Stock would be entitled to receive, pro rata, any assets distributable to common stockholders in respect of the number of shares held by them. The liquidation rights of DTG Delaware Common Stock would be subject to the rights of holders of any DTG Delaware Preferred Stock which could be issued in the future.

     All outstanding shares of DTG Delaware Common Stock are, and shares to be issued pursuant to the Merger will be, when issued, fully paid and nonassessable.

     DTG DELAWARE PREFERRED STOCK.   DTG Delaware would be authorized to
issue, without further stockholder approval, up to 250,000 shares of DTG Delaware Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by DTG Delaware's Board of Directors. Such DTG Delaware Preferred Stock could have priority over DTG Delaware Common Stock as to dividends and as to distribution of DTG Delaware's assets, upon any liquidation, dissolution or winding up of DTG Delaware.

     As discussed above, the Board of Directors intends to implement a preferred stock purchase rights plan as soon as is practicable following the consummation of the Merger. In connection with such plan, the Certificate of Incorporation of DTG Delaware designates 15,000 shares of preferred stock as Series A Junior Participating Preferred Stock for use in connection with such plan. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Preferred Stock Purchase Rights Plan").

STOCK OPTIONS AND WARRANTS

     Upon the consummation of the Merger, stock options and warrants to purchase in an aggregate of 162,936 shares (or approximately 13 percent of the stock outstanding on such date on a fully diluted basis) of DTG Delaware Common Stock would be outstanding. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options" and "--Warrants").

STATUTORY PROVISIONS AFFECTING CONTROL OF DTG DELAWARE

     The following discussion concerns a provision of the Delaware Law that would affect control of the surviving corporation if the Merger is consummated. DTG Delaware is currently subject to the provisions of the Delaware Law and the surviving corporation will be subject to the same provisions after the Merger.

     Section 203 of the Delaware law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an "interested stockholder" unless certain requirements are met or unless certain exceptions apply. The term "business combination" generally includes (i) any merger or consolidation of the corporation or any majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation or other entity if the merger or consolidation is caused by the interested stockholder and as a result of the merger or consolidation Section 203 is not applicable to the surviving entity; (ii) with certain exceptions, any sale, lease or other disposition to or with the interested stockholder of assets of the corporation or of any majority-owned subsidiary of the corporation where the assets have an aggregate market value equal to 10 percent or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, with certain exceptions; (iv) any transaction involving the corporation or any majority-owned subsidiary of the corporation which increases the proportionate share of the stock which is owned by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial benefits (with certain exceptions) provided by or through the corporation or any majority-owned subsidiary.

     An "interested stockholder" is generally defined as any person (other than the corporation or a majority-owned subsidiary) that (i) owns 15 percent or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within the past three years and the affiliates and associates of such person. Among the exceptions from the definition of "interested stockholder" is any person whose ownership of shares in excess of the 15 percent limit was the result of action taken solely by the corporation, unless that such person thereafter acquired additional shares of voting stock of the corporation (except as a result of further corporate action not caused, directly or indirectly, by such person).

     There are a number of exceptions to the prohibitions of Section 203. The first exception applies where, prior to the time that the interested stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

     The second exception is where, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned (i) by persons who are directors and also officers and
(ii) certain employee stock plans. The third exception is where, at or subsequent to the time the person became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

     Section 203 also does not apply: (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; (ii) if the stockholders adopt an amendment to the certificate of incorporation or bylaws expressly electing not to be governed by Section 203; (iii) if the corporation does not have a class of voting stock that is (A) listed on a national securities exchange, (B) authorized for quotation on The Nasdaq Stock Market, or (C) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken by an interested stockholder or from a transaction in which a person becomes an interested stockholder; (iv) if a stockholder becomes an interested stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (B) would not, at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; (v) pursuant to the "competitive bidding" exception; or (vi) if the business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in Section 203 did not apply (with certain exceptions).

     The "competitive bidding exception" referred to above provides that (assuming the satisfaction of certain criteria) any person, including one about to become and one who is an interested stockholder, may propose a transaction free from the restrictions of Section 203 in certain
situations.   The basic policy behind this exception is that once the board of directors has decided to sell the corporation or a majority of its assets or has approved (or not opposed) a tender or exchange offer for 50 percent or more of the corporation's outstanding stock, the stockholders are benefitted by the promotion of bidding contests. Subsequent bidders are excepted from Section 203 if certain conditions are met. This exception allows a bidder who announces a transaction after the announcement of a management-approved transaction and prior to the completion or abandonment of the management-approved transaction to be free of the provisions of Section 203.

     Under this exception, the corporation must give at least 20 days notice to all interested stockholders prior to the consummation of (i) a merger or consolidation of the corporation (except for those mergers or consolidations where no stockholder vote is required), (ii) a sale, lease or other disposition of assets of the corporation or a majority-owned subsidiary having an aggregate market value at least equal to 50 percent of either the aggregate market value of all of the corporation's assets (determined on a consolidated basis) or the aggregate market value of 50 percent of the corporation's outstanding stock, or (iii) a proposed tender or exchange offer for 50 percent or more of the corporation's outstanding stock. This notice requirement ensures that an interested stockholder will have the opportunity to decide whether to bid against a management-approved transaction prior to the time that the transaction is approved by the stockholders.

     There are three prerequisites to the application of the "competitive bidding exception." First, there must be board approval of one of the three types of transactions described above. The second necessary element is the approval of (or lack of opposition to) a proposed transaction with a person who was not an interested stockholder during the preceding three years or who became an interested stockholder with board approval. The third prerequisite is that the potentially triggering transaction must either be approved or not opposed by a majority of the members of the board who were directors before any person became an interested stockholder in the preceding three years. Alternatively, directors approving or not opposing the transaction may include those who were elected or recommended by a majority of the continuing directors to succeed such continuing directors.

OTHER PROVISIONS AFFECTING CONTROL OF DTG DELAWARE

     Upon consummation of the Merger, the certificate of incorporation of the surviving corporation would be the Certificate of Incorporation of DTG Delaware and the bylaws of the surviving corporation would be the Bylaws of DTG Delaware. Some provisions of DTG Delaware's Certificate of Incorporation may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate.

     The Certificate of Incorporation of DTG Delaware, as the same would be amended pursuant to the Plan of Merger, contains various provisions that are virtually identical to those contained in the proposed Amended Articles of Incorporation of DTG, which are described above in "THE CONVERSION-- Other Provisions Affecting Control of DTG." Such provisions are briefly summarized below, and the following should be read in conjunction with the more detailed descriptions set forth in "THE CONVERSION--Other Provisions Affecting Control of DTG."

     PROVISIONS REGARDING THE BOARD OF DIRECTORS. The Certificate of Incorporation of DTG Delaware classifies the Board of Directors into three classes serving staggered, three-year terms. The Certificate also contains detailed provisions pertaining to the nomination, removal (which may only be for "cause") and qualification of directors. These provisions are virtually identical to those described in "THE CONVERSION--Other
Provisions Affecting Control of DTG--Provisions Regarding the Board of
Directors."

     BOARD EVALUATION OF CERTAIN OFFERS. The Certificate of Incoproration of DTG Delaware requires the Board, when evaluating certain proposed business combinations, to consider a variety of enumerated factors, including the impact of the proposed business combination on non-stockholder constituencies. This provision is virtually identical to that described in "THE CONVERSTION--Other Provisions Affecting Control of DTG--Board Evaluation of Certain Offers."

     "BLANK CHECK" PREFERRED STOCK AND PREFERRED STOCK RIGHTS PLAN. Like the proposed Amended Articles of Incorporation of DTG, the Certificate of Incorporation of DTG Delaware would authorize the Board of Directors to issue up to 250,000 shares of DTG Delaware Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by DTG Delaware's Board of Directors. The Certificate of Incorporation would also designate 15,000 shares as Series A Junior Participating Preferred Stock for possible issuance in connection with a preferred stock purchase rights plan which the Board of Directors of DTG Delaware currently intends to enact as soon as is practicable following the consummation of the Merger. No stockholder vote would be taken in connection with the implementation of such plan. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Preferred Stock Purchase Rights Plan.")

     SUPERMAJORITY VOTE PROVISIONS. The Certificate of Incoproration of DTG Delaware contains certain provisions which impose a supermajority vote requirement to approve certain "business combinations" involving an "interested stockholder." THese provisions are virtually identical to those embodied in the proposed Amended Articles of Incorporation of DTG. (See "THE CONVERSION--Other Provisions Affecting Control of DTG-- Supermajority Vote Provisions.")

     RESTRICTIONS ON AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS OF DTG DELAWARE. Like the proposed Amended Articles of Incorpora-tion of DTG, the Certificate of Incorporation of DTG Delaware imposes certain supermajority vote requirements to amend specified Articles in the Certificate of Incorporation or for the stockholders to amend the Bylaws. For a description of such provisions, see "THE CONVERSION-- Other Provisions Affecting Control of DTG--Restrictions on Amendments to Amended Articles of Incorporation and Bylaws of DTG." In addition, the DTG Delaware's Certificate of Incorporation requires supermajority stockholder approval to amend, modify or repeal the provision requiring the unanimous consent of the stockholders if action is taken without a meeting of stockholders. A similar provision is not contained in the proposed Amended Articles of Incorporation of DTG because unanimous written consent is required by the SDBCA.

     STANDSTILL AGREEMENTS. In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative entered into standstill agreements (the "Standstill Agreements") with the former shareholders of TCIC and of Iway (collectively, the "Sellers"). These Standstill Agreements would be applicable to shares of DTG Delaware Common Stock issued to the Sellers in connection with the Merger, and would restrict their ability to dispose of shares of DTG Delaware Common Stock and would require them to refrain from certain other actions related to DTG Delaware Common Stock. For a description of these restrictions, see "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Standstill Agreements." The Standstill Agreements could have the effect of delaying, deterring or preventing a change in control of DTG Delaware.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF DTG TO RIGHTS OF STOCKHOLDERS OF DTG DELAWARE

     If the Merger is consummated, DTG would be merged with and into DTG Delaware and DTG shareholders would become stockholders in DTG Delaware. DTG would be governed by the laws of South Dakota, its Amended Articles of Incorporation and its Bylaws. DTG Delaware is incorporated under and is governed by the laws of Delaware, its Certificate of Incorporation and its Bylaws.

     While the rights and privileges of shareholders of a South Dakota corporation are, in many instances, comparable to those of stockholders of a Delaware corporation, there are differences. The following is a summary of certain significant differences between the provisions of the Certificate of Incorporation of DTG Delaware and the proposed Amended Articles of Incorporation of DTG, as well as differences between the corporation laws of Delaware and South Dakota.

     AMENDMENTS TO GOVERNING DOCUMENTS. With certain exceptions, an amendment to the articles of incorporation of a South Dakota corporation must first be adopted by a resolution of its board of directors. The directors' resolution must set forth the proposed amendment and direct that it be submitted to a vote of the shareholders at either an annual or a special meeting of shareholders. The amendment is adopted upon receiving the affirmative vote of a majority of the shares entitled to vote, unless the articles of incorporation specify a higher percentage, or unless any class of shares is entitled to vote as a class on the amendment, in which case the amendment is adopted upon receiving the affirmative vote of the holders of a majority of shares of each class entitled to vote as a class and of the total number of shares entitled to vote.

     The SDBCA provides that shares of one class are entitled to vote as a class if the amendment would do any of the following: (i) increase or decrease the aggregate number of authorized shares of such class; (ii) increase or decrease the par value of the shares of such class; (iii) effect an exchange, reclassification or cancellation of all or parts of the shares of such class; (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of such class; (v) change the designations, preferences, limitations or relative rights of the shares of such class; (vi) change the shares of such class, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same class or another class or classes; (vii) create a new class of shares having rights and preferences prior and superior to the shares of such class, or increase the rights and preferences of any class having rights and preferences prior or superior to the shares of such class; (viii) in the case of a preferred or special class of shares, divide the unissued shares of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences between the shares of such series or authorize the board of directors to do so; (ix) limit or deny the existing preemptive rights of the shares of such class; or (x) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been declared.

     Under the SDBCA, a corporation's bylaws may be amended or repealed by the board of directors, unless the corporation's articles of incorporation reserve that power to the shareholders of the corporation. The Bylaws of DTG provide that they may be altered or repealed at any regular or special meeting of the shareholders subject to certain notice requirements, or at any regular or special meeting of the board of directors.

     For a Delaware corporation to amend its certificate of incorporation, its board of directors must first adopt a resolution declaring the advisability of the proposed amendment and submitting the proposed amendment to the stockholders at either an annual or special meeting of stockholders. The amendment is adopted upon the affirmative vote of a majority of the outstanding stock entitled to vote, and a majority of each class entitled to vote as a class on the amendment, unless a higher vote is required by the corporation's certificate of incorporation. If an amendment would increase or decrease the aggregate number of authorized shares of a class of stock or change the par value for shares of a class, such shares are entitled to vote as a class on the amendment. Furthermore, if an amendment would alter the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, that class or series has the power to vote as a class, notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The Delaware Law also states that the stockholders have the power to adopt, amend or repeal the bylaws of a corporation, provided that the certificate of incorporation also may confer such power on the board of directors. Even if the board has the power to amend the bylaws, however, this does not divest the stockholders of that power. DTG Delaware's Certificate of Incorporation provides that the board of directors may amend the Bylaws of DTG Delaware.

     Both the proposed Amended Articles of DTG and the Certificate of Incorporation of DTG Delaware require a supermajority vote to amend certain of the provisions of each charter and for stockholders to amend the Bylaws. (See "THE CONVERSION--Other Provisions Affecting Control of DTG-- Restrictions on Amendments to Articles of Incorporation and Bylaws of DTG and "THE MERGER--Other Provisions Affecting Control of DTG Delaware-- Restrictions on Amendments to Certificate of Incorporation and Bylaws of DTG Delaware.")

     VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS. The SDBCA requires that the principal terms of a merger first be approved by the board of directors of each corporation that is a party to the merger. Thereafter, the shareholders of each corporation, after receiving a specified notice at least 20 days in advance of a special or annual meeting of shareholders, must approve the merger. The merger is approved by the shareholders of a corporation upon the affirmative vote of a majority of the shares entitled to vote thereon, unless any class of shares is entitled to vote as a class on the merger, in which case, as to that corporation, the merger is approved upon receiving the affirmative vote of the holders of a majority of the shares of each class entitled to vote as a class and of the total number of shares entitled to vote on the merger. A class of shares is generally entitled to vote as a class on a merger if the plan of merger contains any provision that would entitle that class to vote as a class if it was contained in a proposed amendment to the articles of incorporation, as described above. No vote of shareholders of either corporation involved in a merger is required where one corporation that is a party to the merger owns at least 90 percent of the outstanding shares of the other corporation involved in the merger and the corporation owning 90 percent or more of the outstanding shares will be the surviving corporation in the merger.

     Under the Delaware Law, a plan of merger must also first be approved by the board of directors of each corporation that is a party to the merger and then submitted for a vote of the stockholders of the affected
corporations.   Stockholders must receive notice of the meeting at least 20 days prior to the meeting. A plan of merger is approved upon the majority vote of the outstanding shares of each corporation entitled to vote on the merger. Unlike the SDBCA, the Delaware Law provides that the stockholders of a corporation are not required to approve a merger if (i) the plan of merger does not amend the corporation's certificate of incorporation in any respect, (ii) each share of stock of that corporation immediately outstanding will continue as one identical share of stock of the surviving corporation after the merger and (iii) either (A) no shares of common stock (or securities convertible into such shares) of the surviving corporation are to be issued or delivered under the plan of merger or (B) the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the plan, do not exceed 20 percent of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

     Both the SDBCA and the Delaware Law contain similar vote requirements applicable to proposed sales of all or substantially all of a corporation's assets and property outside the ordinary course of business.

     STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. Section 203 of the Delaware Law prohibits a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years from the time that such person becomes an "interested stockholder," subject to certain exceptions as more fully described in "THE MERGER--Statutory Provisions Affecting Control of DTG Delaware."

     The SDBCA does not contain a similar provision. However, the SDBCA does contain other provisions governing business combinations which are not contained in Delaware Law. For a description of such provisions, see "THE CONVERSION--Statutory Provisions Affecting Control of DTG."

     DISSENTERS' AND APPRAISAL RIGHTS. Under both the SDBCA and the Delaware Law, a stockholder of a corporation participating in certain major corporate transactions such as mergers may, under varying circumstances, be entitled to dissenters' or appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the stockholder's shares in lieu of the consideration the stockholder would otherwise receive in the transaction. Under the Delaware Law, appraisal rights are not available with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation. With respect to mergers and consolidations, appraisal rights also are not available under the Delaware Law as to shares that are either listed on a national securities exchange or designated as a national market system security on

The Nasdaq Stock Market or that are held of record by more than 2,000 holders if, in either case, the stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on The Nasdaq Stock Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares.

     In addition, appraisal rights are not available under the Delaware Law to the stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger, such as where the plan of merger does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical share after the merger, and the number of shares to be issued in the merger does not exceed 20 percent of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

     The limitations on the availability of dissenters' rights under the SDBCA are different from those under the Delaware Law. Shareholders of a South Dakota corporation (such as DTG) have the right to dissent from, and to receive payment for their shares in the event of certain transactions to which the corporation is a party, including mergers, sales of all or substantially all of the corporation's assets outside the ordinary course of business and certain amendments to the corporation's articles of incorporation that adversely affect the rights of the shareholders' shares. The right to dissent does not apply to the shareholders of a corporation surviving a merger if the vote of the shareholders of the surviving corporation was not required to approve the merger. As discussed above, shareholders of each South Dakota corporation involved in a merger generally must approve the merger, except where one of the corporations owns at least 90 percent of the outstanding stock of the other corporation involved in the merger and the corporation owning such stock will be the surviving corporation. Unlike the Delaware Law, the SDBCA does not provide other exceptions from the right to dissent from certain transactions.

     SIZE OF THE BOARD OF DIRECTORS. The Delaware Law permits the board of directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws. However, if the number of directors is set in the corporation's certificate of incorporation, the number of directors may be changed only by amending the certificate of incorporation. DTG Delaware's Certificate does not fix the number of directors, except to say that the number of directors shall be as fixed by a resolution of the Board of Directors. DTG Delaware's Bylaws provide that the number of directors shall not be less than three and shall be determined from time to time by resolution of the Board of Directors. As a result, the Board of Directors of DTG Delaware may change the authorized number of directors without stockholder approval by resolution. As discussed below, the SDBCA requires that the board of directors consist of at least nine members before the board can classify itself into different classes. The Delaware Law does not contain such a requirement.

     Under the SDBCA, the articles of incorporation or bylaws of a corporation may fix the number of directors. However, the corporation's articles of incorporation must establish the number of directors on the corporation's initial board of directors. If the bylaws fix the number of directors, the number of directors may thereafter be increased or decreased from time to time by amendment to the bylaws. However, if the bylaws do not set the number of directors, then the original designation in the articles of incorporation control. The proposed Amended Articles of Incorporation of DTG provide that the number of DTG directors shall be as fixed in a bylaw but shall not be less than nine, provided that any amendment to such a bylaw must be adopted by the affirmative vote of at least 80 percent of the entire Board of Directors of DTG.

     CUMULATIVE VOTING AND CLASSIFIED BOARD OF DIRECTORS. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may cast all such votes for a single nominee or may allocate the votes among as many nominees as the stockholder may choose. Without cumulative voting, the holders of a majority of shares present at an annual or special meeting held to elect directors would have the power to elect all of the directors to be elected at that meeting and no nominee could be elected without the support of a majority of the shares voting at the meeting.

     Under the Delaware Law, cumulative voting in the election of directors is not mandatory. While Delaware corporations may include in their certificate of incorporation a provision allowing for such cumulative voting rights, DTG Delaware's Certificate of Incorporation does not permit cumulative voting. Under the South Dakota Constitution and the SDBCA, cumulative voting is a right for the shareholders of all corporations. South Dakota corporations cannot eliminate cumulative voting in the election of directors through their articles of incorporation, bylaws or otherwise. As such, shareholders of DTG would be able to elect directors by cumulative voting.

     A classified board is one for which a certain number, but not all, of the directors are elected on a rotating basis each year. A classified board makes changes in the composition of the board of directors more difficult and thus a potential change in control of a corporation more difficult. The Delaware Law permits, but does not require, a classified board of directors, divided into as many as three classes. DTG Delaware's

Certificate of Incorporation provides that the Board of Directors is classified into three classes. Thus, in any given year, only one-third of the directors would be elected by the stockholders. A director elected to the Board of Directors would serve a three-year term (unless earlier removed as discussed below).

     The SDBCA also permits a corporation with a board of directors consisting of at least nine persons to divide its board of directors into as many as three classes. The proposed Amended Articles of Incorporation of DTG provide that DTG's Board is divided into three classes, each of which will serve three-year terms.

     REMOVAL OF DIRECTORS. Under the Delaware Law, a director of a corporation generally may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, unless the corporation's certificate of incorporation provides otherwise, if the corporation's board of directors is classified, directors may be removed only for cause. Also, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at any election of the class of directors of which the director is a part. DTG Delaware's Certificate of Incorporation provides that directors may be removed only for cause. DTG Delaware's Certificate does not provide for cumulative voting.

     The SDBCA does not specifically provide for the removal of directors. Under the proposed Amended Articles of Incorporation of DTG, subject to the rights of any class of stock then outstanding, any director may be removed from office, but only for cause and only by shareholder action. Generally, the vote for removal must be by a majority of shares entitled to vote on the election of directors. However, if less than the entire Board is to be removed, no single director may be removed if the votes cast against his removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. "Cause" for removal is only present in the circumstances specified in the proposed Amended Articles of Incorporation of DTG. (See "THE CONVERSION--Other Provisions Affecting Control of DTG.")

     FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under the Delaware Law, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the corporation's certificate of incorporation or bylaws. As permitted by the Delaware Law, the DTG Delaware Certificate of Incorporation provides that vacancies shall be filled by a majority of the directors then in office, subject to the rights of the holders of any class or series of preferred stock then outstanding. In the case of a corporation (such as DTG Delaware) whose board of directors is divided into classes, a newly appointed director holds office for the remainder of the term of the director that the newly appointed director replaced.

     The Delaware Law also provides that if, at the time of filling any vacancy, the directors then in office constitute less than a majority of the board (as constituted immediately prior to any increase), the Delaware Court of Chancery may, upon application of any holder or holders of at least 10 percent of the total number of the shares at the time outstanding having the right to vote for directors, summarily order a special election to be held to fill any such vacancy or to replace directors chosen by the board to fill such vacancies.

     Under the SDBCA, any vacancy on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Each director elected to fill a vacancy is elected for the unexpired part of the term of the person's predecessor.

     INTERESTED DIRECTOR TRANSACTIONS. Under Delaware law, contracts or transactions between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors have a financial interest or are directors, are not void or voidable simply because of such interest or because the director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that either: (i) the material facts as to the director's interest are disclosed to or known by the board (or committee) and the board (or committee) in good faith authorizes the transaction by a majority vote of "disinterested" directors; (ii) the stockholders approve the contract or transaction in good faith after full disclosure of the material facts relating to the director's interest; or (iii) the contract or transaction was "fair" to the corporation at the time it was approved. The SDBCA does not contain a similar provision.

     DERIVATIVE SUITS. In Delaware, a stockholder may bring a derivative action if the person was a stockholder at the time of the transaction in question. A stockholder may not bring a derivative action unless the stockholder first makes a demand on the corporation that it bring suit and the corporation refuses, unless the demand would have been "futile."

     Under the SDBCA, a shareholder-plaintiff in a derivative action must allege in the complaint that the person was a shareholder at the time of the transaction or that the person's shares devolved on the person thereafter by operation of law. The complaint also must set forth the efforts, if any, that the shareholder made to obtain the action the shareholder desires from the directors and, if necessary, from the shareholders, and the shareholder's reasons for the shareholder's failure to obtain that action or not making the effort.

     POWER TO CALL SPECIAL STOCKHOLDERS' MEETING. Under the Delaware Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The DTG Delaware Bylaws provide that special meetings may be called by an executive officer of DTG Delaware whenever directed by the Board of Directors.

     Under the SDBCA, a special meeting of shareholders may be called by the president, the board of directors, the holders of shares of not less than 10 percent of the shares entitled to vote at such meeting or such additional persons as are authorized by the articles of incorporation. The proposed Amended Articles of Incorporation of DTG authorize any executive officer of DTG to call a special meeting whenever directed by the Board of Directors.

     STATEMENT OF PURPOSE. Under the Delaware Law, a corporation's certificate of incorporation may provide that the corporation is formed for the purpose of engaging in any one or more lawful acts for which corporations may be organized under Delaware law. The South Dakota Constitution, however, provides that no corporation shall engage in any business other than that expressly stated in its articles of incorporation.

     INCREASE OF INDEBTEDNESS. Under the South Dakota Constitution and the SDBCA, a corporation may not increase its indebtedness without first obtaining approval of the shareholders at a meeting held after not less than 60-days notice. The Delaware Law does not contain a similar provision. The proposed Amended Articles of Incorporation of DTG provide that DTG may incur up to $100,000,000 in debt without the necessity of seeking shareholder approval.

     LOANS TO NON-EMPLOYEE DIRECTORS. Under the SDBCA, a corporation may not lend money or use its credit to assist a director who is not also an employee of the corporation without shareholder approval. The Delaware Law does not contain a similar provision.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     LIMITATION OF LIABILITY. The SDBCA and the Delaware law permit corporations to adopt a provision in their articles or certificate of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. Under the Delaware Law, a corporation may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) unlawful dividends, stock repurchases or redemptions, or (iv) transactions from which the director received an improper personal benefit. This provision also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. DTG Delaware's Certificate of Incorporation contains a provision stating that directors shall not be personally liable for monetary damage to the corporation, except to the extent required by the Delaware Law.

     The SDBCA does not permit the elimination of monetary liability where such liability is based on: (i) a breach of the director's duty of loyalty to the corporation or its shareholders for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) improper dividends or distributions, unauthorized purchases of shares, improper loans or commencing business before the corporation obtains its minimum capital; or (iii) any transaction from which the director derived an improper personal benefit. The proposed Amended Articles of Incorporation of DTG eliminate the liability of directors to DTG to the full extent permissible under the SDBCA.

     INDEMNIFICATION. South Dakota and Delaware have similar laws respecting indemnification by a corporation of its directors, officers, employees and other agents. There are nonetheless certain differences between the laws of the two states.

     The Delaware Law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by a majority vote of disinterested directors (even though less than a quorum) or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders, that the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which the person had no reasonable cause to believe the person's conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable to the corporation. The Delaware Law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise. DTG Delaware's Certificate of Incorporation provides that directors and executive officers shall be indemnified to the full extent provided by the Delaware Law. As to other persons who are not directors or executive officers but who may be eligible for indemnification, the Certificate of Incorporation provides that such persons may be indemnified by DTG Delaware to the extent permissible by law and the Certificate and authorized by the Board of Directors. The Certificate further provides that DTG Delaware may purchase and maintain insurance to cover such expenses, whether or not indemnification would be permissible under the Delaware Law in the absence of insurance.

     Like the Delaware Law, the SDBCA permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions, no indemnification may be made when a person is adjudged liable to the corporation for negligence or misconduct in the performance of that person's duty to the corporation, unless a court determines that the person is entitled to indemnity for expenses in view of all the circumstances, and then indemnification may be made only to the extent that the court determines.

     Indemnification is permitted by the SDBCA only for acts that the person seeking indemnification in good faith believed to be in the best interests of the corporation and its shareholders, and with respect to a criminal proceeding, that the person had no reasonable cause to believe the person's conduct was unlawful, as determined by a majority vote of a quorum of disinterested directors, independent legal counsel in a written opinion (whether or not a quorum of disinterested directors is obtainable) or by the shareholders. Indemnification of expenses is required when the individual has successfully defended the action on the merits. The proposed Amended Articles of Incorporation of DTG contain a clause that directors and executive officers shall be indemnified to the full extent provided by law and that other persons who are not directors or executive officers but who may be eligible for indemnification may be indemnified by DTG to the extent permissible by law and the Articles and authorized by the Board of Directors.

     It is intended that DTG Delaware would enter into an Indemnity Agreement with each of its directors and executive officers effective upon consummation of the Merger, which may provide rights additional to those that would be provided by the Delaware Law or DTG Delaware's Certificate of Incorporation or Bylaws (See "INDEMNITY AGREEMENTS.")

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of DTG and DTG Delaware pursuant to the foregoing provisions, or otherwise, DTG and DTG Delaware have been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FEDERAL INCOME TAX CONSEQUENCES

     Following is a summary of the federal income tax consequences resulting from the Merger. The Cooperative, on behalf of DTG, and DTG

Delaware have not requested a private letter ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger, and thus there can be no assurance that the transaction would constitute a tax-free exchange for federal income tax purposes. However, the Cooperative has requested and received the opinion of Olsen Thielen & Co., Ltd. as to the federal income tax consequences of the Merger.

     In particular, Olsen Thielen & Co., Ltd. has advised the Cooperative that the merger of DTG with and into DTG Delaware would constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and each corporation would be a "party to a reorganization" within the meaning of Section 368(b) of the Code, and that:

          (i) No gain or loss would be recognized to DTG Delaware upon receipt of the assets of DTG in exchange for the DTG
     Delaware Common Stock and the assumption by DTG Delaware of the liabilities of DTG;

         (ii)  The basis of the assets of DTG in the hands of DTG
     Delaware would be the same as the basis of those assets in the hands of DTG immediately prior to the Merger;

        (iii) The holding period of the assets of DTG Delaware would include the holding period of those assets in the hands of DTG immediately prior to the Merger;

         (iv) No gain or loss would be recognized by the shareholders of DTG upon the exchange of their rights to receive shares of DTG Common Stock for shares of DTG Delaware Common Stock;

          (v) The basis of DTG Delaware Common Stock to be received by shareholders of DTG would be the same as the basis of the rights to receive shares of DTG Common Stock surrendered in the Merger; and

         (vi) The holding period of the DTG Delaware Common Stock received by shareholders of DTG would include the holding period of the rights to receive shares of DTG Common Stock surrendered in the Merger.

     EACH SHAREHOLDER OF DTG SHOULD CONSULT A PROFESSIONAL TAX ADVISER ON THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. THE TAX AND OTHER MATTERS DESCRIBED IN THIS PROSPECTUS AND BALLOT/PROXY STATEMENT DO NOT CONSTITUTE LEGAL OR TAX ADVICE.

ACCOUNTING TREATMENT

     The Merger would be accounted for as a capital restructuring. Therefore, the Merger would not affect the valuation of the assets or liabilities of DTG in the hands of DTG Delaware, nor would DTG Delaware record any income or expense as a result of the Merger.


      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited PRO FORMA condensed consolidated balance sheet as of December 31, 1996 and the unaudited PRO FORMA condensed consolidated statement of operations for the year ended December 31, 1996, include operations of the Cooperative and TCIC and Iway as if acquisition of these companies had occurred on January 1, 1996. The unaudited PRO FORMA condensed consolidated financial statements also give effect to the Conversion or the Conversion and the Merger. The PRO FORMA information is based on the historical financial statements of the Cooperative, giving effect to the proposed Conversion or the Conversion and the Merger. The PRO FORMA financial information for the Resulting Company will be identical if only the Conversion is adopted or if both the Conversion is adopted and the Merger is approved. The PRO FORMA financial information gives effect to the Conversion or the Conversion and the Merger as if the Conversion or the Conversion and the Merger occurred on January 1, 1996.

     The PRO FORMA financial statements were prepared using a conversion ratio of one share of Resulting Company common stock for each share of Cooperative Common Stock, 80.8216445 shares of Resulting Company common stock for each share of Preferred Stock and 0.2 of a share of Resulting Company common stock for each Capital Credit. All PRO FORMA share and per share information was calculated assuming the issuance of 1,046,505 shares of Resulting Company common stock in the Conversion and/or the Merger and assuming no shareholder of DTG asserts dissenters' rights in connection with the Merger. These numbers have been rounded for convenience of presentation.

     The PRO FORMA financial statements may not be indicative of the results that actually would have occurred if the acquisitions and the Conversion or the Conversion and the Merger had been in effect on the dates indicated or which may be attained in the future. The PRO FORMA financial statements should be read in conjunction with the financial statements and notes thereto of the Cooperative included as Appendix G to this Prospectus and Ballot/Proxy Statement. No historical financial statements of DTG are included in this Prospectus and Ballot/Proxy Statement since DTG would be the successor entity to the Cooperative if the Conversion is adopted and does not exist as an entity separate from the Cooperative. No historical financial statements of DTG Delaware are included in this Prospectus and Ballot/Proxy Statement since DTG Delaware has no significant assets or liabilities and has had no operating history.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1996
===========================================================================

                                  ASSETS
                                                        PRO FORMA                        PRO FORMA
                                                       ACQUISITION      ACQUISITION      CONVERSION       CONVERSION
                                        HISTORICAL     ADJUSTMENTS       PRO FORMA       ADJUSTMENTS      PRO FORMA
                                       -----------     -----------      -----------      -----------     -----------
CURRENT ASSETS:
 Cash and Cash Equivalents             $ 2,121,444      $              $ 2,121,444      $                $ 2,121,444
 Temporary Cash Investments              1,249,000                       1,249,000                         1,249,000
 Accounts Receivable, Net                1,784,895                       1,784,895                         1,784,895
 Deposit                                   274,889                         274,889                           274,889
 Income Taxes Receivable                   248,500                         248,500                           248,500
 Materials and Supplies                    694,097                         694,097                           694,097
 Prepaid Expenses                          168,078                         168,078                           168,078
                                       -----------      ---------      -----------      -----------      -----------
   Total Current Assets                  6,540,903             --        6,540,903               --        6,540,903
                                       -----------      ---------      -----------      -----------      -----------

INVESTMENTS AND OTHER ASSETS:
 Excess of Cost Over Net Assets
   Acquired                              1,830,959                       1,830,959                         1,830,959
 Other Intangible Assets                   509,559                         509,559                           509,559
 Deposits                                   61,905                          61,905                            61,905
 Other Investments                          63,817                          63,817                            63,817
 Deferred Charges                           56,628                          56,628                            56,628
                                       -----------      ---------      -----------      -----------      -----------
   Total Investments and Other
     Assets                              2,522,868             --        2,522,868               --        2,522,868
                                       -----------      ---------      -----------      -----------      -----------

PROPERTY, PLANT AND EQUIPMENT, NET      14,441,104                      14,441,104                        14,441,104
                                       -----------      ---------      -----------      -----------      -----------

TOTAL ASSETS                           $23,504,875      $      --      $23,504,875      $        --      $23,504,875
                                       ===========      =========      ===========      ===========      ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current Portion of Long-Term
   Debt                                $   697,700      $              $   697,700      $                $   697,700
 Accounts Payable                          399,694                         399,694                           399,694
 Other Current Liabilities                 497,388                         497,388                           497,388
                                       -----------      ---------      -----------      -----------      -----------
   Total Current Liabilities             1,594,782             --        1,594,782               --        1,594,782
                                       -----------      ---------      -----------      -----------      -----------

LONG-TERM DEBT                          15,338,395             --       15,338,395               --       15,338,395
                                       -----------      ---------      -----------      -----------      -----------

DEFERRED CREDITS                           159,482             --          159,482               --          159,482
                                       -----------      ---------      -----------      -----------      -----------

STOCKHOLDERS' EQUITY:
 Common Stock, No Par Value                                                               5,930,908        5,930,908
 Common Stock                               26,185                          26,185          (26,185)              --
 Preferred Stock                         1,172,000                       1,172,000       (1,172,000)              --
 Capital Credits                         4,732,723                       4,732,723       (4,732,723)              --
 Retained Earnings                         481,308                         481,308                           481,308
                                       -----------      ---------      -----------      -----------      -----------
   Total Stockholders' Equity            6,412,216             --        6,412,216               --        6,412,216
                                       -----------      ---------      -----------      -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                $23,504,875      $      --      $23,504,875      $        --      $23,504,875
                                       ===========      =========      ===========      ===========      ===========

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                                OPERATIONS
                       YEAR ENDED DECEMBER 31, 1996
===========================================================================

                                                        PRO FORMA                        PRO FORMA
                                                       ACQUISITION      ACQUISITION      CONVERSION       CONVERSION
                                        HISTORICAL     ADJUSTMENTS       PRO FORMA       ADJUSTMENTS      PRO FORMA
                                       -----------     -----------      -----------      -----------     -----------
REVENUES                               $ 7,808,842     $1,665,336      $ 9,474,178      $        --      $ 9,474,178
                                       -----------     ----------      -----------      -----------      -----------

COSTS AND EXPENSES                       7,730,992      1,934,514        9,665,506               --        9,665,506
                                       -----------     ----------      -----------      -----------      -----------

OPERATING INCOME (LOSS)                     77,850       (269,178)        (191,328)              --         (191,328)
                                       -----------     ----------      -----------      -----------      -----------

OTHER INCOME (EXPENSES):
 Interest and Dividend Income              309,982             --          309,982                           309,982
 Interest Expense                         (723,778)      (187,314)        (911,092)                         (911,092)
                                       -----------     ----------      -----------      -----------      -----------
   Net Other Income (Expenses)            (413,796)      (187,314)        (601,110)              --         (601,110)
                                       -----------     ----------      -----------      -----------      -----------

INCOME (LOSS) BEFORE INCOME
 TAXES                                    (335,946)      (456,492)        (792,438)                         (792,438)

INCOME TAX EXPENSE (BENEFIT)              (175,712)            --         (175,712)        (101,288)        (277,000)
                                       -----------     ----------      -----------      -----------      -----------

NET INCOME (LOSS)                      $  (160,234)    $ (456,492)     $  (616,726)     $  (101,288)     $  (515,438)
                                       ===========     ==========      ===========      ===========      ===========

NET LOSS PER SHARE                                                                                       $      (.49)





The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

          NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           FINANCIAL STATEMENTS
===========================================================================


                                ACQUISITION

     The historical consolidated balance sheet includes the acquisition of TCIC Communications, Inc. and I-Way Partners, Inc. as of December 1, 1996.

     The unaudited pro forma acquisition condensed consolidated statement of operations includes the following adjustments to reflect the acquisition of TCIC Communications, Inc. and I-Way Partners, Inc. assuming the acquisition was consummated on January 1, 1996.

(1) Operations of TCIC Communications, Inc. and I-Way Partners, Inc. for the period prior to their acquisition (the eleven months ended November 30, 1996).

(2) Additional amortization of the excess of cost over net assets acquired resulting from the acquisitions.

                                CONVERSION

     The unaudited pro forma conversion condensed consolidated balance sheet reflects the exchange of existing common stock, preferred stock and capital credits for new shares of common stock assuming the conversion was consummated on December 31, 1996.

     The unaudited pro forma conversion condensed consolidated statement of operations reflects a provision for income taxes using a 35% effective rate.

     The PRO FORMA per share loss was computed by dividing the PRO FORMA net loss by the PRO FORMA number of shares of common stock outstanding (1,046,505 shares).

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.


     The following description of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") should be considered carefully in evaluating the Cooperative and its business which will be assumed by the Resulting Company if either the Conversion is consummated or if both the Conversion and the Merger are consummated. In this Prospectus and Ballot/Proxy Statement, the term "Company" means the Cooperative and its subsidiaries before the Conversion, DTG and its subsidiaries after the Conversion and DTG Delaware and its subsidiaries after the Conversion and the Merger.

     The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a "safe harbor" for forward-looking statements. Certain information included under this caption, particularly the subheadings "Business," "Competition," "Regulation" and "Management's Discussion and Analysis or Plan of Operation," may constitute or include forward-looking statements under the Reform Act, such as information relating to the Company's 1997 development plans and the effects of future regulation and competition. Such forward-looking information involves important known and unknown risks and uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, technological developments and changes in the competitive environment in which the Company operates. Members and holders of Preferred Stock and Capital Credits are cautioned not to place undue reliance on the forward-looking statements made in this Prospectus and Ballot/Proxy Statement, which speak only as of the date hereof. See "RISK FACTORS" for a description of specific risks applicable to the Company.

BUSINESS

     The Cooperative was incorporated as a stock cooperative in South Dakota on April 3, 1952, and has operated since that date at its current location. The Cooperative was formed to consolidate several small independent telephone companies in Southeastern South Dakota. The Cooperative and its predecessors have been engaged in the telecommunications business since 1903. From the date of formation through 1979, the Cooperative operated principally as a telephone company. Today the Cooperative continues these operations and has expanded into cable television and other related telecommunications services. In 1979, the Cooperative expanded into CATV by building cable systems in its local markets. In the mid-1980s, the Cooperative expanded into the cellular market through partnerships with cellular companies serving the Cooperative's market area. The Cooperative sold its rural cellular operations in 1994 and its Sioux Falls, South Dakota operations in 1995, in an effort to focus on new personal communication service ("PCS") technology. The Cooperative expanded its cable operations in 1995 and 1996, and further expanded with the acquisitions in 1996 of TCIC
(long distance and operator services) and Iway (Internet services), as described below.

     Today, the Company is a diversified telecommunications services company. The Company provides wireline local and network access service, long distance telephone service, operator-assisted calling service, telecommunications equipment sale and leasing services, cable television service and Internet access and related services.

     The Company's local exchange services in South Dakota provide a majority of the Company's revenues and income. In 1996, the Company made the strategic decision to expand its operations into related telecommunications businesses, including expansion of its cable television services. During 1996, the Company acquired 19 additional cable television systems. In December 1996, the Company, through a wholly owned subsidiary, merged with TCIC, a South Dakota-based provider of long distance and operator services. Also in December 1996, in a similar transaction, a wholly owned subsidiary of the Company merged with Iway, South Dakota's largest Internet service provider. Both TCIC and Iway continue to operate as wholly owned subsidiaries of the Company. The Company intends to continue to explore expansion through strategic acquisition and business alliances in an effort to facilitate the growth of the Company.

     The telecommunications services industry is in the process of substantial change, providing significant opportunities and risks to its participants. Evolving and newly-developed technology, emerging significant competition in the market for long distance and local telecommunications services, as well as the increasing desire of customers to have a majority or all of their various communication needs fulfilled by one supplier, are causing many companies, including the Company, which offer services primarily in one part of the communication services market to seek to offer, either directly or through alliances with others, new services to complement their primary services offerings.

     A key growth strategy for the Company is to provide integrated telecommunications services for its customers. These integrated services include long distance, wireless, cable television, data and local telephone service, as well as selected products and services that the Company will remarket to customers as a single source provider. The Company is in the process of substantially upgrading its network and supporting facilities to provide these integrated telecommunications services. The Company is committed to attempting to grow through expansion of its existing businesses, the development of value-added products and services and selected acquisitions, although there can be no assurance that the Company will be successful in attaining the profitable growth that is desired.
(See "RISK FACTORS.").

     The principal executive offices of the Company are located at 29705 453rd Avenue, Irene, South Dakota 57037-0066. The telephone number is
(605) 263-3301.

     TELECOMMUNICATIONS INDUSTRY OVERVIEW. From the formation of the telephone industry in the late 1800s until the breakup of AT&T in 1984, the telecommunications industry was largely dominated by AT&T through its ownership and operation of the Bell operating companies. Rural areas which provided little market share for AT&T were left to be served by small independent telephone companies like the Company and its predecessors. In 1984, the structure of the industry was significantly changed by the AT&T divestiture decree, which required the divestiture by AT&T of its 22 Bell operating companies and divided the country into 201 LATAs (the "AT&T Divestiture Decree"). The Bell operating companies were combined into seven Regional Bell Operating Companies ("RBOCs") and were permitted to provide local telephone service, local access service to long distance carriers and long distance ("intra-LATA") service within the LATAs. However, the Bell operating companies were prohibited from providing inter-LATA long distance service, or service between LATAs.

     The AT&T Divestiture Decree had a profound effect on the long distance portion of the telecommunications industry in the United States. To encourage competition in the long distance market, the AT&T Divestiture Decree and certain FCC regulations require most LECs to provide carriers with access to local exchange service that is "equal in type, quality and price" to that provided by AT&T and to allow customers to select their preferred long distance service provider. As a result, a large number of companies specializing in long distance services entered the market.

     For each long distance call, the originating and terminating LECs charge an access fee to the long distance carrier. The long distance carrier charges its customers a fee for its transmission of the call, a portion of which covers the cost of the access fees charged by the LECs. Access charges represent a significant portion of the Company's gross revenues from its local exchange operations as well as a significant portion of the Company's cost of providing long distance services. Generally, the FCC and the states regulate such access charges. The FCC has undertaken a comprehensive review of its regulation of LEC access charges to better account for increasing levels of local competition. (See "RISK FACTORS--Regulatory and Legislative" and "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

     In 1996, President Clinton signed the 1996 Act. The 1996 Act significantly changed the telecommunications industry by (among other things) removing certain of the restrictions concerning the provision of long distance service by the RBOCs. The RBOCs, however, are required to obtain specific FCC approval and satisfy other conditions, including a checklist of interconnection and other requirements applicable to LECs, prior to providing long distance service in the regions in which the LECs provide local exchange service. (See "RISK FACTORS--
Competition" and "--Regulatory and Legislative.") In addition, the 1996 Act opened local service telecommunications markets to competition by preempting state and local laws to the extent that such laws prevent competition in the provision of any telecommunications service, and by imposing a variety of new duties on LECs to promote competition in local exchange services. Among other requirements, all LECs, including the Company, are required, on a non-discriminatory basis, to permit resale of their telecommunications services without unreasonable restrictions or conditions. The law and its accompanying regulations will enable the Company, upon receipt of all necessary regulatory approvals, to resell local telecommunications services in exchanges outside of the Company's traditional service territories in addition to its existing long distance services. The bases upon which such local services will be available to carriers such as the Company for resale are to be determined in proceedings of various state public utilities commissions. The Company believes that the opening of the local telecommunications services market to resellers provides the Company with significant growth opportunities while posing a much smaller threat in its small rural local exchanges.

     BUSINESS STRATEGY. The Company's business strategy is to attempt to achieve continued growth by developing and marketing a broad array of competitively priced telecommunications services. The Company's primary objectives in pursuing this strategy are to:

          (i) develop new and enhanced products and services through upgrading the Company's existing network and expanding such network, where feasible, into new markets. The Company is in the process of substantially rebuilding its existing network infrastructure, a process which it currently anticipates will be completed in late 1997;

          (ii) expand the Company's sales and marketing activities by increasing its advertising and promotional activities and enlarging its sales force to include direct and independent sales representatives and telesales marketing agents who would target commercial and residential accounts. The Company intends to supplement its sales force by rebuilding its customer support functions, enhancing its strong field service operations and improving its direct billing capabilities; and

          (iii) expand its revenue base through selected acquisitions of companies and facilities in the telecommunications and cable television industries and other related industries.

There can be no assurance that the Company will be successful in implementing its business strategy or attaining the profitable growth that is desired. (See "RISK FACTORS.")

     LOCAL TELECOMMUNICATIONS SERVICES. The Company's local telecommunications services are provided directly by the Company. As of December 31, 1996, the Company provided services to approximately 6,000 access lines located in nine counties in Southeastern South Dakota. The Company's service area is generally rural, covering approximately 1,100 square miles, with an average of 5.4 access lines per square mile. The Company is classified as a "rural company" under the 1996 Act and receives Universal Service Fund monies, although such funds constituted less than two percent of the Company's gross revenues in 1996.

     The Company's local telecommunications services include: (i) local dial tone; (ii) local private line and public telephone services (including dial tone service for pay telephones owned by the Company and other pay phone providers); (iii) data transmission services; (iv) the sale, installation and maintenance of customer premise equipment; and (v) related services such as directory listing services. In connection with the Company's continuing strategy to provide a greater selection of value-added products, the Company has also introduced advanced services such as Caller ID, distinctive ringing, call waiting, call forwarding and three-way calling. The Company also introduced its new Distance Learning program, which the Company currently anticipates by the end of 1997 will link 14 local schools with the University of South Dakota's School of Education to allow these local schools to share interactive televised classroom sessions. The Company desires to implement a similar system to link hospitals and medical clinics throughout rural communities in Southeastern South Dakota.

     In addition to providing local telephone service, the Company also provides network access services to interexchange carriers IXCs.
Network access service refers to the link provided by LECs between a customer's premises and the transmission facilities of other telecommunications carriers, generally inter-LATA long distance carriers. Examples of exchange access services include switched access and special access services. Network access revenues are billed directly to long distance carriers based on the number of conversation minutes generated by their customers located in the Company's exchanges. The interstate portion of these revenues is based on switched, common-line and special access tariffs approved by the FCC. The tariffs imposed by the FCC include end-user access charges to residential and business customers. State access is based on similar rate structures that are subject to approval by the South

Dakota Public Utilities Commission. Unlike many LECs, the Company does not provide billing or collection services for interexchange long distance carriers operating in the Company's local exchanges.

     In addition to its current local service business, the Company also is attempting to position itself to resell local exchange services in exchanges where it currently does not operate. The Company has filed in South Dakota, and currently intends in the future to file applications with the public utilities commissions in several states, seeking authorization to resell local exchange telecommunications products and services. As of December 31, 1996, the Company has obtained local exchange resale authorization in South Dakota. The Company currently anticipates that it will have filed applications for authorization to resell local exchange telecommunications services and products in a number of states surrounding South Dakota by the end of 1997. There can be no assurance that the public utilities commissions in other states will authorize the Company to resell local exchange telecommunications services and products in those states.

     Local service, including network access services, has historically been the Company's core business. In 1996, revenues from local services were approximately $4.3 million, representing approximately 55 percent of the Company's aggregate revenues. The Company currently anticipates that these revenues will continue to account for a substantial portion of the Company's revenues in the future, subject to possible regulatory change. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.") Although network bypass and alternative local access telephone service providers are potential competitive threats to the Company, no significant competition has occurred to date.

     LONG DISTANCE TELECOMMUNICATION SERVICES. The Company provides a wide range of long distance telecommunications services to both residential and commercial customers. These services include: (i) basic long distance calling service; (ii) voice and data services; (iii) dedicated private line services; (iv) collect calling, operator assistance and calling card services, including prepaid calling cards; (v) toll free or 800 services; and (vi) switched and dedicated Internet access services. The Company offers these services individually and in combinations. Through combined offerings, the Company is able to provide customers with added benefits such as single billing, unified services for multi-location companies and customized calling plans.

     The Company operates its own switches, develops and implements its own products, monitors and deploys its transmission facilities and prepares and designs its own billing and reporting systems. All of the Company's customers are identified by their telephone number, dedicated trunk or validated access code, and have a rating which is used to determine the price per minute that they pay on their outbound or inbound long distance calls. Rates typically vary by the type of service, the volume of usage, the distance of the calls, the time of day that calls are made, the region that originates the call and whether the product is being provided on a promotional basis. In 1996, long distance revenues were approximately $1,900,000, representing 24 percent of the Company's gross revenues. The Company anticipates that its long distance revenues will grow significantly in 1997, primarily as a result of its acquisition of TCIC in December 1996.

     The Company provides long distance services in various ways. For customers located in the Company's local South Dakota exchanges, long distance services are provided primarily by the Company as part of its local service. For customers located outside of the Company's local exchanges or using operator assisted services, all long distance services are provided by TCIC, the Company's wholly owned subsidiary. Currently TCIC is authorized to sell long distance services in North Dakota, South Dakota, Iowa, Nebraska, Minnesota, Montana and several other states. However, most of the Company's long distance revenues are derived from South Dakota. Internet long distance services are provided by Iway.

     WIRELESS SERVICES. The Company intends to expand its existing telecommunications services by providing PCS. PCS is, from a customer standpoint, similar to existing cellular radio services ("cell phones"). The primary difference between PCS and cell phones is that PCS is a digital service rather than analog service (although current cellular providers are moving to digital service as well) using different technology and a different licensed portion of the frequency spectrum. The FCC has, between December 1994 and January 1997, auctioned six blocks of frequency for PCS which will compete with the two existing cellular licensees in each of the FCC-designated markets.

     On December 13, 1996, the FCC adopted rules to permit geographic partitioning and spectrum disaggregation for all broadband PCS licensees. These rules will give the existing licensees and potential new entrants greater flexibility to determine how much spectrum they will need for the geographic areas in which they provide service. The Company has entered negotiations with the winners of the A- and B-Block auctions for the Minneapolis, Minnesota and the Des Moines, Iowa Major Trade Areas ("MTA") to partition or disaggregate portions of the blocks that cover areas of interest to the Company in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota. These negotiations have not reached a definitive point, and there are no existing financial or other commitments between the parties.

     The Company has an agreement to share frequency with US WEST Wireless for participation in the PCS D- and E-Block auction. This auction concluded on January 14, 1997, with US WEST Wireless being the successful bidder on BTA-421 (Sioux City) for the E-Block at $2.44 per population point. The Company's agreement covers 104,900 population points in the Company's area of interest in Southeastern South Dakota and Northwestern Iowa outside of the municipal boundaries of Sioux City. This amounts to a commitment of $255,956 for the Company's share of the population points and of the license. The Company has made an escrow deposit with US WEST Wireless of $61,905, all of which is available for, and will be applied to, the bid commitment. The Company has entered negotiations with US WEST Wireless for additional portions of the BTA, but there is no assurance that these negotiations will be successful for the Company.

     Currently, there are no active PCS operations in the Company's markets. The two cellular companies that cover the Company's market are Western Wireless, Inc. d/b/a Cellular One and CommNet. Since there will be six PCS licensees competing with two established cellular licensees in each market area, the Company expects the wireless service market to be highly competitive. The Company initially plans to focus on the use of its PCS services to provide fixed wireless services in its existing markets and surrounding areas, and to use the wireless services as a complement and supplement to other services offered by the Company. The Company has not yet established its final PCS development plan. There can be no assurance that the Company will be able to make wireless services a profitable part of its overall business.

     The Company had an interest in the Sioux Falls Cellular Limited Partnership ("SFLP") together with several other independent telephone companies and CommNet Cellular, Inc. ("CommNet") of Englewood, Colorado. The Company had a nine percent limited partnership interest, and a 20 percent interest in Dakota Systems, Inc. ("DSI"), a South Dakota corporation which in turn held a four percent minority general partner interest in SFLP. In 1995, the Company sold, at a substantial gain over its initial investment, its entire interest in SFLP and in DSI to the remaining partners and shareholders of DSI. The Company's decision to sell its interest was influenced by (i) the limited control and influence available because of the structure of the limited partnership and (ii) Dakota's decision to focus on new technology and new markets, including PCS.

     INTERNET SERVICES. The Company is the largest provider of Internet services in South Dakota. The Company provides a wide range of Internet services including Internet access options (both dial-up and dedicated), Web page development and hosting services, Internet applications development and training and consulting services to businesses, professionals and other on-line services providers. As of December 31, 1996, the Company hosted 93 Web sites with an additional 10 sites under development. The Company estimates that its access services are used by approximately 4,100 users.

     In December 1994, Iway started its Internet operations, which the Company purchased in December 1996. Iway operates as a wholly owned subsidiary of the Company. The Company anticipates that in the future it may attempt to consummate additional acquisitions to expand its Internet service base.

     The Internet is a global collection of computer networks cooperating to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. The Internet originated with the ARPAnet, a restricted network started in 1969 by the United States Department of Defense Advanced Research Projects Agency to provide efficient and reliable long distance data communications among the disparate computer systems used by government-funded researchers and organizations. Unlike other public and private telecommunications networks that are managed by businesses, government agencies and other entities, the Internet is a cooperative interconnection of many such public and private networks. The networks that comprise the Internet are connected in a variety of ways, including public switched telephone network and high-speed, dedicated leased lines. Communications on the Internet are enabled by TCP/IP, an Internet-working standard that enables communications across the Internet regardless of the hardware and the software used.

     Recent technological advances, including increased microprocessor speeds and the development of easy-to-use graphic interfaces, combined with cultural and business changes, have led to the Internet being integrated into the activities of a multitude of individuals and the operations and strategies of numerous business organizations. For example, a growing number of employees within organizations have access to corporate networks, thereby increasing the amount of electronic communication both within and between organizations. In addition, the rapid growth of the installed base of home personal computers equipped with communication devices such as modems has created the ability to communicate electronically from home. These technological and business trends have led to an increase in the number of on-line services and Internet access providers.

     More recently, the development of World Wide Web ("Web")technology and associated easy-to-use software has made the Internet easier to navigate and more accessible to a larger number of users and for a broader range of applications. While there has been significant media interest in the use of the Internet by consumers, business and professional organizations currently represent a more significant percentage of Internet use. These organizations increasingly are recognizing that the Internet can enhance communications, both among their geographically distributed locations and employees, and with their business partners and customers. In addition, businesses are realizing that the Internet can enable many applications which were previously unavailable or cost-prohibitive. For example, small and medium-sized businesses can establish and maintain a global presence and market and distribute their products and services electronically.

     Despite the growing interest in the many commercial uses of the Internet, the Company believes that many businesses, especially small businesses, have been deterred from purchasing Internet access services for a number of reasons, including: (i) inconsistent quality of service; (ii) lack of availability of cost-effective high-speed options; (iii) limited number of local access points for corporate users and customers; (iv) inability to integrate business applications on the Internet; (v) need to deal with multiple and frequently incompatible vendors; (vi) inadequate protection of the confidentiality of stored data and information moving across the Internet; and (vii) lack of tools to simplify Internet access and use.

     To address the needs of small businesses in South Dakota and surrounding states, the Company offers a comprehensive range of Internet access options, applications, training and consulting services tailored to meet the needs of small and medium-sized businesses and their customers. The products and services provided by the Company include dial-up and dedicated access, Web page development, Web page hosting, client software and security products and training. This array of products and services enables Internet users to purchase access, applications and services, including integration services, through a single source. The Company's products and services are supported by a technical staff that it believes is highly experienced in Internet operations and services, especially as they relate to small businesses. The Company's objective is to continue to develop and market value-added Internet services in the smaller markets in South Dakota and the surrounding states. Rates for the Company's Internet services vary depending on the type and range of service options.

     CABLE TELEVISION SERVICES. Through its subsidiaries, the Company owns and operates 26 cable television systems located in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota ranging in capacity from 300 to 750/MHZ. These systems provide service to approximately 5,500 subscribers. No single community accounts for more than 12 percent of the Company's total basic CATV subscribers. The Company believes that this geographic diversity reduces its exposure to adverse economic, competitive and regulatory factors in any particular community. The Company has been engaged in the cable television business since 1979. In 1996, as part of its expansion strategy, the Company acquired 19 of its total cable television systems, accounting for approximately 3,600 of the 5,500 current subscribers. The Company anticipates that in the future it may attempt to consummate additional acquisitions to expand its customer base and service markets.

     Cable television systems receive video, audio and data signals transmitted by nearby television and radio broadcast stations, terrestrial microwave relay services and communications satellites. Such signals are then amplified and distributed by coaxial cable and optical fiber to the premises of customers who pay a monthly fee for the service. The Company does not hold any dedicated spectrum licenses issued by the FCC related to its cable television operations, although the Company does hold all other necessary licenses to operate its systems. The number of channels provided by the Company varies by service area. The sources of the Company's cable television programming consist of the signals received from national television networks, local and other independent television stations that operate in or near to the Company's service areas, satellite-delivered non-broadcast channels and public service channels and announcements.

     The Company provides programming to its subscribers pursuant to contracts with programming suppliers. The Company generally pays a flat monthly fee per subscriber for programming on its basic and premium services. A number of programming suppliers provide volume discount pricing structures and/or offer marketing support to the Company through the Company's participation in a purchasing pool with other small cable system operators. The Company's programming contracts generally are for fixed periods of time ranging from three to 10 years and are subject to negotiated renewal. The costs to the Company to provide cable programming have increased in recent years and are expected to continue to increase due to additional programming being provided to basic subscribers, increased costs to produce or purchase cable programming, inflationary increases and other factors. Effective in May 1994, the FCC's rate regulations under the 1992 Cable Act permitted operators to pass through to customers increases in programming costs in excess of the inflation rate. Management believes that the Company will continue to have access to programming services at reasonable price levels, although there can be no assurance that the Company can in the future maintain its access at reasonable price levels. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

     Monthly fees for cable services vary depending on the nature and type of service. The Company offers a basic cable service package (primarily comprised of local broadcast signals, popular national satellite channels and public, educational and governmental access channels) and premium movie channels. The monthly fee for basic service generally ranges from $17.95 to $22.74 depending on the number of channels offered, and the monthly service fee for premium channels is $7.95 per channel. Also, the Company generally assesses a nonrecurring installation charge of up to $35.00. Customers are free to discontinue service at any time without penalty. The Company currently does not offer Pay-TV or "pay-per-view" services, but currently anticipates doing so in the future as it upgrades the capacity of its systems.

     The Company's cable television business is dependent to a large extent on its ability to obtain and renew its franchise agreements with local government authorities on acceptable terms. The Company believes that it has maintained good relations with its local franchise authorities. The Company has never had a franchise revoked and as of the date of this Prospectus and Ballot/Proxy Statement all of its franchises have been renewed or extended at their expirations. Most of the Company's present franchises had initial terms of approximately 10 to 15 years. As of the date of this Prospectus and Ballot/Proxy Statement, all of the Company's franchises have been renewed or extended, generally at or prior to their stated expirations and on terms which are acceptable to the Company. In this regard, during 1996, the Company completed negotiations with 19 communities resulting in franchise renewals. Federal law, including the 1984 Cable Act and the 1992 Cable Act, limits the power of the franchising authorities to impose certain conditions upon cable television operators as a condition of the granting or renewal of a franchise. The Company has 26 franchises, three of which are up for franchise renewal within the next three years. No one cable television franchise accounts for more than 10 percent of the Company's total revenue.

     Franchise agreements contain varying provisions relating to construction and operation of cable television systems, including: (i) time limitations on the commencement and/or completion of construction; (ii) quality of service, including (in certain circumstances) requirements as to the number of channels and broad categories of programming offered to subscribers; (iii) rate regulation; (iv) provision of services to certain institutions; (v) provision of channels for public access and commercial leased-use; and (vi) maintenance of insurance and/or indemnity bonds. The Company's franchises also typically provide for periodic payments of fees, generally ranging from zero to three percent of revenue, to the governmental authority which grants the franchise. Franchises usually require the consent of the franchising authority prior to a transfer of the franchise or a transfer or change in ownership or operating control of the franchisee.

     Subject to applicable law, a franchise may be terminated prior to its expiration date if the cable television operator fails to comply with the material terms and conditions of the franchise. Under the 1984 Cable Act, if a franchise is lawfully terminated, and if the franchising authority acquires ownership of the cable television system or effects a transfer of ownership to a third party, such acquisition or transfer must be at an equitable price or, in the case of a franchise existing on the effective date of the 1984 Cable Act, at a price determined in accordance with the terms of the franchise, if any.

     In connection with a renewal of a franchise, the franchising authority may require the cable operator to comply with different and more stringent conditions than those originally imposed, subject to the provisions of the 1984 Cable Act and other applicable federal, state and local law. The 1984 Cable Act, as supplemented by the renewal provisions of the 1992 Cable Act, establishes an orderly process for franchise renewal which protects cable operators against unfair denials of renewals when the operator's past performance and proposal for future performance meet the standards established by the 1984 Cable Act. The Company believes that its cable television systems generally have been operated in a manner which satisfies such standards and allows for the renewal of such franchises; however, there can be no assurance that the franchises for such systems will be successfully renewed as they expire.

     The Company traditionally has used coaxial cable for transmission of television signals to subscribers. Optical fiber is a technologically-advanced transmission medium capable of carrying cable television signals via light waves generated by a laser. The Company currently uses fiber optic technology to serve six communities with two CATV head-end facili-ties. The Company currently intends in 1997 to install optical fiber technology in four of its cable systems and anticipates that it will convert several additional systems over the next several years. The systems, which facilitate digital transmission of voice, video and data signals as discussed below, will have optical fiber to neighborhood nodes tied to the Company's telecommunications network with coaxial cable distribution downstream to subscribers' homes from that point.

     The optical fiber technology includes compressed digital video technology that is capable of converting up to 10 analog signals (now used to transmit video and voice) into a digital format and compressing such signals (which is accomplished primarily by eliminating the redundancies in television imagery) into the space normally occupied by one analog signal. This digitally compressed signal would be distributed, via optical fiber and coaxial cable, to the customer's home. At the home, a set-top video terminal would convert the digital signal back into analog channels that could be viewed on a normal television set. The Company currently anticipates that it will begin offering such optical fiber technology to its cable subscribers in four markets in late 1997.

     MAIN NETWORK OPERATIONS. The Company provides its local services and related long distance services primarily over its proprietary network. The Company operates an advanced digital telecommunications network consisting of nine Northern Telecom DMS 10 switches for its local services network, one Summa Logic digital switch for operator services and advanced long distance services, leased transmission lines to complete calls for its domestic and international long distance services and sophisticated network management systems designed to optimize traffic routing. The Company's proprietary network encompasses approximately 2,240 miles of copper trunk lines and customer connections and 150 miles of fiber optic cabling.

     The Company seeks to actively manage and improve its network. The Company currently anticipates spending approximately $10 million in 1997 to complete the deployment of Synchronous Optical Network ("SONET") fiber rings within its network and centralize and upgrade its switching equipment through the construction of a new switching center and the installation of a Lucent 5Ess switching platform with advanced digital switching technologies, including Asynchronous Transfer Mode ("ATM") technology.

     SONET technology substantially increases the speed at which data is carried on the Company's network, thereby allowing the Company to provide high-speed multimedia applications and information services throughout its network. In addition, SONET permits the Company to install customer circuits more quickly and improves monitoring of the network by anticipating certain problems before they occur. Further, when deployed in a ring design, SONET allows the Company to provide its customers with millisecond restoration of traffic in the event of a network outage.

     ATM switching technology facilitates the provision of a wide range of data communication services. This technology increases the Company's network switching capabilities, permitting its customers to simultaneously transmit voice, data and video communications over the same line. The Company currently intends to have ATM available throughout its domestic network by the end of 1997.

     INTERNET NETWORK OPERATIONS. The Company's Internet network is based on redundant leased T-1 and frame-relay based network access to the Internet National Access Points ("NAPs") in Minneapolis, Minnesota and Omaha, Nebraska. This network is controlled by a Bay Networks router located in the Company's Internet network operations center in Sioux Falls, South Dakota. Customers are able to access this network through dedicated lines or by placing a local or long distance call (dial-up) through a modem to the Sioux Falls switching center. Once connected, the customer's traffic is routed through the operation center modem banks to the Bay Networks router and into the Internet via the Company's NAP connections.

     The Company continues to upgrade its network infrastructure in response to the increased number of customers purchasing Internet access and Web page hosting services. The Company also currently plans to increase its NAP access speeds to handle larger levels of customer traffic at higher data transfer speeds.

     CABLE NETWORK OPERATIONS. The majority of the Company's cable systems currently operate on a stand-alone basis with each community system supported by its own signal processing center, known as a cable "head-end." Six community systems (two clusters of three) have been linked using fiber optic technology to a common head-end. A typical Company system consists of signal receiving, encoding and decoding apparatus, distribution systems and subscriber house-drop equipment. The signal receiving apparatus typically includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. Head-ends, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, are located near the receiving devices. The Company's distribution systems consist of coaxial cables and related electronic equipment. Subscriber equipment consists of taps, house drops, converters and analog addressable converters.

     The Company currently intends to rebuild four of its cable systems in 1997 using advanced digital fiber optic/coax cabling techniques that would allow it to offer both cable television and additional telecommunications services, such as local and long distance calling and high speed data transmission and Internet access services, over the same network. These systems would be interconnected to the Company SONET fiber optic network and switched from its new centralized switching facility. In addition, the Company currently plans to replace many of the individual cable head-end systems by interconnecting these systems either to advanced fiber optic links or to its new SONET fiber network and distributing the cable programming signals from a central head-end facility collocated in the Company's new switching facility. The Company also currently plans to install digital advertising insertion equipment in its central switching center. This equipment would allow the Company to download advertisements electronically to certain head-ends, thereby significantly enhancing the flexibility and reliability of its advertising sales. The Company believes these enhancements would enable the Company to offer increased programming channels with a higher quality signal and at a lower per channel cost.

     MARKETING. The Company's telecommunications services and cable system operations generally have been free from competition. Accordingly, the Company historically has relied on telemarketing, direct mail and, occasionally, door-to-door solicitation and radio, cable television and newspaper advertising for its marketing efforts. These marketing activities have been supported by customer service activities in the Company's headquarters and by an active field technician force. The Company believes it historically has enjoyed a high reputation for quality and responsive service and has emphasized quality customer service for many years.

     In 1996, the Company recognized that the regulatory environment was changing and that it would have to adapt to a more active and competitive market environment. In 1996, the Company created a formal marketing department and in December 1996, the Company acquired TCIC, a long distance company with over six years of competitive selling experience, and Iway, which operates in the highly competitive Internet services market. The Company also is beginning to develop other marketing channels for its products, including alliances with other independent Internet service providers and computer services companies. The Company currently intends to continue to expand its direct sales force and to market its products more aggressively as competition enters the Company's previously protected markets.

COMPETITION

     The telecommunications industry is highly competitive and affected by rapid regulatory and technological change. Regulatory trends have had, and may have in the future, significant effects on competition in the Company's industry. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.") New technology is continuing to expand the types of available communications services and equipment and the number of competitors offering such services. The Company faces actual and potential competition in all of its businesses. Most of the Company's competitors are large companies which have considerably greater financial, technological, marketing and other resources than the Company.

     The Company believes that the factors critical to a customer's choice of a telecommunications services provider are cost, ease of use, speed of installation, quality, reputation and, in some cases, geography and network size. The Company's objective is to be one of the most responsive service providers in the telecommunications industry, particularly when providing customized communications services. The Company recognizes that it must grow to be able to compete effectively in the changing telecommunications industry and to avail itself of greater economies of scale and increased scope in its transport and local access requirements and in its back office operations. It is for this reason that the Company expanded its business through the purchase of additional cable television systems and the acquisition of companies in the long distance and Internet long distance industries (i.e., TCIC and Iway). These additions have expanded the Company's product line and service abilities which should enhance its ability to compete more effectively in its changing business and regulatory environment.

     LOCAL SERVICE COMPETITION. Historically, the Company's local telephone operations have not experienced significant competition. The Company's local telephone operations may experience increased competition from various sources, including resellers of the Company's local exchange services, large end-users installing their own networks, IXCs, satellite transmission services, cellular communications providers, cable television companies, radio-based personal communications service companies, competitive access providers and other systems capable of completely or partially bypassing local telephone facilities. In 1996, the South Dakota Public Utilities Commission approved numerous applications to provide and resell local exchange services, including applications made by the Company to compete in other local exchanges throughout South Dakota. Numerous such applications are pending and the Company anticipates that other companies will make additional filings. The Company cannot predict the specific effects of competition on its local telephone business, but intends to attempt to take advantage of the various opportunities that competition should provide, including expanding into additional market areas, if it is able to do so. The Company is currently attempting to address potential competition by focusing on improved customer satisfaction, reducing costs, increasing efficiency, improving its digital network, restructuring rates and examining new product offerings and new markets for entry.

     LONG DISTANCE AND OPERATOR SERVICE COMPETITION. The long distance and operator services industries are highly competitive and dominated on a volume basis by the nation's three largest long distance providers: AT&T, MCI and Sprint. In 1996, AT&T, MCI and Sprint generated an aggregate of approximately 80 percent of the nation's long distance revenue of $79.3 billion. Behind these providers, four other companies had annual revenues of $430 million to $2.2 billion each in 1996. In addition, during the same year there were more than 300 companies with annual revenues of less than $430 million each, the majority with revenues below $50 million each. Most of these companies surpass the Company in size and available financial, technological, marketing and other resources. All of these companies potentially can compete with the Company in the long distance and operator services markets in which the Company currently operates.

     In addition, the 1996 Act permits RBOCs to provide long distance telecommunications services internationally and domestically in territories outside of the RBOCs' respective local service regions. RBOCs also may provide long distance telecommunications services that are incidental to certain other services, such as wireless and video services, in their local regions. The authority to provide long distance telecommunications services originating outside of RBOCs' respective regions does not currently include calls that terminate in-region, such as private line services, 800 services or any equivalent service, and allows the contacted party to choose the inter-LATA carrier. RBOCs are prohibited from providing a full range of long distance telecommunication services in their local regions until certain important conditions are met. RBOCs own extensive facilities in their regions and have long-standing customer relationships and substantial capital resources, which permit them to expend funds on technological and marketing improvements. The Company believes that in the future RBOCs will become substantial competitors for long distance telecommunications services, especially in their local regions.

     INTERNET COMPETITION. The market for data communications services, including Internet access and on-line services, is extremely competitive. There are no substantial barriers to entry, and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully will depend on a number of factors, including: (i) market presence; (ii) the ability to execute a rapid expansion strategy; (iii) the capacity, reliability and security of its network infrastructure; (iv) ease of access to and navigation of the Internet; (v) the pricing policies of its competitors and suppliers; (vi) the timing of the introduction of new products and services by the Company and its competitors; (vii) the Company's ability to support industry standards; and (viii) industry and general economic trends. The Company believes that its success in the data communications services market will depend heavily upon its ability to provide high-quality Internet connectivity and value-added Internet services at competitive prices.

     The Company's current and potential competitors headquartered in the United States may be divided into the following three groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, RBOCs and @Home (a joint venture between Tele-Communications, Inc. and a venture capital firm), and various other cable companies; (ii) other Internet access providers, such as BBN, NETCOM, PSI and other national and regional providers; and (iii) on-line services providers, such as America Online, CompuServe, Intuit Inc., Microsoft Corp. and Prodigy Services Company. Most of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological, personnel and other resources than those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their services.

     The Company expects that most of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Internet access market, resulting in even greater competition to the Company. Certain companies, including America Online, AT&T, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions or investments may permit these companies to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. The Company expects acquisitions and strategic investments by its competitors to increase, thus creating significant new competitors. In addition, the ability of some of the Company's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently offered by AT&T and MCI, could place the Company at a further competitive disadvantage.

     As a result of increased competition in the Internet access and on-line services industry, the Company expects that it will continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of its Internet services. The Company previously has reduced prices on certain of its Internet access options and may consider doing so in the future. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could erode the Company's market share and could have a material adverse effect on its business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise, marketing and support capabilities or expansion and acquisition possibilities to continue to compete successfully in this or any market.

     CABLE TELEVISION COMPETITION. Cable television competes for customers in local markets with other providers of entertainment, news and information. The competitors in these markets include broadcast television and radio, newspapers, magazines and other printed material, motion picture theaters, video cassettes and other sources of information and entertainment including directly competitive cable television operations.

     Cable television service initially was offered as a means of improving television reception in markets where terrain factors or distance from major cities limited the availability of off-air television. In some of the areas served by cable television systems, a substantial variety of television programming can be received off-air, including low-power UHF television stations, which have increased the number of television signals in the country and provided off-air television programs to limited local areas. The extent to which cable television service is competitive depends upon a cable television system's ability to provide, on a cost-effective basis, a greater variety of programming than that available off-air or through other alternative delivery sources. Regulatory changes also impact competition in the cable industry. Both the 1992 Cable Act and the 1996 Act are designed to increase competition in the cable television industry. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.")

     There are alternative methods of distributing the same or similar video programming offered by cable television systems. Further, these technologies have been encouraged by Congress and the FCC to offer services in direct competition with existing cable systems. A significant competitive impact is expected from medium power and higher power DBSs that use high frequencies to transmit signals which can be received by dish antennas much smaller in size than traditional home satellite dishes ("HSDs"). There are currently five national DBS providers offering service in the United States, and at least one additional provider has announced plans to provide DBS service in the future.
These services are generally available throughout the continental
U.S., including areas in which the Company operates its cable systems.

     DBS has both advantages and disadvantages as an alternative means of distributing video signals to a customer's home. Among the advantages are that (i) the capital investment (although initially high) for the satellite and uplinking segment of a DBS system is fixed and does not increase with the number of subscribers receiving satellite transmissions, (ii) DBS is not currently subject to local regulation of service and prices or required to pay franchise fees and (iii) the capital costs for the ground segment of a DBS system (the reception equipment) are directly related to, and limited by, the number of service subscribers. DBS's disadvantages presently include (i) limited ability to tailor the programming package to the interests of different geographic markets, such as providing local news, other local origination services and local broadcast stations, (ii) signal reception being subject to line-of-sight angles and (iii) intermittent interference from atmospheric conditions and terrestrially generated radio frequency noise.

     Although the effect of competition from DBS services cannot be specifically predicted, there has been significant growth in DBS subscribers and the Company anticipates that such DBS competition will increase in the future as developments in technology continue to increase satellite transmitter power, decrease the cost and size of equipment needed to receive these transmissions and enable DBS to overcome the disadvantages discussed above. Further, the extensive national advertising of DBS programming packages, including certain sports packages not currently available on cable television systems, will likely continue the rapid growth in DBS subscribers.

     The 1996 Act eliminated the statutory and regulatory restrictions that prevented telephone companies from competing with cable operators for the provision of video services. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation.") The 1996 Act allows local telephone companies, including RBOCs, to compete with cable television operators both inside and outside of their telephone service areas. The Company expects that it may face substantial competition from telephone companies for the provision of video services, whether it is through the acquisition of cable systems, the provision of wireless cable or the provision of upgraded telephone networks. Most major telephone companies have greater financial resources than the Company, and the 1992 Cable Act ensures that telephone company providers of video services will be able to acquire significant cable television programming services. The specific manner in which the telephone company provision of video services will be regulated is described in "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Regulation." Additionally, the 1996 Act eliminates certain federal restrictions on utility holding companies and thus permits all utility companies to provide cable television services. The Company expects that the elimination of these federal restrictions could result in another source of significant competition in the delivery of video services.

     Another alternative method of distributing cable television is MMDS, which deliver programming services over microwave channels received by subscribers with special antennas. MMDS systems are less capital intensive, are not required to obtain local franchises or pay franchise fees and are subject to fewer regulatory requirements than cable television systems. The 1992 Cable Act also ensures that MMDS systems have the ability to provide all significant cable television programming services. Although there are relatively few MMDS systems in the United States currently in operation, virtually all markets have been licensed or tentatively licensed.

     The FCC has taken a series of actions intended to facilitate the development of wireless cable systems as an alternative means of distributing video programming, including reallocating the use of certain frequencies to these services and expanding the permissible use of certain channels reserved for educational purposes. The FCC's actions enable a single entity to develop MMDS systems with a potential of up to 35 channels, which permits the MMDS systems to compete more effectively with cable television. Developments in compression technology will significantly increase the number of channels that MMDS can offer. Further, in 1995, several large telephone companies acquired significant ownership in numerous MMDS companies. This infusion of capital into the MMDS industry can be expected to accelerate its growth and its competitive impact. Recently, the Company has experienced increased competition from an MMDS provider operating in several of the Company's existing cable system communities.

     Within the cable television industry, cable operators may compete with other cable operators or other entities seeking franchises for competing cable television systems at any time during the terms of existing franchises or upon expiration of such franchises in the expectation that an existing franchise will not be renewed. The 1992 Cable Act promotes the grant of competitive franchises. Furthermore, an increasing number of cities are exploring the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

     Although long distance telephone companies have no legal prohibition on the provision of video services, historically they have not provided such services in competition with cable systems. However, such companies may prove to be a source of competition in the future. The long distance companies are expected to expand into local markets with local telephone and other offerings (including video services) in competition with RBOCs, which under the terms and conditions of the 1996 Act are permitted to enter the long distance service market subject to satisfying certain requirements.

     In addition to competition for subscribers, the cable television industry competes for advertising revenue with broadcast television, radio, print media and other sources of information and entertainment. As the cable television industry has developed additional programming, its advertising revenue has increased. Cable operators sell advertising spots primarily to local and regional advertisers. To date, the Company's advertising efforts have been limited to local public service announcements due to the limited capabilities of its existing systems. The Company currently intends to expand its advertising efforts as it completes the upgrade of many of its systems.

     The Company has no basis upon which to estimate the number of cable television companies and other entities with which it competes or may potentially compete. There are a large number of individual and multiple system cable television operators in the United States that are capable of competing with the Company and that have substantially greater financial, technological, marketing and other resources.

     The full extent to which other media or home delivery services will compete with cable television systems may not be known for some time and there can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future.

REGULATION

     OVERVIEW. Telephone companies that are organized as cooperative associations are regulated in the same manner as telephone companies that are organized as business corporations. Such regulation is based on the size of the entity, rather than on the form of the entity.

     The Company operates in a highly regulated industry and its services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent that they involve the provision, origination or termination of interstate or international communications. The FCC also regulates many aspects of the Company's cable television operations. The South Dakota Public Utilities Commission retains jurisdiction over the Company's telecommunications operations in South Dakota while other state public utilities commissions regulate the intrastate aspects of the Company's long distance business in their state. Finally, certain cities and municipal governments regulate by franchise the Company's cable television operations within their jurisdiction.

     The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. There can be no assurance that recent or future regulatory changes will not have a material adverse impact on the Company. Recent developments include, without limitation (i) enactment of the 1996 Act which modifies the AT&T Divestiture Decree restrictions on the provision of long distance services by RBOCs between LATAs as defined in the AT&T Divestiture Decree;
(ii) FCC and state public utilities commissions actions changing access rates charged by LECs and making other related changes to access and interconnection policies, certain of which could have adverse consequences for the Company's long distance and local service businesses; (iii) related FCC and state regulatory proceedings considering additional deregulation of LEC access pricing; (iv) pending FCC "billed party preference" rules that could affect the Company's provision of operator services; and (v) various legislative and regulatory proceedings that would result in new local exchange competition.

     As the following discussion illustrates, the regulation of the telecommunications and cable industries at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Company's business will not be affected adversely by future legislation, new regulation or deregulation.

     TELECOMMUNICATIONS ACT OF 1996. On February 8, 1996, President Clinton signed into law the 1996 Act. Among other things, this legislation
(i) permits RBOCs to provide domestic and international long distance services in their own regions upon a finding that the petitioning RBOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest, (ii) removes existing barriers to entry into local service markets, (iii) significantly changes the manner in which carrier-to-carrier interconnection arrangements are regulated at the federal and state level and (iv) establishes procedures to revise universal service standards.

     The 1996 Act has particular relevance to the Company in four areas. First, the 1996 Act creates a duty on the part of the Company to interconnect its networks with those of its competitors and, in particular, creates a duty on the part of the Company's local exchange operations to negotiate in good faith the terms and conditions of such interconnection. On August 8, 1996, the FCC released its FCC Interconnection Order. In the FCC Interconnection Order, the FCC adopted a national framework for interconnection but left to the individual states the task of implementing the FCC's rules. Because implementation of the rules will be at the state level, it is uncertain how these new requirements will affect the Company. The order is subject to petitions for reconsideration filed at the FCC and petitions for review that have been consolidated before the United States Court of Appeals for the Eighth Circuit. On October 15, 1996, the Eighth Circuit stayed substantial portions of the FCC's order pending judicial review. On November 1, 1996, the United States Supreme Court denied applications to lift the stay. On January 17, 1997, the Eighth Circuit heard oral arguments on the merits of the petitions for review.

     Second, the 1996 Act contains a number of provisions that are intended to reduce barriers to entry and promote competition in a variety of telecommunications markets, including both long distance and local exchange operations. As a part of this effort, the 1996 Act provides a framework under which RBOCs may enter the interexchange communications business from which they were barred under the terms of the AT&T Divestiture Decree. Under this framework, an RBOC may provide long distance services in the states where it provides telephone service upon a showing to the affected state regulatory authority and to the FCC that: (i) it faces competition for local telephone service from at least one facilities-based competitor and (ii) that it satisfies a 14 point checklist that would purport to show that the affected RBOC's local exchange operations are open to competition. The 1996 Act establishes deadlines within which both the affected state regulatory agency and the FCC must act upon applications filed by an RBOC to enter the long distance business. Certain of the RBOCs already have taken steps to provide in-region long distance services, and on January 2, 1997, the first RBOC (Ameritech) filed an application with the FCC seeking authority to provide such services in Michigan. On February 12, 1997, the FCC dismissed Ameritech's application without prejudice. The Company expects that most or all of the RBOCs will file applications for authority to provide in-region long distance service. The RBOCs can provide long distance services immediately in other states, and also with certain restrictions, cellular, video and incidental services.

     Third, although the 1996 Act generally prohibits long distance companies from marketing their services jointly with local telephone services provided by an RBOC (at least until that RBOC is permitted to enter the long distance business), it contains an exception for companies, such as the Company, that serve less than five percent of the nation's presubscribed access lines. Thus, the 1996 Act permits the Company to continue to market its long distance services jointly with local telephone services whether provided by the Company or provided by an RBOC or non-affiliated company.

     Finally, the 1996 Act modifies many of the regulations governing the Company's cable television operations and addresses some of the issues arising out of the combination of cable and telephone service.

     The Company cannot predict the effect that this legislation and the FCC's implementing regulations, many of which are still forthcoming, will have on the Company or the industry as a whole. However, the Company believes that it is positioned to pursue business opportunities in the rapidly changing telecommunications market.

     LOCAL SERVICE REGULATION. Historically, the Company's local telephone operations have been governed by regulation and oversight by the South Dakota Public Utilities Commission. The South Dakota Public Utilities Commission has had primary jurisdiction over various matters including intrastate toll and access rates, quality of service, issuance of securities, depreciation rates, disposition of public utility property, issuance of debt and accounting systems used by the Company. The Company has, however, been statutorily exempt from many of these requirements by virtue of its size. The FCC has historically had primary jurisdiction over the interstate toll and access rates of the Company and issues related to interstate telephone service.

     The 1996 Act has substantially modified both the states' and the FCC's jurisdictions in the regulation of local exchange telephone companies. The 1996 Act prohibits any state legislative or regulatory restrictions or barriers to entry regarding the provision of local telephone service. The 1996 Act requires the FCC to develop regulations to implement various sections of the 1996 Act including: (i) the obligations imposed on incumbent LECs to interconnect with the networks of other telecommunications carriers (including competing telecommunications carriers); (ii) unbundling of services into network elements; (iii) repricing of their services at wholesale rates for the purpose of permitting resale of those services; (iv) allowing other telecommunications carriers physically to collocate their equipment on the premises of the incumbent LEC; and (v) requiring telecommunications carriers to compensate each other based on their own costs for the transport and termination of calls on the other carriers' networks.

     As a rural telephone company, the Company is currently exempt from certain of the foregoing obligations unless, in response to a bona fide request, the South Dakota Public Utilities Commission removes that exemption. The Company, by petitioning the South Dakota Public Utilities Commission, also may qualify for exemption from certain other obligations of the 1996 Act. In addition, pursuant to the 1996 Act, the FCC instituted and referred to a federal-state joint board a proceeding to recommend changes to the current method of subsidizing universal service to assure the availability of quality telephone services at just, reasonable and affordable rates. The federal-state joint board released an initial "recommended decision" on November 8, 1996. The Company cannot predict the terms or the effect that the final decision will have on the Company or on the industry as a whole. However, the Company believes that it is taking proper steps to reduce its exposure to potential declines in universal service support.

     The 1996 Act requires that all telecommunications providers (including cable operators that provide telecommunications services) must contribute equitably to a USF, although the FCC may exempt an interstate carrier or class of carriers if their contribution would be minimal under the USF formula. The 1996 Act allows states to determine which intrastate telecommunications providers contribute to the USF. The purpose of the USF is to provide consumers in all regions, including low-income consumers and those consumers in rural, insular and high-cost areas, access to telecommunications and information services that are reasonably comparable to those services in urban areas at reasonably comparable rates.

     The South Dakota Public Utilities Commission approved an intrastate access rate increase for the Company effective December 10, 1996. There are no rate requests of the Company currently pending before any regulatory commission.

     NETWORK ACCESS REGULATION. The Company is subject to the jurisdiction of the FCC with respect to its provision of interstate network access services and certain related services. The FCC prescribes a uniform system of accounts for telephone companies, interstate depreciation rates and the principles and standard procedures used to separate plant investment, expenses, taxes and reserves of interstate services under the jurisdiction of the FCC and of intrastate services under the jurisdiction of the respective state regulatory authorities ("separations procedures"). The FCC also prescribes procedures for allocating costs and revenues between regulated and unregulated activities. The FCC has indicated that it intends to initiate a proceeding shortly to review separations reform.

     The FCC has prescribed structures for exchange access tariffs to specify the access charges for use and availability of the Company's facilities for the origination and termination of interstate long distance service. In general, the tariff structures prescribed by the FCC provide that interstate costs which do not vary based on usage ("non-traffic sensitive costs") are recovered from subscribers through flat monthly charges ("subscriber line charges"), and from IXCs through usage-sensitive Carrier Common Line ("CCL") charges. Traffic-sensitive interstate costs are recovered from carriers through variable access charges based on several factors, primarily usage. On December 24, 1996, the FCC initiated a rule-making proceeding to address access charge reform.

     The FCC authorizes a rate-of-return ("ROR") that telephone companies such as the Company may earn on the interstate services they provide. The current ROR is 11.25 percent for companies remaining under ROR regulation. The FCC is currently considering changing the 11.25 percent ROR as a result of lower market interest rates. Effective January 1, 1991, the FCC replaced ROR regulation with price-cap regulation for the RBOCs and GTE Corporation and allowed all other companies that did not remain in the National Exchange Carrier Association ("NECA") Common Line and Traffic Sensitive Pools the option of price-cap regulation. The Company, like most small local exchange carriers, has elected to remain within the NECA tariff scheme.

     In 1992, the FCC initiated a rule-making proceeding (CC Docket No. 92-135) to address regulatory alternatives for mid-size and small LECs. This proceeding resulted in rules, adopted in September 1993, that provide for a non-price cap form of alternative regulation. The Company would be eligible for this form of regulation. The Company has not elected price cap regulation for interstate purposes and continues to evaluate the various forms of alternative regulation.

     The effect of the 1996 Act on the FCC's regulations concerning ROR regulation and alternative regulation is not yet clear, although, as a result of the enactment of the 1996 Act, the FCC is reexamining its rules to reflect the provisions of the 1996 Act and the associated increased competitive market conditions.

     The 1996 Act requires each LEC to continue to provide access services in accordance with requirements effective on the date immediately preceding the effective date of the 1996 Act, until those requirements are specifically superseded by FCC regulations. Pursuant to the 1996 Act, the FCC established regulations to implement the interconnection, unbundled access, resale and collocation requirements of the 1996 Act. The 1996 Act requires that interconnection and unbundled network elements be priced at just and reasonable rates, based on costs, and that compensation for transport and termination of traffic be reciprocal among carriers and be just and reasonable.

     In addition to the matters discussed above, FCC rules also govern:
(i) the allocation of costs between the regulated and unregulated activities of a communications common carrier and (ii) transactions between the regulated and unregulated affiliates of a communications common carrier.

     The cost allocation rules apply to certain activities that have never been regulated as communications common carrier offerings and activities that have been preemptively deregulated by the FCC. The costs of these activities are removed prior to the separations procedures process and are assigned to unregulated activities in the aggregate, rather than to specific services, for pricing purposes. Other activities must be accounted for as regulated activities, and their costs are subject to separations procedures.

     The affiliate transaction rules govern the pricing of assets transferred to and services provided by affiliates. These rules generally require that assets be transferred between affiliates at "market price," if such price can be established through a tariff or a prevailing price actually charged to third parties. In the absence of a tariff or prevailing price, "market price" cannot be established, in which case (i) asset transfers from a regulated to an unregulated affiliate must be valued at the higher of cost or fair market value and (ii) asset transfers from an unregulated to a regulated affiliate must be valued at the lower of cost or fair market value. The Company prices transactions to and between its subsidiaries at cost.

     The FCC has not attempted to make its cost allocation or affiliate transaction rules preemptive. State regulatory authorities are free to use different cost allocation methods and affiliate transaction rules for intrastate rate-making and to require carriers to keep separate allocation records.

     The Company's local and intrastate operations are regulated by the South Dakota Public Utilities Commission. Like many state regulatory authorities, the South Dakota Public Utilities Commission is conducting proceedings concerning the rules under which carriers may operate in an increasingly competitive environment. The issues that the South Dakota Public Utilities Commission is examining include unbundling and interconnection, dialing parity for intra-LATA (or short-haul) toll traffic, number portability, resale of local exchange service and universal service. The 1996 Act has begun to have an effect on the timing and outcome of proceedings in many states, including South Dakota. The Company actively monitors the South Dakota proceedings as well as the proceedings in other states. However, the Company cannot, at this time, predict how these proceedings will ultimately be resolved and their effect on the Company, or when a decision will be forthcoming.

     The Company's telephone operating subsidiaries currently receive compensation from long distance companies for intrastate long distance services through access charges or toll settlements that are subject to state regulatory commission approval.

     LONG DISTANCE REGULATION. The FCC has classified the Company as a non-dominant IXC for purposes of all long distance operations conducted outside of its existing local service exchanges. As a non-dominant carrier, the Company may provide domestic interstate communications in these areas without prior FCC authorization, although FCC authorization is required for the provision of international telecommunications by non-dominant carriers. Generally the FCC has chosen not to exercise its statutory power to closely regulate the charges or practices of non-dominant carriers. Nevertheless, non-dominant carriers are required by statute to offer interstate and international services under rates, terms and conditions that are just, reasonable and not unduly discriminatory, and the FCC acts upon complaints against such carriers for failure to comply with statutory obligations or with the FCC's rules, regulations and policies. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change its regulatory classification, although the Company believes that, in the current regulatory environment, the FCC is unlikely to do so.

     Historically, both domestic and international non-dominant long distance carriers maintained tariffs on file with the FCC. Pursuant to this requirement, the Company filed and maintained with the FCC a tariff for its interstate and international services. The Company also has obtained FCC authority to provide international services through the resale of switched services of various carriers. On March 21, 1996, the FCC initiated a rule-making proceeding in which it proposed to eliminate the requirement that non-dominant interstate carriers, such as the Company, maintain tariffs on file with the FCC for domestic interstate services. On October 29, 1996, the FCC announced that, following a nine-month transition period, long distance carriers were no longer required to file tariffs for interstate domestic long distance service, and that the relationship between carriers and their customers would be governed by individual contracts. Carriers also would have the option immediately to cease filing tariffs. The Company has elected to cease filing interstate tariffs and in December 1996 filed a notice with the FCC to detariff these services. The Company does not expect that the FCC's detariffing order will have a material effect on its business. Petitions for reconsideration of the FCC's order are pending before the FCC, and a petition for review also is pending before the United States Court of Appeals for the District of Columbia Circuit.

     The FCC also imposes prior approval requirements on transfers of control and assignments of operating authorizations. The FCC has the authority to generally condition, modify, cancel, terminate or revoke operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. Although the Company believes that it has complied in all material respects with applicable laws and regulations, there can be no assurance that the FCC or third parties will not raise issues with regard to the Company's compliance with applicable laws and regulations.

     The intrastate long distance telecommunications operations of the Company also are subject to various state laws and regulations, including certification requirements. Generally, the Company must obtain and maintain certificates of public convenience and necessity from regulatory authorities as well as file tariffs in most states in which it offers intrastate long distance services, and in most of these jurisdictions, also must file and obtain prior regulatory approval of tariffs for its intrastate offerings. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, and/or for corporate reorganizations; acquisitions of telecommunications operations; assignments of carrier assets, including subscriber bases; carrier stock offerings; and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of the state regulatory authorities. Fines and other penalties also may be imposed for such violations.

     At the present time, the Company can provide originating long distance services to customers in all states except Alaska and Hawaii. Those services may terminate in any state in the United States and may also terminate in countries abroad. Only 31 states have public utility commissions that actively assert regulatory oversight over intrastate services such as those currently offered by the Company. Like the FCC, many of these regulating jurisdictions are relaxing the regulatory restrictions currently imposed on telecommunications carriers for intrastate service. While some of these states restrict the offering of intra-LATA services by the Company and other IXCs, the general trend is toward opening up these markets to the Company and other IXCs. Those states that permit the offering of intra-LATA services by IXCs generally require that end-users desiring to access these services dial special access codes which place the Company and other IXCs at a disadvantage as compared to LEC intra-LATA toll service which generally requires no access code.

     WIRELESS SERVICES. The Company, through its wholly owned subsidiary, DWS, has a Spectrum Agreement with US WEST Wireless for participation in the FCC's PCS D- and E-Block spectrum auction. This auction concluded on January 14, 1997, with US WEST Wireless being the successful bidder on BTA-421 (Sioux City) for the E-Block at $2.44 per population point. The Company's agreement covers a 104,900 population point in the Company's area of interest in Southeastern South Dakota and Northwestern Iowa outside of the municipal boundaries of Sioux City. This amounts to a commitment of $255,956 for the Company's share of the population points and of the license. The Company has made an escrow deposit with US WEST Wireless of $61,905, all of which is available for, and will be applied to, the bid commitment. The Company has entered negotiations with US WEST Wireless for additional portions of the BTA, but there is no assurance that these negotiations will be successful for the Company.

     On December 13, 1996, the FCC adopted rules to permit geographic partitioning and spectrum disaggregation for all broadband PCS licensees. This rule will give the existing licensees and potential new entrants greater flexibility to determine how much spectrum they will need for the geographic areas in which they provide service. The Company has entered negotiations with the winners of the FCC's A- and B-Block auctions for the Minneapolis, Minnesota and the Des Moines, Iowa MTAs to partition or disaggregate portions of the blocks that cover areas of interest to the Company in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota. These negotiations have not reached a definitive point, and there are no existing financial or other commitments between the parties. There can be no assurance that these negotiations will be successful for the Company.

     Since there will be six PCS licensees competing with two established cellular licensees in each market area, the Company expects the wireless service market to be highly competitive. The Company initially plans to focus on the use of its PCS services to provide fixed wireless services in non-metropolitan areas, and to use the wireless services as a complement and supplement to other services offered by the Company. There can be no assurance that the Company will be able to make wireless services a profitable part of its overall business.

     The licensing, construction, operation, acquisition and sale of PCS networks, as well as the number of PCS, cellular and other wireless licensees permitted in each market, are regulated by the FCC. Federal law prohibits the states from regulating the rates charged by wireless telecommunications carriers (including PCS and cellular). Although some states petitioned the FCC for authority to regulate wireless rates, thus far no such petitions have been successful. Federal law also expressly prohibits the states from regulating the entry of wireless carriers. However, to the extent not otherwise preempted, the states are permitted to regulate any other terms and conditions of wireless services, including but not limited to customer billing information and practices; consumer protection matters; bundling of service and equipment; availability of wholesale capacity; and facilities siting issues. There can be no assurance that state agencies having jurisdiction over the Company's business will not adopt regulations, impose taxes on PCS licenses or take other actions that would adversely affect the business of the Company. Federal and state regulators also will determine important aspects of the Company's operations, such as technical aspects of and payments for interconnection with landline and other wireless networks.

     On July 26, 1996, the FCC released a report and order establishing timetables for making emergency 911 services available by PCS and other mobile services providers, including "enhanced 911" services that provide the caller's telephone number, location and other useful information. By late 1997, PCS providers must be able to process and transmit 911 calls (without call validation), including those from callers with speech or hearing disabilities. Assuming a cost recovery mechanism is in place, by mid-1998 such providers must have completed actions enabling them to relay a caller's automatic number identification and cell site, and by 2001 they must be able to identify the location of a 911 caller within 125 meters in 67 percent of all cases. State actions incompatible with these FCC rules are subject to preemption. Various parties have petitioned the FCC to reconsider certain requirements imposed in the order.

     On August 1, 1996, the FCC released a report and order expanding the flexibility of PCS and other commercial mobile radio services to provide fixed as well as mobile services. Such fixed services include, but need not be limited to, "wireless local loop" services, E.G., to apartment and office buildings, and wireless backup of PBXs and local area networks, to be used in the event of interruptions due to weather or other emergencies. A petition for reconsideration or clarification of aspects of the FCC's order presently is pending.

     PCS licenses are granted for a 10-year period, at the end of which period the licensee may apply for renewal. The Company must obtain a number of approvals, licenses and permits for the operation of its PCS business, including land use regulatory approvals and licenses from the Federal Aviation Administration in connection with its PCS towers. Additionally, the wireless telecommunications industry is subject to certain state and local governmental regulations. Operating costs also are affected by other government actions that are beyond the Company's control. There is no assurance that the various federal, state and local agencies responsible for granting such licenses, approvals and permits will do so or that, once granted, those agencies will not revoke or fail to renew them. Failure to obtain such licenses, approvals and permits would adversely affect, delay commencement of or prohibit certain business operations proposed by the Company.

     CABLE TELEVISION REGULATION. The operation of cable television systems is extensively regulated through a combination of federal legislation and FCC regulations, by some state governments and by most local government franchising authorities such as municipalities and counties. The 1996 Act also is expected to have a profound effect on the regulation of cable television operations. This new law will alter federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, including the Company. The discussion below summarizes the relevant provisions of the 1996 Act and reviews the pre-existing federal cable television regulation as revised by the 1996 Act.

          THE TELECOMMUNICATIONS ACT OF 1996. The following is a summary of certain provisions of the 1996 Act which could materially affect the growth and operation of the cable television industry and the cable and telecommunications services provided by the Company. The FCC has undertaken, and continues to undertake, numerous rule-making proceedings to interpret and implement the provisions discussed below. It is not possible at this time to predict the effects of such rule-making proceedings on the Company.

          CABLE RATE REGULATION. Rate regulation of the Company's cable television services is divided between the FCC and local units of government, primarily the local municipalities in which the Company provides services. The FCC's jurisdiction extends to the cable programming service tier ("CPST"), which consists largely of satellite-delivered programming (excluding basic tier programming and programming offered on a per-channel or per-program basis). Local units of government (commonly referred to as "local franchising authorities" or "LFAs") are primarily responsible for regulating rates for the basic tier of cable service ("BST"), which typically will contain at least the local broadcast stations and public access, educational and government ("PEG") channels. Equipment rates are also regulated by LFAs. The FCC retains appeal jurisdiction from LFA decisions. Cable services offered on a per-channel or per-program-only basis remain unregulated. By virtue of its small size, the Company is currently exempt from these regulations.

          Because of the Company's rate structure and small size, there is no CPST regulation of the Company's rates at the current time. If the

     Company's cable operations were to increase above the thresholds established in 1996 or if the Company were to change its rate structure with respect to cable services, additional regulations may apply. Those additional regulations would include CPST rate regulations, which would be triggered only by an LFA complaint. An LFA complaint must be based upon more than one subscriber complaint. Prior to the 1996 Act, a FCC review of CPST rates could be occasioned by a single subscriber complaint to the FCC. The 1996 Act does not disturb existing or pending CPST rate settlements between the Company and the FCC. The Company's BST rates remain subject to LFA regulation under the 1996 Act. Existing law precludes rate regulation wherever a cable operator faces effective competition. The 1996 Act expands the definition of effective competition to include any franchise area where a LEC (or affiliate) provides video programming services to subscribers by any means other than through direct broadcast satellite service. There is no penetration minimum for the LEC to qualify as an effective competitor, but it must provide comparable programming services (12 channels including some broadcast channels) in the franchise area. By virtue of its small size, the Company is currently exempt from most of the regulations under the 1996 Act.

          Under the 1996 Act, the Company will be allowed to aggregate on a franchise, system, regional or company level its equipment costs into broad categories, such as converter boxes, regardless of the varying levels of functionality of the equipment within each such broad category. The 1996 Act will allow the Company to average together costs of different types of converters including non-addressable, addressable and digital. The statutory changes will also facilitate the rationalizing of equipment rates across jurisdictional boundaries. These cost-aggregation rules do not apply to the limited equipment used by "BST-only" subscribers.

          CABLE UNIFORM RATE REQUIREMENTS. The 1996 Act immediately relaxes the uniform rate requirements of the 1992 Cable Act by specifying that such requirements do not apply where the operator faces effective competition, and by exempting bulk discounts to multiple dwelling units, although complaints regarding predatory pricing may be made to the FCC. Upon a prima facie showing that there are reasonable grounds to believe that the discounted price is predatory, the cable system operator will have the burden of proving otherwise.

          SYSTEM SALES. The 1996 Act changes the definition of a cable system so that competitive providers of video services will only be regulated and franchised as a cable system if they use public rights-of-way.

          CABLE POLE ATTACHMENTS. Under the 1996 Act, investor-owned utilities must make poles and conduits available to cable systems under delineated terms. Electric utilities are given the right to deny access to particular poles on a nondiscriminatory basis for lack of capacity, safety, reliability and generally accepted engineering purposes. The current method for determining rates charged by telephone and utility companies for cable delivery of cable and non-cable services will continue for five years. However, the FCC will establish a new formula for poles used by cable operators for telecommunications services which will result in higher pole rental rates for cable operators. Any increases pursuant to this formula may not begin for five years and will be phased-in in equal increments over the fifth through the tenth years. This new FCC formula does not apply in states which certify that they regulate pole rents. Pole owners must impute pole rentals to themselves if they offer telecommunications or cable services. Cable operators need not pay future make-ready on poles currently contracted if the make-ready is required to accommodate the attachments of another user, including the pole owner.

          CABLE ENTRY INTO TELECOMMUNICATIONS. The 1996 Act declares that no state or local laws or regulations may prohibit or have the effect of prohibiting the ability of any entity to provide any interstate or intrastate telecommunications service. States are authorized to impose competitively neutral requirements regarding universal service, public safety and welfare, service quality and consumer protection. The 1996 Act further provides that cable operators and affiliates providing telecommunications services are not required to obtain a separate franchise from LFAs for such services. The 1996 Act prohibits LFAs from requiring cable operators to provide telecommunications service or facilities as a condition of a grant of a franchise, franchise renewal or franchise transfer, except that LFAs can seek institutional networks as part of such franchise negotiations. The 1996 Act clarifies that traditional cable franchise fees may only be based on revenues related to the provision of cable television services. However, when cable operators provide telecommunications services, LFAs may require reasonable, competitively neutral compensation for management of the public rights-of-way.

          To facilitate the entry of new telecommunications providers (including cable operators), the 1996 Act imposes interconnection obligations on all telecommunications carriers. All carriers must interconnect their networks with other carriers and may not deploy network features and functions that interfere with interoperability. Existing LECs also have the following obligations: (i) good faith negotiation with carriers seeking interconnection; (ii) unbundling, equal access and non-discrimination requirements; (iii) resale of services, including resale at wholesale rates (with an exception for certain low-priced residence services to business customers); (iv) notice of changes in the network that would affect interconnection and interoperability; and (v) physical collocation unless the LEC demonstrates that practical technical reasons, or space limitations, make physical collocation impractical. The 1996 Act also directs the FCC, within one year of enactment, to adopt regulations for existing LECs to share infrastructure with qualifying carriers, and the FCC released those regulations on February 7, 1997. Under the 1996 Act, individual interconnection rates must be just and reasonable, based on cost, and may include a reasonable profit. Cost of interconnection will not be determined in an ROR proceeding. Traffic termination charges shall be mutual and reciprocal. The 1996 Act contemplates that interconnection agreements will be negotiated by the parties and submitted to a state public utilities commission for approval.
     A public utilities commission may become involved, at the request of either party, if negotiations fail. If the state regulator refuses to act, the FCC may determine the matter. If the public utilities commission acts, an aggrieved party's remedy is to file a case in federal district court.

          TELEPHONE COMPANY ENTRY INTO CABLE TELEVISION. The 1996 Act allows telephone companies to compete directly with cable operators by repealing the previous telephone company/cable cross-ownership ban and the FCC's video dialtone regulations. This will allow LECs, including the RBOCs, to compete with cable operators both inside and outside of their telephone service areas. If a LEC provides video via radio waves, it is subject to broadcast jurisdiction. If a LEC provides common carrier channel service it is subject to common carrier jurisdiction. An LEC providing video programming to subscribers is otherwise regulated as a cable operator (including franchising, leased access and customer service requirements), unless the LEC elects to provide its programming via an open video system. LEC owned programming services will also be fully subject to program access requirements.

          The 1996 Act replaces the FCC's video dialtone rules with an open video system ("OVS") plan by which LECs can provide cable service in their telephone service area. LECs complying with the FCC OVS regulations will receive relaxed oversight. The 1996 Act requires the FCC to act on any such OVS certification within 10 days of its filing. Only the program access, negative option billing prohibition, subscriber privacy, EEO, PEG, must-carry and retransmission consent provisions of the Communications Act of 1934, as amended, will apply to LECs providing OVS. Franchising, rate regulation, consumer service provisions, leased access and equipment compatibility will not apply. Cable copyright provisions will apply to programmers using OVS. LFAs may require OVS operators to pay franchise fees only to the extent that the OVS provider or its affiliates provide cable services over the OVS. OVS operators will be subject to LFA general right-of-way management regulations. Such fees may not exceed the franchise fees charged to cable operators in the area, and the OVS provider may pass through the fees as a separate subscriber bill item.

          The FCC has adopted regulations prohibiting an OVS operator from discriminating among programmers, and ensuring that OVS rates, terms and conditions for service are reasonable and nondiscriminatory. Further, the FCC has adopted regulations prohibiting an LEC-OVS operator, or its affiliates, from occupying more than one-third of the system's activated channels when demand for channels exceeds supply, although there are no numeric limits. The 1996 Act also mandates OVS regulations governing channel sharing, extending the FCC's sports exclusivity, network nonduplication and syndicated exclusivity regulations and controlling the positioning of programmers on menus and program guides. The 1996 Act does not require LECs to use separate subsidiaries to provide incidental inter-LATA video or audio programming services to subscribers or for their own programming ventures. The validity of the FCC's rules currently is under review in consolidated cases pending before the United States Court of Appeals for the Fifth Circuit.

          While there remains a general prohibition on LEC buyouts of cable systems (any ownership interest exceeding 10 percent), cable operator buyouts of LEC systems and joint ventures between cable operators and LECs in the same market, the 1996 Act provides exceptions to this prohibition. A rural exception permits buyouts where the purchased system serves an area with fewer than 35,000 inhabitants outside an urban area. Where an LEC purchases a cable system, that system, in addition to any other system in which the LEC has an interest, may not serve 10 percent or more of the LEC's telephone service area. Additional exceptions are also provided for similar buyouts. The 1996 Act also provides the FCC with the power to grant waivers of the buyout provisions in cases where (i) the cable operator or LEC would be subject to undue economic distress, (ii) the system or facilities would not be economically viable or (iii) the anticompetitive effects of the proposed transaction are clearly outweighed by the effect of the transaction in meeting community needs. The LFA must approve any such waiver.

          ELECTRIC UTILITY ENTRY INTO TELECOMMUNICATIONS/CABLE TELEVISION. The 1996 Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act. Electric utilities must establish separate subsidiaries, known as exempt telecommunications companies, and must apply to the FCC for operating authority. The Company anticipates that large utility holding companies will become significant competitors to both cable television and other telecommunications providers as a result of the 1996 Act.

          CROSS-OWNERSHIP AND MUST-CARRY. The 1996 Act eliminates broadcast/cable cross-ownership restrictions (including broadcast network/cable restrictions), but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems. The FCC is empowered by the 1996 Act to adopt rules to ensure carriage, channel positioning and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. Previous SMATV and MMDS cable cross-ownership restrictions have been eliminated for cable operators subject to effective competition. By virtue of its small size, the Company is currently exempt from these regulations. The 1996 Act preserves local television broadcasters' rights to signal carriage on cable systems ("must-carry"), and clarifies that the geographic scope of must-carry is to be based on commercial publications which delineate television markets based on viewing patterns. The FCC is directed to grant or deny must-carry requests within 120 days of a complaint being filed with the FCC.

          CABLE EQUIPMENT COMPATIBILITY AND SCRAMBLING REQUIREMENTS. The 1996 Act directed the FCC to establish an equipment comparability rule emphasizing that (i) narrow technical standards, mandating a minimum degree of common design among televisions, VCRs and cable systems, and relying heavily on the open marketplace, should be pursued, (ii) competition for all converter features unrelated to security descrambling should be maximized and (iii) adopted standards should not affect unrelated telephone and computer features. The 1996 Act directed the FCC to adopt regulations which assure the competitive availability of converters ("navigation devices") from vendors other than cable operators. The FCC's rules may not impinge upon signal security concerns or theft of service protections. Waivers from these requirements will be available if the cable operator shows the waiver is necessary for the introduction of new services. Once the equipment market becomes competitive, FCC regulations in this area will be terminated.

          The 1996 Act requires cable operators, upon subscriber request, to fully scramble or block at no charge the audio and video portion of any channel not specifically subscribed to by a household. Further, the 1996 Act provides that sexually explicit programming must be fully scrambled or blocked. If the cable operator cannot fully scramble or block its signal, it must restrict transmission to those hours of the day when children are unlikely to view such programming.

          PRE-EXISTING FEDERAL REGULATION. The 1984 Cable Act and the 1992 Cable Act regulated the cable television industry and the vast majority of that regulation remains unchanged by the 1996 Act. The 1984 Cable Act created uniform national standards and guidelines for the regulation of cable systems. Among other things, the 1984 Cable Act generally preempted local control over cable rates in most areas. In addition, the 1984 Cable Act affirmed the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions.
     It also prohibited non-grandfathered cable systems from operating without a franchise in such jurisdiction. The 1984 Cable Act (i) requires cable television systems with 36 or more activated channels to reserve a percentage of such channels for commercial use by unaffiliated third parties, (ii) permits franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and governmental access and (iii) regulates the renewal of franchises.

          The 1992 Cable Act greatly expanded federal and local regulation of the cable television industry. Certain of the more significant areas of regulation imposed by the 1992 Cable Act are discussed below.

          REGULATION OF PROGRAM LICENSING. The 1992 Cable Act directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between multichannel video program distributors (including cable operators) and programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude most exclusive programming contracts (unless the FCC first determines the contract serves the public interest) and generally prohibit a cable operator which has an attributable interest in a programmer from improperly influencing the terms and conditions of sale to unaffiliated multichannel video program distributors. Further, the 1992 Cable Act requires that such cable affiliated programmers make their programming services available to cable operators and competing video technologies such as MMDS and DBS, and to telephone company providers of video services, on terms and conditions that do not unfairly discriminate among such competitors.

          REGULATION OF CARRIAGE OF PROGRAMMING. Under the 1992 Cable Act, the FCC adopted regulations prohibiting cable operators from requiring a financial interest in a program service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

          REGULATION OF CABLE SERVICE RATES. The 1992 Cable Act subjected the Company's cable systems to rate regulation, except in those cases where they face "effective competition." The FCC was required to establish standards and procedures governing regulation of rates for basic cable service, equipment and installation, which were then to be implemented by state and local franchising authorities. The 1992 Cable Act also required the FCC, upon complaint from a franchising authority or a cable subscriber, to review the reasonableness of rates for CPSTs. The 1996 Act amended the 1992 Cable Act to allow only LFAs to file complaints. Services offered on an individual basis, such as pay television and pay-per-view services, were not subject to rate regulation.

          On April 1, 1993, the FCC adopted rate regulations governing virtually all cable systems, which were revised on February 22, 1994. Under these regulations, existing basic and CPST service rates typically are evaluated against benchmark rates established by the FCC and are subject to mandatory reductions. Equipment and installation charges are regulated based on actual costs. As noted above, the 1996 Act provides that rate regulation of the CPST automatically sunsets on March 31, 1999.

          The FCC also allowed cable operators to elect to justify rates under cost-of-service rules, which allow high cost systems to establish rates in excess of the benchmark level. The FCC's interim cost-of-service rules allowed a cable operator to recover through rates for regulated cable services its normal operating expenses plus a rate of return equal to 11.25 percent on the rate base. However, the FCC significantly limited the inclusion in the rate base of acquisition costs in excess of the book value of tangible assets. As a result, the Company pursued cost-of-service justifications in only a few cases. On December 15, 1995, the FCC adopted slightly more favorable cost-of-service rules.

          The FCC's rate regulations generally permit cable operators to adjust rates to account for inflation and increases in certain external costs, including programming costs, to the extent such increases exceed the rate of inflation. However, a cable operator may pass through increases in the cost of programming services affiliated with such cable operator to the extent such costs exceed the rate of inflation only if the price charged by the programmer to the affiliated cable operator reflects either prevailing prices offered in the marketplace by the programmer to unaffiliated third parties or the fair market value of the programming. The FCC's revised regulations confirm that increases in pole attachment fees ordinarily will not be accorded external cost treatment. The FCC recently adopted a method for recovering external costs and inflation on an annual basis. The new method minimizes the need for frequent rate adjustments and the regulatory lag problems associated with the previous rate adjustment methodology.

           The regulations also provide mechanisms for adjusting rates when regulated tiers are affected by channel additions or deletions. Additional programming costs resulting from channel additions can be accorded the same external treatment as other program costs increases, and cable operators presently are permitted to recover a mark-up on their programming expenses. Under one option, operators were allowed a flat ($.20) fee increase per channel added to an existing CPST, with an aggregate cap on such increases ($1.20) plus a license fee reserve ($.30) through 1996. In 1997, an additional flat ($.20) fee increase is available, and the license fees for additional channels and for increases in existing channels are no longer subject to the aggregate cap. This optional approach for adding services is scheduled to expire on December 31, 1997.

          The FCC adopted additional rules that permit channels of new programming services to be added to cable systems in a separate new product tier which the FCC has determined that it will not rate regulate at this time. The FCC also has adopted rules allowing operators to raise rates based on costs incurred in connection with a substantial upgrade of the cable system. The FCC provided additional rate relief for small operators, including the Company, and to any additional systems that the Company acquires to the extent that the systems are already eligible for this favorable treatment.

          REGULATION OF CUSTOMER SERVICE. As required by the 1992 Cable Act, the FCC has adopted comprehensive regulations establishing minimum standards for customer service and technical system performance. Local franchising authorities are allowed to enforce stricter customer service requirements than the FCC standards.

          REGULATION OF CARRIAGE OF BROADCAST STATIONS. The 1992 Cable Act granted commercial broadcasters a choice of must-carry rights or retransmission-consent rights, and gave noncommercial educational broadcasters must-carry rights. By October 1993, cable operations were required to secure permission from broadcasters that elected retransmission-consent rights before retransmitting the broadcasters' signals. Local and distant broadcasters can require cable operators to make a payment as a condition to carriage of such broadcasters' station on a cable system. Established superstations were not granted such rights.

          The 1992 Cable Act also imposed obligations to carry local broadcast stations for such stations which chose a must-carry right, as distinguished from the retransmission-consent right described above. The 1992 Cable Act and the rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must-carry, including the signals of stations carrying home-shopping programming and, depending on a cable system's channel capacity, non-commercial television broadcast signals. The United States Supreme Court is currently reviewing the constitutionality of the must-carry regulations, which were upheld by a three-judge panel of the United States District Court for the District of Columbia Circuit following the Supreme Court's earlier remand of the case to that court.

          OWNERSHIP REGULATIONS.  The 1992 Cable Act required the FCC to:
     (i) promulgate rules and regulations establishing reasonable limits on the number of cable subscribers which may be served by a single multiple system cable operator or entities in which it has an attributable interest; (ii) prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest; and (iii) consider the necessity and appropriateness of imposing limitations on the degree to which multichannel video programming distributors (including cable operators) may engage in the creation or production of video programming. On September 23, 1993, the FCC adopted regulations establishing a 30 percent limit on the number of homes nationwide that a cable operator may reach through cable systems in which it holds an attributable interest (attributable for these purposes is defined as a five percent or greater ownership interest or the existence of any common directors), with an increase to 35 percent if the additional cable systems are minority controlled. However, the FCC stayed the effectiveness of its ownership limits pending the appeal of a September 16, 1993 decision by the United States District Court for the District of Columbia which, among other things, found unconstitutional the provision of the 1992 Cable Act requiring the FCC to establish such ownership limits. On appeal, however, the United States Court of Appeals for the District of Columbia Circuit upheld the provision. As a result, the Company's ability to acquire interests in additional cable systems may be affected.

          On September 23, 1993, the FCC also adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest (using the same attribution standards as discussed above) to 40 percent of the first 75 activated channels on each of the cable operator's systems. The rules provide for the use of two additional channels or a 45 percent limit, whichever is greater, provided that the additional channels carry minority controlled programming services. The regulations also grandfather existing carriage arrangements which exceed the channel limits, but require new channel capacity to be devoted to unaffiliated programming services until the system achieves compliance with the regulations. Channels beyond the first 75 activated channels are not subject to such limitations, and the rules do not apply to local or regional programming services.

          In the same rule-making proceeding, the FCC concluded that additional restrictions on the ability of multichannel distributors to engage in the creation or production of video programming presently are unwarranted.

          Under the 1992 Cable Act and the FCC's regulations, a cable operator could not hold a license for MMDS and DBS systems within the same geographic area in which it provides cable service. The 1996 Act would allow such ownership if effective competition exists in that geographic area.

          The 1992 Cable Act contains numerous other provisions which, together with the 1984 Cable Act, create a comprehensive regulatory framework. Violation by a cable operator of the statutory provisions or the rules and regulations of the FCC can subject the operator to substantial monetary penalties and other significant sanctions such as suspension of licenses and authorizations, issuance of cease and desist orders and imposition of penalties. Many of the specific obligations imposed on the operation of cable television systems under these laws and regulations are complex, burdensome and increase the Company's cost of doing business.

          COPYRIGHT REGULATIONS. The Copyright Revision Act of 1976 (the "Copyright Act") provides cable television operators with a compulsory license for retransmission of broadcast television programming without having to negotiate with the stations or individual copyright owners for retransmission consent for the programming. The availability of the compulsory license is conditioned upon the cable operators' compliance with applicable FCC regulations, certain reporting requirements and payment of appropriate license fees, including interest charges for late payments, pursuant to the schedule of fees established by the Copyright Act and regulations issued thereunder. The Copyright Act also empowers the Copyright Office to periodically review and adjust copyright royalty rates based on inflation and/or petitions for adjustments due to modifications of FCC rules. The FCC has recommended to Congress the abolition of the compulsory license for cable television carriage of broadcast signals, a proposal that has received substantial support from members of Congress. Any material change in the existing statutory copyright scheme could significantly increase the costs of programming and be adverse to the business interests of the Company.

          PRIVACY. The 1984 Cable Act imposes a number of restrictions on the manner in which cable system operators can collect and disclose data about individual system customers. The statute also requires that the system operator must periodically provide all customers with written information about its policies regarding the collection and handling of customer data, their privacy rights under federal law and their enforcement rights. In the event that a cable operator is found to have violated the customer privacy provisions of the 1984 Cable Act, it could be required to pay damages, attorneys' fees and other costs. Under the 1992 Cable Act, the privacy requirements are strengthened to require that cable operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

          STATE AND LOCAL REGULATION. Because cable television systems use local streets and rights-of-way, cable television systems are generally licensed or franchised by local municipal or county governments and, in some cases, by centralized state authorities with such franchises being given for fixed periods of time subject to extension or renewal largely at the discretion of the issuing authority. The specific terms and conditions of such franchises vary significantly depending on the locality, population, competitive services and a number of other factors. While this variance takes place among systems of essentially the same size in the same state, franchises generally are comprehensive in nature and impose requirements on the cable operator relating to all aspects of cable service including franchise fees, technical requirements, channel capacity, subscriber rates, consumer and service standards, access channel and studio facilities, insurance and penalty provisions.
     Local franchise authorities generally control the sale or transfer of cable systems to third parties. The franchising process, like the federal regulatory climate, is highly politicized and no assurances can be given that the Company's franchises will be extended or renewed or that other problems will not be encountered at the local level. In connection with the franchise renewal process, LFAs commonly request the provision of enhanced cable system technology as a condition of franchise renewal. The 1984 Cable Act grants certain protective procedures in connection with renewal of cable franchises, which procedures were further clarified by the renewal provisions of the 1992 Cable Act.

          PROPOSED CHANGES IN REGULATION. The regulation of cable television systems at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Company's business will not be affected adversely by future legislation, new regulation or deregulation. Legislative, administrative and/or judicial action may change all or portions of the foregoing statements relating to competition and regulation.

          CABLE PROVISION OF INTERNET SERVICES. Transmitting indecent material via the Internet is made criminal by the 1996 Act. However, on-line access providers are exempted from criminal liability for simply providing interconnection service; they are also granted an affirmative defense from criminal or other action where in "good faith" they restrict access to indecent materials. The 1996 Act further exempts on-line access providers from civil liability for actions taken in good faith to restrict access to obscene, excessively violent or otherwise objectionable material.

     REGULATION OF INTERNET SERVICES. Internet-related services are not currently subject to direct regulation by the FCC or any other United States agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by the America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmissions over the Internet as telecommunications services. Changes in the regulatory environment relating to the telecommunications or Internet-related services industry could have an adverse effect on the Company's Internet-related services business. The 1996 Act may permit telecommunications companies, RBOCs or others to increase the scope or reduce the cost of their Internet access services. Given the present unsettled nature of the regulation of Internet services, the Company cannot predict the effect that the 1996 Act or any future legislation, regulation or regulatory changes may have on its business.

     In addition to the regulatory uncertainties, the law relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose such liability are currently pending. In one case brought against an Internet access provider, RELIGIOUS TECHNOLOGY CENTER V. NETCOM ON-LINE COMMUNICATION SERVICES, INC., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has been settled by the parties.

     The 1996 Act prohibits and imposes criminal penalties and civil liability for the use of an interactive computer service for transmitting certain types of information and content, such as indecent or obscene communications. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the 1996 Act to the extent that enforcement is based upon allegations other than obscenity or child pornography as an impermissible restriction on the First Amendment's right of free speech. That decision has been appealed to the United States Supreme Court. In addition, Congress, in consultation with the United States Patent and Trademark Office and the Clinton Administration's National Information Infrastructure Task Force, is currently considering legislation to address the liability of on-line service providers and Internet access providers, and numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. The Company believes that it is currently unsettled whether the 1996 Act prohibits and imposes liability for any services provided by Iway should the content or information transmitted be subject to the 1996 Act.

     The law relating to the liability of on-line service providers and Internet access providers in relation to information carried, disseminated or hosted also is being discussed by the World Intellectual Property Organization in the context of ongoing consideration of updating existing, and adopting new, international copyright treaties. Similar developments are ongoing in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is currently uncertain.

     The Office of Telecommunications in the United Kingdom recently has published a consultative document setting out a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board in the United Kingdom is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make an access provider liable for any violation of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, it has been reported that CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

     The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could affect the growth of Internet use. Any costs incurred as a result of liability or asserted liability for information carried on or disseminated through its systems could have a material adverse effect on the business, financial condition and results of operations of the Company.

     SUMMARY ONLY. The foregoing is only a summary of some of the present and proposed federal, state and local regulations and legislation relating to the Company's businesses. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local regulatory requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which the Company operates. Neither the outcome of these proceedings nor their impact upon the Company can be predicted at this time.

EMPLOYEES

     As of December 31, 1996, the Company employed 76 employees in the United States, none of whom were subject to any collective bargaining agreements.

ENVIRONMENTAL AND OTHER MATTERS

     Except for site-specific issues, environmental issues tend to impact members of the telecommunications industry in consistent ways. The Environmental Protection Agency ("EPA") and other agencies regulate a number of chemicals and substances that may be present in facilities used in the provision of telecommunications services. These include preservatives which may be present in certain wood poles, asbestos which may be present in certain underground duct systems and lead which may be present in certain cable sheathing. Components of the Company's network may include one or more of these chemicals or substances. The Company believes that in their present uses, any such facilities of the Company pose no significant environmental or health risk that derives from EPA regulated substances. If EPA regulation of any such substance is increased, or if any facilities are disturbed or modified in such a way as to require removal of the substance(s), special handling, storage and disposal may be required for any such facilities removed from use. At this time the Company is not subject to any environmental litigation.

PROPERTIES

     The tangible assets of the Company include a substantial investment in telecommunications and cable equipment. The net book value of the Company's fixed assets was $14.4 million at December 31, 1996.

     The principal properties of the Company do not lend themselves to simple description by character and location. The Company's investment in property, plant and equipment consisted of the following at December 31, 1995 and 1996:

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                              (IN THOUSANDS)
FIXED ASSETS                             1996                     1995
Telecommunications Plant                $16,923                 $15,452
Cable Systems                             4,870                   1,355
Other Equipment                           2,510                   2,100
Land and Buildings                        1,604                   1,581
Other                                       354                     462

     Telecommunications plant consists of switching equipment, transmission equipment and related facilities, aerial cable, underground cable, conduit and wiring. Cable systems consist of head-end, distribution and subscriber equipment. Other equipment consists of public telephone instruments and telephone equipment (including PBXs) used or leased by the Company in its operations, poles, furniture, office equipment and vehicles and other work equipment. Land and buildings consist of land owned in fee and improvements thereto, principally central office buildings. Other property consists primarily of plant under construction, capital leases and leasehold improvements.

     The Company's rights-of-way for its telecommunications and cable transmission systems are typically held under leases, easements, licenses or governmental permits. All other major equipment and physical facilities are owned in fee and are operated, constructed and maintained pursuant to rights-of-way, easements, permits, licenses or consents on or across properties owned by others.

     The Company believes that standard practices prevailing in the telephone industry are followed by the Company's telephone operating subsidiaries in the construction and maintenance of plant and facilities, and that all properties presently being used for operations of the Company are suitable, well maintained and adequately equipped for the purposes for which they are used. Substantially all of the Company's properties are subject to mortgage liens held by the RUS and Rural Telephone Finance Cooperative.

     The following property is owned in fee by the Company:

Headquarters building - Irene, South Dakota
     13,000 square feet, single story brick, with 8,500 sq. ft. for offices, 3,500 being remodeled for office space and 1,200 for storage. Originally built in 1977 and expanded twice since then.

Main warehouse - Irene, South Dakota
     5,000 square feet, metal structure.

Service building - Irene, South Dakota
     3,000 square feet, metal structure, with 600 sq. ft. in office space and the balance in storage.

Network switching center - Lennox, South Dakota
     1,360 sq. ft. for switching, 2,000 sq. feet for storage.

New network switching center - Viborg, South Dakota
     Under construction (site preparation only to date), 7,000 sq. ft., single story brick, on six-acre site in an industrial park.

Switching and equipment buildings
     Irene, South Dakota - telephone 900 sq. ft.
     Wakonda, South Dakota - 800 sq. ft.
     Gayville, South Dakota - 600 sq. ft.
     Parker, South Dakota - 1,400 sq. ft.
     Alsen, South Dakota - 1,000 sq. ft., plus 400 sq. ft. for storage building.
     Flyger, South Dakota - 900 sq. ft.
     Worthing, South Dakota - 1,100 sq. ft.
     Beresford, South Dakota - 700 sq. ft.
     Hurley, South Dakota - 900 sq. ft.
     Sundowner site - Sioux Falls, South Dakota - 200 sq. ft. with additional 250 sq. ft. building on order, one-hundred foot wireless equipment tower under construction, on 2.5 acre site (owned by the Company).

     The following property is leased by the Company:

     Beresford, South Dakota - 250 sq. ft. (office)
     9th & Phillips site - Sioux Falls, South Dakota - 3,000 sq. ft. (office - TCIC and Iway operations).

     The Company also has various CATV equipment buildings, all of which are small (less than 300 sq. ft.) and most of which are on leased land in various communities served by the Company. This list of properties does not include properties owned or leased by subsidiaries of the Company, none of which is material. All properties owned by the Company are subject to liens for loans obtained in the ordinary course of business.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings against the Company. The Company is subject from time to time to legal proceedings and claims that arise in the ordinary course of business and frequently participates in regulatory proceedings in front of the South Dakota Public Utilities Commission. However, in the opinion of management, none of these proceedings is material to the Company's consolidated financial condition or results of operations.

MARKET FOR COMMON AND PREFERRED STOCK AND DIVIDENDS

     MARKET INFORMATION AND HOLDERS. There is no established public trading market for Cooperative Common Stock. Shares of Cooperative Common Stock may only be sold to individuals or entities who are eligible for membership in the Cooperative at the $5.00 par value, and only after providing the Cooperative a right of first refusal. Members are entitled to own only one share of Cooperative Common Stock. There are no outstanding options or warrants to purchase shares of Cooperative Common Stock, nor are there any outstanding securities that are convertible into shares of Cooperative Common Stock. The Cooperative has not agreed to register under the Securities Act any Cooperative Common Stock for sale by security holders and Rule 144 issued pursuant to such act is not available for sales of Cooperative Common Stock by Members. As of December 31, 1996, there were 5,237 Members of record of the Cooperative.

     There also is no established public trading market for Preferred Stock. Shares of Preferred Stock currently outstanding are subject to substantial restrictions on transferability. At the date of this Prospectus and Ballot/Proxy Statement, there are outstanding options and warrants to purchase up to 2,016 shares of Preferred Stock. There are no outstanding securities that are convertible into shares of Preferred Stock. The Cooperative has not agreed to register under the Securities Act any Preferred Stock for sale by security holders and Rule 144 issued pursuant to such act is not available for sales of Preferred Stock. As of the date of this Prospectus and Ballot/Proxy Statement, there were seven holders of record of Preferred Stock.

     If the Conversion or the Merger is consummated, the Resulting Company expects to issue up to 1,050,000 shares of Resulting Company common stock and warrants and options to purchase no more than 200,000 shares of Resulting Company common stock in connection with such consummation. (See "THE CONVERSION" and "THE MERGER.")

     DIVIDENDS. The Cooperative's articles of incorporation prohibit the Cooperative from paying dividends on Cooperative Common Stock. Although the Resulting Company, as a business corporation, would have the ability to pay dividends, certain covenants in existing loan agreements between the Cooperative and the RUS to which the Resulting Company would be subject, as well as federal statutes and regulations which apply to RUS borrowers, limit the circumstances under which the Resulting Company would be permitted to pay dividends or make other distributions to stockholders.
The RUS must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The Cooperative's articles of incorporation permit the Cooperative to pay dividends on Preferred Stock, although dividends have never been declared or paid on Preferred Stock.

CERTAIN AGREEMENTS AFFECTING CAPITAL STOCK

     TCIC AND IWAY AGREEMENTS. In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative entered into two agreements, one with the former shareholders of TCIC (the "TCIC Agreement") and another with the former shareholders (collectively, together with the former TCIC shareholders, the "Sellers") of Iway (the "Iway Agreement."). Under the terms of these agreements, the Cooperative issued an aggregate 931 shares of Preferred Stock to the TCIC Sellers and an aggregate 241 shares of Preferred Stock to the Iway Sellers.

     The Preferred Stock has no voting rights, except as otherwise provided by SDBCA, and has no right to dividends unless the Cooperative's Board of Directors declares dividends on the Preferred Stock. In the event that the Cooperative liquidates, dissolves or otherwise winds up its affairs, the holders of the Preferred Stock would receive a liquidation preference in the amount of $1,000 per share of Preferred Stock. This liquidation preference would be paid to the holders of the Preferred Stock prior to any payment to the holders of Cooperative Common Stock.

     Furthermore, the TCIC Agreement and the Iway Agreement expressly acknowledge that the Cooperative anticipates converting itself into a business corporation and becoming a public corporation with shares of stock registered under the Securities Act. If the Conversion or the Merger is not consummated prior to September 1, 1997, the holders of the Preferred Stock issued under the TCIC Agreement and the Iway Agreement are entitled to a "Non-Liquidity Fee" in the amount of $80 annually per share until the Conversion or the Merger is consummated. Non-Liquidity Fees accrue on June 15 and December 15 of each year during the terms of the agreements (with certain exceptions). The first accrual date is December 15, 1997, and the Non-Liquidity Fee accrued on that date would be $26.67 per share of Preferred Stock. On each subsequent accrual date, if any, prior to the consummation of the Conversion and/or the Merger, the Non-Liquidity Fee accrued would be $40 per share of Preferred Stock. Non-Liquidity Fees may be paid in any form that the Cooperative's Board of Directors determines, including cash or the issuance of one additional share of Preferred Stock for each $1,000 of Non-Liquidity Fees. No interest is payable on Non-Liquidity Fees accrued but not paid. Any dividends paid with respect to shares of Preferred Stock reduce the amount of accrued but unpaid Non-Liquidity Fees.

     In the event that the Conversion or the Merger is consummated, the Preferred Stock would automatically be converted into shares of Resulting Company common stock. Under the TCIC Agreement, the number of shares of Resulting Company common stock to be issued in exchange for the Preferred Stock would be such that the TCIC Sellers, as the sole owners of the 931 shares of Preferred Stock, would collectively receive a number of shares of Resulting Company common stock that would equal 6.75 percent of the outstanding Resulting Company common stock immediately after the Conversion or the Merger, assuming (i) that the Conversion or the Merger took place on November 30, 1996, and (ii) that all Capital Credits outstanding on the books of the Cooperative on that date, reduced by the amount of cash used by the Cooperative to retire Capital Credits or cash out odd-lot holders (subject to a $500,000 limit), were converted into additional shares of Resulting Company common stock. An identical provision is contained in the Iway Agreement, except that the percentage of outstanding Resulting Company common stock that the Iway Sellers would receive immediately after the Conversion or the Merger, as the sole owners of 241 shares of Preferred Stock, is 1.75 percent rather than 6.75 percent.

     STOCK OPTIONS. As part of its executive compensation of Thomas W. Hertz, Chief Executive Officer and General Manager of the Cooperative, and Craig A. Anderson, Executive Vice President - Marketing and Chief Financial Officer of the Cooperative, the Board of Directors of the Cooperative has granted to each of Messrs. Hertz and Anderson stock options to purchase 767 shares of Preferred Stock, which would automatically become options to purchase Resulting Company common stock if the Conversion or the Merger is consummated. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options.")

     WARRANTS. Pursuant to the TCIC Agreement and the Iway Agreement, and as part of the consideration therefor, the Board of Directors of the Cooperative granted to the TCIC Sellers and the Iway Sellers warrants to purchase up to an aggregate of 482 shares of Preferred Stock ("Warrants"), which would automatically become Warrants to purchase Resulting Company common stock if the Conversion or the Merger is consummated. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Warrants.")

     STANDSTILL AGREEMENTS. In connection with the issuance of shares of Preferred Stock to the TCIC Sellers and Iway Sellers, the Cooperative entered into standstill agreements ("Standstill Agreements") with each of such persons which restrict the ability of the TCIC Sellers and Iway Sellers from selling such stock and taking various other actions, as specified in the Standstill Agreements. The restrictions embodied in the Standstill Agreements would continue to be applicable to shares of Resulting Company common stock issuable to the TCIC Sellers and Iway Sellers in exchange for their Preferred Stock if the Conversion or the Merger is consummated. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Standstill Agreements.")

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion is provided by the Cooperative's management as its analysis of the Cooperative's financial condition and results of operations. This analysis should be read in conjunction with the separate historical financial statements of the Cooperative and notes thereto included as Appendix G to this Prospectus and Ballot/Proxy Statement.

TWELVE MONTHS ENDED DECEMBER 31, 1996 AND 1995

     OVERVIEW

     The Company is a diversified telecommunications services company. The Company, either directly or through wholly owned subsidiaries, currently provides wireless local and network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services and Internet access and related services. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Business.")

     The Company's local exchange services in South Dakota provide a majority of the Company's revenue and income. In 1996, the Company made the strategic decision to expand its operations into related telecommunications businesses, including expanding its cable television services. During 1996, the Company purchased 19 additional cable television systems. In December 1996, the Company, through a wholly owned subsidiary, merged with TCIC, a South Dakota-based provider of long distance and operator services. Also in December 1996 the Company merged with Iway, one of South Dakota's largest Internet service providers. Both TCIC and Iway continue to operate as wholly owned subsidiaries of the Cooperative.

     1996 was a year of repositioning for the Company. In late 1995, the Company finalized its plans to substantially rebuild its telecommunications network to increase the number and quality of the telecommunications services it can offer and to provide an infrastructure for future expansion into new markets. As a result, the Company reassessed the remaining useful life of its existing facilities in 1995 and significantly increased its capital expenditures in 1996. In addition, to implement its growth plans, the Company acquired additional operator services, Internet and cable television businesses and expanded its employee base from 34 employees at December 31, 1995 to 76 employees at December 31, 1996, resulting in additional increases in amortization expense and employee-related operating expenses. The Company's rebuilding plans call for a substantial increase in capital expenditures in 1997 to approximately $16,000,000, which the Company plans to finance primarily through additional long-term debt.
While the Company anticipates that its revenue base will continue to grow in 1997 and 1998 as it markets new services, the resultant higher expense levels from a combination of higher amortization, depreciation and interest expense, as well as additional employee expense, will likely cause the Company to recognize net after-tax losses in those years.

     FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES
            DOLLARS IN THOUSANDS                       1995          1996
            Capital Expenditures                     $1,554.1      $5,751.6
            Cash Provided from Operations             1,950.2       1,961.8
            Cash Used for Investment                    725.7       7,516.2
            Cash Provided from Financing                103.3       1,353.0
            Long-Term Debt Incurred                     342.0       4,399.3
            Total Capital Structure                  18,470.0      21,750.8
            Percent Debt to Total Capital               71%           71%

     The Company's total capital structure was $21,751,000 at December 31, 1996, compared to a total capital structure of $18,470,000 at December 31, 1995. The increase in total capital in 1996 of $3,281,000 was composed primarily of additional outstanding long-term debt of $2,284,000, $1,172,000 in additional capital from the issuance of preferred stock to acquire TCIC and Iway in December 1996 and a decrease of $160,000 due to a net loss in 1996.

     Cash provided from operations, which is the Company's primary source of liquidity, was $1,962,000 in 1996 and $1,951,000 in 1995, reflecting a relatively stable operating cash flow in spite of the additional 19 cable systems purchased during 1996. Cash used in investing activities was $7,516,000 in 1996, up from $725,700 in 1995. This increase is primarily due to increased capital expenditures in 1996 as the Company began rebuilding its transmission network. Investing activities for 1995 also included cash totaling $1,142,000 that was received from the sale of the Company's investment in certain cellular operations. Cash provided from financing activities was $1,353,000 in 1996, up from $103,300 in 1995. The increase in 1996 was primarily attributable to increased long-term borrowings to finance the Company's 1996 capital expenditures program. The Company believes that it has adequate internal and external resources available to finance its ongoing operating requirements but will need additional long-term financing to meet its planned $15,000,000 network construction program.

     The Company's existing long-term debt consists primarily of a series of loans from the RUS (formerly the Rural Electrification Association).
The weighted average interest rate on these loans at December 31, 1996 was
4.4 percent. At December 31, 1996, the Company had an unused borrowing capacity under its current RUS loan commitment of $3,983,000. In addition, in 1996 the Company applied to the RUS to redesign and increase its commitment to $28,000,000 to finance its network upgrade program. The RUS has not yet approved this request and there is no assurance that such approval can be obtained.

     During 1996, the Company and its subsidiaries increased long-term debt by $4,399,000, compared to a $342,000 increase in 1995. Approximately $3,300,000 of the 1996 increase was related to the acquisition of 19 additional cable television systems and was obtained from the Rural Telephone Finance Cooperative ("RTFC"). The balance of the 1996 loans and the 1995 borrowings were obtained from the RUS. The Company and its subsidiaries expect these and other sources to continue to be available for future borrowings.

     RESULTS OF OPERATIONS

     SUMMARY OF CONSOLIDATED OPERATIONS. In 1996, revenues increased to $7,809,000, up from $6,116,000 in 1995. This represents an increase of 28 percent in 1996 compared to 1995. This increase reflects the addition of 19 new cable systems during 1996 as well as rate increases for the Company's local telephone services. Total costs and expenses increased to $7,731,000, up from $5,274,000 in 1995. This represents an increase of 47 percent in 1996 compared to 1995. The increase in 1996 expenses reflects the additional operating expense associated with the 19 new cable systems as well as an increase in depreciation and amortization expense and employee costs for the Company's telephone operations. The 1995 increase reflects primarily a reduction in the estimated useful lives of the Company's primary fixed assets which substantially increased depreciation expenses. The Company's consolidated net income for 1996 was a loss of $160,000 compared to net income of $1,133,000 in 1995, a decrease of 114 percent in 1996 compared to 1995. The 1995 results include a one-time pre-tax net gain in the amount of $686,000 related to the sale of a cellular investment made by the Company.

     The following sections discuss the reasons for these results in the Company's two major business segments, Telephone Operations and Cable Television Operations.

     TELEPHONE OPERATIONS
           DOLLARS IN THOUSANDS                        1995           1996
           Local Service                             $  856.1       $1,058.7
           Long Distance Toll Service                 1,931.7        1,996.3
           Access Service                             2,761.8        3,267.0
           Other Revenues                                34.5          140.8
                                                     --------       --------
           Total Revenue                             $5,584.1       $6,462.7
           Depreciation and Amortization              1,632.2        2,011.0
           Other Costs and Expenses                   3,220.0        3,997.6
                                                     --------       --------
           Operating Income (Loss)                   $  731.9       $  454.1
           Access Lines                                 5,935          5,973

     Local service revenues are earned by the Company from the provision of local exchange, local private line and public telephone services. Local service revenues increased $202,600 or 24 percent in 1996 compared to 1995. The 1996 increase was due primarily to a local service rate increase approved by the Board of Directors in December 1995. There are no local rate requests currently pending for the Company nor does the Company currently anticipate any local rate increases during 1997. The Company's local service rates are not currently regulated by the FCC or the South Dakota Public Utilities Commission.

     Long distance toll revenues are received from customers who elect to use the Company to complete their intrastate and interstate long distance calls. Long distance toll revenues increased $64,600 or three percent in 1996 compared to 1995. These changes primarily reflect fluctuations in minutes of use by the Company's customers.

     Access revenues are received from IXCs for their use of the Company's local exchange facilities in providing long distance services to IXCs' customers. Switched access service revenues are derived from usage-based charges paid by IXCs for access to the Company's network. Special access revenues arise from access charges paid by IXCs and end-users who have private networks. Access revenues increased $505,200 or 18 percent in 1996 compared to 1995. The Company reassesses its access rates and underlying cost studies annually and adjusts its tariff rate filings and participation in NECA and USF revenue pools accordingly. In 1996, the Company received approval from the South Dakota Public Utilities Commission to increase its intrastate access rates approximately 20 percent. The Company anticipates that its operating costs will continue to increase in 1997 and, accordingly, anticipates that its access revenue will increase in 1997.

     Depreciation and amortization expenses increased by $378,800 or 23 percent in 1996 as a result of the Company's additional capital expenditures for the year and the amortization of costs associated with its acquisitions of TCIC and Iway.

     Other telephone costs and expenses increased $777,600 or 24 percent for 1996, primarily due to expensing of $550,000 of costs associated with the abandonment of the acquisition of eight wireline telephone exchanges. The other expense increase of $227,600 in 1996 was primarily due to an increase in network repair maintenance activities which were postponed in earlier years.

     CABLE TELEVISION OPERATIONS
           DOLLARS IN THOUSANDS                         1995         1996
           Cable Service Revenue                      $  469.4     $1,300.5
           Other Revenue                                  61.9         45.6
                                                      --------     --------
           Total Cable Revenue                           531.3      1,346.1
           Depreciation & Amortization                    68.8        423.4
           Costs and Expenses                            352.6      1,298.9
                                                      --------     --------
           Operating Income (Loss)                      $110.0      ($376.2)
           Subscribers                                 1,740        5,474

     The Company's cable service revenues increased $831,000 or 177 percent in 1996 due to the acquisition of 19 additional cable systems during the year.

     Depreciation and amortization expenses increased by $354,600 or 515 percent in 1996 as a result of the Company's purchase of 19 additional cable systems during the year with $113,900 primarily due to the Company's reassessment of the remaining useful life of its existing cable system assets.

     Other costs and expenses increased $946,400 or 268 percent in 1996 compared to 1995. Operating expenses increased in 1996 primarily due to the increased level of all expenses associated with the acquisition of 19 additional systems.

     OTHER INCOME, NET

     Other income, net consists primarily of interest and dividend income, interest expense and gains and losses from the disposition of non-operating assets and investments. Other income decreased $1,000,000 or 170 percent in 1996 primarily due to the unusual net after-tax increase in 1995 from the one-time sale of the Company's investment in cellular telephone operations. The 1996 decrease also reflects additional interest expense from the Company's increased long-term debt over 1995.

     INTEREST EXPENSE
            DOLLARS IN THOUSANDS                 1995      1996
                                                $592.1    $723.8

     Interest expense increased $131,700 or 22 percent in 1996 due to the addition of long-term borrowings to finance the Company's 1996 capital expenditures and the acquisition of 19 additional cable television systems and the business operations of TCIC and Iway. The Company anticipates that it will borrow substantial additional long-term funds in 1997 to finance its network rebuilding project and, accordingly, anticipates that future interest expense will increase significantly.

     INCOME TAXES

     The Company historically has operated as a stock cooperative and has been granted tax exempt status under Section 501(c)(12) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, income tax expense has been related only to certain ancillary operations, such as the Company's cable television operation and its prior investment in cellular operations. Income tax expense decreased $477,500 or 158 percent in 1996 due to the carryback of certain net operating losses to prior years.

FINANCIAL STATEMENTS

     The audited consolidated financial statements of Dakota Cooperative Telecommunications, Inc. for the years ended December 31, 1996 and 1995, together with the notes thereto and the report of Olsen Thielen & Co., Ltd. dated January 18, 1997, are included as Appendix G to this Prospectus and Ballot/Proxy Statement.


                   DAKOTA TELECOMMUNICATIONS GROUP, INC.

BUSINESS

     DTG would be the successor to the Cooperative if the Conversion is consummated and currently does not exist as a separate entity. If the Conversion is consummated, the business of DTG initially would be identical to the business of the Cooperative. For a description of the business of the Cooperative, see "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Business."

PROPERTIES AND LEGAL PROCEEDINGS

     If the Conversion is consummated, the properties and legal proceedings of DTG would be identical to those of the Cooperative. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Properties" and "--Legal Proceedings.")

MARKET FOR COMMON STOCK AND DIVIDENDS

     MARKET INFORMATION AND HOLDERS. There would be no established trading market for DTG Common Stock as the successor to the Cooperative. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Market for Common and

Preferred Stock and Dividends.") If the Conversion is adopted but the Plan of Merger is not approved, DTG intends to enter into negotiations with one or more regional brokerage firms to act as a market maker for shares of DTG Common Stock and intends, at a future date, to apply to have shares of DTG Common Stock quoted for trading on The Nasdaq Stock Market. There can be no assurance that DTG would be successful in finding a brokerage firm to act as a market maker for DTG Common Stock or that shares of DTG Common Stock would ever be quoted for trading on The Nasdaq Stock Market. Similarly, there can be no assurance that a trading market would develop or be maintained for shares of DTG Common Stock or, if it did, that it would provide holders of DTG Common Stock a meaningful opportunity to liquidate their equity interest in DTG at a fair value.

     DIVIDENDS. As the successor to the Cooperative, DTG would have no history of paying dividends. Unlike the Cooperative, after the Conversion DTG would be permitted by law to pay dividends to its shareholders, although certain covenants in existing loan agreements between the Coopera-tive and the RUS, to which DTG would become subject, as well as federal statutes and regulations which apply to RUS borrowers, limit the circumstances under which DTG would be permitted to pay dividends or make other distributions to shareholders. The RUS must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The amount and timing of any future dividend payments would be based on a number of factors, including the capital requirements of DTG's business and the financial condition of DTG. There can be no assurance that DTG would pay any dividends at any time. DTG does not intend to pay dividends at any time in the foreseeable future. In the future, it is possible that agreements with lenders could continue to limit or restrict, or place additional limitations or restrictions upon, DTG's ability to pay dividends or the amount of dividends that DTG may pay to its shareholders. The dividend rights of DTG Common Stock also would be subject to the rights of any DTG Preferred Stock which may be issued in the future.

     STOCK OPTIONS. If the Conversion is consummated, the options described in "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Certain Agreements Affecting Capital Stock" would automatically become options to purchase shares of DTG Common Stock. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options.")

     WARRANTS. If the Conversion is consummated, the Warrants described in "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Certain Agreements Affecting Capital Stock" would automatically become Warrants to purchase shares of DTG Common Stock. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY-- Warrants.")

FINANCIAL STATEMENTS

     DTG does not exist as an entity separate from the Cooperative and, therefore, it does not have historical financial statements. DTG would be the successor to the Cooperative. See Appendix G to this Prospectus and Ballot/Proxy Statement for historical financial statements of the Cooperative and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" for pro forma financial statements that give effect to the Conversion.


             DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.

BUSINESS

     DTG Delaware is a business corporation formed under Delaware law with general business purposes and is currently a wholly owned subsidiary of the Cooperative. Before the proposed Merger, DTG Delaware will have no business history. If the Merger is consummated, the business of DTG Delaware would be identical to the business of DTG (which would be identical to the business of the Cooperative prior to the Conversion).
For a description of the business of the Cooperative, see "DAKOTA
COOPERATIVE TELECOMMUNICATIONS, INC.--Business."

PROPERTIES AND LEGAL PROCEEDINGS

     If the Merger is approved and consummated, the properties and legal proceedings of DTG Delaware would be identical to those of DTG, which, after the Conversion, would be identical to those of the Cooperative. (See "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Properties" and "--Legal Proceedings.")

MARKET FOR COMMON STOCK AND DIVIDENDS

     MARKET INFORMATION AND HOLDERS. There is no trading market for DTG Delaware Common Stock. At the date of this Prospectus and Ballot/Proxy Statement, there are no options or warrants to purchase, or securities convertible into, shares of DTG Delaware Common Stock. DTG Delaware has not agreed to register under the Securities Act any securities for sale by the security holder and Rule 144 pursuant to such act is not available for sales of DTG Delaware Common Stock by its stockholder. If the Merger is consummated, DTG Delaware intends, at a future date, to enter into negotiations with one or more regional brokerage firms to act as a market maker for shares of DTG Delaware Common Stock and intends to apply to have shares of DTG Delaware Common Stock quoted for trading on The Nasdaq Stock Market. There can be no assurance that DTG Delaware would be successful in finding a brokerage firm to act as a market maker for DTG Delaware Common Stock or that shares of DTG Delaware Common Stock would ever be quoted for trading on The Nasdaq Stock Market. Similarly, there can be no assurance that a trading market would develop or be maintained for shares of DTG Delaware Common Stock or, if it did, that it would provide holders of DTG Delaware Common Stock a meaningful opportunity to liquidate their equity interest in DTG Delaware at a fair value.

     DIVIDENDS. Under the Delaware Law and DTG Delaware's Certificate of Incorporation, DTG Delaware is permitted to pay dividends to its stockholders. DTG Delaware currently has no business history, has only nominal assets and liabilities and has not paid dividends on DTG Delaware Common Stock. If the Merger is consummated, holders of DTG Delaware Common Stock would be entitled to receive dividends if, as and when declared by DTG Delaware's Board of Directors out of funds legally available for that purpose. However, certain covenants in existing loan agreements between the Cooperative and the RUS, to which DTG Delaware would become subject, as well as federal statutes and regulations which apply to RUS borrowers, limit the circumstances under which DTG Delaware would be permitted to pay dividends or make other distributions to stockholders. RUS must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The amount and timing of any future dividend payments would be based on a number of factors, including the capital requirements of DTG Delaware's business and the financial condition of DTG Delaware. There can be no assurance that DTG Delaware would pay any dividends at any time. DTG Delaware does not intend to pay dividends at any time in the foreseeable future. In the future, it is possible that agreements with lenders could continue to limit or restrict, or place additional limitations or restrictions upon, DTG Delaware's ability to pay dividends or the amount of dividends that DTG Delaware may pay to its stockholders. The dividend rights of DTG Delaware Common Stock are subject to the rights of any DTG Delaware Preferred Stock which may be issued in the future.

     STOCK OPTIONS. If the Merger is consummated, the options described in "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Agreements Affecting Capital Stock" would automatically become options to purchase shares of DTG Delaware Common Stock. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Stock Options.")

     WARRANTS. If the Merger is consummated, the Warrants described in "DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.--Certain Agreements Affecting Capital Stock" would automatically become Warrants to purchase shares of DTG Delaware Common Stock. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY--Warrants.")

FINANCIAL STATEMENTS

     DTG Delaware has nominal assets and liabilities and no income. If the Merger is consummated, DTG Delaware would assume all of the operations, assets and liabilities of DTG and DTG Delaware's consolidated financial position would be substantially identical to that of DTG immediately prior to the Merger (which in turn would be substantially identical to the Cooperative's consolidated financial position immediately prior to the Conversion.) For this reason, historical financial statements of DTG Delaware have not been included in this Prospectus and Ballot/Proxy

Statement. See Appendix G to this Prospectus and Ballot/Proxy Statement for historical financial statements of the Cooperative and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" for pro forma financial statements that give effect to the Merger.


                            DISSENTERS' RIGHTS

     Under the provisions of the SDBCA and the Cooperative Act, Members of the Cooperative and holders of Preferred Stock and Capital Credits are not entitled to assert dissenters' rights in connection with the Conversion.

     Under the provisions of Section 47-6-23 of the SDBCA, any shareholder of DTG may dissent from the proposed Merger and be paid the "fair value" of that person's shares of DTG Common Stock issuable in the Conversion by complying with the procedures set forth in Sections 47-6-23 through 47-6-50 of the SDBCA. Any shareholder who delivers written notice of dissent to the Cooperative, on behalf of DTG, at or before the special meeting and who does not vote for approval of the Plan of Merger at the special meeting has the right to receive the fair value of the person's shares if the Plan of Merger is approved and the proposed Merger is consummated. A shareholder may not dissent as to less than all of the shares beneficially owned by him or her.

     A shareholder who wishes to dissent must follow certain required procedures. To claim dissenters' rights, a shareholder initially must:

          (i)  refrain from voting in favor of the Plan of Merger
     (there is no requirement that a shareholder vote against approval of the Plan of Merger); and

         (ii) deliver to the Cooperative, on behalf of DTG, before the vote is taken on the Plan of Merger at the special meeting, a written notice of dissent (voting against approval of the Plan of Merger will not satisfy this requirement). The notice must state that the shareholder intends to demand payment for the person's shares if the Plan of Merger is approved and the transactions contemplated by the Plan of Merger are consummated.

     If the Plan of Merger is approved, DTG must thereafter give notice of such approval to each shareholder who properly demanded the right to receive the fair value of the person's shares. Within 30 days (or such longer period as may be permitted by DTG in the notice) of the date the notice is delivered, the shareholder must file with DTG a written demand for payment (in the form contained in the notice), including a certification as to the date that the shareholder acquired beneficial ownership of the shares and deposit Cooperative Certificates (if any) in accordance with the terms of the notice.

     A shareholder who properly demands payment and deposits the person's Cooperative Certificates (if any) retains all other rights of a shareholder until those rights are canceled or modified by the taking of the actions contemplated by the Plan of Merger. A shareholder who does not demand payment or deposit the person's Cooperative Certificates as required in the notice loses his or her dissenters' rights.

     If the transactions contemplated by the Plan of Merger do not occur, a court determines that the shareholder is not entitled to payment or the shareholder otherwise loses dissenters' rights, the shareholder will not be entitled to receive the payment demanded for the person's shares. If the transactions contemplated by the Plan of Merger do not occur, a dissenting shareholder will be reinstated to the person's rights as a shareholder.

     Immediately upon consummation of the transactions contemplated by the Plan of Merger or receipt by DTG of the demand for payment if the transactions contemplated by the Plan of Merger have already been consummated, DTG must send to the dissenting shareholder the amount that DTG estimates to be the fair value of the person's shares, plus accrued interest, if any. The payment must be accompanied by (i) DTG's balance sheet and statement of income for a fiscal year ended not more than 16 months before the date of payment, together with the latest available interim financial statements, (ii) a statement of DTG's estimate of the fair value of the shares and (iii) a notice of the dissenter's right to demand payment based on the dissenting shareholder's estimate of the fair value of the person's shares, accompanied by a copy of Sections 47-6-23 through 47-6-50 of the SDBCA.

     Within 30 days after DTG has made payment for the shares, the shareholder may notify DTG in writing of the person's own estimate of the fair value of the shares and the amount of interest due, and demand payment of that estimate, less any payment already forwarded to him or her. The shareholder's right to pursue further a differing amount for the person's shares terminates if the shareholder fails to act within that 30-day period.

     If the shareholder demands an amount for the person's shares different than that paid by DTG, then, within 60 days after receiving the shareholder's demand for payment of a different amount, DTG may file an action in an appropriate court to determine the fair value of the shareholder's shares and accrued interest. If DTG does not file the action within the 60-day period, DTG will be required to pay the dissenting shareholder the amount the shareholder has demanded.

     This summary discussion of Sections 47-6-23 through 47-6-50 is not intended to be a complete description of the provisions of those sections and is qualified in its entirety by reference to Sections 47-6-23 through 47-6-50 of the SDBCA, a copy of which is attached as Appendix H to this

Prospectus and Ballot/Proxy Statement and incorporated by reference in this Prospectus and Ballot/Proxy Statement.

     DTG AND DTG DELAWARE ARE NOT OBLIGATED TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF MERGER IF DISSENTERS' RIGHTS ARE ASSERTED WITH RESPECT TO MORE THAN FIVE PERCENT OF THE NUMBER OF SHARES OF DTG COMMON STOCK ISSUABLE IN THE CONVERSION. DTG AND DTG DELAWARE WILL REQUIRE STRICT COMPLIANCE WITH SECTIONS 47-6-23 THROUGH 47-6-50 OF THE SDBCA BY ANY SHAREHOLDER SEEKING TO ASSERT DISSENTERS' RIGHTS.


         THE ABOVE DISCUSSION OF RIGHTS OF DISSENTING SHAREHOLDERS
    DOES NOT CONSTITUTE LEGAL ADVICE.  SHAREHOLDERS SEEKING TO EXERCISE
         AND PERFECT DISSENTERS' RIGHTS SHOULD SEEK LEGAL COUNSEL.


                     VOTING AND MANAGEMENT INFORMATION


VOTING SECURITIES AND MEMBERS OF THE COOPERATIVE

     Each member of record of the Cooperative at the close of business on the Record Date will be entitled to one vote for each matter presented for Member action at the special meeting. As of December 31, 1996, there were 5,237 Members of the Cooperative.

     No Member can own more than one share of Cooperative Common Stock. The following table shows certain information concerning the number of shares of Cooperative Common Stock held as of the date of this Prospectus and Ballot/Proxy Statement by each of the Cooperative's directors, each of the named executive officers and all of the Cooperative's directors and executive officers as a group:

                                                                                               DTG COMMON STOCK
                                                                                               ISSUABLE IN THE
                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>             CONVERSION
                                       ---------------------------------------------        ----------------------
                                     SOLE          SHARED
                                  VOTING AND      VOTING OR       TOTAL       PERCENT        TOTAL          PERCENT
                                  DISPOSITIVE    DISPOSITIVE    BENEFICIAL       OF        FOLLOWING          OF
NAME OF BENEFICIAL OWNER             POWER        POWER<F2>     OWNERSHIP      CLASS     CONVERSION<F3>    CLASS<F4>
------------------------          -----------    -----------    ----------    -------    --------------    ---------
Craig A. Anderson                     ---            ---           ---         ---          ______           <F*>

Ross L. Benson                                        1             1          <F*>         ______           <F*>

Dale Q. Bye                            1             ---            1          <F*>         ______           <F*>

Edward D. Christensen, Jr.             1             ---            1          <F*>         ______           <F*>

Jeffrey J. Goeman                                     1             1          <F*>         ______           <F*>

Thomas W. Hertz                       ---            ---           ---         ---          ______           <F*>

James H. Jibben                        1             ---            1          <F*>         ______           <F*>

Palmer O. Larson                       1             ---            1          <F*>         ______           <F*>

John A. Roth                           1             ---            1          <F*>         ______           <F*>

John A. Schaefer                       1             ---            1          <F*>         ______           <F*>

All directors and executive            6              2             8          <F*>         ______           _____%
 officers as a group

____________________________

<F*>Less than 1 percent
(Footnotes begin on page 112.)

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF DTG

     Holders of record of rights to receive shares of DTG Common Stock issuable in the Conversion as of the Record Date will be entitled to vote at the special meeting. If the Conversion is adopted by the Members of the Cooperative, approximately 1,050,000 shares of DTG Common Stock and warrants and options to purchase no more than 200,000 shares of DTG Common Stock would be issuable as of the Record Date. Each share of DTG Common Stock is entitled to one vote on each matter presented for shareholder action at the special meeting.

     To the knowledge of the Cooperative, no person would own more than five percent of the shares of DTG Common Stock issuable in the Conversion.

     The following table shows certain information concerning the number of shares of DTG Common Stock that would be held as of the date of this Prospectus and Ballot/Proxy Statement by each of the individuals who will be DTG's directors, each of the named individuals who will be executive officers of DTG and all of the individuals who will be DTG's directors and executive officers upon consummation of the Conversion as a group:

                                                                                            DTG DELAWARE COMMON
                                                                                            STOCK TO BE RECEIVED
                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>             IN THE MERGER
                                     ---------------------------------------------          --------------------
                                    SOLE          SHARED
                                 VOTING AND      VOTING OR        TOTAL         PERCENT      TOTAL        PERCENT
                                 DISPOSITIVE    DISPOSITIVE     BENEFICIAL        OF       FOLLOWING        OF
NAME OF BENEFICIAL OWNER          POWER<F3>    POWER<F2><F3>   OWNERSHIP<F3>   CLASS<F4>   MERGER<F5>    CLASS<F6>
------------------------         -----------   -------------   -------------   ---------   ----------    ---------
Craig A. Anderson                  ______          ______         ______         ______      ______        ______

Ross L. Benson                     ______          ______         ______         ______      ______        ______

Dale Q. Bye                        ______          ______         ______         ______      ______        ______

Edward D. Christensen, Jr.         ______          ______         ______         ______      ______        ______

Jeffrey J. Goeman                  ______          ______         ______         ______      ______        ______

Thomas W. Hertz                    ______          ______         ______         ______      ______        ______

James H. Jibben                    ______          ______         ______         ______      ______        ______

Palmer O. Larson                   ______          ______         ______         ______      ______        ______

John A. Roth                       ______          ______         ______         ______      ______        ______

John A. Schaefer                   ______          ______         ______         ______      ______        ______




                                      162

All directors and executive        ______          ______         ______         ______      ______        ______
 officers as a group
_____________________________

(Footnotes begin on page 112.)

VOTING SECURITIES AND PRINCIPAL STOCKHOLDER OF DTG DELAWARE

   As of the date of this Prospectus and Ballot/Proxy Statement, there were 100 shares of DTG Delaware Common Stock issued and outstanding. Each share of DTG Delaware Common Stock is entitled to one vote on each matter presented for stockholder action.

   The following table sets forth information concerning the number of shares of DTG Delaware Common Stock held as of the date of this Prospectus and Ballot/Proxy Statement by the only stockholder of record as of that date. No director or executive officer of DTG Delaware currently owns any shares of DTG Delaware Common Stock.

                                                                                        DTG DELAWARE COMMON
                                                                                        STOCK TO BE RECEIVED
                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>         IN THE MERGER
                                      ---------------------------------------------     --------------------
                                                                                         TOTAL
NAME AND ADDRESS                   SOLE VOTING AND     TOTAL BENEFICIAL     PERCENT     FOLLOWING     PERCENT
OF BENEFICIAL OWNER               DISPOSITIVE POWER       OWNERSHIP         OF CLASS    MERGER<F7>    OF CLASS
-------------------               -----------------       ---------         --------    ----------    --------
Dakota Cooperative                       100                 100              100%          0           <F*>
 Telecommunications, Inc.
Post Office Box 66
29705 453rd Avenue
Irene, South Dakota 57037-0066

________________________________
<F*>Less than 1 percent

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or


                                      163

     dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security.
     Dispositive power includes the power to dispose or to direct the disposition of the security. A person also will be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship.

<F3> This column reflects the number of shares of DTG Common Stock issuable to the specified person in the Conversion based upon a conversion ratio of one share of DTG Common Stock for each share of Cooperative Common Stock, 80.8216445 shares of DTG Common Stock for each share of Preferred Stock and 0.2 of a share of DTG Common Stock for each Capital Credit.

<F4> This column reflects the percentage of the shares of DTG Common Stock issuable in the Conversion which the specified person will hold following consummation of the Conversion. These percentages were computed with reference to a total of 1,046,505 shares of DTG Common Stock and warrants and options to purchase no more than 200,000 shares of DTG Common Stock issuable in the Conversion based on the conversion ratios listed in Footnote 3 above.

<F5> This column reflects the number of shares of DTG Delaware Common Stock that would be issued to the specified person in exchange for the number of shares of DTG Common Stock shown in the "Total Beneficial Ownership" column for such person, based upon a conversion ratio of one share of DTG Delaware Common Stock for each share of DTG Common Stock.

<F6> This column reflects the percentage of the outstanding shares of DTG
     Delaware Common Stock which the specified person would hold following consummation of the Merger. These percentages were computed with reference to a total of 1,046,505 shares of DTG Delaware Common Stock outstanding, representing 1,046,505 shares of DTG Delaware Common Stock and warrants and options to purchase no more than 200,000 shares of DTG Delaware Common Stock to be issued in the Merger based on the conversion ratio (1-to-1) and the number of shares of DTG Common Stock issuable in the Conversion.

<F7> All currently outstanding shares of DTG Delaware Common Stock, each of which is held by the Cooperative, would be canceled in the Merger.

DIRECTORS AND EXECUTIVE OFFICERS

     The Cooperative's current Board is and the Resulting Company's Board of Directors following the Conversion or the Merger would be divided into three classes, which will be as nearly equal in number as possible. Each class of directors serves a successive three-year term of office.

     Biographical information concerning the persons who are now or would be directors or executive officers of the Resulting Company after the consummation of the Conversion or the Merger is presented below. Thomas W. Hertz and Craig A. Anderson do not currently serve as directors of the Cooperative. Except as otherwise indicated, all of the named individuals have had the same principal employment for over five years. Executive officers are and would be appointed annually and serve at the pleasure of the Board of Directors of the Cooperative or the Resulting Company (as applicable).

     DIRECTORS WITH TERMS EXPIRING IN 2000

     Thomas W. Hertz (age 50) has been a director and Chief Executive Officer and President of DTG Delaware since its formation (February 1997), Chief Executive Officer of the Cooperative since July 1996 and General Manager of the Cooperative since December 1995. Prior to December 1995, Mr. Hertz was an attorney in private practice with the law firm of Ulmer, Hertz & Bertsch, P.C. Mr. Hertz's law firm provided services to the Cooperative during 1995 in the amount of $68,708 while Mr. Hertz was a shareholder in that firm. Mr. Hertz's proportionate interest in such fees was $41,225. Mr. Hertz would be the Chief Executive Officer and President of the Resulting Company. Mr. Hertz will continue as a director of DTG Delaware if the Merger is consummated. The Board of Directors of DTG intends to add Mr. Hertz to the Board of DTG if only the Conversion is consummated to fill a vacancy in the class of directors whose terms will expire in 2000.

     Palmer O. Larson (age 73) has been a director of the Cooperative since 1976 and a director of DTG Delaware since its formation (February 1997). Mr. Larson is a semi-retired agribusiness (farm) owner and operator.

     John (Jack) A. Roth (age 66) has been a director of the Cooperative since 1970 and a director of DTG Delaware since its formation (February
1997). Mr. Roth retired as an agent for State Farm Insurance in Parker, South Dakota, after working as an insurance agent for 33 years.

     DIRECTORS WITH TERMS EXPIRING IN 1999

     Ross L. Benson (age 62) has been a director of the Cooperative since 1980 and a director of DTG Delaware since its formation (February 1997). Mr. Benson is an agribusiness (farm) owner and operator.

     Dale Q. Bye (age 66) has been a director of the Cooperative since 1975 and a director of DTG Delaware since its formation (February 1997). Mr. Bye is Treasurer of the Cooperative. Mr. Bye is a semi-retired agribusiness (farm) owner and operator.

     James H. Jibben (age 46) has been a director of the Cooperative since 1988 and a director of DTG Delaware since its formation (February 1997). Mr. Jibben is President of the Cooperative. Mr. Jibben is an agribusiness
(farm) owner and operator.

     DIRECTORS WITH TERMS EXPIRING IN 1998

     Craig A. Anderson (age 41) has been a director and Executive Vice President - Marketing, Chief Financial Officer and Treasurer of DTG Delaware since its formation (February 1997) and Executive Vice President - Marketing and Chief Financial Officer of the Cooperative since January 1, 1997. Prior to January 1, 1997, Mr. Anderson was Vice President - Marketing of the Cooperative from September 1996 to January 1, 1997. From January 1994 until September 1996, Mr. Anderson was an independent business consultant and from September 1994 until December 1995 attended the University of South Dakota, earning a Masters of Business Administration and Masters in Professional Accounting. From November 1992 until May
1994, Mr. Anderson was a director and Vice President - Chief Financial Officer and Secretary of the Austad Company (a catalog retailer of golf equipment). From July 1989 to September 1992, Mr. Anderson served as a director and Vice President - Chief Financial Officer, General Counsel and Secretary of Dial-Net, Inc. (a long distance reseller). Mr. Anderson would be Executive Vice President - Marketing, Chief Financial Officer and Treasurer of the Resulting Company. Mr. Anderson will continue as a director of DTG Delaware if the Merger is consummated. The Board of Directors of DTG intends to add Mr. Anderson to the Board of DTG if only the Conversion is consummated to fill a vacancy in the class of directors whose terms will expire in 1998.

     Jeffrey J. Goeman (age 39) has been a director of the Cooperative since 1988 and a director of DTG Delaware since its formation (February
1997). Mr. Goeman is Vice President of the Cooperative. Mr. Goeman is President of and has owned and operated Goeman Auction Service and Real Estate, Inc. in Lennox, South Dakota (a real estate brokerage and appraisal and auction firm) since 1980.

     Edward D. Christensen, Jr. (age 71) has been a director of the Cooperative since 1975 and a director of DTG Delaware since its formation (February 1997). Mr. Christensen is a semi-retired agribusiness (farm) owner and operator.

     John A. Schaefer (age 71) has been a director of the Cooperative since 1974 and a director of DTG Delaware since its formation (February 1997). Mr. Schaefer is the Secretary of the Cooperative. Mr. Schaefer is retired. He formerly was an agribusiness (farm) owner and operator.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF THE COOPERATIVE

     The following table shows certain information concerning the compensation paid to Thomas W. Hertz, Chief Executive Officer and General Manager of the Cooperative, for services rendered during the years ended December 31, 1996 and 1995. No other executive officer of the Cooperative earned cash compensation in excess of $100,000 during 1996.

                        SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                                 -------------------
                                                                             ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR        SALARY       BONUS       COMPENSATION<F1>
---------------------------           ----       --------      -----       ----------------
Thomas W. Hertz                       1996       $117,501     $15,000         $1,439.00
 Chief Executive Officer              1995       $ 20,455          --         $   72.00
 and General Manager

_________________________________

<F1> All other compensation for 1996 and 1995 represents premiums paid by the Cooperative for life insurance for the benefit of Mr. Hertz.

PREFERRED STOCK OPTIONS

     The Cooperative has adopted stock option agreements granting to each of Thomas W. Hertz, Chief Executive Officer and General Manager of the Cooperative, and Craig A. Anderson, Executive Vice President - Marketing and Chief Financial Officer of the Cooperative, options to purchase 767 shares of Preferred Stock at a price of $1,000 per share, which options would be converted in connection with the Conversion or the Merger into options to purchase common stock of the Resulting Company at a price of $12.37 per share. (See "ADDITIONAL SECURITIES OF THE RESULTING COMPANY-- Stock Options")

     During 1996, the Cooperative compensated its directors at the rate of $500 per regular monthly board meeting attended, $250 per special board meeting attended and $100.00 per telephonic board meeting attended. Directors also are provided with travel and accident insurance at a cost of $125 per year per director. Directors are eligible to participate in the Cooperative's medical reimbursement plan.

     DTG would be the successor to the Cooperative and currently has no directors or executive officers and has paid no compensation to directors or executive officers. DTG Delaware currently does not compensate its directors and executive officers.

INTERESTS OF CERTAIN PERSONS

     As of the date of this Prospectus and Ballot/Proxy Statement, directors and executive officers of the Cooperative are entitled to eight votes on matters presented for Member action, or less than one percent of the total Member votes. (See "VOTING AND MANAGEMENT INFORMATION--Voting Securities and Members of the Cooperative.")

     As of the date of this Prospectus and Ballot/Proxy Statement, individuals who would be the directors and executive officers of DTG would beneficially own less than one percent of the shares of DTG Common Stock issuable in the Conversion, assuming that the Conversion was consummated on such date. (See "VOTING AND MANAGEMENT INFORMATION--Voting Securities and Principal Shareholders of DTG.")

     As of the date of this Prospectus and Ballot/Proxy Statement, directors and executive officers of DTG Delaware would hold less than one percent of the shares of DTG Delaware Common Stock to be issued in the Merger, assuming that the Merger was consummated as of such date. (See "VOTING AND MANAGEMENT INFORMATION--Voting Securities and Principal Stockholder of DTG Delaware.")

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Cooperative has entered into separate but substantially identical Employment Agreements ("Agreements") with its Chief Executive Officer and General Manager, Thomas W. Hertz, and its Executive Vice President - Marketing and Chief Financial Officer, Craig A. Anderson (the "Executives"). Each Agreement is for a three-year term of employment, expiring December 31, 2000. The employment term under each Agreement will be automatically extended for an additional year at the end of each year, unless either party gives written notice that the employment term under the Agreement is not to be extended further, in which case the employment term under the Agreement will expire at the end of two additional years, except that the employment term under the Agreement will also be extended automatically for three years following the date of any Change in Control (defined as described under "INDEMNITY AGREEMENTS") occurring during the employment term under the Agreement.

     The Agreements provide minimum salaries of $135,000 per year for Thomas W. Hertz and $100,000 per year for Craig A. Anderson, and also provide for an annual bonus to each of the Executives equal to 15 percent of the increase, if any, in corporate net income over prior year net income. "Net income," for purposes of the bonus calculations, is pre-tax net income before depreciation, amortization and other non-cash expenses, before annual bonuses under the two Agreements and after eliminating the effect of extraordinary items.

     Under the Agreements, the Cooperative or the Executive may terminate the Executive's employment at any time upon 30 days' notice. If the Cooperative terminates the Executive's employment involuntarily during the term of the employment under the Agreements other than as the result of a Disability or for Cause, or if the Executive terminates the employment for Good Reason during the employment term under the Agreements, the Agreements entitle the terminated Executive to Severance Pay. "Disability" is defined as the Executive's inability to substantially perform his duties for a continuous period of nine months. "Cause" is defined as willful and continued failure by the Executive to substantially perform his duties after notice of the deficiency, or willful misconduct by the Executive that is materially injurious to the Cooperative and occurs without good-faith belief by the Executive that the action was in the best interests of the Cooperative. Termination for Cause requires the affirmative vote of two-thirds of the Board of Directors. "Good Reason" is defined to include:
(i) a material breach by the Cooperative of the Agreements or any other agreement with the Executive; (ii) assignment to the Executive of duties inconsistent with his position; (iii) removal of the Executive from his position; (iv) relocation of the Cooperative's principal executive offices outside a 60-mile radius from Irene, South Dakota or any requirement by the Cooperative that Executive be located other than at the executive offices or that he engage in substantially increased job related travel; or (v) failure of the Cooperative to obtain the agreement of any successor to assume the Agreements. The Executive may not terminate his employment with Good Reason without first giving the Cooperative notice and 10 days' opportunity to cure any occurrence constituting Good Reason.

     "Severance Pay" under the Agreements consists of continuation of the Executive's salary, bonus and benefits for the unexpired employment term under the Agreements at the time of the termination (with a minimum annual bonus each year equal to that of the year before the termination), reasonable out-placement services and immediate vesting of all restricted stock and stock option rights. Severance Pay is not reduced by any post-termination employment or other income of the Executive. If the Executive dies while entitled to receive Severance Pay, the remaining Severance Pay is to be paid to the Executive's estate. If a termination entitling the Executive to Severance Pay occurs after a Change in Control, or if the Cooperative defaults on Severance Pay obligations, the monthly salary and bonus payments are accelerated and become payable immediately in a lump sum.

     The Agreements prohibit the Executive from competing with the Cooperative during his employment, and after his employment while he is receiving Severance Pay. The Executive may end the post-employment noncompetition period at any time by renouncing any right to further Severance Pay.

     The Agreements provide for payment of the Executive's reasonable legal fees and expenses incurred in seeking to enforce the Executive's rights under the Agreements, to the extent the Executive is successful in his claims, with payment made contemporaneously but with the Executive required to repay any amount to which he is ultimately found not to be entitled.
The Agreements also provide that the Cooperative will make the Executive whole for any taxes, interest or penalties incurred by the Executive on account of the characterization of any payment to which the Executive is entitled from the Cooperative as an "excess parachute payment" under
Section 280G of the Code or any successor provision of the Code, so that the net payments to the Executive after all such taxes, interest and penalties will be the same as if no such characterization had occurred.

     If the Conversion and/or Merger is consummated, the Resulting Company would assume the Agreements according to their terms.


              ADDITIONAL SECURITIES OF THE RESULTING COMPANY

PREFERRED STOCK PURCHASE RIGHTS PLAN

     If the Conversion or the Merger is consummated, the Board of Directors of the Resulting Company currently intends to enact as soon as is reasonably practicable a preferred stock purchase rights plan that is designed to protect stockholder interests in the event the Resulting Company is confronted with coercive or unfair takeover tactics. The plan would be implemented by the dividend of one Series A Preferred Stock Purchase Right to each stockholder of record on a record date to be fixed by the Board of Directors of the Resulting Company. The plan would not be submitted for stockholder approval. The following description sets forth the principal terms of the rights plan which the Board of Directors currently intends to enact.

     Under the plan as currently contemplated, one Series A Preferred Stock Purchase Right (a "Right") would attach to each share of Resulting Company common stock outstanding on the date the plan is implemented. Each Right would entitle the registered holder to purchase from the Resulting Company one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock at a price of $100.00 per Unit (the "Purchase Price"), subject to adjustment. An aggregate of 15,000 shares of Series A Junior Participating Preferred Stock is authorized in the corporate charter of the Resulting Company specifically for use in connection with the rights plan. Upon issuance, each share of Series A Junior Participating Preferred Stock would have 100 votes and a preferential quarterly dividend equal to the greater of $10 per share or 100 times the dividend declared on Resulting Company common stock. The description and terms of the Rights would be set forth in a Rights Agreement (the "Rights Agreement") between the Resulting Company and a third party (typically a bank or other financial institution) as rights agent (the "Rights Agent").

     Under the intended rights plan, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of Resulting Company common stock (such person is referred to as an "Acquiring Person" and the date upon which such person becomes an Acquiring Person is referred to as the "Stock Acquisition Date"), (ii) 10 business days following the commencement or announcement of an intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by a person of 15 percent or more of the outstanding shares of Resulting Company common stock or (iii) 10 business days after the Board of Directors determined, pursuant to certain criteria set forth in the Rights Agreement, that a person beneficially owning 10 percent or more of the outstanding shares of Resulting Company common stock was an "Adverse Person" (the earlier of such dates is the "Distribution Date"), the Rights would be evidenced with respect to any of the Resulting Company common stock certificates outstanding by such Resulting Company common stock certificates. Until the Distribution Date, the Rights would be transferred with and only with such Resulting Company common stock certificates. New Resulting Company common stock certificates issued after the date the plan was implemented, but prior to the Distribution Date (or, if earlier, the redemption or expiration of the Rights), would contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or, if earlier, the redemption or expiration of the Rights), the surrender for transfer of any certificates for Resulting Company common stock also would constitute the transfer of the Rights associated with the Resulting Company common stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") would be mailed to holders of record of the Resulting Company common stock as of the close of business on the Distribution Date and such separate Rights Certificates alone would evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Resulting Company common stock issued prior to the Distribution Date would be issued with Rights.

     The Rights would not be exercisable until the Distribution Date. The Rights would expire 10 years from the date of issuance, unless earlier redeemed by the Resulting Company as described below.

     The Purchase Price payable, and the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of a Right would be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Junior Participating Preferred Stock, (ii) upon the grant to holders of the Series A Junior Participating Preferred Stock of certain rights or warrants to subscribe for Series A Junior Participating Preferred Stock or convertible securities at less than the current market price of the Series A Junior Participating Preferred Stock or (iii) upon the distribution to holders of the Series A Junior Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125 percent of the rate of the last cash dividend theretofore paid or dividends payable in Series A Junior Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price would be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional shares of Series A Junior Participating Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Series A Junior Participating Preferred Stock) would be issued and, in lieu thereof, an adjustment in cash would be made based on the market price of the Series A Junior Participating Preferred Stock on the last trading date prior to the date of exercise.

     If at any time following the Stock Acquisition Date, the Resulting Company was acquired in a merger or other business combination transaction or if 50 percent or more of its assets or earning power was sold, proper provision would be made so that each holder of a Right would thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. Alternatively, if at any time following the Distribution Date, (i) the Resulting Company was the surviving corporation in a merger with an Acquiring Person and its Resulting Company common stock was not changed or exchanged, (ii) an Acquiring Person engaged in certain specified self-dealing transactions with the Resulting Company, (iii) an Acquiring Person became the beneficial owner of more than 15 percent of the then outstanding shares of Resulting Company common stock or (iv) a person had been or was designated as an Adverse Person by the Resulting Company's Board of Directors in accordance with the criteria set forth in the Rights Agreement, proper provision would be made so that each holder of a Right, other than the Acquiring Person, Adverse Person and certain related parties (whose Rights would thereafter be void), would thereafter have the right to receive upon exercise of a Right that number of shares of Resulting Company common stock having a market value of two times the exercise price of such Right.

     At any time prior to the designation of a person as an Adverse Person under the Rights Agreement or the close of business on the 15th day after the Stock Acquisition Date, the Resulting Company could redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors electing to redeem the Rights, the Resulting Company would make announcement thereof, and upon such election, the right to exercise the Rights would terminate and the only right of the holders of Rights would be to receive the Redemption Price.

     Until a Right was exercised, the holder thereof, as such, would have no rights as a stockholder of the Resulting Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights would not be taxable to stockholders or to the Resulting Company, stockholders would recognize taxable income if the Rights are redeemed and may, depending on the circumstances, recognize taxable income when the Rights become exercisable or are exercised.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement would be subject to amendment by the Board of Directors of the Resulting Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement could be amended by the Board to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person) or to shorten or lengthen any time period under the Rights Agreement, except that no amendment to adjust the time period governing redemption could be made at a time when the Rights are not redeemable.

     In connection with the implementation of the intended rights plan, the Rights Agreement would be executed and a copy filed with the Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement also would be available from the Resulting Company.

STOCK OPTIONS

     To provide an incentive for Thomas W. Hertz, Chief Executive Officer and General Manager of the Cooperative, and Craig A. Anderson, Executive Vice President - Marketing and Chief Financial Officer of the Cooperative (collectively, the "Optionees"), to operate the Cooperative to promote the Cooperative's long-term growth and profitability and to help align the economic interests with those of Members and holders of Preferred Stock and

Capital Credits, effective as of January 1, 1997, the Board of Directors of the Cooperative adopted stock option agreements granting options to each Optionee to purchase up to an aggregate of 767 shares of Preferred Stock at a price of $1,000 per share. These options would automatically become options to purchase Resulting Company common stock (converted on the same basis as currently outstanding shares of Preferred Stock, i.e. approximately 80.8-to-1) if the Conversion or Merger is consummated.

     The options call for delayed vesting so that 20 percent of each option becomes exercisable at the earlier of (i) 90 days after the date the Preferred Stock is converted into Resulting Company common stock, assuming the Conversion or Merger is consummated or (ii) January 1, 1998. Thereafter, an additional 20 percent of each option becomes exercisable on each anniversary date of the stock option agreements if the Optionees are then employed by the Cooperative (or the Resulting Company, as applicable) until the total number of shares subject to each option become exercisable. Each option remains outstanding for 10 years from the date it was granted. The options are non-transferable.

     Under the terms of the stock option agreements, the options are not incentive stock options under Section 422 of the Code. The options were not subject to tax when they were granted. Upon exercise, the Optionees will recognize compensation income in the amount of the spread between the market value of the options and the option exercise price. The Cooperative (or the Resulting Company, as applicable) will receive a corresponding deduction. The option price must be paid in cash or shares of stock of the Cooperative (or the Resulting Company, as applicable), valued at the market value on the date of exercise.

     If the Conversion or the Merger is consummated, the options auto-matically will become options to purchase Resulting Company common stock.
On a fully diluted basis, assuming that all vesting periods and other restrictions contained in the options have been satisfied or lapsed and all the options were exercised in full, each Optionee would own approximately five percent of the total number of shares of Resulting Company common stock that would be outstanding after the Conversion or the Merger. The exercise price of Resulting Company common stock under the stock option agreements would be $12.37 per share.

WARRANTS

     Pursuant to the TCIC Agreement and the Iway Agreement, and as part of the consideration therefor, the Board of Directors of the Cooperative granted warrants to purchase shares of Preferred Stock to each of the former shareholders of TCIC and Iway ("Warrants"), which would automatically become Warrants to purchase Resulting Company common stock if the Conversion or the Merger is consummated. The Warrants allow each holder to purchase a specified number of shares (a total of 482 shares under all Warrants) of Preferred Stock at a price of $1,000 per share. The number of shares that each holder may purchase was based on the person's share ownership of TCIC and Iway, respectively, at the time of the mergers.

     The Warrants are exercisable immediately and remain outstanding until the later of (i) six months after the public registration of Resulting Company common stock into which the Preferred Stock would be mandatorily converted if the Conversion or the Merger is consummated or (ii) January 2, 1998. The Warrants are non-transferable.

     Upon exercise, each Warrant holder would be deemed to have purchased the underlying stock which will then have a basis equal to the purchase price plus any basis that the holder has in the holder's Warrant. Upon subsequent sale, the proceeds will be capital gain or loss to the holder with no tax impact on the Cooperative or the Resulting Company, as applicable. The Cooperative or the Resulting Company, as applicable, would receive the purchase price for the exercise of each Warrant as an addition to its capital.

     If the Conversion or the Merger is consummated, the Warrants would automatically become Warrants to purchase an aggregate of 38,956 shares of Resulting Company common stock at a price of $12.37 per share. The exercise price for the Warrants must be paid in cash.

STANDSTILL AGREEMENTS

     In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative entered into standstill agreements (the "Standstill Agreements") with each of the former shareholders of TCIC and Iway (collectively, the "Sellers"). The Sellers received shares of Preferred Stock and Warrants to purchase shares of Preferred Stock as a result of the TCIC Agreement and the Iway Agreement. Those agreements contemplated that the Preferred Stock would be converted in the future into Resulting Company common stock.

     Under the Standstill Agreements, the Sellers agreed to refrain from certain actions, including: (i) acquiring any Resulting Company common stock in excess of five percent of the Resulting Company common stock outstanding at any time during the term of the Standstill Agreements, with certain exceptions such as the sale or transfer of shares among the Sellers; (ii) making or participating in any "solicitation of proxies," as that term is defined in Regulation 14A under the Exchange Act; (iii) forming, joining or participating in a "group," as that term is defined in
Section 13(d)(3) of the Exchange Act, with respect to any Resulting Company common stock; (iv) initiating or participating in any stockholder proposal to be voted upon by the holders of Resulting Company common stock or calling any special meeting of stockholders of the Resulting Company;
(v) depositing any shares of Resulting Company common stock into a voting trust or subjecting them to a voting agreement; or (vi) seeking in any way to gain control of the Resulting Company or its Board of Directors or seeking to influence the Resulting Company's management or policies.

     The Standstill Agreements further provide that the Sellers will not dispose of any shares of Resulting Company common stock (with certain exceptions) except in accordance with certain provisions of the Standstill Agreements. The Standstill Agreements grant to the Resulting Company a "First Purchase Option" to buy all, but not less than all, of the Sellers' shares of Resulting Company common stock that they wish to sell ("First Option Shares") for a period of three years following the date that the Preferred Stock is converted into Resulting Company common stock. Under the First Purchase Option, if a Seller desires to sell any of the person's shares of Resulting Company common stock, the Seller must first notify the Resulting Company, which then has 30 days to determine whether to purchase the First Option Shares. If the Resulting Company exercises its option, it must purchase all of the First Option Shares. If the Resulting Company does not exercise its First Purchase Option, the Seller who gave the notice may then sell those First Option Shares to a third party at the same price specified in the person's initial notice to the Resulting Company.
However, if the Seller fails to sell the First Option Shares to a third party within 60 days after the Resulting Company's option expires, then the process must start over.

     Under the Standstill Agreements, in the event that a third party makes a tender offer (a "Tender Offer") for shares of Resulting Company common stock, then the Sellers must grant the Resulting Company an option (the "Tender Offer Option") to purchase all, but not less than all, of the shares that the Sellers wish to sell in the Tender Offer. This process works much the same as for a First Purchase Option, except that the deadlines are much shorter. In addition, if a competing tender offer arises prior to the closing of the sale pursuant to the Tender Offer Option at a higher per-share price, the Sellers can withdraw their notice of the Tender Offer Option, after which the process starts over. The price per share pursuant to the Tender Offer Option is the product of (i) the number of shares subject to the Tender Offer Option with respect to which the Resulting Company exercises its option, multiplied by (ii) the Tender
Offer price per share as in effect on the last day specified in the Tender Offer on which the offeror may accept shares of Resulting Company common stock for payment or exchange. If the Resulting Company fails to exercise its Tender Offer Option, then the Sellers can sell their shares in the Tender Offer, but at a price not less than that specified in the notice of the Tender Offer Option.

                         1997 STOCK INCENTIVE PLAN

     The Board of Directors of the Cooperative firmly believes that the Resulting Company's long-term interests will be best advanced by aligning the interests of its business leaders and employees with the interests of its stockholders. Therefore, to attract and retain directors, officers and other management employees of exceptional abilities, and to provide an increased incentive for such directors, officers and employees to make significant and extraordinary contributions to the long-term performance and growth of the Resulting Company and its subsidiaries, the Board of Directors of the Cooperative, on behalf of DTG, and the Board of Directors of DTG Delaware adopted the 1997 Stock Incentive Plan (the "Plan").
The Boards of Directors believe that adoption of the Plan is advisable to make shares of the Resulting Company's stock available for awards and stock options.

     It is presently contemplated that the Plan would primarily be used to grant stock options. However, the Plan also would permit the grant of other forms of long-term incentive compensation if determined to be desirable to advance the purposes of the Plan. These other forms of long-term incentive compensation include stock appreciation rights, tax benefit rights, restricted stock and stock awards (together with stock options, collectively referred to as "Incentive Awards"). By combining in a single plan many of the types of incentives commonly used in long-term incentive compensation programs, it is intended that the Plan would provide significant flexibility for the Resulting Company to tailor specific long-term incentives that would best promote the objectives of the Plan and in turn promote the interests of the Resulting Company's stockholders.

     The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan set forth in Appendix I to this Prospectus and Ballot/Proxy Statement.

     Persons eligible to receive Incentive Awards under the Plan (with certain limitations discussed below) would include nonemployee directors (currently eight persons), corporate executive officers (currently five persons) and other corporate, divisional and subsidiary officers and employees (currently approximately 71 persons) of the Resulting Company and its subsidiaries in consideration of the services of these persons to the Resulting Company. Except as described herein, the Board of Directors has not determined to grant Incentive Awards to any eligible recipient. A maximum of 175,000 shares of the Resulting Company's common stock (either DTG Common Stock if the Conversion is consummated or DTG Delaware Common Stock if the Merger is consummated) ("Common Stock"), would be available for Incentive Awards under the Plan (subject to certain antidilution adjustments). Additional individuals may become executive officers, corporate, divisional or subsidiary officers, or employees in the future and could participate in the Plan. Because nonemployee directors, officers and employees of the Resulting Company and its subsidiaries may receive Incentive Awards under the Plan, they may be deemed to have an interest in the Plan. The benefits payable under the Plan presently are not determinable and the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are similarly not determinable. The Plan would not be qualified under Section 401(a) of the Code, and would not be subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

     The Plan would be administered by the Compensation Committee of the Board of Directors of the Resulting Company or such other committee as the Board may designate for that purpose (the "Committee"). It is currently intended that the Committee would consist of not less than two directors, all of whom shall be "Non-Employee Directors" as defined in Rule 16b-3 issued by the Commission. As discussed below, members of the Committee would receive nondiscretionary stock option grants based upon a specified formula. The Committee would make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan. The Committee could amend the terms of Incentive Awards granted under the Plan from time to time in a manner consistent with the Plan.

     The principal stock option features of the Plan provide that the Resulting Company may grant to participants options to purchase shares of Common Stock at stated prices for specified periods of time. Certain stock options that could be granted to employees under the Plan may qualify as incentive stock options as defined in Section 422 of the Code. Other stock options, including all options that could be granted to directors who are not employees, would not be incentive stock options within the meaning of the Code. Stock options could be granted at any time prior to the termination date for making Incentive Awards according to the terms of the Plan or termination of the Plan by action of the Committee or the Board of Directors.

     The Committee would set forth the terms of individual grants of stock options in stock option agreements. The stock option agreements would contain terms, conditions and restrictions consistent with the provisions of the Plan that the Committee determined appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares. The stock option price per share would be determined by the Committee and would be a price equal to or higher than the par value of Common Stock on the date of grant. Options qualified as incentive stock options under the Code must be at prices at least equal to market value on the date of grant. As of the date of this Prospectus and Ballot/Proxy Statement, there was no market for Common Stock. When exercising all or a portion of a stock option, a participant could pay with cash or, with the consent of the Committee, with shares of Common Stock or other consideration substantially equal to cash. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant could use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise a large stock option with a relatively small initial cash or stock payment. The Committee also could authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms approved by the Committee. The Board of Directors could restrict or suspend the power of the Committee to permit these loans and could require that adequate security be provided.

     Each nonemployee director of the Resulting Company would be entitled to receive semi-annually, on June 30 and December 31 of each year, stock options to purchase 200 shares of Common Stock at 100 percent of the market value on the date of grant. The stock options would be issued for a term of 10 years using a form of agreement substantially similar to the standard form of stock option agreement established by the Compensation Committee for executive officers, adjusted as necessary due to the recipient's status as a nonemployee director. The formula grant provisions for nonemployee directors may be amended by the Board of Directors not more than once every six months, other than to comport with changes in the Code, the Exchange Act or the rules thereunder. Nonemployee directors may pay the exercise price using previously held shares of Common Stock to the extent that other participants are permitted to do so.

     Although the term of each stock option would be determined by the Committee, no stock option would be exercisable under the Plan after the expiration of 10 years from the date it was granted. Stock options generally would be exercisable for limited periods of time in the event a stock option holder died, became disabled or was terminated without cause. If a stock option holder was terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options. If a stock option holder retired, the option holder could exercise the option for the remainder of the term of the option unless the term of the option agreement or grant provided otherwise. Incentive stock options granted to participants under the Plan generally could not be transferred except by will or by the laws of descent and distribution. Any other stock option granted to participants under the Plan would be transferable unless transfer is restricted by the terms of the grant.

     Under the Code, a participant exercising an incentive stock option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, the participant's basis would equal the stock option price, and the participant would pay tax on the difference between the sale proceeds and the stock option price as capital gain. The Resulting Company would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an incentive stock option, the tax deferral would be lost and the participant would recognize compensation income equal to the difference between the stock option price and the fair market value at the time of exercise, but not more than the maximum amount that would not result in a loss on the disposition. The Resulting Company would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

     Federal income tax laws provide different rules for stock options that do not qualify as incentive stock options ("Nonqualified Options"). Under current federal income tax laws, a participant would not recognize any income and the Resulting Company would not receive a deduction at the time a Nonqualified Option is granted. If a Nonqualified Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value on the date of exercise. The Resulting Company would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

     In addition to the authority to grant stock options under the Plan, the Committee also could grant stock appreciation rights and tax benefit rights, which would be subject to such terms and conditions as the Committee determined appropriate. A stock appreciation right could relate to a particular option and could be granted at the same time or after a related option was granted. A stock appreciation right granted in tandem with an option would permit a participant to receive, in exchange for the right to exercise a related option, a payment from the Resulting Company in cash or stock equal to the difference between the market value of the shares at the time of exercise of the stock appreciation right and the option price of such shares. A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by the Resulting Company) upon exercise of stock options that are not incentive stock options, or upon a disqualifying disposition of an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Committee provided otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the stock option price. Tax benefit rights could be issued under the Plan with respect to stock options granted not only under the Plan but also with respect to existing stock options awarded under any other plan of the Resulting Company that has been approved by the stockholders as of the date of the Plan.

     The Plan also would give the Committee authority to make stock awards. A stock award is an award of Common Stock that is subject to terms and conditions determined by the Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to shares of Common Stock received upon becoming the holder of record of the Common Stock. However, the Committee could impose restrictions on the assignment or transfer of Common Stock awarded under a stock award.

     Finally, the Plan would allow the Committee to award restricted stock, subject to such terms and conditions, consistent with the provisions of the Plan, that the Committee from time to time determined. As with stock option grants, the Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Unless the Committee provided otherwise in a restricted stock agreement, if a participant's employment is terminated during the restricted period set by the Committee for any reason other than death, disability or retirement (as defined in the Plan), the participant's restricted stock would be entirely forfeited. If the participant's employment terminated during the restricted period by reason of death, disability or retirement, the restrictions on the participant's shares would terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of restricted stock awarded to the participant multiplied by the number of full months that have elapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares would be forfeited and returned to the Company, unless the Committee provided otherwise.

     Without Committee authorization, a recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to the Resulting Company or by will or the laws of descent or distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. However, holders of restricted stock would enjoy all other rights of a stockholder with respect to restricted stock, including the right to vote restricted shares at stockholders' meetings and the right to receive all dividends paid with respect to shares of Common Stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions and restrictions that were applicable to the restricted stock for which the shares were received.

     Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vested (when the restrictions lapse). At the time the participant recognized this compensation income, the Resulting Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock was forfeited by a participant, the participant would not recognize income and the Resulting Company would not receive a deduction. Prior to the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant and the Resulting Company would receive a corresponding deduction.

     A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurred. If the participant made such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election was made would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock was forfeited after the participant had made an election as described above, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

     Upon the occurrence of a "Change in Control" of the Resulting Company (as defined in the Plan and under "INDEMNITY AGREEMENTS"), all outstanding stock options would become immediately exercisable in full and would remain exercisable in accordance with their terms and all other outstanding Incentive Awards under the Plan would immediately become fully vested and nonforfeitable. In addition, the Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options would receive cash in an amount equal to the greater of the excess over the exercise price per share of each stock option of: (i) the maximum price of the shares on The Nasdaq Stock Market immediately before the effective date of the change in control or (ii) the price per share actually paid in connection with any change in control of the Resulting Company.

     If Incentive Awards are made under the Plan, the Resulting Company could withhold from any cash otherwise payable to a participant or require a participant to remit to the Resulting Company an amount sufficient to satisfy federal, state and local withholding taxes. Tax withholding obligations could be satisfied by withholding Common Stock to be received upon exercise of an option or the vesting of restricted stock or by delivery to the Resulting Company of previously owned shares of Common Stock.

     The Board of Directors could terminate the Plan at any time and could from time to time amend the Plan as it considered proper and in the best interests of the Resulting Company, provided that no amendment could impair any outstanding Incentive Award without the consent of the participant except according to the terms of the Plan or Incentive Award. No termination, amendment or modification could become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operated to the benefit of the participant. Subject to stockholder approval, the Plan would take effect on the effective date of the Conversion, and, unless previously terminated by the Board of Directors, no awards could be made under the Plan after 10 years following that date.

     The Resulting Company intends to register shares covered by the Plan under the Securities Act before any Incentive Award could be exercised.

     A vote for the Conversion or the Merger will be deemed to be a vote for the Plan.


                           INDEMNITY AGREEMENTS

     As an additional measure to strengthen the protection afforded the directors and executive officers of the Resulting Company, the Board of Directors of the Cooperative, on behalf of DTG, and the Board of Directors of DTG Delaware believe it is in the best interests of the Resulting Company to enter into an indemnity agreement (the "Indemnity Agreement") with each of its directors and executive officers ("Business Leaders"). If the Conversion or the Merger is consummated, it is anticipated that the Indemnity Agreement would be entered into between the Resulting Company and each of its director and executive officers.

     Set forth below is a summary of certain key provisions of the Indemnity Agreement. The summary is qualified in its entirety by reference to the full text of the Indemnity Agreements set forth in Appendix J to this Prospectus and Ballot/Proxy Statement. The Indemnity Agreement is based on the indemnification provisions set forth in Section 145 of the Delaware Law and Sections 47-2-58.2 through 47-2-58.7 of the SDBCA, with certain changes or additions discussed below.

     The Indemnity Agreement establishes a presumption that a Business Leader has met the applicable standard of conduct required for indemnification under either the SDBCA or the Delaware Law, as the case may be. Under the Indemnity Agreement, a Business Leader will be indemnified unless a majority of a quorum of disinterested directors or, in the event of a Change in Control (as defined below) of the Resulting Company or if a quorum of disinterested directors cannot be obtained, independent legal counsel, determines that the applicable standard of conduct has not been met. The burden of proof is on the Board of Directors or independent counsel, as the case may be, to overcome the presumption that a Business Leader is entitled to indemnification. If the Board of Directors or independent legal counsel determines that a Business Leader did not meet the standard of conduct required for indemnification, the Indemnity Agreement allows the Business Leader to petition a court for an independent determination of whether the Business Leader is entitled to indemnification under the Indemnity Agreement. In such a proceeding, the Resulting Company has the burden of proving that the Executive did not meet the applicable standard of conduct.

     The Indemnity Agreement also provides that litigation and investigation expenses will be advanced to a Business Leader upon the Business Leader's request, provided that the Business Leader undertakes to repay amounts advanced if it is ultimately determined that the Business Leader is not entitled to indemnification for such expenses.

     The Indemnity Agreement further provides that the Resulting Company will indemnify a Business Leader for costs, including the satisfaction of a judgment, fine or penalty incurred in, or any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of the Resulting Company (such as a stockholder derivative suit), if such expenses and costs (i) would have been covered under the liability insurance policy presently covering the Business Leader or under any future policy maintained by the Resulting Company or (ii) are indemnifiable under the SDBCA or the Delaware Law (as the case may be), as those laws may change or be interpreted from time to time.

     Without limiting a Business Leader's right to indemnification under any other provisions of the Indemnity Agreement, the Indemnity Agreement provides that a Business Leader involved in a derivative suit shall be indemnified for expenses and amounts paid in settlement unless (i) the Board of Directors or independent legal counsel, as the case may be, determines that the Business Leader did not act in good faith or acted in a manner opposed to the best interests of the Resulting Company or (ii) the Business Leader was adjudged liable to the Resulting Company, in which case any indemnification must be authorized by a court. If the Board of Directors or independent legal counsel finds that the Business Leader did not meet the applicable standard of conduct, the Business Leader may petition a court to make an independent determination of whether the Business Leader is entitled to indemnification under the Indemnity Agreement.

     The Indemnity Agreement also provides for partial indemnification of costs and expenses in the event a Business Leader is not entitled to full indemnification under the terms of the Indemnity Agreement. Under the Indemnity Agreement, a Business Leader is automatically entitled to indemnification for expenses incurred in successfully defending against any claim, whether on the merits or otherwise.

     In addition, the Indemnity Agreement provides that, in the event of a Change in Control or a potential Change of Control of the Resulting Company as described below, the Resulting Company must establish, upon a Business Leader's request, a trust funded in an amount sufficient to satisfy the Resulting Company's anticipated indemnification obligations to the Business Leader. Thus, each Business Leader who will be the beneficiary of the trust will determine whether the trust will be established or funded. The trust is to be used to advance expenses to a Business Leader and to pay any amount subject to indemnification under the Indemnity Agreement. The amount or amounts to be deposited in the trust will be determined by a majority vote of a quorum consisting of disinterested directors, the Executive Committee of the Board of Directors or the Chief Executive Officer of the Resulting Company, or, if all of those individuals are not disinterested, by independent legal counsel.

     Funds placed into such a trust will revert to the Resulting Company if
(i) a Change in Control has not occurred and (ii) the Executive Committee of the Board of Directors or the Chief Executive Officer determines that the need for the trust no long exists. Prior to a Change in Control of the Resulting Company, a Business Leader may not be indemnified in connection with an action, suit or proceeding initiated by the Business Leader against the Resulting Company or other Business Leaders unless the Resulting Company consents to such action or joins in it.

     The term "Change in Control" as used in the Indemnity Agreement means the following: (i) the failure of the "Continuing Directors" at any time to constitute at least a majority of the members of the Board of Directors;
(ii) the acquisition by any "person" (as defined in Section 13(d) and 14(d)(2) of the Exchange Act), other than the Resulting Company, its subsidiaries or their employee benefit plans, of beneficial ownership of 20 percent or more of the outstanding common stock or the combined voting power of the Resulting Company's securities entitled to vote generally in the election of directors; (iii) the approval by the stockholders of the Resulting Company of a reorganization, merger or consolidation, unless with or into certain permitted successor entities; or (iv) the approval by the stockholders of a complete liquidation or dissolution of the Resulting Company or the sale or disposition of all or substantially all of the Resulting Company's assets, other than to certain permitted successor entities. For purposes of this definition, the term "Continuing Directors" means the persons who are directors at the time the Indemnity Agreement is signed, as well as subsequent directors whose election or nomination as a director was approved by two-thirds of the then-Continuing Directors. The term excludes certain persons that became directors as a result of election contests within the meaning of Rule 14a-11 under the Exchange Act or other types of proxy solicitations.

     A Business Leader's rights under the Indemnity Agreement are not exclusive of any other rights that the Business Leader may have under the SDBCA or the Delaware Law (as the case may be), the Resulting Company's certificate or articles of incorporation or bylaws, any other agreement or any vote of stockholders or disinterested directors. The Indemnity Agreement does prevent, however, double payment and specifically provides that if the Resulting Company pays a Business Leader pursuant to the Indemnity Agreement, the Resulting Company will be subrogated to the Business Leader's rights to recover from third parties.

     In accordance with Article IX of DTG's proposed Amended Articles of Incorporation and Article XIV of DTG Delaware's Certificate of Incorporation, the Indemnity Agreement is designed to provide the maximum protection allowed by law. Although the enforceability of the provisions of the Indemnity Agreement has not been tested in court and remains subject to public policy considerations, the Board of Directors believes that such provisions are permitted under the SDBCA and the Delaware Law.

     The Indemnity Agreement is intended to supplement the protection from liability presently provided to Business Leaders, in light of: (i) the increasing hazard of litigation, and its related expense, directed against directors and officers of publicly held companies; (ii) the decrease in dollar amounts of insurance and the broadening of exclusions and increase in deductibles under the directors' and officers' liability insurance policies of many companies, together with a dramatic rise in the cost of such insurance; and (iii) the potential inability to continue to attract and retain qualified directors and officers in light of such developments.

     In the event that the Resulting Company is required under the Indemnity Agreement to reimburse a Business Leader for a large damage award entered against such individual, the Indemnity Agreement could adversely affect the stockholders' holdings in the Resulting Company by reducing the Resulting Company's equity. In addition, to the extent that the Resulting Company is required to indemnify Business Leaders under the Indemnity Agreement for liability in situations not covered by the Resulting Company's liability insurance, the Resulting Company's obligation to pay such amounts of liability could adversely affect the equity of the Resulting Company and therefore could be detrimental to its stockholders.

     The Cooperative's Board of Directors believes that it is essential that the Resulting Company provide the maximum possible protection to its directors and officers to be able to attract and retain qualified individuals to serve as its business leaders. In light of these considerations, the Board of Directors of the Cooperative, on behalf of DTG, and the Board of Directors of DTG Delaware have determined that the Indemnity Agreement is reasonable, fair and prudent to the Business Leaders and the stockholders of the Resulting Company and is necessary to promote and ensure the best interests of the Resulting Company and its stockholders.

     At present, there is no pending litigation or proceeding involving a director or officer of the Cooperative, DTG or DTG Delaware where indemnification would be required or permitted under the Indemnity Agreement, nor is the Board of Directors of the Cooperative or DTG Delaware aware of any threatened litigation or proceeding which could result in a claim for indemnification. The Boards of Directors did not approve the Indemnity Agreement in response to any specific resignation, threat of resignation or refusal to serve by any current or potential director or officer.

     A vote for the Conversion or the Merger will be deemed to be a vote for approval of the form of the Indemnity Agreement.


                            GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated combined financial statements and schedules of the Cooperative included in this Prospectus and Ballot/Proxy Statement have been audited by Olsen Thielen & Co., Ltd., independent auditors, as stated in their report, and have been so used in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

     Certain legal matters in connection with the proposed Conversion and the proposed Merger will be passed upon for the Cooperative, DTG and DTG Delaware by their legal counsel, Warner Norcross & Judd LLP of Grand Rapids, Michigan.

===========================================================================

No person is authorized to give any information or to make any representation not contained in this Prospectus and Ballot/Proxy Statement in connection with the offering and solicitation made hereby. If given or made, such information or representation should not be relied upon as having been authorized. This Prospectus and Ballot/Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus and Ballot/Proxy Statement, or the solicitation of a ballot/proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer, or solicitation of an offer, or ballot/proxy solicitation in such jurisdiction. Neither the delivery of this Prospectus and Ballot/Proxy Statement nor any distribution of the securities this Prospectus and Ballot/Proxy Statement offers shall, under any circumstances, create any implication that there has been no change in the information contained herein or in the affairs of the Cooperative, DTG or DTG Delaware since the date hereof.

                             TABLE OF CONTENTS
                                                                       PAGE

INTRODUCTION AND SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . .1
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Dakota Cooperative Telecommunications, Inc. and Dakota
       Telecommunications Group, Inc.. . . . . . . . . . . . . . . . . . .3
     Dakota Telecommunications Group (Delaware), Inc.. . . . . . . . . . .3
     Summary of Certain Aspects of the Conversion. . . . . . . . . . . . .4
     Summary of Certain Aspects of the Merger. . . . . . . . . . . . . . .7
     Market Information. . . . . . . . . . . . . . . . . . . . . . . . . .9
     Selected Consolidated Financial Data. . . . . . . . . . . . . . . . 10
     Glossary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Competition   . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Regulatory and Legislative. . . . . . . . . . . . . . . . . . . . . 17
     Rapid Technological Changes; Dependence Upon
      Product Development. . . . . . . . . . . . . . . . . . . . . . . . 19
     Dependence Upon Technology. . . . . . . . . . . . . . . . . . . . . 19
     Significant Capital Requirements. . . . . . . . . . . . . . . . . . 19
     Financial Leverage; Debt Service, Interest Rate
      Fluctuations, Possible Reduction in Liquidity,
      Dividend Restrictions and Other Restrictive
      Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Operating Losses. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Variability of Quarterly Operating Results. . . . . . . . . . . . . 21
     Acquisition Strategy  . . . . . . . . . . . . . . . . . . . . . . . 21
     Network Expansion and Implementation. . . . . . . . . . . . . . . . 21
     Dependence on Availability of Transmission Facilities . . . . . . . 22

     Dependence upon Network Infrastructure; Risk of
      System Failure; Security Risks . . . . . . . . . . . . . . . . . . 22
     Dependence upon Suppliers; Sole and Limited Sources
      of Supply for Internet Operations. . . . . . . . . . . . . . . . . 22
     Expansion of Sales and Marketing Activities . . . . . . . . . . . . 22
     Dependence on Key Personnel . . . . . . . . . . . . . . . . . . . . 23
     Potential Liability of On-line Service Providers. . . . . . . . . . 23
     Anti-Takeover Considerations. . . . . . . . . . . . . . . . . . . . 24
     Absence of Prior Trading Market; Potential Volatility
      of Stock Price . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Shares Eligible for Future Sale   . . . . . . . . . . . . . . . . . 25
     Certain Standstill Agreements . . . . . . . . . . . . . . . . . . . 25
     Covenants in Rural Utilities Services Loan Agreements . . . . . . . 26
     Certain Credit Risks. . . . . . . . . . . . . . . . . . . . . . . . 26

GENERAL VOTING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . 26
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Voting by Ballot. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Voting by Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Ballot and Proxy Solicitation . . . . . . . . . . . . . . . . . . . 27
     Voting Rights and Record Date for Conversion. . . . . . . . . . . . 27
     Voting Rights and Record Date for Merger. . . . . . . . . . . . . . 27
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

THE CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Background of the Conversion. . . . . . . . . . . . . . . . . . . . 28
     Board Recommendation and Reasons for the
      Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Conversion of Shares of Cooperative Common Stock
      and Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . 30
     Conversion of Current and Former Members'
      Capital Credits. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     No Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . 31
     Distribution of DTG Common Stock. . . . . . . . . . . . . . . . . . 31
     Effective Time of the Conversion. . . . . . . . . . . . . . . . . . 32
     Cooperative Stock Options and Warrants. . . . . . . . . . . . . . . 32
     Management After the Conversion . . . . . . . . . . . . . . . . . . 32
     Conditions to the Conversion and Abandonment. . . . . . . . . . . . 32
     Description of DTG Capital Stock. . . . . . . . . . . . . . . . . . 33
     Statutory Provisions Affecting Control of DTG . . . . . . . . . . . 33
     Other Provisions Affecting Control of DTG . . . . . . . . . . . . . 37
     Comparison of Rights of Members of the Cooperative
      to Rights of Shareholders of DTG . . . . . . . . . . . . . . . . . 41
     Indemnification and Limitation of Liability . . . . . . . . . . . . 44
     Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . 46
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . 47
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . 47

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Background of the Merger. . . . . . . . . . . . . . . . . . . . . . 47
     Board Recommendation and Reasons for the Merger . . . . . . . . . . 47
     Conversion of Rights to Receive Shares of DTG
      Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Cessation of Shareholder Status and Distribution of
      DTG Delaware Common Stock. . . . . . . . . . . . . . . . . . . . . 49
     Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . 49
     DTG Stock Options and Warrants. . . . . . . . . . . . . . . . . . . 50
     Management After the Merger . . . . . . . . . . . . . . . . . . . . 50
     Conditions to the Merger and Abandonment. . . . . . . . . . . . . . 50
     Description of DTG Delaware Capital Stock . . . . . . . . . . . . . 51
     Stock Options and Warrants. . . . . . . . . . . . . . . . . . . . . 52
     Statutory Provisions Affecting Control of DTG Delaware. . . . . . . 52
     Other Provisions Affecting Control of DTG Delaware. . . . . . . . . 53
     Comparison of Rights of Shareholders of DTG to
      Rights of Stockholders of DTG Delaware . . . . . . . . . . . . . . 56
     Indemnification and Limitation of Liability . . . . . . . . . . . . 21
     Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . 63
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . 64

UNAUDITED PRO FORMA CONDENSED
     CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . 64

DAKOTA COOPERATIVE
     TELECOMMUNICATIONS, INC.. . . . . . . . . . . . . . . . . . . . . . 68
     Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     Environmental and Other Matters . . . . . . . . . . . . . . . . . . 99
     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .101
     Market for Common and Preferred Stock and
      Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .101
     Certain Agreements Affecting Capital Stock. . . . . . . . . . . . .102
     Management's Discussion and Analysis or
      Plan of Operation. . . . . . . . . . . . . . . . . . . . . . . . .103
     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .107

DAKOTA TELECOMMUNICATIONS
     GROUP, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .107
     Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .107
     Properties and Legal Proceedings. . . . . . . . . . . . . . . . . .108
     Market for Common Stock and Dividends . . . . . . . . . . . . . . .108
     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .108

DAKOTA TELECOMMUNICATIONS
     GROUP (DELAWARE), INC.. . . . . . . . . . . . . . . . . . . . . . .109
     Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     Properties and Legal Proceedings. . . . . . . . . . . . . . . . . .109
     Market for Common Stock and Dividends . . . . . . . . . . . . . . .109
     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .110

DISSENTERS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . .110

VOTING AND MANAGEMENT INFORMATION. . . . . . . . . . . . . . . . . . . .112
     Voting Securities and Members of the Cooperative. . . . . . . . . .112
     Voting Securities and Principal Shareholders
      of DTG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .113
     Voting Securities and Principal Stockholder of
      DTG Delaware . . . . . . . . . . . . . . . . . . . . . . . . . . .114
     Directors and Executive Officers. . . . . . . . . . . . . . . . . .116
     Compensation of Executive Officers and Directors
      of the Cooperative . . . . . . . . . . . . . . . . . . . . . . . .117
     Preferred Stock Options . . . . . . . . . . . . . . . . . . . . . .118
     Interests of Certain Persons. . . . . . . . . . . . . . . . . . . .118
     Employment Agreements, Termination of Employment
      and Change in Control Arrangements . . . . . . . . . . . . . . . .119

ADDITIONAL SECURITIES OF THE
     RESULTING COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .120
     Preferred Stock Purchase Rights Plan. . . . . . . . . . . . . . . .120
     Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . .122
     Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .123
     Standstill Agreements . . . . . . . . . . . . . . . . . . . . . . .124

1997 STOCK INCENTIVE PLAN. . . . . . . . . . . . . . . . . . . . . . . .125

INDEMNITY AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .129

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .132
     Independent Public Accountants. . . . . . . . . . . . . . . . . . .132
     Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . .132

Appendix A--Proposed Amendment to Articles of Incorporation of the
     Cooperative
Appendix B--Proposed Amended Articles of Incorporation of DTG
Appendix C--Proposed Bylaws of DTG
Appendix D--Agreement and Plan of Merger
Appendix E--Certificate of Incorporation of DTG Delaware
Appendix F--Bylaws of DTG Delaware

Appendix G--Consolidated Financial Statements
Appendix H--Dissenters' Rights
Appendix I--1997 Stock Incentive Plan
Appendix J--Indemnity Agreements

===========================================================================

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Cooperative is subject to the South Dakota Cooperative Association Act (the "Cooperative Act"). For a description of the provisions of the Cooperative Act related to indemnification of a director or officer of a cooperative, see "THE CONVERSION--Indemnification and Limitation of Liability." The Cooperative's bylaws contain provisions with respect to indemnification. The Cooperative's articles of incorporation do not contain provisions with respect to indemnification. (See "THE CONVERSION-- Indemnification and Limitation of Liability.")

     If the Conversion is consummated, DTG would be subject to the South Dakota Business Corporation Act (the "SDBCA.") For a description of the provisions of the SDBCA related to indemnification of a director or officer of a South Dakota business corporation, see "THE MERGER--Indemnification and Limitation of Liability" and "THE CONVERSION--Indemnification and Limitation of Liability." DTG's proposed Amended Articles of Incorporation and Bylaws contain provisions regarding the indemnification of DTG's directors and officers. (See "THE MERGER--Indemnification and Limitation of Liability" and "THE CONVERSION--Indemnification and Limitation of Liability.")

     If the Merger is consummated, DTG Delaware would be subject to the Delaware General Corporation Law (the "Delaware Law"). For a description of the provisions of the Delaware Law related to indemnification of a director or officer of a Delaware business corporation, see "THE MERGER-- Indemnification and Limitation of Liability." DTG Delaware's Certificate of Incorporation and Bylaws contain provisions regarding the indemnification of DTG Delaware's directors and executive officers.
(See "THE MERGER--Indemnification and Limitation of Liability.")

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following exhibits are filed as part of this Registration Statement:

NUMBER                                  EXHIBIT
------                                  -------

2.1 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. Attached as Appendix A to the Prospectus and Ballot/Proxy Statement.

2.2 AGREEMENT AND PLAN OF MERGER. Attached as Appendix D to the Prospectus and Ballot/Proxy Statement.

2.3 MERGER AGREEMENT DATED NOVEMBER 27, 1996 BETWEEN DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC., DAKOTA ACQUISITION CORP. #2 AND I-WAY PARTNERS, INC.

2.4 MERGER AGREEMENT DATED NOVEMBER 27, 1996 BETWEEN DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC., DAKOTA ACQUISITION CORP. #1 AND TCIC COMMUNICATIONS, INC.

3.1       AMENDED ARTICLES OF INCORPORATION OF DAKOTA COOPERATIVE
          TELECOMMUNICATIONS, INC.

3.2       AMENDED BYLAWS OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.

3.3 AMENDED ARTICLES OF INCORPORATION OF DAKOTA TELECOMMUNICATIONS GROUP, INC. Attached as Appendix B to the Prospectus and Ballot/Proxy Statement.

3.4 BYLAWS OF DAKOTA TELECOMMUNICATIONS GROUP, INC. Attached as Appendix C to the Prospectus and Ballot/Proxy Statement.

3.5 CERTIFICATE OF INCORPORATION OF DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC. Attached as Appendix E to the Prospectus and Ballot/Proxy Statement.

3.6 BYLAWS OF DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC. Attached as Appendix F to the Prospectus and Ballot/Proxy Statement.

4.1       ARTICLES OF INCORPORATION OF DAKOTA COOPERATIVE
          TELECOMMUNICATIONS, INC. (included in Exhibit 3.1).

4.2 BYLAWS OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. (included in Exhibit 3.2).

NUMBER                                  EXHIBIT
------                                  -------

4.3 AMENDED ARTICLES OF INCORPORATION OF DAKOTA TELECOMMUNICATIONS GROUP, INC. (included in Exhibit 3.3).

4.4       BYLAWS OF DAKOTA TELECOMMUNICATIONS GROUP, INC. (included in
          Exhibit 3.4).

4.5 CERTIFICATE OF INCORPORATION OF DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC. (included in Exhibit 3.5).

4.6 BYLAWS OF DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC. (included in Exhibit 3.6).

4.7 STANDSTILL AGREEMENT DATED NOVEMBER 27, 1996 AMONG DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND THE SELLING
          SHAREHOLDERS OF TCIC COMMUNICATIONS, INC.

4.8 STANDSTILL AGREEMENT DATED NOVEMBER 27, 1996 AMONG DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND THE SELLING
          SHAREHOLDERS OF I-WAY, PARTNERS, INC.

4.9       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. COMMON STOCK
          CERTIFICATE.

4.10 DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. PREFERRED STOCK CERTIFICATE (SPECIMEN).

4.11      DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. FORM OF WARRANT
          AGREEMENT.

4.12      DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. FORM OF OPTION
          AGREEMENT.

4.13      AGREEMENT REGARDING STOCK (I-WAY PARTNERS, INC.) DATED
          NOVEMBER 27, 1996.

4.14      AGREEMENT REGARDING STOCK (TCIC COMMUNICATIONS, INC.)
          DATED NOVEMBER 27, 1996.

4.15      DAKOTA TELECOMMUNICATIONS GROUP, INC. COMMON STOCK
          CERTIFICATE.<F*>

4.16 DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC. COMMON STOCK CERTIFICATE.<F*>

4.17      TELEPHONE LOAN CONTRACT 515-A DATED SEPTEMBER 4, 1952

NUMBER                                  EXHIBIT
------                                  -------

4.18      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-B DATED AUGUST 11, 1955

4.19      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-C DATED OCTOBER 9, 1958

4.20      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-D DATED MARCH 8, 1961

4.21      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-E DATED AUGUST 20, 1964

4.22      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-F DATED JUNE 1, 1967

4.23      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-G DATED DECEMBER 20, 1968

4.24      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-H DATED DECEMBER 8, 1970

4.25      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-K1 DATED OCTOBER 2,1972

4.26      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-L8 DATED JUNE 4, 1973

4.27      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-M8 DATED AUGUST 29, 1973

4.28      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-N8 DATED MAY 13, 1976

4.29      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-P8 DATED JULY 20, 1977

4.30      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-R8 DATED NOVEMBER 22, 1982

4.31      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-S8 DATED FEBRUARY 4, 1986

4.32      AMENDMENT TO TELEPHONE LOAN CONTRACT 515-T8 DATED SEPTEMBER 25, 1991

4.33 DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. RESTATED MORTGAGE, SECURITY AGREEMENT, AND FINANCING STATEMENT (515-S8) AND SUPPLEMENT DATED APRIL 13, 1992

4.34 DAKOTA TELECOM, INC. LOAN AGREEMENT WITH RURAL TELEPHONE FINANCE COOPERATIVE (JANUARY 29, 1996)

4.35 DAKOTA TELECOM, INC. LOAN AGREEMENT WITH RURAL TELEPHONE FINANCE COOPERATIVE (JUNE 27, 1996)

4.36 The Registrant has several classes of long-term debt instruments outstanding in addition to that described in Exhibits 4.17 through 4.34 above. The amount of these classes of debt outstanding on Februray 18, 1997 does not exceed 10 percent of the Registrant's total consolidated assets. The Registrant agrees to furnish copies of any agreement defining the rights of

NUMBER                                  EXHIBIT
------                                  -------


          holders of any such long-term indebtedness to the Securities and Exchange Commission upon request.

5         OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SECURITIES BEING
          REGISTERED.

8         OPINION OF OLSEN, THIELEN & CO., LTD. REGARDING TAX MATTERS.

10.1 1997 STOCK INCENTIVE PLAN. <F**>Attached as Appendix I to the Prospectus and Ballot/Proxy Statement.

10.2 FORM OF INDEMNITY AGREEMENT. <F**>Attached as Appendix J to the Prospectus and Ballot/Proxy Statement.

10.3      EMPLOYMENT AGREEMENT OF THOMAS W. HERTZ.<F**>

10.4      EMPLOYMENT AGREEMENT OF CRAIG A. ANDERSON.<F**>

10.5      EARLY RETIREMENT AND CONSULTING AGREEMENT OF ROBERT R. DENEUI.<F**>

10.6 The registrant is a party to a number of loan contracts that are material to the registrant's business (included in Exhibits
          4.16 through 4.35).

21        SUBSIDIARIES OF REGISTRANT.

23.1      CONSENT OF COUNSEL (included in Exhibit 5).

23.2      CONSENT OF INDEPENDENT ACCOUNTANTS (COOPERATIVE FINANCIAL
          STATEMENTS).

23.3      CONSENT OF OLSEN THIELEN & CO., LTD. (included in Exhibit 8).

24        LIMITED POWERS OF ATTORNEY.

27        FINANCIAL DATA SCHEDULE.

99.1      COOPERATIVE PRESIDENT'S LETTER TO MEMBERS.

99.2 COOPERATIVE PRESIDENT'S LETTER TO CAPITAL CREDIT HOLDERS AND HOLDERS OF PREFERRED STOCK

99.3      FORM OF BALLOT FOR DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.

NUMBER                                  EXHIBIT
------                                  -------


99.4      FORM OF PROXY FOR DAKOTA TELECOMMUNICATIONS GROUP, INC.
_______________

<F*>To be filed by Amendment.
<F**>Management contract or compensatory plan or arrangement


     (b) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules have been omitted because they are not applicable.

ITEM 22.  UNDERTAKINGS.

     (1)  The registrant will:

          (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effect amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus and Ballot/Proxy Statement pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irene, State of South Dakota, on February 18, 1997.


                         DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                         (TO BECOME DAKOTA TELECOMMUNICATIONS GROUP,
                         INC.)
                         (Registrant)


                         By /S/ THOMAS W. HERTZ
                            Thomas W. Hertz, Chief Executive Officer and
                              General Manager


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


February 18, 1997             */S/ ROSS J. BENSON
                              Ross L. Benson, Director

February 18, 1997             */S/ DALE Q. BYE
                              Dale Q. Bye, Director and Treasurer

February 18, 1997             */S/ EDWARD D. CHRISTENSEN, JR.
                              Edward D. Christensen, Jr., Director

February 18, 1997             */S/ JEFFREY J. GOEMAN
                              Jeffrey J. Goeman, Director and Vice President

February 18, 1997             */S/ JAMES H. JIBBEN
                              James H. Jibben, Director and President

February 18, 1997             */S/ PALMER O. LARSON
                              Palmer O. Larson, Director

February 18, 1997             */S/ JOHN (JACK) A. ROTH
                              John (Jack) A. Roth, Director

February 18, 1997             */S/ JOHN A. SCHAEFER
                              John A. Schaefer, Director and Secretary

February 18, 1997             /S/ THOMAS W. HERTZ
                              Thomas W. Hertz, Chief Executive Officer and
                                   General Manager

February 18, 1997             /S/ CRAIG A. ANDERSON
                              Craig A. Anderson, Executive Vice President -
                                   Marketing and Chief Financial Officer
                                   (Principal Accounting and Financial
                                   Officer)

                              *By /S/ THOMAS W. HERTZ
                                  Thomas W. Hertz
                                  Attorney-in-Fact

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irene, State of South Dakota, on February 18, 1997.


                    DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.
                    (Registrant)


                    By /S/ THOMAS W. HERTZ
                       Thomas W. Hertz, President and Chief Executive
                           Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


February 18, 1997             */S/ ROSS L. BENSON
                              Ross L Benson, Director

February 18, 1997             */S/ DALE Q. BYE
                              Dale Q. Bye, Director

February 18, 1997             */S/ EDWARD D. CHRISTENSEN, JR.
                              Edward D. Christensen, Jr., Director

February 18, 1997             */S/ JEFFREY J. GOEMAN
                              Jeffrey J. Goeman, Director

February 18, 1997             */S/ JAMES H. JIBBEN
                              James H. Jibben, Chairman of the Board and
                                 Director

February 18, 1997             */S/ PALMER O. LARSON
                              Palmer O. Larson, Director

February 18, 1997             */S/ JOHN (JACK) A. ROTH
                              John (Jack) A. Roth, Director

February 18, 1997             */S/ JOHN A. SCHAEFER
                              John A. Schaefer, Director

February 18, 1997             /S/ THOMAS W. HERTZ
                              Thomas W. Hertz, Director, President and
                                   Chief Executive Officer

February 18, 1997             /S/ CRAIG A. ANDERSON
                              Craig A. Anderson, Director, Executive Vice
                                   President - Marketing, Chief Financial
                                   Officer and Treasurer (Principal
                                   Accounting and Financial Officer)

                              *By /S/ THOMAS W. HERTZ
                                  Thomas W. Hertz
                                  Attorney-in-Fact

                                APPENDIX A

                  AMENDMENTS TO ARTICLES OF INCORPORATION
              OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
               TO EFFECT CONVERSION TO BUSINESS CORPORATION
                      AND RECLASSIFICATION OF SHARES


          WHEREAS, the Board of Directors of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") believes it is in the best interests of the Cooperative and its members ("Members") and holders of Preferred Stock (defined below) and Capital Credits (defined below) for the Cooperative to convert from a South Dakota cooperative association into a South Dakota business corporation and become subject to the provisions of the South Dakota Business Corporation Act (the "Conversion"); and

          WHEREAS, the South Dakota Business Corporation Act provides that a cooperative association may convert itself into a business corporation by adopting an amendment to its articles of incorporation by which it elects to become subject to the provisions of the South Dakota Business
Corporation Act; and

          WHEREAS, the Board of Directors of the Cooperative has approved the amendments to the Cooperative's articles of incorporation set forth below (the "Amendments") to effect the Conversion and directed the Amendments be submitted to the Cooperative's Members for approval in accordance with the provisions of the South Dakota Cooperative Association Act and the Cooperative's articles of incorporation;

          IT IS THEREFORE RESOLVED, that the articles of incorporation of the Cooperative be amended in their entirety to provide as set forth in EXHIBIT A to these Amendments, which Exhibit is hereby incorporated by reference;

          FURTHER RESOLVED, that, at the Effective Time of the Conversion (as defined below), each share of the Cooperative's common stock, $5.00 par value per share ("Old Common Stock"), issued and outstanding immediately before the Effective Time will automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, without par value, of the resulting business corporation ("New Common Stock");

          FURTHER RESOLVED, that, at the Effective Time of the Conversion, each share of the Cooperative's Non-Voting Non-Cumulative Preferred Stock, $100.00 par value per share ("Preferred Stock"), issued and outstanding immediately before the Effective Time will automatically become and be converted into the right to receive 80.8216445 validly issued, fully paid and nonassessable shares of New Common Stock;

          FURTHER RESOLVED, that, at the Effective Time of the Conversion, each Warrant to purchase shares of Preferred Stock issued and outstanding immediately before the Effective Time will automatically become and be converted into an issued and outstanding Warrant to purchase 80.8216445 validly issued, fully paid and nonassessable shares of New Common Stock upon the same terms as set forth in each existing Warrant;

          FURTHER RESOLVED, that, at the Effective Time of the Conversion, each Option to purchase shares of Preferred Stock issued and outstanding at the Effective Time will automatically become and be converted into an issued and outstanding Option to purchase 80.8216445 validly issued, fully paid and nonassessable shares of New Common Stock upon the same terms as set forth in each existing Option;

          FURTHER RESOLVED, that, at the Effective Time of the Conversion, each dollar credited on the books of the Cooperative to the capital account of each Member and former Member (a "Capital Credit") will be retired in full and will automatically become and be converted into the right to receive 0.2 of a validly issued, fully paid and nonassessable share of New Common Stock;

          FURTHER RESOLVED, that, at the Effective Time of the Conversion, each share of Old Common Stock and Preferred Stock outstanding immediately prior to the Effective Time shall be deemed to be no longer outstanding and each Capital Credit recorded immediately prior to the Effective Time shall be deemed retired in full, and shall represent solely the right to receive shares of New Common Stock, together with any dividends and other distributions payable as provided in these Amendments, but subject to payment of cash in lieu of fractional shares or credits as provided in these Amendments;

          FURTHER RESOLVED, that, after the Effective Time of the Conversion, certificates representing shares of Old Common Stock or Preferred Stock ("Old Certificates") shall be exchangeable by the holders thereof for, and holders of Capital Credits shall be entitled to receive in consideration for retirement of Capital Credits, stock certificates representing the number of shares of New Common Stock to which such holders shall be entitled in the following manner:

          (i) Each person's total Capital Credit balance will be determined by first allocating the person's portion of all unallocated Capital Credits for the year ended December 31, 1996 to the person's capital account based on the person's total patronage in 1996. No Capital Credits will be allocated for 1997. Next, any unpaid overdue amounts owed to the Cooperative for past services, plus interest on such amounts calculated in accordance with Section 9.02 of the Cooperative's bylaws, will be offset against the person's capital account. As an alternative, each holder will have the option of paying such overdue amounts, plus interest due thereon, and preventing a reduction in the holder's Capital Credit balance. The resulting Capital Credit balance, if positive, will be divided by $5.00 to determine the number of shares of New Common Stock to be issued in the Conversion to retire Capital Credits. Fractional shares will not be issued. Each person who would otherwise have been entitled to receive a fraction of a share of New Common Stock in the Conversion will receive instead cash in an amount equal to that fraction multiplied by $5.00. If the Cooperative has no record of the current address of holders of accounts with positive Capital Credit balances, the resulting business corporation will allocate such amounts into a special Cooperative Equity Suspense Account. Following the forfeiture provisions of Section 47-16-54 of the South Dakota Cooperative Association Act, the resulting business corporation will attempt to locate the holders of such accounts. If it is unable to do so, the amounts in the Cooperative Equity Suspense Account will be forfeited and reallocated as additional paid-in capital.

          (ii) As soon as practicable after the Effective Time of the Conversion or after a Capital Credit holder is located, the resulting business corporation shall send or cause to be sent to each record holder of Old Common Stock and Preferred Stock outstanding immediately prior to the Effective Time of the Conversion, and each holder of a Capital Credit as reflected on the books of the Cooperative, transmittal materials for use in exchanging that holder's Old Certificates for, or for obtaining in consideration of Capital Credits, New Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

          (iii) The resulting business corporation shall issue and deliver stock certificates together with checks for the amount of cash payable for fractional shares of New Common Stock to Members and holders of Preferred Stock and Capital Credits in the names and to the addresses that appear on the Cooperative's stock records as of the Effective Time of the Conversion, or in such other name or to such other address as may be specified by the holder in transmittal documents received by the resulting business corporation; provided, that:

               (a) The resulting business corporation shall have received properly executed transmittal materials and, with respect to each Member or holder of Preferred Stock, all of the Old Certificates held by that holder, or an affidavit of loss and indemnity bond for such certificate or certificates; and

               (b) Such transmittal materials, certificates, affidavits and bonds are in a form and condition reasonably acceptable to the resulting business corporation.

          (iv) On or after the Effective Time, there shall be no transfers on the Cooperative's stock transfer books or books of account of the shares of Old Common Stock or Preferred Stock or Capital Credits which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are properly presented for transfer, or a request is made for transfer of a Capital Credit, then they shall be canceled or retired, as applicable, and exchanged for stock certificates representing shares of New Common Stock as provided in these Amendments.

          (v) The resulting business corporation shall have discretion to determine reasonable rules and procedures relating to the exchange of Old Certificates and the issuance and delivery of certificates of New Common Stock into which shares of Old Common Stock and Preferred Stock and Capital Credits are converted in the Conversion and governing the payment for fractional shares or interests;

          FURTHER RESOLVED, that, notwithstanding any other provision of these Amendments, no certificates or scrip representing fractional shares of New Common Stock shall be issued in the Conversion (taking into account all shares and Capital Credits held by a particular holder) upon the surrender of Old Certificates or retirement of Capital Credits. No fractional interest in any share of New Common Stock resulting from the Conversion shall be entitled to any part of a dividend, distribution or stock split with respect to shares of New Common Stock nor entitle the record holder to vote or exercise any rights of a shareholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate or Capital Credit who would otherwise have been entitled to a fractional share of New Common Stock upon surrender of all Old Certificates and retirement of Capital Credits shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by $5.00;

          FURTHER RESOLVED, that the Conversion shall become effective at the date and time (the "Effective Time") set forth in a Certificate of Amendment of the Articles of Incorporation to be issued by the Secretary of the State of South Dakota;

          FURTHER RESOLVED, that, at the Effective Time, the Bylaws of the Cooperative shall be amended in their entirety to provide as set forth in EXHIBIT B to these Amendments, which Exhibit is hereby incorporated by reference;

          FURTHER RESOLVED, that, if the proposed Agreement and Plan of Merger between the Cooperative, on behalf of the resulting business corporation, and Dakota Telecommunications Group (Delaware), Inc. ("DTG Delaware"), dated as of February 14, 1997 (the "Plan of Merger"), is approved, no shares of New Common Stock will be issued in the Conversion;

instead, holders of rights to receive shares of New Common Stock, or rights to purchase shares of New Common Stock, will instead receive shares of common stock, without par value, of DTG Delaware ("DTG Delaware Common Stock"), or rights to purchase shares of DTG Delaware Common Stock, as provided in the Plan of Merger, together with checks for the amount of cash payable for fractional shares of New Common Stock; and

          FURTHER RESOLVED, that the Cooperative's directors and officers are hereby authorized to perform any and all acts, execute any and all documents, agreements, contracts and certificates for and in the name of the Cooperative and to do any and all things as they, in their sole discretion, deem necessary, desirable or convenient to give effect and to implement or carry out the intent and purposes of these resolutions; and all actions already taken on behalf of the Cooperative to implement these Amendments are hereby fully ratified, approved and confirmed.

                                APPENDIX B

                     AMENDED ARTICLES OF INCORPORATION

                                    OF

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                       (A SOUTH DAKOTA CORPORATION)


          Pursuant to the provisions of Sections 47-15-8 of the South Dakota Cooperative Association Act, as amended, the undersigned corporation executes the following Amended Articles of Incorporation:


                                 ARTICLE I

          The name of the corporation is DAKOTA TELECOMMUNICATIONS GROUP, INC.


                                ARTICLE II

          The corporation shall be subject to the South Dakota Business Corporation Act.


                                ARTICLE III

          The period of duration of the corporation shall be perpetual.


                                ARTICLE IV

          The purpose of the corporation is: (i) to engage in the business of telecommunications, internet communications, cable television and other cable communications, and any business relating thereto, and to hold the securities of other companies who engage in such businesses or other business permissible under the laws of their states of incorporation, and
(ii) to engage in any other business incidental or related thereto, and such other business or business activities as shall be considered desirable by the directors, and to make and execute any and all agreements for the purpose outlined, including agreements for borrowing of money, to construct, own, purchase, maintain, operate, sell, lease or dispose of real and personal property which may be necessary or advisable for the carrying on of the business of the corporation; and to do all other things subsidiary, necessary or contingent for carrying out and into effect the main purposes of the corporation; to enter into partnerships; and any and all other lawful purposes for which corporations may be incorporated under the South Dakota Business Corporation Act.

                                 ARTICLE V

          The total authorized capital stock of the corporation is five million (5,000,000) shares of common stock without par value, and two hundred fifty thousand (250,000) shares of preferred stock without par value, of which fifteen thousand (15,000) shares shall be designated as Series A Junior Participating Preferred Stock.

          The following provisions are applicable to the authorized stock of the corporation:

     (A)  PROVISIONS APPLICABLE TO COMMON STOCK.

          (1) All shares of common stock shall be of one class. Each holder of common stock shall be entitled to one vote for each share held by the shareholder.

          (2) Subject to the preferential dividend rights, if any, applicable to shares of preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for preferred stock, the holders of common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

          (3) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of preferred stock, holders of common stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of common stock held by them. The Board of Directors may distribute in kind to the holders of common stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any person and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of common stock. The merger or consolidation of the corporation into or with any other corporation, or the merger or consolidation of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

          (4) The holders of common stock shall not have any preemptive or other preferential right to additional or treasury shares of the corporation.

     (B)  PROVISIONS APPLICABLE TO PREFERRED STOCK:

          (1)  Provisions to be Fixed by the Board of Directors:

          The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, conversion, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Amended Articles of Incorporation, or any amendments thereto, including (without limiting the generality of the foregoing) the following:

               (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

               (b)  The stated value of the shares of such series.

               (c) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

               (d) Whether the shares of such series shall be redeemable and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

               (e) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

               (f) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

               (g) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation or any other corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

               (h) The voting powers, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more of other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

               (i) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

               (j) Any other preferences, privileges and powers and relative participating, optional or other special rights, and qualifications limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Amended Articles of Incorporation.

          (2)  Provisions Applicable to All Preferred Stock:

               (a) All preferred stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the Board of Directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

               (b) Shares of preferred stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the South Dakota Business Corporation Act, be given the status of authorized and unissued shares of preferred stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of preferred stock.

          (3) Provisions Applicable To Series A Junior Participating Preferred Stock:

               (a) DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 15,000.

               (b)  DIVIDENDS AND DISTRIBUTIONS.

                    (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $10 or (B) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the declaration of rights to purchase Series A Junior Participating Preferred Stock (a "Rights Declaration Date") (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (ii) The corporation shall declare a dividend or
               distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (iii) Dividends shall begin to accrue and be
               cumulative on outstanding shares of Series A Junior

               Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          (c)  VOTING RIGHTS.  The holders of shares of Series A
     Junior Participating Preferred Stock shall have the following voting rights:

               (i)  Subject to the provision for adjustment
          hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

               (iii) (A) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                    (B) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) below or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

               (C) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to the holder at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (D) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (X) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (Y) any vacancy in the Board of Directors may (except as provided in subparagraph (B) above) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (Y) of the foregoing sentence.

               (E) Immediately upon the expiration of a default period, (X) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (Y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (Z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (B) above (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (Y) and (Z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (iv) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (d)  Certain Restrictions:

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 3(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not

               (A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
          up) to the Series A Junior Participating Preferred Stock;

               (B) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (D) Purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (i) above, purchase or otherwise acquire such shares at such time and in such manner.

          (e) REACQUIRED SHARES; SUBSEQUENT BOARD ACTIONS. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein. In addition, at any time that there are no shares of Series A Junior Participating Preferred Stock or rights to purchase the same are outstanding, the Board of Directors, acting by resolution duly adopted, may file a Certificate of Designation, Preferences and Rights pursuant to the South Dakota Business Corporation Act providing that the Series A Junior Participating Preferred Stock shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (f)   LIQUIDATION, DISSOLUTION OR WINDING UP.

               (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing
          (x) the Series A Liquidation Preference by (y) 100 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (y), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (ii) In the event, however, that there are no sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on the parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are no sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (iii) In the event the corporation shall at any time after the Rights Declaration Date (x) declare any dividend on Common Stock payable in shares of Common Stock,
          (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g) CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (h)  NO REDEMPTION.  The shares of Series A Junior
     Participating Preferred Stock shall not be redeemable.

          (i) RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          (j) AMENDMENT. The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          (k) FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.


                                ARTICLE VI

          The street address (which is the mailing address) of the registered office of the corporation is 29705 453rd Avenue, Post Office Box 66, Irene, South Dakota 57037. The name of the registered agent at the registered office is Craig A. Anderson.


                                ARTICLE VII

          When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


                               ARTICLE VIII

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (A)  To make, alter or repeal the Bylaws of the corporation.

          (B) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          (C) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (D) By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power to authorize amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets other than in the usual and regular course of its business, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          (E) When and as authorized by the shareholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

          (F) To elect and determine the duties of the officers of the corporation and to establish the rights, powers, duties, rules and procedures that (1) govern the Board of Directors, including without limitation the vote required for any action by the Board of Directors; and (2) affect the directors' power to manage the affairs of the corporation.

          (G) To create and issue, by way of distributions to shareholders, as dividends or otherwise, rights or options entitling the holders thereof to purchase from the corporation shares of any class or series of the corporation's capital stock. Such rights or options shall be evidenced in such manner as the board shall approve and shall set forth the terms upon which, the time within which, and the price at which such shares may be purchased from the corporation upon the exercise of any such right or option. The terms and conditions of such rights or options may include, without limitation, provisions which adjust the option price or number of shares issuable under such rights or options in the event of an acquisition of shares or a reorganization, merger, consolidation, sale of assets, or other occurrence involving the corporation, and restrictions or conditions that preclude or limit the entitlement, exercise, or transfer of such rights or options by any person or persons who, after the date of creation or issuance of such rights or options, acquires, obtains the right to acquire, or offers to acquire, directly or indirectly, beneficial ownership of a specified number or percentage of the corporation's outstanding voting shares or other shares of the corporation, or that invalidate or void such rights or options held by any such person or persons.

          (H) No Bylaw shall be adopted by shareholders which shall impair or impede the implementation of the foregoing.

                                ARTICLE IX

          Directors and executive officers (as such term may be defined in the Bylaws of the corporation governing indemnification) of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of their service to the corporation or a subsidiary, or to another organization or other enterprise at the request of the corporation or a subsidiary. Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the corporation. The corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against such person and incurred by such person in respect of such service whether or not the corporation would have the power to indemnify such person against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this paragraph. The provisions of this paragraph are not exclusive of any other rights to which those seeking indemnification may be entitled pursuant to law, contract, agreement, Bylaw, vote of the shareholders or otherwise.


                                 ARTICLE X

          Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders, except that any such action may be taken upon the signing of a consent in writing by all the shareholders of the corporation entitled to vote thereon. Except as otherwise required by law and subject to the rights of the holders of preferred stock, special meetings of shareholders of the corporation may be called by an executive officer whenever directed by the Board of Directors. Such request shall state the purpose of the proposed meeting.


                                ARTICLE XI

          Members of the Board of Directors of the corporation shall be selected, replaced and removed as follows:

          (A) NUMBER OF DIRECTORS. The number of the directors of the corporation shall be as fixed in a Bylaw, but shall not be less than nine, provided that any amendment to such Bylaw must be adopted by the affirmative vote of at least 80 percent of the entire Board of Directors.

          (B) CLASSIFICATION. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          (C)  NOMINATIONS OF DIRECTOR CANDIDATES.

               (1) Nominations of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.

               (2) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the Secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission to be included in the corporation's proxy statements soliciting proxies for his election as a director.

               (3) Any shareholder who intends to make a nomination at an Election Meeting shall deliver, not less than 120 days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than 7 days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the corporation setting forth: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee; (iv) a statement that each such nominee is willing to be nominated and serve; and (v) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

               (4) If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

          (D) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term of such person's predecessor in office and each director chosen to fill a newly created directorship shall hold office until the next election of directors. When the number of directors is changed, any newly created or eliminated directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director and any such incumbent director shall serve out the remainder of such director's term.

          (E) REMOVAL. Subject to the rights of the holders of any series of preferred stock then outstanding, any director may be removed from office at any time, but only for cause, and only by shareholder action. The vote for removal shall be by a majority of shares entitled to vote at an election of directors except as provided below. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the class of directors of which he or she is a part. If holders of a class or series of stock are entitled to elect one or more directors, this paragraph applies, with respect to removal of a director so elected, to the vote of the holders of the outstanding shares of that class or series of stock.

               Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of such person's duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects such person's ability as a director of the corporation; or (4) the director's actions or failure to act have been in derogation of the director's duties, as provided in the Bylaws of the corporation or otherwise provided by law. Any proposal for removal pursuant to (3) or (4) of this paragraph which is initiated by the Board of Directors for submission to the shareholders shall require the affirmative vote of at least two-thirds of the total number of directors then in office, exclusive of the director who is the subject of the removal action and who shall not be entitled to vote thereon.

          (F)  QUALIFICATIONS AND DUTIES OF DIRECTORS.

               (1) No person who has asserted or hereafter asserts any Claim against the corporation or any Subsidiary (a "Plaintiff"), and no person who is or becomes an Affiliate or Associate of any Plaintiff, so long as such person continues to be such an Affiliate or Associate (a "Related Person"), shall be eligible to be elected or to serve as a director of the corporation until after such Claim is Finally Resolved, PROVIDED, that a director of the corporation who is validly nominated and elected a director and who thereafter becomes a Plaintiff or Related Person shall not solely by reason of becoming a Plaintiff or Related Person cease to be a director, but rather shall continue as a director for the remainder of the term for which he or she was elected or until his or her resignation or removal; PROVIDED FURTHER, that it shall be the duty of any such director promptly to notify the Board of Directors that he or she is or has become a Plaintiff or Related Person and to either promptly take all steps as may be necessary to cause himself or herself to be neither a Plaintiff nor Related Person or, if all such steps cannot be or have not been taken and he or she continues to be either a Plaintiff or Related Person and the pertinent Claim has not been Finally Resolved within the pertinent Resolution Period, resign as a director of the corporation, effective immediately, at or before the end of such Resolution Period.

               (2) For purposes of this Section, the definitions set forth in Article XII shall apply to such terms used in this

          Article as if the definitions were fully restated in this Article. In addition, the following terms shall have the following respective meanings:

                    (a) In addition to the definition of "Control" set forth in Article XII, for purposes of this Article, a controlling relationship between any person and another person shall be deemed to exist whenever (but shall not be limited to a situation in which) the former person directly or indirectly holds or owns at least 15 percent of the outstanding securities of any class or series of voting securities issued by, or at least 15 percent of the aggregate voting power with respect to, the latter person.

                    (b)  "Claim" means any claim, cross-claim,
               counterclaim or third-party claim pled in any action, suit or proceeding (whether at law, in equity or otherwise and regardless of the character of the relief sought) before or subject to the jurisdiction of any court, governmental agency or instrumentality, arbitrator or similar body or authority, other than:

                         (i)  one which, when aggregated with all
                    other claims, cross-claims, counterclaims and third-party claims asserted by the pertinent Plaintiff or any Related Person of such Plaintiff against the corporation or any Subsidiary that have not been Finally Resolved, if decided adversely to the corporation or a Subsidiary, along with all other aggregated claims, cross-claims, counterclaims and third-party claims, could not result in an order or orders compelling the corporation and/or any of its Subsidiaries to pay out or otherwise dispose of cash or any other assets having an aggregate value in excess of 10 percent of the consolidated current assets of the corporation as of the quarter then most recently ended or render the corporation insolvent;

                         (ii) one arising pursuant to a contract
                    between the corporation and the pertinent
                    Plaintiff or Related Person that was approved by a majority of the Continuing Directors (as defined in Article XII of these Articles of Incorporation), including without limitation claims arising under any indemnity or employ-ment contract; or

                        (iii) one asserted in the right of the
                    corporation.

                    (c) When used with respect to any particular Claim, the term "Finally Resolved" means that a final order has been rendered with respect to such Claim and all available appeals from such order have been exhausted or the time for seeking such review has expired.

                    (d) "Resolution Period" means, in any case, the 30-day period beginning on the earlier of (i) the date on which a director of the corporation notifies the Board of Directors that such director has become a Plaintiff or Related Person or (ii) the date on which the Board of Directors determines that a director of the corporation has become a Plaintiff or Related Person; PROVIDED, that the Board of Directors may (but is not required to) extend a Resolution Period for one period not to exceed 15 additional days if the director establishes to the Board's satisfaction a reasonable likelihood that during such extended period the pertinent Claim will be Finally Resolved or such director will cease to be both a Plaintiff and a Related Person.

               (3) The Board of Directors of the corporation (acting by at least a majority of all directors, excluding any who have acknowledged themselves to be or have been determined to be Plaintiffs or Related Persons at the time of such Board action and excluding any director or directors whose status as Plaintiff or Related Person is the subject of such action) shall have the authority to determine whether any director of the corporation is or is not or has ceased to be a Plaintiff or Related Person, and the Board of Directors (acting by at least a majority of all directors, excluding any who have acknowledged themselves to be or have been determined to be Plaintiffs or Related Persons and, if the matter at issue relates to the next annual meeting of shareholders of the corporation to occur after such Board action, excluding any director whose term of office would expire at such meeting and who at the time of such action has not irrevocably decided not to stand for reelection) shall have the authority to determine whether any person nominated or proposed for nomination as a director or who is the subject of a shareholder request as provided below is ineligible to be so nominated and elected by virtue of being a Plaintiff or Related Person. Each such Board determination shall be based upon such information as has been brought to the attention of the Board (whether in a shareholder request or otherwise) at the time such determination is made, and no Board determination that any director or other person is or is not or has ceased to be a Plaintiff or Related Person shall preclude the Board from reconsidering the matter and making the contrary determination in light of any facts or circumstances first coming to the attention of the Board after the prior determination was made.

               (4) The Board of Directors shall not nominate any person for election as a director of the corporation unless such prospective nominee has provided the Board with (i) all such information as the Board (or any member thereof not excluded from determining the status of such person as a Plaintiff or Related Person) has deemed necessary or appropriate to enable the Board to determine such status; and (ii) a signed statement by the prospective nominee that such person, having reviewed this Section, is aware of no reason not disclosed to the Board why he or she would or might be considered a Plaintiff or Related Person (which statement also shall include an undertaking by such person that if he or she is nominated, such person promptly will inform the Board, by written notice to the Chairman of the Board or the Secretary of the corporation, if at any time prior to the election to which such person's nomination relates he or she becomes aware of any fact or circumstance, whether in existence on the date such undertaking is given or arising afterward, which has given such person any reason to believe that he or she is or might be considered a Plaintiff or Related Person), and unless after receipt of such information and such statement, the Board has determined that the prospective nominee is not a Plaintiff or Related Person.

               (5) Any shareholder who is uncertain whether any person the shareholder desires to nominate for election as a director of the corporation (a "candidate") is a Plaintiff or Related Person may request a determination from the Board concerning that matter. Any such request must be in writing, identify the candidate, set forth all reasons why the shareholder has such uncertainty concerning the candidate, explain why the shareholder believes that the candidate should not be considered a Plaintiff or Related Person and include an undertaking by or on behalf of the shareholder that, if the candidate is determined not to be a Plaintiff or Related Person, the shareholder promptly will inform the Board in the manner specified in Paragraph (4) above if any time prior to the election of directors next occurring the shareholder learns of any fact or circumstance (whether in existence on the date of the request or arising afterward) which has given the shareholder any other reason to believe that or to be uncertain whether the candidate is or might be considered a Plaintiff or Related Person. Any such request also must be accompanied by a signed statement of the candidate to which the request relates stating that, having reviewed this Section and the request, the candidate knows of no reason not stated in the request why the candidate would or might be considered a Plaintiff or Related Person and believes for the reasons stated in the request that he or she should not be considered a Plaintiff or Related Person, which statement also shall include an undertaking by the candidate comparable to that of the requesting shareholder. With respect to any meeting at which directors are to be elected, a shareholder may submit requests as to any number of candidates up to and including five times the number of directors to be elected at such meeting. A request may be submitted at any time at which the shareholder properly may give notice of intent to nominate a candidate for election as a director (other than a time at which such giving of notice of intent is proper only by virtue of the provisions of Paragraph (7) of this Section) and no request may be submitted at any other time. No request shall be deemed "submitted" for any purposes hereunder unless and until it is delivered in person to the Chairman of the Board or the Secretary of the corporation or delivered to the principal offices of the corporation addressed to the attention of the Chairman or the Secretary. No request shall constitute a notice of intent to nominate any candidate unless it expressly states that it is intended as such a notice and it otherwise complies with all applicable requirements for such a notice. Neither submission of a request, nor any action taken thereafter with respect to such request, shall operate as a waiver of or otherwise relieve any shareholder of any otherwise applicable procedural requirements respecting nomination of director candidates, except as and to the extent contemplated in Paragraph (7).

               (6) If any request satisfying the requirements of Paragraph (5) is timely and properly submitted, the Board of Directors, within 10 days following the date such request is submitted (or, if it is impossible or impracticable to do so during such period, as soon as practicable thereafter), shall consider the request and determine whether the candidate who is the subject of the request is ineligible to be nominated or elected a director by virtue of being a Plaintiff or Related Person. As promptly as possible following such action, the requesting shareholder shall be notified in writing of the nature of such determination and, if the determination made is that the candidate is a Plaintiff or Related Person, the basis for such determination. In any other case in which the Board determines that any candidate as to which a notice of intent to nominate has been given is ineligible to be nominated or elected a director by virtue of being a Plaintiff or Related Person (including any case in which a contrary determination previously has been made in response to a shareholder request), the shareholder that gave such notice of intent shall be notified in writing of such determination and the basis therefor as promptly as possible thereafter.

               (7) If a candidate who is the subject of a proper and timely submitted request meeting the requirements of Paragraph (5) is determined by the Board not to be a Plaintiff or Related Person and the request was submitted at least 5 days in advance of the last date on which the requesting shareholder otherwise would have been entitled to give notice of intent to nominate such candidate, then the Board's determination shall operate as a waiver of the time limits otherwise applicable to the giving of such notice of intent to the extent, if any, necessary to afford the shareholder a period of 5 days following the date on which notice of the Board's determination is given to the shareholder within which to give notice of intent to nominate such candidate. If, in response to a timely and properly submitted request, the Board determines that the candidate who is the subject of the request is a Plaintiff or Related Person and the request was submitted at least 5 days in advance of the last date on which the requesting shareholder otherwise would have been entitled to give notice of intent to nominate, then the Board's determination shall operate as a waiver of the time limits otherwise applicable to the giving of notice of intent to nominate to the extent, if any, necessary to afford the requesting shareholder a period of 15 days following the date on which notice of the Board's determination is given to the shareholder within which to give notice of intent to nominate another person in lieu of the ineligible candidate. In any other case in which the Board determines that a candidate is a Plaintiff or Related Person, such determination shall operate as a waiver if and only to the extent expressly so provided in the resolutions setting forth such determination or subsequent Board resolution. Whenever any shareholder is afforded an additional time period within which to give notice of intention to nominate, the Board may afford the other shareholders of the corporation a comparable additional period of time within which to give such notice.


                                ARTICLE XII

          (A) HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by (1) law, and
     (2) these Amended Articles of Incorporation, including, without limitation, Article XIV, and except as otherwise expressly provided in Section (B) of this Article, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock shall be required for the approval or authorization of any Business Combination of the corporation or any Subsidiary of the corporation with any Interested Shareholder (as these terms are defined below).

          (B) WHEN HIGHER VOTE NOT REQUIRED. The provisions of paragraph (A) of this Article shall not apply to any transaction which shall have been approved by a majority of the Continuing Directors (as defined below).

          (C) DEFINITIONS. For the purposes of this Article and Articles XIII through XVIII, the following definitions shall apply:

               (1) An "Affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

               (2)  An "Associate" of a specified person is:

                    (a) Any corporation or organization, other than this corporation or a Subsidiary of this corporation, in which the person is an officer, director or partner, or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

                    (b) Any officer, director, partner, trustee or similar fiduciary of the specified person, or any Affiliate or other Associate of the person;

                    (c) Any trust or other estate in which the person has a beneficial interest of 10 percent or more or as to which such specified person serves as trustee or in a similar fiduciary capacity in connection with the trust or estate; or

                    (d) Any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the corporation or any of its Affiliates.

               (3) A person shall be a "beneficial owner" of any Voting Stock:

                    (a) Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, whether of record or not;

                    (b) Which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (c) Which is beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               (4)  The term "Business Combination" means:

                    (a)  Any merger or consolidation of the
               corporation or any Subsidiary into or with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder or into or with another person which, after such merger or consolidation, would be an Affiliate or an Associate of an Interested Shareholder, in each case irrespective of which person is the surviving entity in such merger or consolidation;

                    (b) The sale, exchange, lease, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part (as defined below), of the assets of the corporation or any Subsidiary (including, without limitation, any securities issued by a Subsidiary);

                    (c)  Any purchase, exchange, lease or other
               acquisition by the corporation or any Subsidiary (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder;

                    (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder;

                    (e) The acquisition of beneficial ownership by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder upon issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary or any rights, warrants or options to acquire any such securities;

                    (f) The acquisition by the corporation or any Subsidiary of any securities of an Interested
               Shareholder or any Affiliate or Associate of an Interested Shareholder;

                    (g) Any reclassification of securities (including any reverse stock split), recapitalization or reorganization of the corporation, any merger or consolidation with any Subsidiary, any partial liquidation, spin-off, split-off or split-up of the corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder;

                    (h) Any loan or other extension of credit by the corporation or any Subsidiary to an Interested
               Shareholder or any guarantees by the corporation or any

               Subsidiary of any loan or other extension of credit by any person to an Interested Shareholder;

                    (i)  Any transaction or series of related
               transactions having, directly or indirectly, the same effect as any of the foregoing; or

                    (j) Any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Interested Shareholder, but also a series of separate transactions with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder.

               (5) A "Continuing Director" is a member of the Board of Directors who is not an Affiliate, Associate or a representative of the Interested Shareholder and was either
          (a) first elected as a director prior to the time that the Interested Shareholder became an Interested Shareholder, or
          (b) was designated, before his or her initial election as a director, as a Continuing Director by a majority of the then Continuing Directors; PROVIDED, HOWEVER, that the term "Continuing Director" specifically excludes any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as that term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the corporation's Board of Directors.

               (6) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

               (7)  "Equity security" means any one of the following:

                    (a) Any stock or similar security, certificate of interest or participation in any profit-sharing agreement, voting trust certificate or voting share;

                    (b) Any security convertible, with or without consideration, into an equity security or any warrant or other security carrying any right to subscribe to or purchase an equity security;

                    (c) Any put, call, straddle or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

               (8)  The term "Interested Shareholder" means:

                    (a) Any person (other than the corporation, any Subsidiary or any employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which, together with any Affiliates and Associates, is the beneficial owner of 10 percent or more of the outstanding shares of Voting Stock of the corporation as of: (i) the time any definitive agreement relating to a Business Combination is entered into; (ii) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination; or (iii) immediately prior to the consummation of a Business Combination;

                    (b) Any Affiliate or Associate of the person in the foregoing subparagraph (8)(a) of this Section;

                    (c) Any Affiliate of the corporation which at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Voting Stock of the corporation; or

                    (d)  Any person who is an assignee of or has
               otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

               (9)  The term "person" means any individual,
          corporation, group or other entity.

               (10) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, that for the purposes of the definition of Interested Shareholder set forth in paragraph (8) of this Section (C), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

               (11) The term "Substantial Part" shall mean more than 10 percent of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ended prior to the time the determination is being made.

               (12) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation considered for the purposes of this Article as one class. Each reference in this Article to a percentage of shares of Voting Stock shall refer to the percentage of the votes entitled to be cast by such shares.

          (D) INTERESTED SHAREHOLDER. For purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by that person through application of paragraph (C)(3), defining "beneficial owner", but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

          (E)  DETERMINATIONS BY CONTINUING DIRECTORS.   A majority of
     the Continuing Directors shall have the power and duty to determine, for purposes of this Article and Article XIV, on the basis of information known to them:

               (1) The number of Voting Shares of which any person is the beneficial owner;

               (2) Whether a person is an Affiliate or Associate of another;

               (3) Whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "beneficial owner" set forth above;

               (4)  Whether the assets subject to any Business
          Combination constitute a "Substantial Part" as defined above;

               (5) Whether two or more transactions constitute a "series of related transactions" as described above;

               (6) Such other matters with respect to which a determination is required under this Article and Article XIV.

     Any such determination shall be conclusive and binding for all purposes of this Article and Article XIV.


                               ARTICLE XIII

          The Board of Directors shall not initiate, approve, adopt or recommend any offer of any party other than the corporation to make a tender or exchange offer for any equity security of the corporation, or to engage in any Business Combination, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer and the effects and consequences of the offer if consummated, in the light of the laws of the United States of America and affected states and foreign countries. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel and it may test the legality of the proposed offer in any state, federal or foreign court or before any state, federal or foreign administrative agency which may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interests of the corporation and its shareholders; the Board of Directors shall not initiate, approve, adopt or recommend any such offer which in its judgment would not be in the best interests of the corporation and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of the corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant including, without limitation:

          (A) The fairness of the consideration to be received by the corporation and its shareholders under the proposed offer, taking into account the trading price of the corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over the trading price of their securities which have been proposed or offered to other companies in the past in connection with similar offers and the future prospects of the corporation;

          (B) The possible social and economic impact of the proposed offer and its consummation on the corporation and its employees, customers and suppliers;

          (C) The possible social and economic impact of the proposed offer and its consummation on the communities in which the corporation and its subsidiaries operate or are located;

          (D) The business and financial conditions and earnings prospects of the offering party, including, without limitation, debt service and other existing or likely financial obligations of the offering party;

          (E) The competence, experience and integrity of the offering party and its management; and

          (F) The intentions of the offering party regarding the use of the assets of the corporation to finance the transaction.


                                ARTICLE XIV

          (A)  In addition to any affirmative vote required by
     (1) law, and (2) the other provisions of these Amended Articles of Incorporation, including without limitation Article XII and except as otherwise expressly provided in paragraph (B) of this Article, the affirmative vote of not less than 80 percent of the outstanding shares of Voting Stock held by shareholders who are not Interested Shareholders shall be required for the approval or authorization of any Business Combination of the corporation or any Subsidiary with any Interested Shareholder (as these terms are defined in Article XII).

          (B) The provisions of paragraph (A) of this Article shall not apply to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Amended Articles of Incorporation, if either of the following paragraphs (1) or (2) apply:

               (1) The Business Combination shall have been approved by a majority of the Continuing Directors; or

               (2) All of the following conditions shall have been met:

                    (a) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of shares of any class of Voting Stock of the corporation owned by shareholders who do not vote in favor of the Business Combination and the aggregate amount of the cash and the market value as of the valuation date of other readily marketable consideration to be received by such shareholders for such shares shall be at least equal to the Minimum Price Per Share;

                    (b) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock in varying forms of consideration, the form of consideration of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it;

                    (c) From the time the Interested Shareholder became an Interested Shareholder:

                         (i)  Such Interested Shareholder shall have
                    taken steps to insure that the corporation's Board of Directors included at all times representation by Continuing Directors proportionate to the stock holdings of the corporation's holders of Voting Stock not affiliated with such Interested Shareholder (with a Continuing Director to occupy any resulting fractional board position);

                         (ii) There shall have been no reduction in
                    the rate of dividends payable on the corporation's stock except as may have been approved by unanimous vote of the directors;

                         (iii) The Interested Shareholder shall not
                    have acquired any newly issued shares of stock, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or as a result of a prorated stock dividend or stock split);

                         (iv) The Interested Shareholder shall not
                    have acquired any additional shares of the corporation's outstanding stock or securities convertible into stock except as a part of the transaction which resulted in such person becoming an Interested Shareholder; and

                         (v)  The Interested Shareholder shall not
                    have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, nor made any major change in the corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of the Business Combination;

                    (d)  A proxy statement responsive to the
               requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the Business Combination containing at the front thereof in a prominent place any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the remaining public shareholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the corporation upon receipt of such opinion); and

                    (e) There has been 5 years between the date that the Interested Shareholder became an Interested Shareholder and the date that the Business Combination is consummated.

          (C) For the purposes of this Article the following definitions shall apply:

               (1) All the definitions set forth in Article XII(C) shall apply as if fully restated here;

               (2) "Minimum Price Per Share" means the sum of (a) the highest per share price as determined below, and (b) the aggregate amount, if any, by which 6 percent per year of such highest per share price exceeds the aggregate amount of all stock dividends per share paid in cash since the Determination Date. For common stock, the highest per share price is the highest of the following:

                    (a) The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder within the 5-year period immediately prior to the Announcement Date, or in the transaction in which the shareholder became an Interested Shareholder, whichever is higher.

                    (b) The highest per share price bid in the public market for such common stock during the five years immediately preceding the Announcement Date.

               For any class or series of outstanding stock other than common stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock, the highest per share price is the highest of the following:

                    (a) The highest per share price, including any brokerage, commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the class or series of stock acquired by it within the 5-year period immediately prior to the Announcement Date, or in the transaction in which the shareholder became an Interested Shareholder, whichever is higher.

                    (b) The highest preferential amount per share to which the holders of shares of the class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                    (c) The highest per share price bid in the public market for such class or series of stock during the 5 years immediately preceding the Announcement Date.

               The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

               (3) "Announcement Date" means the first general public announcement or the first communication generally to shareholders of the corporation, whichever is earlier, of the proposal or intention to make a proposal concerning a Business Combination.

               (4) "Determination Date" means the date on which an Interested Shareholder first became an Interested
          Shareholder.

               (5)  "Market Value" means either of the following:

                    (a) With respect to shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share:

                         (i)  As listed on the composite tape for New
                    York Stock Exchange-listed securities.

                         (ii) If not listed pursuant to
                    subparagraph (i), as listed on the composite tape for American Stock Exchange-listed securities.

                         (iii) If not listed pursuant to
                    subparagraph (i) or (ii), as listed on the composite tape for the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended.

                         (iv) If not listed pursuant to
                    subparagraph (i), (ii), or (iii), the highest closing bid quotation during the 30-day period preceding the date in question as listed on the National Association of Securities Dealers, Inc. automatic quotation system or any other system then in use.

                         (v)  If a listing is not available pursuant
                    to sub-paragraphs (i) through (iv), then the fair market value of the shares on the date in question, as determined by the Continuing
                    Directors.

                    (b) With respect to property other than cash or shares, the fair market value of the property on the day in question, as determined by the Continuing
               Directors.

               (6)  "Valuation Date" means:

                    (a)  In a Business Combination voted upon by
               shareholders, the day prior to the date of the shareholder vote or the day which is 20 calendar days prior to the consummation of the Business Combination, whichever is later.

                    (b) In a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

          (D) A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to them:

               (1)  All the matters set forth in Article XII(E);

               (2) The market value of any consideration other than cash to be received by shareholders;

               (3) Whether or not any consideration other than cash to be received by shareholders is readily marketable;

               (4)  The amount of the Minimum Price Per Share;

               (5) Whether or not the consideration to be received by shareholders is equal to the Minimum Price Per Share; and

               (6) Such other matters with respect to which a determination is required under this Article.

     Any such determination shall be conclusive and binding for all purposes of this Article.

          (E) Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary and other standards of conduct and obligations imposed by law. The fact that any Business Combination complies with the provisions of paragraph (B)(2) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

                                ARTICLE XV

          Except to the extent prohibited by the South Dakota Business Corporation Act, as amended, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director.


                                ARTICLE XVI

          The provisions of Sections 47-33-8 through 47-33-16, inclusive, of the South Dakota Business Corporation Act, applicable generally to control share acquisitions, shall not apply to the acquisition of any shares or class of shares of the corporation's capital stock.


                               ARTICLE XVII

          To the extent that Article XVII, Section 8 of the South Dakota Constitution and Section 47-4-5 of the South Dakota Business Corporation Act may be construed to limit the increase in the indebtedness of the corporation, at any time after the date of these Amended Articles of Incorporation and from time to time thereafter, the indebtedness of the corporation may be increased to up to One Hundred Million Dollars ($100,000,000) without consent or approval under such laws.


                               ARTICLE XVIII

          The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation, in the manner now or hereafter prescribed by statute and these Amended Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

          (A) No amendment to these Amended Articles of Incorporation shall alter, modify or repeal any or all of the provisions of
     Article XIV of these Amended Articles of Incorporation, or this paragraph (A) of Article XVIII, unless adopted by the affirmative vote of not less than 80 percent of the outstanding shares of Voting Stock held by shareholders who are not Interested Shareholders.

          (B) No amendment to these Amended Articles of Incorporation shall alter, modify or repeal any or all of the provisions of Articles VIII, IX, XI, XII, XIII or XV of these Amended Articles of Incorporation, or this paragraph (B) of Article XVIII, and the shareholders of the corporation shall not have the right to alter, modify or repeal any or all provisions of the Bylaws of the corporation, unless such amendment, alteration, modification or repeal is adopted by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting
     Stock; provided, that this paragraph (B) shall not apply to, and such 80 percent vote shall not be required for, any amendment, alteration, modification or repeal which has first been approved by (1) the affirmative vote of 80 percent of the entire Board of Directors, which shall include the affirmative vote of at least one director of each class of the Board of Directors, and (2) the affirmative vote of two-thirds of the Continuing Directors.

                                APPENDIX C

                                  BYLAWS

                                    OF

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.


                                 ARTICLE I

                                  OFFICES

          The corporation may have offices at such places, both within and without the State of South Dakota, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

          SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders shall be held in the State of South Dakota, or such other state as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held on the fourth Thursday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at such hour as shall be stated in the notice of the meeting, or on such other date as may be fixed from time to time by the Board of Directors, at which they shall elect the successors of the class of directors whose term expires at the meeting, together with directors to fill newly created directorships, and transact such other business as may properly be brought before the meeting.

          SECTION 3. NOTICE OF ANNUAL MEETING. Except as otherwise required by statute, written notice of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat at least ten (10) but not more than fifty (50) days before the date of the meeting. Attendance of a shareholder at a meeting shall constitute both (a) a waiver of notice or defective notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

          SECTION 4. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time thereof and may be inspected by any shareholder who is present.

          SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders may be called by an executive officer whenever directed by the Board of Directors. Such request shall state the purpose of the proposed meeting.

          SECTION 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat at least ten (10) but not more than fifty (50) days before the date fixed for the meeting.

          SECTION 7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

          Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

          SECTION 8. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          SECTION 9. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. In all elections for directors the vote shall be taken by ballot. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains.

          SECTION 10. CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow any accepted rules of parliamentary procedure, subject to the following:

          (a) The person presiding at the meeting (the "chairman") shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned without the necessity of any vote or further action of the shareholders.

          (c) The chairman may ask or require anyone not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

          (d) The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

          (e) Except as the chairman shall direct, and subject to any other provisions of the Articles of Incorporation, no matter may be presented to the meeting which has not been submitted in writing to the Secretary for inclusion in the agenda at least 10 days before the date of the meeting.

          (f) When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may at his discretion declare the polls to be closed and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

          (g) When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

          (h) When the chairman determines that no further matters may properly come before a meeting, he may declare the meeting to be adjourned, without motion, second or vote of the shareholders.

          (i) When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

          SECTION 11. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors and/or employees of the corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders.


                                ARTICLE III

                                 DIRECTORS

          SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole Board shall be ten and in no event less than nine. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Directors need not be shareholders.

          SECTION 2. POWERS. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

          SECTION 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Articles of Incorporation.

          SECTION 4. RESIGNATION AND REMOVAL. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed, but only for cause, as provided in the Articles of Incorporation.

          SECTION 5. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of the corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 6. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of South Dakota.

          SECTION 7. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

          SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or Secretary or by any two (2) directors on two (2) days' notice to each director, either personally, by mail, by telegram or by facsimile transmission.

          SECTION 10. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          SECTION 11. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 12. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or committee.

          SECTION 13. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting can communicate with each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          SECTION 14. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or by facsimile transmission.

          SECTION 15. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon his arrival, to the meeting or the transaction of any business because the meeting has not been lawfully called or convened and the person does not thereafter vote for or assent to any action taken at the meeting.


                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

          SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the directors present at any meeting at which there is a quorum, may appoint an Executive Committee whose membership shall consist of two or more members of the Board of Directors as it may deem advisable from time to time to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The executive committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and controls as the Board of Directors may impose from time to time.

          SECTION 2. AUDIT COMMITTEE. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the internal auditor of the corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries, review examination reports of the corporation and its subsidiaries prepared by regulatory authorities and report to the Board of Directors at least once each calendar year.

          SECTION 3. COMPENSATION COMMITTEE. The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Compensation Committee shall also review the administration and results of operation of the corporation's pension plans, confer with and receive reports from the actuaries and investment managers of the pension plans, make recommendations related to such plans and review all material pension plan changes. The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

          SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for directors, seek out and receive suggestions concerning possible candidates, review and evaluate the qualifications of possible candidates and recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders as properly submitted to the Secretary of the corporation.

          SECTION 5. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate and such committees shall exercise the authority delegated to them.

          SECTION 6. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman and notice thereof may be given to the members by telephone, telegram, letter or facsimile transmission. A majority of its members shall constitute a quorum for the transaction of the business of any committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

          SECTION 7. SUBSTITUTES. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in place of such absent or disqualified member.


                                 ARTICLE V

                                 OFFICERS

          SECTION 1.

          (a) CENTRAL STAFF. The executive officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders. The Board of Directors may also appoint such other officers as it may deem necessary. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers and the change of an officer to a different office may be made by the Board of Directors at any later meeting. Each officer shall hold office at the pleasure of the Board. The Chairman of the Board and President shall be chosen from among the directors, but no other officer need be a director. Either the Chairman of the Board or the President shall also be designated as the Chief Executive Officer. Any two
     (2) of the above offices, except those of the President and Vice President, may be held by the same person.

          (b) DIVISIONAL OFFICERS. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

          SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, shall be an ex officio voting member of all standing committees designated by the Board of Directors, except the Audit Committee and the Compensation Committee, and shall have such other duties and powers as may be imposed or given by the Board of Directors. In the case of absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

          SECTION 3. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all other duties necessary or appropriate to his office, subject, however, to his right (unless otherwise limited by the Board of Directors) and the right of the directors to delegate any specific powers to any other officer or officers of the corporation. In the case of absence or inability to act of the Chairman of the Board or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct. The President shall be an ex officio voting member of all standing committees designated by the Board of Directors, except the Audit Committee and the Compensation Committee.

          SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to his duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board, as he may deem necessary.

          SECTION 5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject only to the control of the Board of Directors, have general charge, control and supervision over the financial policy and administration of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. The Chief Financial Officer shall report only and directly to the Board of Directors.

          SECTION 6. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

          SECTION 7. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents to be an Executive Vice President or Senior Vice President. Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

          SECTION 8. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and the Executive Committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He or she shall safely keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. The Secretary shall give all notices required or appropriate pursuant to statute, the Articles of Incorporation, Bylaws or resolution. The Secretary shall perform such other duties as may be delegated by the Board of Directors or by the Executive Committee.

          SECTION 9. TREASURER. The Treasurer, who shall also be the Chief Financial Officer, shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall deliver to the Chief Executive Officer of the corporation and keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation.

          SECTION 10. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons, respectively.

          SECTION 11. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors pursuant to paragraph
(a) of Section I of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to paragraph (b) of Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

          SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or executive officer of the corporation or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that such conduct was unlawful. Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

          SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or executive officer of the corporation or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized in Section 6 of this Article. Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

          SECTION 3. EXPENSES. To the extent that a director or executive officer, or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section.

          SECTION 4. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, that he or she had no reasonable cause to believe that his conduct was unlawful and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination and evaluation shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board consisting solely of two or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding; (b) by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, which counsel shall be selected as provided in (a) above, provided that if a committee cannot be designated as provided in (a) above, then the Board shall select such independent counsel; or (c) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to such action, suit or proceeding may not be voted. In designating a committee under (a) above, or in the selection of independent legal counsel in the event a committee cannot be designated pursuant to (b) above, all directors may participate. The corporation may indemnify a person for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement for which the person is entitled to indemnification under Sections 1 or 2 of this Article, even though the person is not entitled to indemnification for the total amount of such expenses, judgments, penalties, fines and amounts paid in settlement.

          SECTION 5. ADVANCING OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article; (b) the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the South Dakota Business Corporation Act.

Determinations under this Section shall be made in the manner specified in
Section 4 of this Article. Notwithstanding the foregoing, in no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the corporation or its shareholders.

          SECTION 6. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. A director, executive officer or other person who is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court conducting the proceeding. On receipt of an application, the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the applicable standard of conduct set forth in Sections 1 and 2 of this Article or was adjudged liable as described in Section 2 of this Article, provided, that if he was adjudged liable, his indemnification shall be limited to reasonable expenses incurred.

          SECTION 7. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The total amount of expenses advanced or indemnified from all sources shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the South Dakota Business Corporation Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

          SECTION 8. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

          SECTION 9. MERGERS. For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if he or she had served the resulting or surviving corporation in the same capacity.

          SECTION 10. EXECUTIVE OFFICERS. For purposes of this Article, the "executive officers" of the corporation shall be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, one or more Vice Presidents, the Secretary and the Treasurer. The Board of Directors may by resolution designate such other persons as "executive officers" for purposes of this Article as the Board of Directors may in its sole discretion determine to be desirable.

          SECTION 11. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, executive officer or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.


                                ARTICLE VII

                               SUBSIDIARIES

          SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, for any amendments to the charter or bylaws of any such subsidiary corporation or for the liquidation, merger or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of

Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers or other employees or agents of the corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary corporation, unless he or she shall also be a director or executive officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                               ARTICLE VIII

                           CERTIFICATES OF STOCK

          SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate in the name of the corporation, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

          SECTION 2.  FACSIMILE SIGNATURE.  Where a certificate is signed
(a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) days nor less than ten (10) days before the date of any such meeting, nor more than fifty
(50) days prior to effectuation of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

          SECTION 6. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

          SECTION 7. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

          SECTION 8. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of South Dakota.


                                ARTICLE IX

                            GENERAL PROVISIONS

          SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

          SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interests of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          SECTION 5. SEAL. The corporate seal, if any, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, South Dakota." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                 ARTICLE X

                                AMENDMENTS

          Subject to any provisions of the Articles of Incorporation, these Bylaws may be amended, altered, changed or repealed at any regular or special meeting of the Board of Directors. Subject to any provisions of the Articles of Incorporation, these Bylaws may also be amended, altered, changed or repealed at any regular or special meeting of shareholders provided that notice that amendment of the Bylaws is a purpose of the meeting, and the proposed amendment, has been provided to the shareholders as required under these Bylaws and applicable law.

                               APPENDIX D







                       AGREEMENT AND PLAN OF MERGER


                                 BETWEEN


                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
             (TO BECOME DAKOTA TELECOMMUNICATIONS GROUP, INC.)

                                   AND

             DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.



                       Dated as of February 14, 1997

                       AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "PLAN OF MERGER") is made as of February 14, 1997, between DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC., a South Dakota cooperative association (the "COOPERATIVE") on behalf of DAKOTA TELECOMMUNICATIONS GROUP, INC., an anticipated successor by law to the Cooperative and South Dakota corporation ("DTG"), and DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC., a Delaware corporation ("DTG DELAWARE"). The executive offices of the Cooperative, DTG and DTG Delaware are located at 29705 453rd Avenue, Irene, South Dakota.

     The Board of Directors of the Cooperative believes that it would be in the best interests of the Cooperative and its members ("MEMBERS") to convert from a cooperative association into a business corporation, and has approved proposed amendments to the Cooperative's articles of incorporation to effect such a conversion (the "CONVERSION") and has submitted such amendments to the Members for adoption. If the Conversion is adopted and consummated, DTG would be the successor, by operation of law, to the Cooperative. The Board of Directors of the Cooperative also believes that, if the Conversion is consummated, it would be in the best interests of DTG and its shareholders to change its state of incorporation to Delaware. Accordingly, the Cooperative's Board of Directors, on behalf of DTG, has adopted and approved this Plan of Merger providing that, if the Conversion is adopted and consummated, DTG be merged with and into DTG Delaware in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of South Dakota, as amended (the "SDBCA"), and the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and has directed that this Plan of Merger be submitted to DTG's shareholders for approval. The transactions contemplated by and described in this Plan of Merger are referred to as the "MERGER." The Merger will not be submitted for approval to DTG's shareholders, and this Plan of Merger will become null and void, if the Conversion is not adopted and consummated.

     If the Conversion is consummated, DTG will be the successor to the Cooperative and will be a business corporation governed by the SDBCA. DTG will have authorized capital stock consisting of 5,000,000 shares of common stock, without par value ("DTG COMMON STOCK"), and 250,000 shares of preferred stock, without par value ("DTG PREFERRED STOCK"), 15,000 of which
will be designated as Series A Junior Participating Preferred Stock.   As
of the date of this Plan of Merger, there are no shares of DTG Common Stock issued and outstanding and no shares of DTG Preferred Stock issued and outstanding. If the Conversion is adopted, up to 1,205,000 shares of DTG Common Stock and no shares of DTG Preferred Stock will be issuable. The number of shares of DTG Common Stock issuable in the Conversion is subject to change upon the occurrence of certain events, including, without limitation, an increase or decrease in the number of Members of the Cooperative and the issuance of additional shares of Cooperative Preferred

Stock from the date of this Plan of Merger through the Effective Time of the Merger (as defined in Section 1.2 of this Plan of Merger). Each share of DTG Common Stock issuable in the Conversion will be entitled to one vote on all matters submitted for a vote of the shareholders, including the approval of this Plan of Merger.

     DTG Delaware is a business corporation formed under the DGCL with general business purposes and is a wholly-owned subsidiary of the Cooperative. As of the date of this Plan of Merger, DTG Delaware has authorized capital stock consisting of 750 shares of common stock, without par value ("DTG DELAWARE COMMON STOCK"), ofwhich 100 are issued and outstanding and owned by the Cooperative. The number of issued and outstanding shares of DTG Delaware Common Stock is not subject to change before the Effective Time of the Merger. Each share of DTG Delaware Common Stock is entitled to one vote on all matters submitted for a vote of the stockholder, including the approval of this Plan of Merger. Subject to the approval of this Plan of Merger, and by operation hereof, at the Effective Time of the Merger the authorized capital stock of DTG Delaware will consist of 5,000,000 shares of DTG Delaware Common Stock, and 250,000 shares of preferred stock ("DTG DELAWARE PREFERRED STOCK"), 15,000 of which shall be designated as Series A Junior Participating Preferred Stock.

     ACCORDINGLY, in consideration of the foregoing and of the premises contained in this Plan of Merger, the parties agree:

                        ARTICLE I - THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

     1.1 APPROVAL OF PLAN OF MERGER. As soon as practicable after this Plan of Merger has been executed and delivered, a registration statement to be filed by the Cooperative, on behalf of DTG, and DTG Delaware with the Securities and Exchange Commission (the "SEC") has become effective (the "REGISTRATION STATEMENT"), and the Conversion has been adopted and consummated, this Plan of Merger shall be submitted to DTG's shareholders and DTG Delaware's stockholder for approval at a meeting properly called, noticed and held for that purpose (the "SHAREHOLDERS' MEETINGS"). At the respective Shareholders' Meetings and in any proxy materials used in connection therewith, the Board of Directors of the Cooperative, on behalf of DTG, shall recommend that DTG's shareholders vote for approval of this Plan of Merger and the Board of Directors of DTG Delaware shall recommend that DTG Delaware's stockholder vote for approval of this Plan of Merger.

     1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated as promptly as possible following approval by the shareholders of DTG and stockholder of DTG Delaware by executing and filing certificates of merger (the "CERTIFICATES OF MERGER") and such other documents and instruments as may be required under the SDBCA and DGCL in the manner required by law.

The "EFFECTIVE TIME OF THE MERGER" shall be the time and date specified in the Certificates of Merger to be issued by or filed with the respective Secretaries of State of the states of South Dakota and Delaware.

     1.3 MERGER OF DTG WITH AND INTO DTG DELAWARE. At the Effective Time of the Merger, DTG shall be merged with and into DTG Delaware. DTG and DTG Delaware are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time of the Merger, the Constituent Corporations shall become a single corporation, which shall be DTG Delaware (the "SURVIVING CORPORATION").

     1.4 EFFECTS OF THE MERGER. The effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter 47-6 of the SDBCA and as provided in Subchapter IX of the DGCL with respect to the merger of a domestic and a foreign corporation where the surviving corporation will be subject to the laws of the State of Delaware.

     1.5 ADDITIONAL ACTIONS. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of DTG acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger, then DTG shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances and to do all acts necessary, proper or convenient to accomplish this purpose. This limited power of attorney shall only be operative following the Effective Time of the Merger. The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of DTG to take any and all such action contemplated by this Section.

     1.6 SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the Surviving Corporation shall have the following attributes until the attributes are subsequently changed in the manner provided by law:

          1.6.1 NAME. The name of the Surviving Corporation shall be "Dakota Telecommunications Group, Inc."

          1.6.2 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Surviving Corporation shall be the Certificate of Incorporation of DTG Delaware as in effect immediately prior to the Effective Time of the Merger except as follows (and subject to future amendment as provided therein or under applicable law):

               (i) Article I of the Certificate of Incorporation shall be restated in its entirety to read:

               The name of the corporation shall be "Dakota
     Telecommunications Group, Inc."

              (ii) Article IV of the Certificate of Incorporation shall be restated in its entirety to read:

               The total number of shares which the corporation shall have authority to issue is five million two hundred fifty thousand (5,250,000) shares, which shall be divided into two classes as follows: (A) five million (5,000,000) shares of Common Stock without par value ("Common Stock"); and (B) two hundred fifty thousand (250,000) shares of Preferred Stock without par value ("Preferred Stock"), of which 15,000 shall be designated as Series A Junior Participating Preferred Stock.

               The designations, voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:

     A.   PROVISIONS APPLICABLE TO COMMON STOCK

          1. Except as otherwise required by law or by any amendment to this Certificate of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by the stockholder on all matters voted upon by the stockholders.

          2. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

          3. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger or consolidation of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

          4. The holders of Common Stock shall not have any preemptive or other preferential right to additional or treasury shares of the corporation.

          5. Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (1) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (2) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

     B.   PROVISIONS APPLICABLE TO PREFERRED STOCK GENERALLY

          1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.

          2. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in this Certificate of Incorporation, or any amendment thereto, including (without limiting the generality of the foregoing) the following:

               (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

               (b)  The stated value of the shares of such series.

               (c) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

               (d) Whether the shares of such series shall be redeemable and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

               (e) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

               (f) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

               (g) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

               (h) The voting powers, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more of other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

               (i) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

               (j) Any other preferences, privileges and powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

          3. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

     C.   PROVISIONS APPLICABLE TO SERIES A JUNIOR PARTICIPATING PREFERRED
          STOCK

          1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 15,000.

          2.   DIVIDENDS AND DISTRIBUTIONS.

               (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

     Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10 or
     (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the declaration of rights to purchase Series A Junior Participating Preferred Stock (a "Rights Declaration Date") (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock or
     (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment

     Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.
     Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

           (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

               (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                   (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to the holder at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                   (iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (ii) of this Section 3(c)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this subparagraph to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of subparagraph (ii) of this Section 3(c) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

               (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4.  CERTAIN RESTRICTIONS.

               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not

                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                   (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. REACQUIRED SHARES; SUBSEQUENT BOARD ACTIONS. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein. In addition, at any time that there are no shares of Series A Junior Participating Preferred Stock or rights to purchase the same outstanding, the Board of Directors, acting by resolution duly adopted, may file a Certificate of Designation, Preferences and Rights pursuant to Section 151 of the General Corporation Law of the State of Delaware providing that the Series A Junior Participating Preferred Stock shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          6.    LIQUIDATION, DISSOLUTION OR WINDING UP.

               (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

               (b) In the event, however, that there are no sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on the parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are no sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          10. AMENDMENT. The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          1.6.3 BYLAWS. The bylaws of the Surviving Corporation shall be the Bylaws of DTG Delaware as in effect immediately prior to the Effective Time of the Merger, subject to future amendment as provided therein or under applicable law.

          1.6.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of DTG Delaware immediately prior to the Effective Time of the Merger.

          1.6.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of DTG Delaware immediately prior to the Effective Time of the Merger.


              ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Plan of Merger, the exchange of DTG Common Stock for DTG Delaware Common Stock shall be effected as follows:

     2.1  CONVERSION OF SHARES.  At the Effective Time of the Merger:

          2.1.1 CONVERSION OF DTG COMMON STOCK. Each whole share of DTG Common Stock issuable in the Conversion shall automatically become and be converted into the right to receive one validly issued, fully paid and nonassessable share of DTG Delaware Common Stock (the "CONVERSION RATIO").

          2.1.2 CONVERSION OF DTG DELAWARE COMMON STOCK. Each share of DTG Delaware Common Stock outstanding immediately prior to the Effective Time of the Merger shall be canceled and no consideration shall be issuable or payable with respect to any such share.

     2.2 CESSATION OF SHAREHOLDER STATUS. As of the Effective Time of the Merger, record holders of shares of DTG Common Stock issuable in the Conversion shall cease to be shareholders of DTG and shall have no rights as DTG shareholders, except as provided in Section 47-6-23 of the SDBCA. Certificates representing shares of DTG Common Stock will not be issued. Certificates that represented shares of Cooperative Common Stock and Preferred Stock ("COOPERATIVE CERTIFICATES") outstanding immediately prior to the effective time of the Conversion will then represent the right to receive shares of DTG Delaware Common Stock in accordance with Section
2.1.1 of this Plan of Merger.

     2.3 SURRENDER OF COOPERATIVE CERTIFICATES AND DISTRIBUTION OF DTG DELAWARE COMMON STOCK. After the Effective Time of the Merger, Cooperative Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of DTG Delaware Common Stock to which such holders shall be entitled in the following manner:

          2.3.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time of the Merger, DTG Delaware shall send or cause to be sent to each person to whom shares of DTG Common Stock are issuable in connection with the Conversion transmittal materials for use in exchanging that holder's Cooperative Certificates (as applicable) for DTG Delaware Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Cooperative Certificates.

          2.3.2 DELIVERY OF NEW CERTIFICATES. As soon as practicable following the Effective Time of the Merger, and following receipt of the proper transmittal documents and Cooperative Certificates (as applicable), DTG Delaware will issue and deliver new stock certificates in the names and to the addresses that appear on the stock records of DTG as of the Effective Time of the Merger, or in such other name or to such other address as may be properly specified in the transmittal documents received by DTG Delaware, provided, that:

               (i) RECEIPT OF COOPERATIVE CERTIFICATES. With respect to each DTG shareholder, DTG Delaware shall have received all of the applicable Cooperative Certificates or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and

               (ii) SATISFACTORY FORM. Such certificates, transmittal materials, affidavits and bonds are in a form and condition reasonably acceptable to DTG Delaware.

     2.4 DIVIDENDS PENDING SURRENDER. Subject to applicable laws of escheat, whenever a dividend is declared by DTG Delaware on DTG Delaware Common Stock which is payable to the stockholders of record of DTG Delaware as of a record date on or after the Effective Time of the Merger, the declaration shall include dividends on all shares issuable under this Plan of Merger, provided that no person shall be entitled to receive a distribution of any such dividend until the physical exchange of such Cooperative Certificates for new DTG Delaware Common Stock certificates shall have been effected. Upon the physical exchange of such Cooperative Certificates, DTG Delaware shall pay an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared and paid with respect to the shares of DTG Delaware Common Stock represented thereby.

     2.5 STOCK TRANSFERS. On or after the Effective Time of the Merger, there shall be no transfers on the Cooperative's or DTG's stock transfer books of the shares of DTG Common Stock which were issuable immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Cooperative Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of DTG Delaware Common Stock as provided in this Plan of Merger. After the Effective Time of the Merger, ownership of such shares as are represented by any Cooperative Certificates may be transferred only on the stock transfer records of DTG Delaware.

     2.6 DTG DELAWARE'S DISCRETION. DTG Delaware shall have sole discretion to determine reasonable rules and procedures relating to the exchange of Cooperative Certificates and the issuance and delivery of new certificates of DTG Delaware Common Stock into which shares of DTG Common Stock are converted in the Merger.


               ARTICLE III - CONDITIONS PRECEDENT TO MERGER

     All obligations of the parties under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of the party entitled to the benefit of the applicable condition) of each of the following conditions:

     3.1 ADOPTION OF THE CONVERSION BY MEMBERS. The amendment to the articles of incorporation of the Cooperative to effect the Conversion must be adopted by the Members as required by the Cooperative Association Act of the State of South Dakota and the Conversion must be consummated.

     3.2 REQUIRED APPROVALS. The Cooperative, on behalf of DTG, and DTG Delaware shall have received:

          3.2.1 REGULATORY. Any and all such approvals, consents, authorizations and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by DTG Delaware and DTG of their respective obligations under this Plan of Merger and the consummation of the Merger.

          3.2.2 SHAREHOLDER OR STOCKHOLDER. Requisite approval of the shareholders or stockholder, as the case may be, of this Plan of Merger and the Merger.

     3.3 ORDER, DECREE, ETC. Neither DTG Delaware nor DTG shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     3.4 DISSENTERS' RIGHTS. Holders of not more than 5% of the number of shares of DTG Common Stock issuable in the Conversion shall have asserted dissenters' rights under Section 47-6-23 of the SDBCA with respect to the Merger.

     3.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.


                    ARTICLE IV - ABANDONMENT OF MERGER

     This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger (notwithstanding that approval of this Plan of Merger by the shareholders of DTG and the stockholder of DTG Delaware may have previously been obtained) by mutual consent of the Boards of Directors of DTG Delaware and DTG or, prior to the consummation of the Conversion, the Board of Directors of the Cooperative, on behalf of DTG.

     In Witness Whereof, the undersigned parties hereto have duly executed and acknowledged this Plan of Merger as of the date first written above.


                         DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.


                         By  /S/ THOMAS W. HERTZ
                             Thomas W. Hertz
                             President and Chief Executive Officer


                         DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. (TO BECOME DAKOTA TELECOMMUNICATIONS GROUP, INC.)


                         By  /S/ THOMAS W. HERTZ
                             Thomas W. Hertz
                             Chief Executive Officer and General Manager

                                APPENDIX E

                       CERTIFICATE OF INCORPORATION

                                    OF

             DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.




          The undersigned, Craig A. Anderson, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does execute this Certificate of Incorporation and does hereby certify as follows:

          ARTICLE I.  The name of the corporation is DAKOTA
TELECOMMUNICATIONS GROUP (DELAWARE), INC.

          ARTICLE II. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          ARTICLE III. The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          ARTICLE IV. The total number of shares of stock which the corporation shall have authority to issue is 750 shares. All such shares are to be Common Stock, no par value per share, and are to be of one class.

          ARTICLE V. The incorporator of the corporation is Craig A. Anderson, whose mailing address is P.O. Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066.

          ARTICLE VI. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, a court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under <Section>291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under <Section>279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to such compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          ARTICLE VII. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (A)  To make, amend or repeal the Bylaws of the corporation.

          (B) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          (C) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (D) To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (2) adopting, amending or repealing any Bylaw of the corporation.

          (E) When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and in the best interests of the corporation.

          (F) To appoint and determine the duties of the officers of the corporation and to establish the rights, powers, duties, rules and procedures that (1) govern the Board of Directors, including without limitation the vote required for any action by the Board of Directors and (2) affect the directors' power to manage the affairs of the corporation.

          (G) To create and issue, by way of distributions to stockholders, as dividends or otherwise, rights or options entitling the holders thereof to purchase from the corporation shares of any class or series of the corporation's capital stock. Such rights or options shall be evidenced in such manner as the Board shall approve and shall set forth the terms upon which, the time within which and the price at which such shares may be purchased from the corporation upon the exercise of any such right or option. The terms and conditions of such rights or options may include, without limitation, provisions which adjust the option price or number of shares issuable under such rights or options in the event of an acquisition of shares or a reorganization, merger, consolidation, sale of assets or other occurrence involving the corporation, and restrictions or conditions that preclude or limit the entitlement, exercise or transfer of such rights or options by any person or persons who, after the date of creation or issuance of such rights or options, acquires, obtains the right to acquire or offers to acquire, directly or indirectly, beneficial ownership of a specified number or percentage of the corporation's outstanding voting shares or other shares of the corporation, or that invalidate or void such rights or options held by any such person or persons.

          (H) No Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

          ARTICLE VIII. Members of the Board of Directors of the corporation shall be elected, replaced and removed as follows:

          (A) The number of directors shall be determined from time to time by resolution of the Board of Directors, provided that a vacancy in the Board of Directors need not be filled immediately, and until filled, such lesser number shall constitute the entire Board of Directors. Except as otherwise provided in this Article, directors shall be elected at the annual meeting of stockholders, and each such director elected shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor is elected. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

          (B) The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          (C) Subject to the rights of holders of any classes or series of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors:

               (1) Nominations of candidates for election as directors of the corporation at an annual meeting may be made at the annual meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the corporation entitled to vote for the election of Directors at the annual meeting who complies with any notice procedures contained in the corporation's Bylaws.

               (2) Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days prior to the date of the meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and
          (v) such other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

               (3) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman so determines, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          (D) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office whether or not a quorum and shall not be filled by the stockholders. When the number of directors is changed, any newly created or eliminated directorship shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible. Each director chosen to fill a vacancy or newly created directorship shall hold office for the term coinciding with the class of his or her directorship and until his successor shall be elected and qualify. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (E) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time by the holders of a majority of the shares entitled to vote on the election of directors, but only for cause. "Cause" is present when: (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of the director's duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal; (3) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects the director's ability as a director of the corporation or (4) the director's actions or failure to act have been in derogation of the director's duties, as provided in the Bylaws of the corporation or otherwise provided by law. Any proposal for removal pursuant to (3) or (4) that is initiated by the Board of Directors for submission to the stockholders requires the affirmative vote of at least two-thirds of the total number of directors then in office, excluding the director who is the subject of the removal action and who shall not be entitled to vote thereon.

          (F) Any director may resign at any time and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or the Secretary unless otherwise specified in the resignation.

          (G) Notwithstanding any provision to the contrary, the provisions contained in this Section shall not be amended, altered, modified or repealed, and no provision inconsistent with this Article may be adopted, except upon either (1) the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the corporation entitled to vote in elections of directors or (2) the affirmative vote of a majority of the whole Board of Directors and the affirmative vote of the holders of a majority of such outstanding stock present in person or represented by proxy at any meeting of stockholders.

          (H) (1) No person who has asserted or hereafter asserts any Claim against the corporation or any Subsidiary (a "Plaintiff"), and no person who is or becomes an Affiliate or Associate of any Plaintiff, so long as such person continues to be such an Affiliate or Associate (a "Related Person"), shall be eligible to be elected or to serve as a director of the corporation until after such Claim is Finally Resolved, PROVIDED, that a director of the corporation who is validly nominated and elected a director and who thereafter becomes a Plaintiff or Related Person shall not solely by reason of becoming a Plaintiff or Related Person cease to be a director, but rather shall continue as a director for the remainder of the term for which the person was elected or until the person's resignation or removal; PROVIDED FURTHER, that it shall be the duty of any such director promptly to notify the Board of Directors that the person is or has become a Plaintiff or Related Person and to either promptly take all steps as may be necessary to cause himself or herself to be neither a Plaintiff nor Related Person or, if all such steps cannot be or have not been taken and the person continues to be either a Plaintiff or Related Person and the pertinent Claim has not been Finally Resolved within the pertinent Resolution Period, resign as a director of the corporation, effective immediately, at or before the end of such Resolution Period.

               (2) For purposes of this Section, the definitions set forth in Article X shall apply to such terms used in this

          Article as if the definitions were fully restated in this Article. In addition, the following terms shall have the following respective meanings:

                    (a) In addition to the definition of "Control" set forth in Article X, for purposes of this Article, a controlling relationship between any person and another person shall be deemed to exist whenever (but shall not be limited to a situation in which) the former person directly or indirectly holds or owns at least 15% of the outstanding securities of any class or series of voting securities issued by, or at least 15% of the aggregate voting power with respect to, the latter person.

                    (b)  "Claim" means any claim, cross-claim,
               counterclaim or third-party claim pled in any action, suit or proceeding (whether at law, in equity or otherwise and regardless of the character of the relief sought) before or subject to the jurisdiction of any court, governmental agency or instrumentality, arbitrator or similar body or authority, other than:

                         (i)  one which, when aggregated with all
                    other claims, cross-claims, counterclaims and third-party claims asserted by the pertinent Plaintiff or any Related Person of such Plaintiff against the corporation or any Subsidiary that have not been Finally Resolved, if decided adversely to the corporation or a Subsidiary, along with all other aggregated claims, cross-claims, counterclaims and third-party claims, could not result in an order or orders compelling the corporation and/or any of its Subsidiaries to pay out or otherwise dispose of cash or any other assets having an aggregate value in excess of 10% of the consolidated current assets of the corporation as of the quarter then most recently ended or render the corporation insolvent; or

                         (ii) one arising pursuant to a contract between
                    the corporation and the pertinent Plaintiff or Related Person that was approved by a majority of the Continuing Directors (as defined in Article X of this Certificate of Incorporation), including without limitation claims arising under any indemnity or employment contract; or

                        (iii) one asserted in the right of the
                    corporation.

                    (c) When used with respect to any particular Claim, the term "Finally Resolved" means that a final order has been rendered with respect to such Claim and all available appeals from such order have been exhausted or the time for seeking such review has expired.

                    (d) "Resolution Period" means, in any case, the 30-day period beginning on the earlier of (i) the date on which a director of the corporation notifies the Board of Directors that such director has become a Plaintiff or Related Person or (ii) the date on which the Board of Directors determines that a director of the corporation has become a Plaintiff or Related Person; PROVIDED, that the Board of Directors may (but is not required to) extend a Resolution Period for one period not to exceed 15 additional days if the director establishes to the Board's satisfaction a reasonable likelihood that during such extended period the pertinent Claim will be Finally Resolved or such director will cease to be both a Plaintiff and a Related Person.

               (3) The Board of Directors of the corporation (acting by at least a majority of all directors, excluding any who have acknowledged themselves to be or have been determined to be Plaintiffs or Related Persons at the time of such Board action and excluding any director or directors whose status as Plaintiff or Related Person is the subject of such action) shall have the authority to determine whether any director of the corporation is or is not or has ceased to be a Plaintiff or Related Person, and the Board of Directors (acting by at least a majority of all directors, excluding any who have acknowledged themselves to be or have been determined to be Plaintiffs or Related Persons and, if the matter at issue relates to the next annual meeting of stockholders of the corporation to occur after such Board action, excluding any director whose term of office would expire at such meeting and who at the time of such action has not irrevocably decided not to stand for reelection) shall have the authority to determine whether any person nominated or proposed for nomination as a director or who is the subject of a stockholder request as provided below is ineligible to be so nominated and elected by virtue of being a Plaintiff or Related Person. Each such Board determination shall be based upon such information as has been brought to the attention of the Board (whether in a stockholder request or otherwise) at the time such determination is made, and no Board determination that any director or other person is or is not or has ceased to be a Plaintiff or Related Person shall preclude the Board from reconsidering the matter and making the contrary determination in light of any facts or circumstances first coming to the attention of the Board after the prior determination was made.

               (4) The Board of Directors shall not nominate any person for election as a director of the corporation unless such prospective nominee has provided the Board with (i) all such information as the Board (or any member thereof not excluded from determining the status of such person as a Plaintiff or Related Person) has deemed necessary or appropriate to enable the Board to determine such status and
          (ii) a signed statement by the prospective nominee that such person, having reviewed this Section, is aware of no reason not disclosed to the Board why he or she would or might be considered a Plaintiff or Related Person (which statement also shall include an undertaking by such person that if he or she is nominated, such person promptly will inform the Board, by written notice to the Chairman of the Board or the Secretary of the corporation, if at any time prior to the election to which such person's nomination relates he or she becomes aware of any fact or circumstance, whether in existence on the date such undertaking is given or arising afterward, which has given such person any reason to believe that the person is or might be considered a Plaintiff or Related Person), and unless after receipt of such information and such statement, the Board has determined that the prospective nominee is not a Plaintiff or Related Person.

               (5) Any stockholder who is uncertain whether any person the stockholder desires to nominate for election as a director of the corporation (a "candidate") is a Plaintiff or Related Person may request a determination from the Board concerning that matter. Any such request must be in writing, identify the candidate, set forth all reasons why the stockholder has such uncertainty concerning the candidate, explain why the stockholder believes that the candidate should not be considered a Plaintiff or Related Person and include an undertaking by or on behalf of the stockholder that, if the candidate is determined not to be a Plaintiff or Related Person, the stockholder promptly will inform the Board in the manner specified in Paragraph (4) above if any time prior to the election of directors next occurring the stockholder learns of any fact or circumstance (whether in existence on the date of the request or arising afterward) which has given the stockholder any other reason to believe that or to be uncertain whether the candidate is or might be considered a Plaintiff or Related Person. Any such request also must be accompanied by a signed statement of the candidate to which the request relates stating that, having reviewed this Section and the request, the candidate knows of no reason not stated in the request why the candidate would or might be considered a Plaintiff or Related Person and believes for the reasons stated in the request that he or she should not be considered a Plaintiff or Related Person, which statement also shall include an undertaking by the candidate comparable to that of the requesting stockholder. With respect to any meeting at which directors are to be elected, a stockholder may submit requests as to any number of candidates up to and including five times the number of directors to be elected at such meeting. A request may be submitted at any time at which the stockholder properly may give notice of intent to nominate a candidate for election as a director (other than a time at which such giving of notice of intent is proper only by virtue of the provisions of Paragraph (7) of this Section) and no request may be submitted at any other time. No request shall be deemed "submitted" for any purposes hereunder unless and until it is delivered in person to the Chairman of the Board or the Secretary of the corporation or delivered to the principal offices of the corporation addressed to the attention of the Chairman or the Secretary. No request shall constitute a notice of intent to nominate any candidate unless it expressly states that it is intended as such a notice and it otherwise complies with all applicable requirements for such a notice. Neither submission of a request, nor any action taken thereafter with respect to such request, shall operate as a waiver of or otherwise relieve any stockholder of any otherwise applicable procedural requirements respecting nomination of director candidates, except as and to the extent contemplated in Paragraph (7).

               (6) If any request satisfying the requirements of Paragraph (5) is timely and properly submitted, the Board of Directors, within 10 days following the date such request is submitted (or, if it is impossible or impracticable to do so during such period, as soon as practicable thereafter), shall consider the request and determine whether the candidate who is the subject of the request is ineligible to be nominated or elected a director by virtue of being a Plaintiff or Related Person. As promptly as possible following such action, the requesting stockholder shall be notified in writing of the nature of such determination and, if the determination made is that the candidate is a Plaintiff or Related Person, the basis for such determination. In any other case in which the Board determines that any candidate as to which a notice of intent to nominate has been given is ineligible to be nominated or elected a director by virtue of being a Plaintiff or Related Person (including any case in which a contrary determination previously has been made in response to a stockholder request), the stockholder that gave such notice of intent shall be notified in writing of such determination and the basis therefor as promptly as possible thereafter.

               (7) If a candidate who is the subject of a proper and timely submitted request meeting the requirements of Paragraph (5) is determined by the Board not to be a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate such candidate, then the Board's determination shall operate as a waiver of the time limits otherwise applicable to the giving of such notice of intent to the extent, if any, necessary to afford the stockholder a period of five days following the date on which notice of the Board's determination is given to the stockholder within which to give notice of intent to nominate such candidate. If, in response to a timely and properly submitted request, the Board determines that the candidate who is the subject of the request is a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate, then the Board's determination shall operate as a waiver of the time limits otherwise applicable to the giving of notice of intent to nominate to the extent, if any, necessary to afford the requesting stockholder a period of 15 days following the date on which notice of the Board's determination is given to the stockholder within which to give notice of intent to nominate another person in lieu of the ineligible candidate. In any other case in which the Board determines that a candidate is a Plaintiff or Related Person, such determination shall operate as a waiver if and only to the extent expressly so provided in the resolutions setting forth such determination or subsequent Board resolution. Whenever any stockholder is afforded an additional time period within which to give notice of intention to nominate, the Board may afford the other stockholders of the corporation a comparable additional period of time within which to give such notice.

          ARTICLE IX. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting by written consents setting forth the action so taken signed by the holders of all shares of stock of the corporation entitled to vote thereon.

          ARTICLE X.

          (A)  In addition to any affirmative vote required by (1) law and
     (2) this Certificate of Incorporation, including, without limitation,
     Article XII, and except as otherwise expressly provided in Section (B) of this Article, the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock shall be required for the approval or authorization of any Business Combination of the corporation or any Subsidiary of the corporation with any Interested Stockholder (as these terms are defined below).

          (B) The provisions of paragraph (A) of this Article shall not apply to any transaction which shall have been approved by a majority of the Continuing Directors (as defined below).

          (C) For the purposes of this Article and Articles XI through XV, the following definitions shall apply:

               (1) An "Affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

               (2)  An "Associate" of a specified person is:

                    (a) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Stock;

                    (b) Any trust or other estate in which the person has a beneficial interest of 20% or more or as to which such specified person serves as trustee or in a similar fiduciary capacity in connection with the trust or estate; or

                    (c) Any relative or spouse of the person, or any relative of the spouse, who has the same residence as such person.

               (3)  The term "Business Combination" means:

                    (a)  Any merger or consolidation of the
               corporation or any Subsidiary with an Interested Stockholder or any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 203(a) of the General Corporation Law of the State of Delaware is not applicable to the surviving entity;

                    (b) The sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with an Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any Subsidiary which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

                    (c) Any transaction which results in the issuance or transfer by the corporation or by any Subsidiary of any stock of the corporation or of such Subsidiary to an Interested Stockholder, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such Subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (ii) pursuant to a merger under Section 251(g) of the General Corporation Law of the State of Delaware; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such Subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the Interested Stockholder became such; (iv) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the corporation, PROVIDED, HOWEVER, that in no case under (iii)-(v) above shall there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

                    (d) Any transaction involving the corporation or any Subsidiary which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any Subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

                    (e) Any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in (a)-(d) above) provided by or through the corporation or any Subsidiary.

          As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Interested Stockholder, but also a series of separate transactions with an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder.

               (4) A "Continuing Director" is a member of the Board of Directors who is not an Affiliate, Associate or a representative of the Interested Stockholder and was either
          (a) first elected as a director prior to the time that the Interested Stockholder became an Interested Stockholder or
          (b) was designated, before the person's initial election as a director, as a Continuing Director by a majority of the then Continuing Directors; PROVIDED, HOWEVER, that the term "Continuing Director" specifically excludes any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as that term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the corporation's Board of Directors.

               (5) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.

               (6)  "Equity security" means any one of the following:

                    (a) Any stock or similar security, certificate of interest or participation in any profit-sharing agreement, voting trust certificate or voting share;

                    (b) Any security convertible, with or without consideration, into an equity security or any warrant or other security carrying any right to subscribe to or purchase an equity security;

                    (c) Any put, call, straddle or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

               (7)  The term "Interested Stockholder" means:

                    (a) Any person (other than the corporation and any Subsidiary) that is the owner of 10% or more of the corporation's outstanding voting stock; or

                    (b) Any person that is an Affiliate or Associate of the corporation and was the owner of 10% or more of the corporation's outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Stockholder, and the Affiliates and Associates of such person.

               (8) A person shall be an "owner" of any Voting Stock if the person individually or with or through any of its Affiliates or Associates:

                    (a) beneficially owns such stock, directly or indirectly;

                    (b)  has (i) the right to acquire such stock
               (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding, PROVIDED, HOWEVER, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                    (c)  has any agreement, arrangement or
               understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (b) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

               (9)  The term "person" means any individual,
          corporation, partnership, unincorporated association or other entity.

               (10) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, that for the purposes of the definition of Interested Stockholder set forth in paragraph (7) of this Section (C), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

               (11) The term "Substantial Part" shall mean more than 10% of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ended prior to the time the determination is being made.

               (12) The term "Voting Stock" shall mean stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Each reference in this Article to a percentage of shares of Voting Stock shall refer to the percentage of the votes entitled to be cast by such shares.

          (D) For purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by that person through application of paragraph (C), defining "owner," but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

          (E) A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article and Article XII, on the basis of information known to them:

               (1) The number of Voting Stock of which any person is the beneficial owner;

               (2) Whether a person is an Affiliate or Associate of another;

               (3) Whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "owner" set forth above;

               (4)  Whether the assets subject to any Business
          Combination constitute a "Substantial Part" as defined above;

               (5) Whether two or more transactions constitute a "series of related transactions" as described above; and

               (6) Such other matters with respect to which a determination is required under this Article and Article XII.

     Any such determination shall be conclusive and binding for all purposes of this Article and Article XII.

          ARTICLE XI. The Board of Directors shall not initiate, approve, adopt or recommend any offer of any party other than the corporation to make a tender or exchange offer for any equity security of the corporation, or to engage in any Business Combination, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer and the effects and consequences of the offer if consummated, in the light of the laws of the United States of America and affected states and foreign countries. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel and it may test the legality of the proposed offer in any state, federal or foreign court or before any state, federal or foreign administrative agency which may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interests of the corporation and its stockholders; the Board of Directors shall not initiate, approve, adopt or recommend any such offer which in its judgment would not be in the best interests of the corporation and its stockholders. In evaluating a proposed offer to determine whether it would be in the best interests of the corporation and its stockholders, the Board of Directors shall consider all factors which it deems relevant including, without limitation:

          (A) The fairness of the consideration to be received by the corporation and its stockholders under the proposed offer, taking into account the trading price of the corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over the trading price of their securities which have been proposed or offered to other companies in the past in connection with similar offers and the future prospects of the corporation;

          (B) The possible social and economic impact of the proposed offer and its consummation on the corporation and its employees, customers and suppliers;

          (C) The possible social and economic impact of the proposed offer and its consummation on the communities in which the corporation and its Subsidiaries operate or are located;

          (D) The business and financial conditions and earnings prospects of the offering party, including, without limitation, debt service and other existing or likely financial obligations of the offering party;

          (E) The competence, experience and integrity of the offering party and its management; and

          (F) The intentions of the offering party regarding the use of the assets of the corporation to finance the transaction.

          ARTICLE XII.

          (A)  In addition to any affirmative vote required by (1) law and
     (2) the other provisions of this Certificate of Incorporation, including without limitation Article X and except as otherwise expressly provided in paragraph (B) of this Article, the affirmative vote of not less than 80% of the outstanding shares of Voting Stock held by stockholders who are not Interested Stockholders shall be required for the approval or authorization of any Business Combination of the corporation or any Subsidiary with any Interested Stockholder (as these terms are defined in Article X).

          (B) The provisions of paragraph (A) of this Article shall not apply to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if either of the following paragraphs (1) or (2) apply:

               (1) The Business Combination shall have been approved by a majority of the Continuing Directors; or

               (2) All of the following conditions shall have been met:

                    (a) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of shares of any class of Voting Stock of the corporation owned by stockholders who do not vote in favor of the Business Combination and the aggregate amount of the cash and the market value as of the valuation date of other readily marketable consideration to be received by such stockholders for such shares shall be at least equal to the Minimum Price Per Share;

                    (b) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock in varying forms of consideration, the form of consideration of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it;

                    (c) From the time the Interested Stockholder became an Interested Stockholder:

                         (i)  Such Interested Stockholder shall have
                    taken steps to insure that the corporation's Board of Directors included at all times representation by Continuing Directors proportionate to the stock holdings of the corporation's holders of Voting Stock not affiliated with such Interested Stockholder (with a Continuing Director to occupy any resulting fractional board position);

                         (ii) There shall have been no reduction in
                    the rate of dividends payable on the corporation's stock except as may have been approved by unanimous vote of the directors;

                         (iii) The Interested Stockholder shall not
                    have acquired any newly issued shares of stock, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a prorated stock dividend or stock split);

                         (iv) The Interested Stockholder shall not
                    have acquired any additional shares of the corporation's outstanding stock or securities convertible into stock except as a part of the transaction which resulted in such person becoming an Interested Stockholder; and

                         (v)  The Interested Stockholder shall not
                    have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, nor made any major change in the corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of the Business Combination.

                    (d)  A proxy statement responsive to the
               requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all stockholders of the corporation for the purpose of soliciting stockholder approval of the Business Combination containing at the front thereof in a prominent place any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the corporation upon receipt of such opinion); and

                    (e) There has been five years between the date that the Interested Stockholder became an Interested Stockholder and the date that the Business Combination is consummated.

          (C) For the purposes of this Article the following definitions shall apply:

               (1) All the definitions set forth in Article X(C) shall apply as if fully restated here;

               (2) "Minimum Price Per Share" means the sum of (a) the highest per share price as determined below, and (b) the aggregate amount, if any, by which 6% per year of such highest per share price exceeds the aggregate amount of all stock dividends per share paid in cash since the Determination Date. For Common Stock, the highest per share price is the highest of the following:

                    (a) The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder within the five-year period immediately prior to the Announcement Date, or in the transaction in which the stockholder became an Interested Stockholder, whichever is higher.

                    (b) The highest per share price bid in the public market for such Common Stock during the five years immediately preceding the Announcement Date.

               For any class or series of outstanding stock other than Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of stock, the highest per share price is the highest of the following:

                    (a) The highest per share price, including any brokerage, commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of the class or series of stock acquired by it within the five-year period immediately prior to the Announcement Date, or in the transaction in which the stockholder became an Interested Stockholder, whichever is higher.

                    (b) The highest preferential amount per share to which the holders of shares of the class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                    (c) The highest per share price bid in the public market for such class or series of stock during the five years immediately preceding the Announcement Date.

               The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

               (3) "Announcement Date" means the first general public announcement or the first communication generally to stockholders of the corporation, whichever is earlier, of the proposal or intention to make a proposal concerning a Business Combination.

               (4) "Determination Date" means the date on which an Interested Stockholder first became an Interested
          Stockholder.

               (5)  "Market Value" means either of the following:

                    (a) With respect to shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share:

                         (i)  As listed on the composite tape for New
                    York Stock Exchange-listed securities.

                         (ii) If not listed pursuant to
                    subparagraph (i), as listed on the composite tape for American Stock Exchange-listed securities.

                         (iii) If not listed pursuant to
                    subparagraph (i) or (ii), as listed on the composite tape for the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended.

                         (iv) If not listed pursuant to
                    subparagraph (i), (ii), or (iii), the highest closing bid during the 30-day period preceding the date in question as listed on the Nasdaq Stock Market or any other system then in use.

                         (v)  If a listing is not available pursuant
                    to sub-paragraphs (i) through (iv), then the fair market value of the shares on the date in question, as determined by the Continuing
                    Directors.

                    (b) With respect to property other than cash or shares, the fair market value of the property on the day in question, as determined by the Continuing
               Directors.

               (6)  "Valuation Date" means:

                    (a)  In a Business Combination voted upon by
               stockholders, the day prior to the date of the stockholder vote or the day which is 20 calendar days prior to the consummation of the Business Combination, whichever is later.

                    (b) In a Business Combination not voted upon by stockholders, the date of the consummation of the Business Combination.

          (D) A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to them:

               (1)  All the matters set forth in Article X(E);

               (2) The market value of any consideration other than cash to be received by stockholders;

               (3) Whether or not any consideration other than cash to be received by stockholders is readily marketable;

               (4)  The amount of the Minimum Price Per Share;

               (5) Whether or not the consideration to be received by stockholders is equal to the Minimum Price Per Share; and

               (6) Such other matters with respect to which a determination is required under this Article.

     Any such determination shall be conclusive and binding for all purposes of this Article.

          (E) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary and other standards of conduct and obligations imposed by law. The fact that any Business Combination complies with the provisions of paragraph (B)(2) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

          ARTICLE XIII. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; PROVIDED, HOWEVER, that his Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          ARTICLE XIV. Directors and executive officers of the corporation shall be indemnified as of right, and shall be entitled to the advancement of expenses, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding, (whether brought by or in the name of the corporation, a subsidiary, or otherwise) arising out of their service to the corporation or a subsidiary, or to another organization at the request of the corporation or a subsidiary. Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the corporation. The corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be deemed contractual and shall be applicable to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article.

          ARTICLE XV. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          (A) No amendment to this Certificate of Incorporation shall alter, modify or repeal any or all of the provisions of Article XII of this Certificate of Incorporation, or this paragraph (A) of
     Article XV, unless adopted by the affirmative vote of not less than 80% of the outstanding shares of Voting Stock held by stockholders who are not Interested Stockholders.

          (B) No amendment to this Certificate of Incorporation shall alter, modify or repeal any or all of the provisions of Articles VII, VIII, IX, X, XI or XIII of this Certificate of Incorporation, or this paragraph (B) of Article XV, and the stockholders of the corporation shall not have the right to alter, modify or repeal any or all provisions of the Bylaws of the corporation, unless such amendment, alteration, modification or repeal is adopted by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock; provided, that this paragraph (B) shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, modification or repeal which has first been approved by
     (1) the affirmative vote of 80 percent of the entire Board of Directors, which shall include the affirmative vote of at least one director of each class of the Board of Directors and (2) the affirmative vote of two-thirds of the Continuing Directors.



     Dated:  February 13, 1997          /S/ CRAIG A. ANDERSON
                                        Craig A. Anderson

                                APPENDIX F

                                  BYLAWS

                                    OF

             DAKOTA TELECOMMUNICATIONS GROUP (DELAWARE), INC.


                                 ARTICLE I

                                  OFFICES

          SECTION 1.     REGISTERED OFFICE.   The registered office of the
corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2.     OTHER OFFICES.   The corporation may have offices
at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

          SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the stockholders shall be held, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of stockholders may be held within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETINGS. Annual meetings of the stockholders shall be held each year at such time and on such day as may be designated by the Board of Directors. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the Board of Directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these Bylaws.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by an executive officer whenever directed by the Board of Directors. Such request shall state the purpose of the proposed meeting.

          SECTION 4. WRITTEN NOTICE. Written notice of all meetings of stockholders, stating the place, date and hour, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the date fixed for the meeting.

          SECTION 5.     WAIVER OF NOTICE.   Whenever notice is required to
be given under the provisions of the statutes or of the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these Bylaws.

          SECTION 6. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the officer of the corporation presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          SECTION 8. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          SECTION 9. VOTING RIGHTS. Except as otherwise provided by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

          SECTION 10.    ACTION WITHOUT A MEETING.   Unless otherwise
provided in the Certificate of Incorporation, no action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken by written consents without a meeting.

          SECTION 11. CONDUCT OF MEETINGS. Meetings of stockholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned without the necessity of any vote or further action of the stockholders.

          (c) The chairman may ask or require anyone not a bona fide stockholder of record on the record date, or a validly appointed proxy of such a stockholder, to leave the meeting.

          (d) The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the stockholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a stockholder of record on the record date or a validly appointed proxy of such a stockholder and seconded by such a stockholder or proxy other than the individual who proposed the resolution or motion.

          SECTION 12. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer shall appoint, prior to any meeting of stockholders, one or more inspectors (who may be directors and/or employees of the corporation) to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to
act.   If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.



                                ARTICLE III

                                 DIRECTORS

          SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not less than three and shall be determined from time to time by resolution of the Board of Directors as provided in the Certificate of Incorporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors need not be stockholders.

          SECTION 2. POWERS. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          SECTION 3.     VACANCIES.  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled as provided in the Certificate of Incorporation.

          SECTION 4. RESIGNATION AND REMOVAL. Any director may resign at any time as provided in the Certificate of Incorporation. Any or all of the directors may be removed, but only for cause, as provided in the Certificate of Incorporation.

          SECTION 5. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 6. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          SECTION 7. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

          SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer or Secretary or by any two directors on two days' notice to each director, either personally, by mail, by telegram or by facsimile transmission.

          SECTION 10. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          SECTION 11. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the

Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 12. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

          SECTION 13. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          SECTION 14. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or by facsimile transmission, which shall be deemed given at the time when the same shall be sent.

          SECTION 15. WAIVER OF NOTICE. Whenever notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these Bylaws.


                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

          SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the directors present at any meeting at which there is a quorum, may appoint an Executive Committee whose membership shall consist of two or more members of the Board of Directors as it may deem advisable from time to time to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and controls as the Board of Directors may impose from time to time.

          SECTION 2. AUDIT COMMITTEE. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the internal auditor of the corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries, review examination reports of the corporation and its subsidiaries prepared by regulatory authorities and report to the Board of Directors at least once each calendar year.

          SECTION 3. COMPENSATION COMMITTEE. The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Compensation Committee shall also review the administration and results of operation of the corporation's pension plans, confer with and receive reports from the actuaries and investment managers of the pension plans, make recommendations related to such plans and review all material pension plan changes. The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

          SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for directors, seek out and receive suggestions concerning possible candidates, review and evaluate the qualifications of possible candidates and recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of stockholders. The Nominating Committee will consider nominees recommended by the stockholders as properly submitted to the Secretary of the corporation.

          SECTION 5. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate and such committees shall exercise the authority delegated to them.

          SECTION 6. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two members other than the chairman and notice thereof may be given to the members by telephone, telegram, letter or facsimile transmission. A majority of its members shall constitute a quorum for the transaction of the business of any committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

     SECTION 7. SUBSTITUTES. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in place of such absent or disqualified member.


                                 ARTICLE V

                                 OFFICERS

          SECTION 1.

          (a) CENTRAL STAFF. The officers of the corporation shall be chosen by the Board of Directors at its first meeting after the annual meeting of stockholders, or as soon as practicable after the annual election of directors in each year, and shall include a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board may deem necessary. The Chairman of the Board and President shall be chosen from among the directors, but no other officer need be a director. Either the Chairman of the Board or the President shall also be designated as the Chief Executive Officer. Any two of the above offices, except those of the President and Vice President, may be held by the same person.

          (b) DIVISIONAL OFFICERS. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

          SECTION 2.     TERM OF OFFICE.   Each officer shall hold office
at the pleasure of the Board. The Board of Directors may remove any officer for cause or without cause. Any officer may resign his or her office at any time, such resignation to take effect upon receipt of written notice thereof by the corporation unless otherwise specified in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

          SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall have such other duties and powers as may be imposed or given by the Board of Directors. In the case of absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

          SECTION 4. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all other duties necessary or appropriate to the President's office, subject, however, to his right (unless otherwise limited by the Board of Directors) and the right of the directors to delegate any specific powers to any other officer or officers of the corporation. In the case of absence or inability to act of the Chairman of the Board or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

          SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to his duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board, as he or she may deem necessary.

          SECTION 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject only to the control of the Board of Directors, have general charge, control and supervision over the financial policy and administration of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. The Chief Financial Officer shall report only and directly to the Board of Directors.

          SECTION 7. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

          SECTION 8. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents to be an Executive Vice President or Senior Vice President. Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

          SECTION 9. SECRETARY. The Secretary shall attend all meetings of the stockholders, and of the Board of Directors and the Executive Committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. The Secretary shall safely keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. The Secretary shall give all notices required or appropriate pursuant to statute, the Certificate of Incorporation, Bylaws or resolution. The Secretary shall perform such other duties as may be delegated by the Board of Directors or by the Executive Committee.

          SECTION 10. TREASURER. The Treasurer, who shall also be the Chief Financial Officer, shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall deliver to the Chief Executive Officer of the corporation and keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation.

          SECTION 11. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons, respectively.

          SECTION 12. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, or executive officer of the corporation or, is or was a director or executive officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such conduct was unlawful. Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by law.

     SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or executive officer of the corporation, or is or was a director or executive officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for a claim, issue or matter in which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Persons who are not directors or executive officers of a corporation may be similarly identified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by law.

     SECTION 3. EXPENSES. To the extent that a director, officer or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 4. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (3) by the stockholders.

     SECTION 5. ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section.

     SECTION 6. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 8. MERGERS. For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if he or she had served the resulting or surviving corporation in the same capacity.

                                ARTICLE VII

                               SUBSIDIARIES

          SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, for any amendments to the charter or bylaws of any such subsidiary corporation or for the liquidation, merger or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers or other employees or agents of the corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such officer of a subsidiary corporation, unless such officer shall also be a director or officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                               ARTICLE VIII

                           CERTIFICATES OF STOCK

          SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.

          SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue.

          SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to effectuation of any other action proposed to be taken. Only stockholders of record on a record date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

          SECTION 6.     ADJOURNMENTS.  When a determination of
stockholders of record entitled to notice of or to vote at a meeting of stockholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

          SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                ARTICLE IX

                            GENERAL PROVISIONS

          SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

          SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interests of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          SECTION 5. SEAL. The corporate seal, if any, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                 ARTICLE X

                                AMENDMENTS

          Subject to any provisions of the Certificate of Incorporation, these Bylaws may be amended, altered, changed or repealed at any regular or special meeting of the Board of Directors. Subject to any provisions of the Certificate of Incorporation, these Bylaws may also be amended, altered, changed or repealed at any regular or special meeting of stockholders provided that notice that amendment of the Bylaws is a purpose of the meeting, and the proposed amendment has been provided to the stockholders as required under these Bylaws and applicable law.

                                APPENDIX G







                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                             AND SUBSIDIARIES
                            IRENE, SOUTH DAKOTA

                     CONSOLIDATED FINANCIAL STATEMENTS
                         TOGETHER WITH INDEPENDENT
                             AUDITORS' REPORT

                             DECEMBER 31, 1996





























                 [LOGO]  OLSEN THIELEN & CO., LTD.
                         CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES


                                 CONTENTS
===========================================================================

                                                                         PAGE

INDEPENDENT AUDITORS' REPORT                                              G-3

FINANCIAL STATEMENTS:
  Consolidated Balance Sheet                                              G-4

  Consolidated Statement of Operations                                    G-5

  Consolidated Statement of Stockholders' Equity                          G-6

  Consolidated Statement of Cash Flows                                    G-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             G-8-15

                       INDEPENDENT AUDITORS' REPORT





Board of Directors
Dakota Cooperative Telecommunications, Inc.
    and Subsidiaries
Irene, South Dakota


We have audited the accompanying consolidated balance sheet of Dakota Cooperative Telecommunications, Inc. (a South Dakota Cooperative) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dakota Cooperative Telecommunications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                   /s/OLSEN THIELEN & CO., LTD.
St. Paul, Minnesota
January 18, 1997                   OLSEN THIELEN & CO., LTD.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 1996 AND 1995
===========================================================================

                                  ASSETS
                                                         1996              1995
                                                     -----------       -----------
CURRENT ASSETS:
 Cash and Cash Equivalents                           $ 2,121,444       $ 6,322,884
 Temporary Cash Investments                            1,249,000                --
 Accounts Receivable, Less Allowance for
   Uncollectibles of $152,300 and $80,700              1,784,895         1,223,123
 Deposits                                                274,889           719,708
 Income Taxes Receivable                                 248,500                --
 Materials and Supplies                                  694,097           417,709
 Prepaid Expenses                                        168,078           110,136
                                                     -----------       -----------
   Total Current Assets                                6,540,903         8,793,560
                                                     -----------       -----------

INVESTMENTS AND OTHER ASSETS:
 Excess of Cost Over Net Assets Acquired               1,830,959                --
 Other Intangible Assets                                 509,559                --
 Deposit                                                  61,905                --
 Other Investments                                        63,817            30,840
 Deferred Charges                                         56,628           255,991
                                                     -----------       -----------
   Total Investments and Other Assets                  2,522,868           286,831
                                                     -----------       -----------

PROPERTY, PLANT AND EQUIPMENT, NET                    14,441,104        11,041,284
                                                     -----------       -----------

TOTAL ASSETS                                         $23,504,875       $20,121,675
                                                     ===========       ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                                         1996              1995
                                                     -----------       -----------
CURRENT LIABILITIES:
 Current Portion of Long-Term Debt                   $   697,700       $   579,100
 Accounts Payable                                        399,694           449,384
 Accrued Income Taxes                                         --           260,655
 Other Current Liabilities                               497,388           261,743
                                                     -----------       -----------
   Total Current Liabilities                           1,594,782         1,550,882
                                                     -----------       -----------

LONG-TERM DEBT                                        15,338,395        13,054,725
                                                     -----------       -----------

DEFERRED CREDITS                                         159,482           100,763
                                                     -----------       -----------

STOCKHOLDERS' EQUITY:
 Common Stock                                             26,185            26,125
 Preferred Stock                                       1,172,000                --
 Capital Credits                                       4,732,723         4,643,909
 Retained Earnings                                       481,308           745,271
                                                     -----------       -----------
     Total Stockholders' Equity                        6,412,216         5,415,305
                                                     -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $23,504,875       $20,121,675
                                                     ===========       ===========

The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996 AND 1995
===========================================================================
                                                         1996              1995
                                                     -----------       -----------
REVENUES:
 Local Network                                       $ 1,058,667       $   856,133
 Network Access                                        3,266,969         2,761,839
 Long Distance Network                                 1,996,301         1,931,722
 Cable Television Service                              1,300,512           469,440
 Other                                                   186,393            96,395
                                                     -----------       -----------
   Total Operating Revenues                            7,808,842         6,115,529
                                                     -----------       -----------
COSTS AND EXPENSES:
 Plant Operations                                      2,114,266         1,472,697
 Depreciation and Amortization                         2,434,416         1,701,020
 Customer                                                500,802           405,673
 General and Administrative                            1,817,869         1,325,025
 Other Operating Expenses                                863,639           369,242
                                                     -----------       -----------
   Total Operating Expenses                            7,730,992         5,273,657
                                                     -----------       -----------

OPERATING INCOME                                          77,850           841,872
                                                     -----------       -----------
OTHER INCOME AND (EXPENSES):
 Interest and Dividend Income                            309,982           330,395
 Interest Expense                                       (723,778)         (592,070)
 Income From Cellular Investments                             --           168,788
 Gain on Sale of Cellular Investments                         --           686,336
                                                     -----------       -----------
   Net Other Income and (Expenses)                      (413,796)          593,449
                                                     -----------       -----------

INCOME (LOSS) BEFORE INCOME TAXES                       (335,946)        1,435,321

INCOME TAX EXPENSE (BENEFIT)                            (175,712)          301,859
                                                     -----------       -----------

NET INCOME (LOSS)                                    $  (160,234)      $ 1,133,462
                                                     ===========       ===========

The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                         CONSOLIDATED STATEMENT OF
                           STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996 AND 1995
===========================================================================
                                             COMMON        PREFERRED         CAPITAL        RETAINED
                                             STOCK           STOCK           CREDITS        EARNINGS          TOTAL
                                            -------       ----------       ----------       --------
BALANCE on December 31, 1994                $25,835       $       --       $4,049,248       $182,421       $4,257,504

 Net Income                                                                   570,612        562,850        1,133,462
 Common Stock Issued, Net                       290                                                               290
 Retirement of Capital
   Credits to Estates                                                         (16,772)                        (16,772)
 Excise Tax Refund                                                             40,821                          40,821
                                            -------       ----------       ----------       --------       ----------

BALANCE on December 31, 1995                 26,125               --        4,643,909        745,271        5,415,305

 Net Income (Loss)                                                            103,729       (263,963)        (160,234)
 Common Stock Issued, Net                        60                                                                60
 Preferred Stock Issued
   (1,172 Shares)                                          1,172,000                                        1,172,000
 Retirement of Capital
   Credits to Estates                                                         (14,915)                        (14,915)
                                            -------       ----------       ----------       --------       ----------

BALANCE on December 31, 1996                $26,185       $1,172,000       $4,732,723       $481,308       $6,412,216
                                            =======       ==========       ==========       ========       ==========








The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996 AND 1995
===========================================================================
                                                           1996            1995
                                                       ----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income (Loss)                                     $ (160,234)      $1,133,462
 Adjustments to Reconcile Net Income (Loss)
   to Net Cash Provided By Operating Activities:
     Depreciation and Amortization                      2,469,873        1,735,090
     Deferred Charges                                     208,248               --
     Deposits                                             274,889               --
     Income From Cellular Investments                          --         (168,788)
     Gain on Sale of Cellular Investments                      --         (686,336)
     Receivables                                         (155,521)        (450,599)
     Income Taxes Receivable                             (248,500)              --
     Other Current Assets                                 (52,618)          (3,340)
     Accounts Payable                                    (379,143)          21,254
     Accrued Income Taxes                                (260,655)         260,655
     Other Current Liabilities                            206,778           76,610
     Deferred Credits                                      58,719           32,159
                                                       ----------       ----------
       Net Cash Provided By
         Operating Activities                           1,961,836        1,950,167
                                                       ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of Property, Plant and Equipment, Net        (5,751,604)      (1,554,131)
 Sale of Cellular Investment                                   --        1,141,620
 Deposits                                                 107,822         (212,464)
 Purchase of Temporary Cash Investments                (1,249,000)              --
 Purchase of Other Investments                            (32,977)         (12,063)
 Purchase of Other Intangible Assets                     (541,300)              --
 Deferred Charges                                          (8,885)         (88,677)
 Acquisition Costs, Net of Cash Acquired                  (40,295)              --
                                                       ----------       ----------
   Net Cash Used In Investing Activities               (7,516,239)        (725,715)
                                                       ----------       ----------







                                       G-8

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Issuance of Long-Term Debt               4,399,270          342,000
 Principal Payments of Long-Term Debt                  (2,844,967)        (562,942)
 Construction Contracts Payable                          (182,912)         299,822
 Retirement of Capital Credits                            (14,915)         (16,772)
 Excise Tax Refund                                             --           40,821
 Other                                                     (3,513)             399
                                                       ----------       ----------
   Net Cash Provided by Financing Activities            1,352,963          103,328
                                                       ----------       ----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                      (4,201,440)       1,327,780

CASH AND CASH EQUIVALENTS at Beginning of Year          6,322,884        4,995,104
                                                       ----------       ----------

CASH AND CASH EQUIVALENTS at End of Year               $2,121,444       $6,322,884
                                                       ==========       ==========



The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. NATURE OF OPERATIONS - The Company is a diversified telecommunications services company, which, directly or through wholly-owned subsidiaries, provides wireline local and network access services, long-distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services, Internet access and related services. The principal market for these telecommunications and cable services are local residential and business customers residing in southeastern South Dakota, with a portion of its cable television customers in northwestern Iowa and southwestern Minnesota.

    Local service rates charged to telephone customers are established by the Company and are subject to approval of Rural Utilities Service before becoming effective. Toll and access rates are subject to state and Federal Communications Commission regulation. Rates charged cable television customers are established by the Company.

B. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Dakota Cooperative Telecommunications, Inc. and its wholly owned subsidiaries, Dakota Telecom, Inc., Iway, Inc., TCIC Communications, Inc. and Dakota Telecommunications Systems, Inc. and its wholly owned subsidiary, Dakota Wireless Systems, Inc. All significant intercompany transactions and accounts have been eliminated.

C. BASIS OF ACCOUNTING - The accounting policies of the Company are in conformity with generally accepted accounting principles and the Company does not have any regulatory assets or liabilities as defined by Financial Accounting Standards Board Statement No. 71, "Accounting for the Effects of Certain Types of Regulation".

D. ACCOUNTING ESTIMATES - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. CASH INVESTMENTS - Cash and cash equivalents include general funds and short-term investments with original maturities of three months or less. Investments with original maturities of three months to twelve months are

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    classified as temporary cash investments. Cash investments are valued at market value.

F.  MATERIALS AND SUPPLIES - Inventories are recorded at average unit cost.

G. PROPERTY, PLANT AND DEPRECIATION - Property, plant and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. If the telecommunication and cable television utility plant is sold, retired or otherwise disposed of in the ordinary course of business, the cost plus removal costs less salvage, is charged to accumulated depreciation.

    Depreciation is computed using principally the straight-line method based upon the estimated service lives of the depreciable assets.

H. EXCESS OF COST OVER NET ASSETS ACQUIRED - The excess of cost over net assets of acquired companies is being expensed equally over fifteen years and is shown net of accumulated amortization of $10,032 at December 31, 1996.

I. OTHER INTANGIBLE ASSETS - Other intangible assets consist of customer lists and is being expensed equally over fifteen years and shown net of accumulated amortization of $31,741 at December 31, 1996.

J.  OTHER INVESTMENTS - Other investments are recorded at cost.

K. CAPITAL CREDITS - The Company operates as a cooperative. Amounts received from the furnishing of telephone service, interest income and other nonoperating operations in excess of costs and expenses are assigned to telephone patrons on a patronage basis to the extent they are not needed to offset prior losses.

    Dividend income from the subsidiaries will be allocated to telephone patrons on a patronage basis when received.

L. REVENUE RECOGNITION - Revenues are recognized when earned, regardless of the period in which they are billed. Network access and long distance revenues are furnished in conjunction with interexchange carriers and are determined by cost separation studies. Revenues include estimates pending finalization of cost studies. Network access revenues are based upon interstate tariffs filed with the Federal Communications Commission by the National Exchange Carriers Association and state tariffs filed with

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    state regulatory agencies. Management believes recorded revenues are reasonable based on estimates of final cost separation studies which are typically settled within two years.

M. INCOME TAXES AND EXCISE TAX REFUNDS - The Parent Company operates as a cooperative and has been granted tax exempt status under Section 501(c)12 of the Internal Revenue Code; therefore the Parent Company income is not taxable. Under the Internal Revenue Code a tax exempt telephone company is entitled to a refund for overpayment of federal excise taxes by its patrons. Excise tax refunds are allocated to telephone patrons' along with net income. The State of South Dakota does not have an income tax.

    The wholly owned subsidiaries, Dakota Telecom, Inc., Iway, Inc., TCIC Communications, Inc., Dakota Telecommunications Systems, Inc., (and its wholly owned subsidiary Dakota Wireless Systems, Inc.) are taxable at the federal level and in Minnesota and Iowa for operations in those states. Income taxes for these companies are provided for the tax effects of transactions reported in the financial statements and include taxes currently payable and deferred income taxes which reflect the estimated income tax consequences of the differences between the income tax bases of assets and liabilities and their financial reporting bases. The differences relate to taxable subsidiaries' property and equipment.

N. CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions and, by policy, generally limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on temporary cash investments.

O. RECLASSIFICATIONS - Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentations. These reclassifications had no effect on net income.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 2 - INVESTMENT IN CELLULAR ENTITIES AND GAIN ON SALE OF CELLULAR
INVESTMENTS

In 1995, the Company sold its investment in Sioux Falls Cellular Limited Partnership and Dakota Systems, Inc. for cash. The gain on the sale of the investments was $686,336 ($456,413 net of income taxes).

The Company's share of operating gains for the cellular franchises were $168,788 in 1995.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The cost and estimated useful lives of property, plant and equipment are as follows:

                               ESTIMATED
                                USEFUL
                                 LIFE                 1996             1995
                               -----------        -----------      -----------
Land                                              $   101,573      $    98,072
Buildings                      16-33 years          1,486,491        1,483,236
Leasehold Improvements           3-5                   15,677               --
Machinery and Equipment          5-7                1,499,518        1,173,137
Furniture and Fixtures          3-20                1,010,234          926,621
Telecommunications Plant        4-25               16,922,589       15,451,807
Cable Television Plant          8-12                4,869,851        1,355,252
Construction In Progress          --                  354,025          461,819
                                                  -----------      -----------
                                                   26,259,958       20,949,944
Less Accumulated
 Depreciation                                      11,818,854        9,908,660
                                                  -----------      -----------

   Total                                          $14,441,104      $11,041,284
                                                  ===========      ===========

Depreciation included in costs and expenses was $2,392,643 in 1996 and $1,701,020 in 1995.

The Company intends to add new construction in 1997 of approximately
$16,000,000.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 4 - LONG-TERM DEBT

Long-term debt is as follows:

                                                            1996            1995
                                                        -----------     -----------
  Rural Utilities Service (RUS) mortgage notes:
    2% payable in quarterly installments                $ 2,595,175     $ 2,845,775
    5% payable in monthly installments                   10,756,343      10,158,861
                                                        -----------     -----------
                                                         13,351,518      13,004,636

  RUS - Rural Communication Development
    Fund 5% mortgage note                                        --         217,955

  Rural Telephone Finance Cooperative (RTFC)
    Mortgage Note, matures 2006, variable
    interest rate (6.3% at December 31, 1996)             1,537,537              --

  Norwest Bank South Dakota, N.A. matures 1998,
    variable interest rate (prime plus one percent,
    9.25% at December 31, 1996) payable upon
    maturity                                                330,000              --

  Norwest Bank South Dakota, N.A. matures 1998,
    variable interest rate (prime plus one percent,
    9.25% at December 31, 1996) payable upon
    maturity                                                650,469

  Unsecured Notes to a Preferred Shareholder,
    matures 1998, variable interest rate (prime
    plus one percent, 9.25% at December 31,
    1996), payable upon maturity                             45,000              --

  Other                                                       4,661         111,412







                                       G-14

  Construction Contracts Payable                            116,910         299,822
                                                        -----------     -----------
                                                         16,036,095      13,633,825
  Amount Due Within One Year                               (697,700)       (579,100)
                                                        -----------     -----------

    Total Long-Term Debt                                $15,338,395     $13,054,725
                                                        ===========     ===========

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 4 - LONG-TERM DEBT (CONTINUED)

Substantially all telephone company assets are pledged as security for the RUS mortgage notes. RUS mortgage notes mature in twenty to thirty-five years at various dates ranging from 1997 to 2021. No principal payments on RUS notes are required for the first two to three years after issuance. The RTFC loan is collaterialized by the cable plant located in ten cities in southeastern South Dakota.

The $330,000 Norwest Bank loan is secured by the assets of Iway, Inc. and guaranteed by the former shareholders of I-Way Partners, Inc. and the $650,469 Norwest Bank loan is secured by the assets of two of the former shareholders of TCIC Communications, Inc. and their personal guarantees. The former shareholders of I-Way Partners, Inc. and TCIC Communications, Inc. are preferred shareholders of the Company.

Approximate annual principal payments on the existing debt for the next five years are: 1997 - $697,700; 1998 - $1,744,700; 1999 - $738,600; 2000
- $754,600 and 2001 - $768,800.

Unadvanced loan funds of $3,983,175 are available to the Company on loan commitments from RUS. Loan proceeds will be used to refinance current construction and to finance future construction.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 5 - CAPITAL STOCK

                                                 COMMON                     PREFERRED
                                          ----------------------       ---------------------
                                          SHARES         AMOUNT        SHARES       AMOUNT
                                          ------        --------       ------     ----------
BALANCE - December 31, 1994               5,167         $25,835            --     $       --

 Issued                                     457           2,285
 Redeemed                                  (399)         (1,995)
                                          -----         -------

BALANCE - December 31, 1995               5,225          26,125

 Issued                                     456           2,280         1,172      1,172,000
 Redeemed                                  (444)         (2,220)
                                          -----         -------         -----     ----------

BALANCE - December 31, 1996               5,237         $26,185         1,172     $1,172,000
                                          =====         =======         =====     ==========

The Company's common stock has a par value of $5.00 per share. There are 15,000 shares authorized. No person may own more than one share of common stock and each holder of common stock has one vote in the affairs of the Company. Nonvoting preferred stock has a par value of $100.00 per share and there are 63,000 shares authorized. The preferred stock is shown on the balance sheet at its redemption value of $1,000 per share. Preferred shareholders are entitled to a Non-Liquidity Fee of $80 per share payable semi-annually in cash or preferred stock at the discretion of the Company. Preferred shareholders also were granted warrants which entitled them to purchase additional preferred stock at $1,000 per share. At December 31, 1996 there were warrants outstanding which may be exercised through January 2, 1998 to purchase 482 shares of preferred stock. Effective January 1, 1997, the Company granted management options to purchase up to 1,534 shares of preferred stock at $1,000 per share.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 6 - CAPITAL CREDITS

                                            1996             1995
                                         ----------       ----------
  Assignable                             $  103,729       $  611,433
  Assigned to date                        5,577,780        4,966,236
                                         ----------       ----------
    Total                                 5,681,509        5,577,669
  Retired to date                          (948,786)        (933,760)
                                         ----------       ----------

    Balance                              $4,732,723       $4,643,909
                                         ==========       ==========

The long-term debt agreements with the Rural Utilities Service contain restrictions on retirements of capital credits, capital stock, and equity capital. The restrictions are related in general to the Company's adjusted net worth and assets as defined in the agreements. The Company may, however, make distributions in any calendar year equal to twenty-five percent of the net income of the immediate preceding calendar year.

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and temporary cash investments approximates their fair value due to the short maturity of the instruments. The fair value of the Company's long-term debt, after deducting current maturities, is estimated to be $12,905,145 at December 31, 1996 and $10,068,719 at December 31, 1995, compared to carrying values of $15,338,395 and $13,054,725, respectively. The fair value estimates are based on the overall weighted rates and maturity compared to rates and terms currently available in the long-term financing markets.

NOTE 8 - DEPOSITS

In October, 1996 Dakota Wireless Systems, Inc. entered into an agreement with another company to bid on a license for a Broadband Personal
Communications Services System to provide service to Southeastern South Dakota and Northwestern Iowa and on January 14, 1997 was awarded the license. The Company made a deposit of $61,905 as of December 31, 1996 and has a future commitment of $194,051.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 8 - DEPOSITS (CONTINUED)

On December 7, 1994, the Company and its wholly owned subsidiary, Dakota Telecommunications Systems, Inc., entered into an agreement with U S West Communications, Inc. to purchase the assets and acquire the right to provide and operate wireline telecommunication services in eight exchanges in the state of South Dakota for $10,144,884. In 1996, the Company canceled the agreement. The Company has a $549,778 earnest money deposit on the purchase. The deposit was written down by $274,889 to the estimated recoverable amount of $274,889. In addition, the Company charged $275,252 of related acquisition costs to net income in 1996.

NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                         1996           1995
                                                      ----------      --------
CASH PAYMENTS FOR:
 Interest                                             $  730,633      $592,067
 Income Taxes                                         $  283,415      $ 18,875

NONCASH FINANCING ACTIVITY:
 Preferred Stock Issued for Acquisition of I-Way
   Partners, Inc. and TCIC Communications, Inc.       $1,172,000

NOTE 10 - INCOME TAXES

Income tax expense (benefit) consists of the following:

                                                         1996           1995
                                                      ----------      --------
     Current                                          $ (225,740)     $279,530
     Deferred                                             50,028        22,329
                                                      ----------      --------

      Total                                           $ (175,712)     $301,859
                                                      ==========      ========

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 10 - INCOME TAXES (CONTINUED)

The differences between the statutory federal rate and the effective tax rate were as follows:

                                                         1996           1995
                                                      ----------     ----------
 Consolidated Income (Loss) Before Income Taxes       $ (335,946)    $1,435,321
 Less Tax Exempt Income                                 (100,729)      (534,077)
                                                      ----------     ----------

   Taxable Income (Loss)                              $ (436,675)    $  901,244
                                                      ==========     ==========

 Statutory Tax Rate                                         35.0%          35.0%
 Effect of Graduated Rates and Other                         5.2           (1.5)
                                                      ----------     ----------

   Effective Tax Rate                                       40.2%          33.5%
                                                      ==========     ==========

Deferred tax liabilities of $88,932 and $38,904 as of December 31, 1996 and 1995 are included on the balance sheet as deferred credits.

NOTE 11 - PENSION PLANS

Pension benefits for substantially all employees are provided through the National Telephone Cooperative Association Retirement and Security Program (a defined benefit plan) and Savings Plan (a defined contribution plan). The Company makes annual contributions to the plans equal to the amounts accrued for pension expense. The Retirement and Security Program is a multi-employer plan and the accumulated benefits and plan assets are not determined or allocated separately by individual employer. The total pension costs for 1996 and 1995 were $150,220 and $114,663.

NOTE 12 - CHANGE IN ACCOUNTING ESTIMATE

Effective January 1, 1996, the Company revised its estimate of the useful lives of telecommunication computers and fiber optic cable which were being

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 12 - CHANGE IN ACCOUNTING ESTIMATE (CONTINUED)

depreciated over 12 and 25 years. The revised useful lives are 4 and 10 years.

Effective February 1, 1996, the Company revised its estimate of the useful lives of cable television plant. Previously the plant was depreciated over 20 years. The revised useful life of the plant ranges from eight to twenty years. These changes were made to better reflect the estimated periods during which such assets will remain in service. The 1996 changes increased depreciation expense by approximately $189,000 in 1996.

Effective January 1, 1995, the Company revised its estimate of the useful lives of central office equipment. Previously central office equipment was depreciated over 16.67 years and the revised useful life was three years. The change increased depreciation expense approximately $660,000 in 1995.

NOTE 13 - ACQUISITIONS

In the first half of 1996, Dakota Telecom, Inc. purchased nineteen cable service areas in three separate purchase transactions and one asset exchange transaction. The total purchase price was $3,858,704. Customer lists acquired for $541,300 are being expensed equally over fifteen years. Operations of the service areas purchased are included in the consolidated statements of operations subsequent to their purchase.

In December, 1996 the Company acquired I-Way Partners, Inc. and TCIC Communications, Inc. in exchange for 1,172 shares of preferred stock valued at $1,172,000. The acquisitions were accounted for as purchases. The excess of the aggregate purchase price and liabilities assumed exceed the fair value of the assets by $1,840,991 and is being expensed equally over fifteen years. Operations of the companies acquired are included in the consolidated statement of operations subsequent to their purchase. The following table summarizes the unaudited consolidated pro forma results of operations, assuming the acquisition had occurred at the beginning of each of the following years:

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 13 - ACQUISITIONS (CONTINUED)

                                                1996            1995
                                              ----------      ----------
Total Revenues                                $9,474,178      $7,455,901
Net Income (Loss)                               (616,726)        477,417

NOTE 14 - SEGMENT INFORMATION

The Company operates in two businesses: telecommunications and cable television. Industry segment information is as follows:

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 14 - SEGMENT INFORMATION (CONTINUED)

                                                 1996            1995
                                              -----------      -----------
Revenues:
 Telecommunications                           $ 6,462,704      $ 5,584,155
 Cable Television                               1,346,138          531,374
                                              -----------      -----------

                                              $ 7,808,842      $ 6,115,529
                                              ===========      ===========

Operating Income (Loss):
 Telecommunications                           $   454,097      $   731,944
 Cable Television                                (376,247)         109,928
                                              -----------      -----------

                                              $    77,850      $   841,872
                                              ===========      ===========

Identifiable Assets:
 Telecommunications                           $18,246,345      $18,084,644
 Cable Television                               5,258,530        2,037,031
                                              -----------      -----------

                                              $23,504,875      $20,121,675
                                              ===========      ===========
Depreciation and Amortization Expense:
 Telecommunications                           $ 2,011,046      $ 1,632,197
 Cable Television                                 423,370           68,823
                                              -----------      -----------

                                              $ 2,434,416      $ 1,701,020
                                              ===========      ===========
Capital Expenditures:
 Telecommunications                           $ 1,930,389      $ 1,516,061
 Cable Television                               3,821,215           38,070
                                              -----------      -----------

                                              $ 5,751,604      $ 1,554,131
                                              ===========      ===========

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 15 - CHANGE IN CORPORATE STRUCTURE

The Company intends to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 and to submit to its common stockholders (members) a proposal to convert from a tax exempt cooperative into a taxable business corporation.

In the proposed conversion, owners of the Cooperative's common stock, capital credits and preferred stock, issued and outstanding, would receive common shares of the business corporation.

                       INDEPENDENT AUDITORS' REPORT





Board of Directors
TCIC Communications, Inc.
I-Way Partners, Inc.
Sioux Falls, South Dakota


We have audited the accompanying combined statements of operations and accumulated deficit, and cash flows of TCIC Communications, Inc. and I-Way Partners, Inc. for the eleven months ended November 30, 1996. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of TCIC Communications, Inc. and I-Way Partners, Inc. combined operations and cash flows for the eleven months ended November 30, 1996, in conformity with generally accepted accounting principles.



St. Paul, Minnesota                     /s/OLSEN THIELEN & CO., LTD.
January 18, 1997                        OLSEN THIELEN & CO., LTD.

                         TCIC COMMUNICATIONS, INC.
                                    AND
                           I-WAY PARTNERS, INC.

         COMBINED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                   ELEVEN MONTHS ENDED NOVEMBER 30, 1996
===========================================================================
REVENUE                                                      $ 1,665,336

COSTS AND EXPENSES                                             1,822,014
                                                             -----------

OPERATING LOSS                                                  (156,678)

INTEREST EXPENSE                                                 187,314
                                                             -----------

NET LOSS                                                        (343,992)

ACCUMULATED DEFICIT, at Beginning of Period                   (1,828,423)
                                                             -----------

ACCUMULATED DEFICIT, at End of Period                        $(2,172,415)
                                                             ===========




















The accompanying notes are an integral part of the financial statements.

                         TCIC COMMUNICATIONS, INC.
                                    AND
                           I-WAY PARTNERS, INC.

                     COMBINED STATEMENT OF CASH FLOWS
                   ELEVEN MONTHS ENDED NOVEMBER 30, 1996
===========================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                                          $ (343,992)
 Adjustments to Reconcile Net Loss to Net Cash Used in
   Operating Activities:
     Depreciation and Amortization                                     78,444
     (Increase) Decrease In:
       Accounts Receivable                                            (75,559)
       Prepaid Expense                                                    (86)
     Increase (Decrease) In:
       Accounts Payable                                                90,723
       Accrued Interest Payable                                       105,054
       Other Accrued Expenses                                          (1,829)
                                                                   ----------
         Net Cash Used In Operating Activities                       (147,245)
                                                                   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of Property and Equipment                                  (203,109)
                                                                   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net Proceeds from Line of Credit                                    (144,998)
 Proceeds from Long-Term Debt                                         375,000
 Payments of Long-Term Debt                                           (68,845)
 Payments of Shareholder Notes Payable                               (190,667)
 Proceeds of Shareholder Notes Payable                                361,667
                                                                   ----------
   Net Cash Provided By Financing Activities                          332,157
                                                                   ----------

NET DECREASE IN CASH                                                  (18,197)

CASH at Beginning of Period                                            24,325
                                                                   ----------

CASH at End of Period                                              $    6,128
                                                                   ==========



                                       G-27

SUPPLEMENTARY CASH FLOW INFORMATION:
 Interest Paid                                                     $   89,880
                                                                   ==========

 Common Stock Exchanged for Shareholder Notes Payable
   and Accrued Interest, a Non-Cash Financing Activity             $1,443,616
                                                                   ==========


The accompanying notes are an integral part of the financial statements.

                         TCIC COMMUNICATIONS, INC.
                                    AND
                           I-WAY PARTNERS, INC.

                   NOTES TO COMBINED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. NATURE OF BUSINESS - TCIC Communications, Inc. is a provider of operator and interexchange telecommunications services and I-Way Partners, Inc. is a provider of internet hardware and access with offices in Sioux Falls, South Dakota. The Companies grant credit to customers, substantially all of whom are local residents or businesses in southeastern South Dakota. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers.

B. PRINCIPLES OF COMBINATION - The Companies are owned and controlled by a group of similar shareholders. All intercompany transactions and accounts have been eliminated.

C. ACCOUNTING ESTIMATES - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. PROPERTY AND DEPRECIATION - Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. Any gains or losses on property and equipment retirements are reflected currently in operations.

    Depreciation is computed using the straight-line method at rates based on recommended service lives for income tax reporting which approximate the assets' useful lives as follows:

          Telecommunications Equipment               5   Years
          Computers                                  5   Years
          Office Furniture and Equipment            5-7  Years
          Leasehold Improvements                    3-5  Years

E. REVENUE RECOGNITION - Revenue is recognized when earned. Revenue earned and unbilled is included in accounts receivable and was $15,370 at November 30, 1996.

F. INCOME TAXES - The Companies have elected to have their income taxed to the shareholders under Subchapter S of the Internal Revenue Code. Therefore, the statements do not include a provision for income taxes.

NOTE 2 - RELATED PARTY TRANSACTIONS

I-Way Partners, Inc. purchased goods and services for $14,091 and equipment for $135,539 from Datanet, Inc., which is owned by shareholders of the Companies.

NOTE 3 - CAPITAL STOCK

In 1996, the articles of incorporation of TCIC Communications, Inc. were amended to increase the authorized stock to 2,500,000 shares and in November 1996, $1,089,000 of notes payable to shareholders and $354,616 of unpaid interest were exchanged for 1,443,616 shares of common stock.

NOTE 4 - MERGER

On December 2, 1996, the Companies were merged into a subsidiaries of Dakota Cooperative Telecommunications, Inc. The names of the surviving companies are TCIC Communications, Inc. and Iway, Inc.

NOTE 5 - LEASE

TCIC rents its principal office. This lease is on a month to month basis. The rent expense was $35,897 in 1996.

                                  APPENDIX H

47-6-23.  DISSENT BY SHAREHOLDER - RIGHT TO RECEIVE PAYMENT FOR SHARES.

     Any shareholder of a domestic corporation shall have the right to dissent from, and to obtain payment for his shares in the event of, any of the following corporate actions:
     (1) Any plan of merger or consolidation to which the corporation is a party;
     (2) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;
     (3) Any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;
     (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:
          (a)  Alters or abolishes a preferential right to such shares;
          (b) Creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;
          (c) Alters or abolishes a preemptive right of the holder of such shares to acquire shares or other securities;
          (d) Excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or
     (5) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

47-6-23.1.  DISSENT AS TO LESS THAN ALL SHARES HELD - BENEFICIAL OWNER.

     A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person, and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
     A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

47-6-23.2.  RIGHTS OF SHAREHOLDERS NOT ENTITLED TO VOTE ON MERGER.

     The right to obtain payment under <Section> 47-6-23 does not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

47-6-23.3.  SHAREHOLDER ENTITLED TO PAYMENT MAY NOT ATTACK VALIDITY OF
            ACTION.

     A shareholder of a corporation who has a right under <Section> 47-6-23 to obtain payment for his shares may not, at law or in equity, attack the validity of the corporate action that gives rise to his right to obtain payment, have the action set aside or rescinded, unless the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

47-6-40.  DEFINITIONS.

     Terms used in this chapter mean:
     (1) "Corporation," the issuer of the shares held by the dissenter before the corporate action, or the successor by merger or consolidation of that issuer;
     (2) "Dissenter," a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under this chapter, and who has performed every act required up to the time involved for the assertion of such rights;
     (3) "Fair value" of shares, their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such corporate action unless such exclusion would be inequitable;
     (4) "Interest," interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all the circumstances.

47-6-41.  NOTICE TO SHAREHOLDERS OF RIGHT TO DISSENT AND OBTAIN PAYMENT.

     If a proposed corporate action which would give rise to dissenters' rights under this chapter is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this chapter, and shall be accompanied by a copy of <Sections> 47-6-23 to 47-6-23.3, inclusive, and <Sections> 47-6-40 to 47-6-50, inclusive.

47-6-42.  NOTICE OF INTENT TO DISSENT - REFRAINING FROM VOTING - EFFECT OF
          FAILURE.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall file with the corporation, prior to the vote, a written notice of intention to demand that he be paid fair compensation for his shares if the proposed action is effectuated, and shall refrain from voting his shares in approval of such action. A shareholder who fails in either respect acquires no right to payment of his shares under this section or <Sections> 47-6-23 to 47-6-23.3, inclusive.

47-6-43.  NOTICE OF PROCEDURE FOR DEMANDING PAYMENT AND DEPOSITING
          CERTIFICATES.

     If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall (1) state where and when a demand for payment shall be sent and certificates of certificated shares shall be deposited in order to obtain payment, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received, (3) supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares, and (4) be accompanied by a copy of <Sections> 47-6-23 to 47-6-23.3, inclusive, and <Sections> 47-6-40 to 47-6-50, inclusive. The time set for the demand and deposit shall be not less than thirty days from the mailing of the notice.

47-6-44. FAILURE TO DEMAND PAYMENT OR DEPOSIT CERTIFICATES - WAIVER - RESTRICTIONS ON TRANSFERS.

     A shareholder who fails to demand payment, or fails, in the case of certificated shares, to deposit certificates, as required by a notice pursuant to <Section> 47-6-43 has no right under this chapter to receive payment for his shares. If the shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action, or the release of restrictions under the terms of <Sections> 47-6-45 and 47-6-
46. The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

47-6-45. RETURN OF CERTIFICATES OR RELEASE OF RESTRICTIONS ON FAILURE TO EFFECTUATE ACTION - NEW NOTICE.

     Within sixty days after the date set for demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to this chapter, it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restriction imposed by reason of the demand for payment.
     If uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of <Section> 47-6-43 with like effect.

47-6-46. REMITTANCE OF PAYMENT TO DISSENTING SHAREHOLDERS - INFORMATION TO ACCOMPANY REMITTANCE.

     Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and, if their shares are certificated, have deposited their certificates the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:
     (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of remittance, together with the latest available interim financial statements;
     (2) A statement of the corporation's estimate of fair value of the shares; and
     (3) A notice of the dissenter's right to demand supplemental payment, accompanied by a copy of <Sections> 47-6-23 to 47-6-23.3, inclusive, and
<Sections> 47-6-40 to 47-6-50, inclusive.

47-6-47.  DEMAND FOR DEFICIENCY - FAILURE TO DEMAND AS WAIVER.

     If the corporation fails to remit as required by <Section> 47-6-46 or if the dissenter believes that the amount remitted is less than the fair value of his shares, or that the interest is not correctly determined, he may send the corporation his own estimate of the value of the shares or of the interest and demand payment of the deficiency.
     If the dissenter does not file such an estimate within thirty days after the corporation's mailing of its remittance, he shall be entitled to no more than the amount remitted.

47-6-48.  PETITION FOR JUDICIAL DETERMINATION OF VALUE OF SHARES - PARTIES
          - PROCEDURE - EFFECT OF FAILURE TO FILE.

     Within sixty days after receiving a demand for payment pursuant to
<Section> 47-6-47, if any such demands for payment remained unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.
     An appropriate court shall be a court of competent jurisdiction in the county of this state where the registered office of the corporation is located. If, in the case of a merger or consolidation or exchange of shares, the corporation is a foreign corporation without a registered office in this state the petition shall be filed in the county where the registered office of the domestic corporation was last located.
     All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter; if a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.
     The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.
     All dissenters who are made parties shall be entitled, after a hearing without a jury, to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted with interest.
     If the corporation fails to file a petition as provided in this section, each dissenter who made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him with interest, and may sue therefor in an appropriate court.

47-6-49.  ASSESSMENT OF COSTS AND EXPENSES OF ACTION.

     The costs and expenses of any proceeding under <Section> 47-6-48, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court considers equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.
     Fees and expenses of counsel and of experts for the respective parties may be assessed as the court considers equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by <Sections> 47-6-23 to 47-6-23.3, inclusive, and
<Sections> 47-6-40 to 47-6-50, inclusive.
     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation it may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

47-6-50. VALUE OF SHARES NOT BENEFICIALLY OWNED BY DISSENTER ON DATE OF FIRST ANNOUNCEMENT.

     Notwithstanding <Sections> 47-6-40 to 47-6-49, inclusive, the corporation may elect to withhold the remittance required by <Section> 47-6-46 from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair value of the shares, state the rate of interest to be used, explaining the basis thereof, and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.
     If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, he may within thirty days after the date of mailing of the corporation's offer, mail the corporation his own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, he shall be entitled to no more than the corporation's offer.
     If the dissenter makes a demand as provided herein the provisions of
<Sections> 47-6-48 and 47-6-49 shall apply to further proceedings on the dissenter's demand.

                                APPENDIX I

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.

                         1997 STOCK INCENTIVE PLAN


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Corporation hereby establishes the 1997 STOCK INCENTIVE PLAN (the "Plan") for its directors, corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers and key management employees of the Corporation, its divisions and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Corporation's shareholders through the opportunity for increased stock ownership and to attract and retain officers and key employees of exceptional abilities. The Plan is further intended to provide flexibility to the Corporation in structuring long-term incentive compensation to best promote the foregoing objectives.


                                 SECTION 2

                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Corporation.

     2.3 "Change in Control" means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Corporation's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or

          (d) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or disposition of all or substantially all of the assets of the Corporation other than to a Permitted Successor.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "Non-Employee Directors" as defined in Rule 16b-3 issued under the Act.

     2.6 "Common Stock" means the Common Stock of the Corporation, no par value.

     2.7 "Corporation" means Dakota Telecommunications Group, Inc. and its successors and assigns.

     2.8 "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Corporation's shareholders was approved by a vote of two-thirds of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.9 "Employee Benefit Plan" means any plan or program established by the Corporation or a Subsidiary for the compensation or benefit of employees of the Corporation or any of its Subsidiaries.

     2.10 "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Corporation, a Subsidiary or any Employee Benefit Plan of the Corporation or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.11 "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Award or Tax Benefit Right to a Participant pursuant to the Plan.

     2.12 "Market Value" shall have the following meanings. If Common Stock is listed for trading on The Nasdaq Stock Market (or any successor exchange that is the primary stock exchange for trading of Common Stock), "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock reported on The Nasdaq Stock Market (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if The Nasdaq Stock Market (or any such successor) is closed on that date, the last preceding date on which The Nasdaq Stock Market (or any such successor) was open for trading and on which shares of Common Stock were traded. If Common Stock is not listed on The Nasdaq Stock Market, "Market Value" of Common Stock shall be an amount determined by the Committee, in its discretion.

     2.13 "Participant" means a corporate officer, divisional officer or any key employee of the Corporation, its divisions or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

     2.14 "Permitted Successor" means a corporation which, immediately following the consummation of a transaction specified in clauses
          (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 60% or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Corporation's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any Subsidiary of the corporation and any Employee Benefit Plan of the corporation or any such Subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such Employee Benefit Plan); and (c) at least a majority of the board of directors is comprised of Continuing Directors.

     2.15 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.16 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.17 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

     2.18 "Retirement" means the voluntary termination of all employment by a Participant, or the voluntary termination of a Participant as a director of the Corporation (as applicable), after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.19 "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 6 of the Plan.

     2.20 "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

     2.21 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.22 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Corporation or by one or more Subsidiaries of the Corporation.

     2.23 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 9 of the Plan.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.
The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and the extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 AMENDMENTS OR MODIFICATIONS OF AWARDS. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards. Notwithstanding the foregoing or any other provision of the Plan, the terms of Stock Options automatically granted to nonemployee directors under the Plan shall not be amended or modified without the approval of the Board, except as necessary or desirable to comply with applicable laws, rules and regulations.

     3.4 INDEMNIFICATION OF COMMITTEE MEMBERS. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 of the Plan, a maximum of one hundred seventy-five thousand (175,000) shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Corporation, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, exchanged for a substitute Incentive Award or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Corporation in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                               STOCK OPTIONS

     5.1 GRANT. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares, if any, that are subject to the initial Stock Option and surrendered to the Corporation in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 GRANTS TO NONEMPLOYEE DIRECTORS. All nonemployee directors who are serving on the applicable date shall automatically receive semi-annually, on June 30 and December 31 of each year, a Stock Option to purchase 200 shares of Common Stock at 100% of the Market Value on the date of grant. Such Stock Options shall be issued for a term of 10 years using a form of agreement substantially similar to the standard form of Stock Option agreement established by the Committee for executive officer Participants, adjusted as necessary due to the recipient's status as a nonemployee director. These formula grant provisions for nonemployee directors may be amended by the Board of Directors not more than once every six months, other than to comply with changes to the Code, the Act or the rules thereunder. Nonemployee directors may pay the exercise price in any manner permitted for exercises by other Participants. Stock Options granted to nonemployee directors of the Company shall not qualify as incentive stock options.

     5.3 STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

     5.4 STOCK OPTION PRICE. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Corporation's Common Stock; provided, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

     5.5 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.6 STOCK OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of 5 years from the date of grant of the Stock Option is prohibited by its terms.

     5.7 LIMITS ON EXERCISABILITY. Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Corporation that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Corporation and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

     5.8  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock option granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options that are not incentive stock options may be transferred; PROVIDED, that as a condition to any such transfer the transferee must execute a written agreement permitting the Corporation to withhold from the shares subject to the Incentive Award a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.9  TERMINATION OF EMPLOYMENT OR DIRECTOR OR OFFICER STATUS.

          (a) GENERAL. If a Participant ceases to be employed by or an officer of the Corporation or one of its Subsidiaries for any reason or if a director ceases to serve as a director of the Corporation for any reason, other than the Participant's or director's death, disability, Retirement or termination for cause, the Participant or director may exercise his Stock Options only for a period of 3 months after such termination of employment or director or officer status, but only to the extent the Participant or director was entitled to exercise the Stock Options on the date of termination, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment or director or officer status: (i) a transfer of an employee from the Corporation to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Corporation, for military service or for any other purpose approved by the Corporation if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Corporation, provided that the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer.

          (b) DEATH. If a Participant dies either while an employee or officer of the Corporation or one of its Subsidiaries or after the termination of employment other than for cause but during the time when the Participant could have exercised a Stock Option under the Plan, or if a director dies while serving as a director of the Corporation or after ceasing to be a director but during such time as the director or former director could have exercised a Stock Option under the Plan, the Stock Option issued to such Participant, director or former director shall be exercisable by the personal representative of such Participant, director or former director or other successor to the interest of the Participant, director or former director for 1 year after the Participant's, director's or former director's death, but only to the extent that the Participant, director or former director was entitled to exercise the Stock Option on the date of death or termination of employment or status as a director, whichever first occurred, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise.

          (c) DISABILITY. If a Participant ceases to be an employee or officer of the Corporation or one of its Subsidiaries, or a director ceases to be a director, due to the Participant's or director's disability, the Participant or director may exercise a Stock Option for a period of 1 year following such termination of employment or director status, but only to the extent that the Participant or director was entitled to exercise the Stock Option on the date of such event, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise.

          (d) PARTICIPANT RETIREMENT. If a Participant Retires as an employee or officer of the Corporation or one of its Subsidiaries or if a director retires, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option, unless the terms of the stock option agreement or grant provide otherwise.

          (e) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Option previously granted, unless the Committee and the Board determine otherwise.


                                 SECTION 6

                         STOCK APPRECIATION RIGHTS

     6.1 GRANT. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A Stock Appreciation Rights may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Stock Appreciation Rights shall be subject to the same restrictions and conditions as Stock Options under subsections 5.6, 5.7 and 5.8 of the Plan. To the extent granted in tandem with a Stock Option, the exercise of a Stock Appreciation Right shall, in exchange for the right to exercise a related Stock Option, entitle a Participant to an amount equal to the appreciation in value of the shares covered by the related Stock Option surrendered. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares.

     6.2 EXERCISE; PAYMENT. To the extent granted in tandem with a Stock Option, Stock Appreciation Rights may be exercised only when a related Stock option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. The Committee shall have discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right, which could take the form of shares of Common Stock.


                                 SECTION 7

                             RESTRICTED STOCK

     7.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it deems appropriate.


     7.2  TERMINATION OF EMPLOYMENT OR OFFICER STATUS.

          (a) GENERAL. In the event of termination of employment or officer status during the Restricted Period for any reason other than death, disability, Retirement or termination for cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation; PROVIDED, that in the event of a voluntary or involuntary termination of the employment or officer status of a Participant by the Corporation, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares of Restricted Stock and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate. For purposes of the Plan, the following shall not be considered a termination of employment or officer status: (i) a transfer of an employee from the Corporation to any Subsidiary;
     (ii) a leave of absence, duly authorized in writing by the Corporation, for military service or for any other purpose approved by the Corporation if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Corporation, provided that the employee's right to reemployment is guaranteed either by statute or contract; and (iv) a termination of employment with continued service as an officer.

          (b) DEATH, RETIREMENT OR DISABILITY. Unless the Committee otherwise consents or unless the terms of the restricted stock agreement or grant provide otherwise, in the event a Participant terminates his employment with the Corporation because of death, disability or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of gant divided by the maximum number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to the Corporation; PROVIDED, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the death, disability or Retirement of the Participant.

          (c) TERMINATION FOR CAUSE. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation, unless the Committee and the Board determine otherwise.

     7.3  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his guardian or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     7.4 LEGENDING OF RESTRICTED STOCK. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Dakota Telecommunications Group, Inc. 1997 Stock Incentive Plan (the "Plan"). A copy of the Plan is on file in the office of the Secretary of the Corporation. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events.

     7.5 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Corporation may reasonably specify to ensure compliance with federal and state securities laws.

     7.6 RIGHTS AS A SHAREHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; PROVIDED, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.2 and 7.3 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.


                                 SECTION 8

                               STOCK AWARDS

     8.1  GRANT.    A Participant may be granted one or more Stock Awards
under the Plan in lieu of, or as payment for, the rights of a Participant under any other compensation plan, policy or program of the Corporation or its Subsidiaries. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     8.2 RIGHTS AS A SHAREHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate.


                                 SECTION 9

                            TAX BENEFIT RIGHTS

     9.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to the Corporation. A Tax Benefit Right entitles a Participant to receive from the Corporation or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

     9.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to a Stock Option issued and outstanding or to be issued under the Plan or any other plan of the Corporation or its Subsidiaries that has been approved by the shareholders as of the date of the Plan and may be granted concurrently with or after the grant of the Stock Option. Such rights with respect to outstanding Stock Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing Stock Options.

     9.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to Stock Options under the Plan or any other plan of the Corporation. The Committee may amend, cancel, limit the term of or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related Stock Option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Stock Option price, unless otherwise provided by the Committee.


                                SECTION 10

                             CHANGE IN CONTROL

     10.1 ACCELERATION OF VESTING. If a Change in Control of the Corporation shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Corporation or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and nonforfeitable.

     10.2 CASH PAYMENT FOR STOCK OPTIONS.    If a Change in Control of the
Corporation shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Corporation, cash in an amount equal to the greater of the excess of
(a) the highest sales price of the shares on The Nasdaq Stock Market on the date immediately prior to the effective date of such Change in Control of the Corporation or (b) the highest price per share actually paid in connection with any Change in Control of the Corporation over the exercise price per share of such Stock Options.

                                SECTION 11

                            GENERAL PROVISIONS

     11.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     11.2 WITHHOLDING. The Corporation or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Corporation or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Corporation before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Corporation of previously owned Common Stock. The Corporation may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

     11.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     11.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or any Subsidiary. The Corporation or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     11.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of South Dakota and applicable federal law.

     11.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                SECTION 12

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Corporation, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

                                SECTION 13

                  EFFECTIVE DATE AND DURATION OF THE PLAN


          This Plan shall take effect [Effective Date of Conversion/Merger]. Unless earlier terminated by the Board of Directors, the Plan shall terminate on [ten years from the Effective Date of Conversion/Merger]. No Incentive Award shall be granted under the Plan after such date.

                                APPENDIX J

                            INDEMNITY AGREEMENT


          THIS AGREEMENT ("Agreement") is made as of ___________, 1997, by and between DAKOTA TELECOMMUNICATIONS GROUP, INC., a [South
Dakota/Delaware] corporation (the "Corporation"), and __________________ ("Indemnitee").


          It is essential to the Corporation to attract and retain as directors and officers the most capable persons available. The substantial increase in corporate litigation subjects directors and officers of publicly-traded companies to expensive litigation risks at the same time that the availability of economic directors' and officers' liability insurance has been severely limited. In furtherance of the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law, and in consideration of Indemnitee's agreement to serve as a director or officer of the Corporation, the parties are entering into this Agreement.


          ACCORDINGLY, the parties agree as follows:


     SECTION 1.  DEFINITIONS.  As used in this Agreement:

          (a) "Expenses" means all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs.

          (b) "Proceeding" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

          (c) "Resolution Costs" includes any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine, penalty or any amount paid in settlement.

     SECTION 2. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.

     SECTION 3. INDEMNIFICATION. The indemnification provided under this Agreement shall be as follows:

          (a) The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, in any Proceeding other than a Proceeding by or in the right of the Corporation, the Corporation shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification shall be made under this subsection:

               (i) with respect to remuneration paid to Indemnitee if it is determined by a final judgment or other final adjudication that the remuneration was in violation of law;

               (ii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law;

               (iii) on account of Indemnitee's conduct that is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

               (iv) on account of Indemnitee's conduct that a final judgment or other final adjudication is determined to have been in bad faith, in opposition to best interests of the Corporation or produced an unlawful personal benefit;

               (v) with respect to a criminal proceeding if the Indemnitee knew or reasonably should have known that Indemnitee's conduct was illegal; or

               (vi) if a final decision by a court having jurisdiction in the matter determines that indemnification under this Agreement is not lawful.

          (b) In addition to any indemnification provided under Subsection 3(a) above, the Corporation shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding that Expenses and/or Resolution Costs were incurred, if the Expenses or Resolution Costs would have been covered under any directors' and officers' liability insurance policies in effect on the effective date of this Agreement or that become effective on any later date.

          (c) In addition to any indemnification provided under Subsections 3(a) and 3(b) above, the Corporation shall provide Indemnitee, to the fullest extent allowed by law as now or later enacted or interpreted, with indemnification against any Expenses and/or Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the laws of the State of [South Dakota/Delaware] (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by the change.

          (d) Without limiting Indemnitee's right to indemnification under any other provision of this Agreement, the Corporation shall indemnify Indemnitee in accordance with the provisions of this subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee and any amounts paid by Indemnitee in settlement of the Proceeding, but only if Indemnitee acted in good faith in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter that Indemnitee shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that any court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity, in which event indemnification shall be limited to expenses actually and reasonably incurred.

          (e) Notwithstanding anything in this Agreement to the contrary, before a Change in Control (as defined in Section 5 below), Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director, officer, employee, agent or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of the Proceeding.

     SECTION 4.  PAYMENT OF INDEMNIFICATION.

          (a) Expenses incurred by the Indemnitee and subject to indemnification under Section 3 above shall be paid directly by the Corporation or reimbursed to the Indemnitee within two (2) days after the receipt of a written request of the Indemnitee providing that Indemnitee undertakes to repay any amount paid or advanced under this Section to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification under Section 3.

          (b) Except as otherwise provided in Section 4(a) above, any indemnification under Section 3 above shall be made no later than thirty (30) days after receipt by the Corporation of the written request of Indemnitee, unless within that 30-day period the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to the Proceeding, determines that the Indemnitee is not entitled to the indemnification set forth in Section 3 or unless the Board of Directors refers the Indemnitee's indemnification request to independent legal counsel. In cases where there are no directors who are not parties to the Proceeding, the indemnification request shall be referred to independent legal counsel. If the indemnification request is referred to independent legal counsel, then Indemnitee shall be paid no later than forty-five (45) days after Indemnitee's initial request to the Corporation unless within that time independent legal counsel presents to the Board of Directors a written opinion stating in unconditional terms that indemnification is not allowed under Section 3 of this Agreement. If a Change in Control occurs and results in individuals who were directors before the circumstances giving rise to the Change in Control ceasing for any reason to constitute a majority of the Board of Directors, the above determination, if any, shall be made by independent legal counsel and not the Board of Directors. The Corporation agrees to pay the reasonable fees of the independent legal counsel and to fully indemnify that counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement. If there has not been a Change in Control, independent legal counsel shall be selected by the Board of Directors, and if there has been a Change in Control, the independent legal counsel shall be selected by Indemnitee.

          (c) The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement shall be on the Corporation or on the person challenging the indemnification. Neither the failure of the Corporation, including its Board of Directors, to have made a determination prior to the commencement of any Proceeding that indemnification is proper, nor an actual determination by the Corporation, including its Board of Directors or independent legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement.
     If the Board of Directors or independent legal counsel determines in accordance with Section 4(b) above that Indemnitee would not be permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court in the State of South Dakota having subject matter jurisdiction and that venue is proper seeking an independent determination by the court or challenging the determination by the Board of Directors or independent legal counsel, and the Corporation hereby consents to service of process and to appear in that Proceeding. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, shall also be reimbursed by the Corporation.

     SECTION 5. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control of the Corporation (as defined below), the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all Expenses or Resolution Costs that may properly be subject to indemnification under Section 3 above anticipated at the time of each request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by a majority vote of a quorum consisting of directors who are not parties to the Proceeding or the Chief Executive Officer of the Corporation. If all of those individuals are parties to the Proceeding, the amount or amounts to be deposited in the trust shall be determined by independent legal counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal of the trust fund invaded, without the written consent of the Indemnitee; (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any amount properly payable to Indemnitee under Subsection 4(a) of this Agreement; (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to the Indemnitee all amounts that the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee and shall be a national or state bank having a combined capital and surplus of not less than $50,000,000. At the time of each draw from the trust fund, the Indemnitee shall provide the trustee with a written request providing that Indemnitee undertakes to repay the amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. Any funds, including interest or investment earnings, remaining in the trust fund shall revert and be paid to the Corporation if (i) a Change in Control has not occurred; and (ii) if the Board of Directors or the Chief Executive Officer of the Corporation determines that the circumstances giving rise to that particular funding of the trust no longer exists. Nothing in this section shall relieve the Corporation of any of its obligations under this Agreement.

          For purposes of this Agreement, the following definitions shall apply:

          (a) "Change in Control" shall mean (i) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Corporation's Board of Directors; (ii) the acquisition by any Person (as defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the outstanding Common Stock or the combined voting power of the Corporation's outstanding securities entitled to vote generally in the election of directors; (iii) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (iv) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or disposition of all or substantially all of the assets of the Corporation other than to a Permitted Successor.

          (b) "Continuing Directors" mean the individuals constituting the Corporation's Board of Directors as of the date of this Agreement and any subsequent directors whose election or nomination for election by the Corporation's shareholders was approved by a vote of two-thirds (2/3) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Corporation's Board of Directors.

          (c) "Excluded Holder" means the Corporation, a Subsidiary or any employee benefit plan (i.e., any plan or program established by the

     Corporation or a Subsidiary for the compensation or benefit of employees of the Corporation or any of its Subsidiaries) of the Corporation or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an employee benefit plan.

          (d) "Permitted Successor" means a corporation which, immediately following the consummation of a transaction specified in clauses (iii) and (iv) of the definition of "Change in Control" above, satisfies each of the following criteria: (A) sixty percent (60%) or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Corporation's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction, (B) no Person other than an Excluded Holder beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any Subsidiary of the corporation and any employee benefit plan of the corporation or any such Subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such employee benefit plan), and (C) at least a majority of the board of directors is comprised of Continuing Directors.

          (e) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or governmental body.

          (f) A "Potential Change in Control" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of that would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions that once consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (g) "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Corporation or by one or more Subsidiaries of the Corporation.

     SECTION 6. PARTIAL INDEMNIFICATION; SUCCESSFUL DEFENSE. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount, the Corporation shall nevertheless indemnify Indemnitee for the portion of the Expenses or Resolution Costs that Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter in a Proceeding, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with that Proceeding.

     SECTION 7. CONSENT. Unless a Change in Control has occurred, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without the Corporation's written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     SECTION 8. SEVERABILITY. If this Agreement or any portion of this Agreement (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

     SECTION 9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall be in addition to any other rights that Indemnitee may be entitled under the [Articles/Certificate] of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the [South Dakota Business Corporation Act/Delaware General Corporation Law], or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding office.

     SECTION 10. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     SECTION 11. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure those rights, including the execution of all documents necessary to enable the Corporation to effectively bring suit to enforce those rights.

     SECTION 12. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

     SECTION 13. NOTICE. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Dakota Telecommunications Group, Inc., P.O. Box 66, Highway 46, Irene, South Dakota 57037, Attention: Chairman of the Board, with a copy to the President (or to any other individual or address that the Corporation designates in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Corporation any information and cooperation that it may reasonably require and is within Indemnitee's power to give.

     SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.

     SECTION 15. CONTINUATION OF INDEMNIFICATION. The indemnification rights provided to Indemnitee under this Agreement, including the right provided under Subsection 4(a) above, shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise that Indemnitee served in any of those capacities at the request of the Corporation.

     SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Corporation and Indemnitee and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation, spouses, heirs, and personal and legal representatives.

     SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of [South
Dakota/Delaware] applicable to contracts made and to be performed in that State without giving effects to the principles of conflicts of laws.

     SECTION 18. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any officer, employee, agent or fiduciary of the Corporation.

     SECTION 19. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of the cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within the two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any cause of action the shorter period shall govern.

     SECTION 20. AMENDMENTS; WAIVER. No supplement, modification, amendment, or waiver of this Agreement or any of its terms shall be binding unless executed in writing by all of the parties to this Agreement or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver.

     The parties have executed this Agreement as of the date stated in the first paragraph of this Agreement.


ATTEST:                            DAKOTA TELECOMMUNICATIONS
                                     GROUP, INC.



_____________________________      By _____________________________________

Secretary                             Its _________________________________



                                   INDEMNITEE


                                   ________________________________________